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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                                       and

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 28, 2001

                                $1,200,437,433.05

                       Mortgage Pass-Through Certificates
                                 Series 2001-28


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


                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions................................................
Section 1.02  Acts of Holders............................................
Section 1.03  Effect of Headings and Table of Contents...................
Section 1.04  Benefits of Agreement......................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans...............................
Section 2.02  Acceptance by Trustee......................................
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller................................................
Section 2.04  Execution and Delivery of Certificates.....................
Section 2.05  Designation of Certificates; Designation of Startup Day and
               Latest Possible Maturity Date.............................
Section 2.06  Optional Substitution of Mortgage Loans....................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account........................................
Section 3.02  Permitted Withdrawals from the Certificate Account.........
Section 3.03  Advances by Master Servicer and Trustee....................
Section 3.04  Trustee to Cooperate;
               Release of Owner Mortgage Loan Files......................
Section 3.05  Reports to the Trustee; Annual Compliance Statements.......
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan.
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions.......................
Section 3.08  Oversight of Servicing.....................................
Section 3.09  Termination and Substitution of Servicing Agreements.......
Section 3.10  Application of Net Liquidation Proceeds....................
Section 3.11  Act Reports................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions..............................................
Section 4.02  Allocation of Realized Losses..............................
Section 4.03  Paying Agent...............................................
Section 4.04  Statements to Certificateholders;
               Reports to the Trustee and the Seller.....................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service.....
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates...........................................
Section 5.02  Registration of Certificates...............................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..........
Section 5.04  Persons Deemed Owners......................................
Section 5.05  Access to List of Certificateholders' Names and Addresses..
Section 5.06  Maintenance of Office or Agency............................
Section 5.07  Definitive Certificates....................................
Section 5.08  Notices to Clearing Agency.................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer............
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer..................................................
Section 6.03  Limitation on Liability of the Seller, the Master Servicer
               and Others................................................
Section 6.04  Resignation of the Master Servicer.........................
Section 6.05  Compensation to the Master Servicer........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer......
Section 6.07  Indemnification of Trustee and Seller by Master Servicer...


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default..........................................
Section 7.02  Other Remedies of Trustee..................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default.................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default.................
Section 7.05  Trustee to Act; Appointment of Successor...................
Section 7.06  Notification to Certificateholders.........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee..........................................
Section 8.02  Certain Matters Affecting the Trustee......................
Section 8.03  Trustee Not Required to Make Investigation.................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans......
Section 8.05  Trustee May Own Certificates...............................
Section 8.06  The Master Servicer to Pay Fees and Expenses...............
Section 8.07  Eligibility Requirements...................................
Section 8.08  Resignation and Removal....................................
Section 8.09  Successor..................................................
Section 8.10  Merger or Consolidation....................................
Section 8.11  Authenticating Agent.......................................
Section 8.12  Separate Trustees and Co-Trustees..........................
Section 8.13  Appointment of Custodians..................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions..............
Section 8.15  Monthly Advances...........................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans................
Section 9.02  Additional Termination Requirements.........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment...................................................
Section 10.02 Recordation of Agreement....................................
Section 10.03 Limitation on Rights of Certificateholders..................
Section 10.04 Governing Law; Jurisdiction.................................
Section 10.05 Notices.....................................................
Section 10.06 Severability of Provisions..................................
Section 10.07 Special Notices to Rating Agencies..........................
Section 10.08 Covenant of Seller..........................................
Section 10.09 Recharacterization..........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate.............................
Section 11.02 Cut-Off Date................................................
Section 11.03 Cut-Off Date Aggregate Principal Balance....................
Section 11.04 Original Class A Percentage.................................
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates and Components................................
Section 11.05(a) Original Class A-14 Notional Amount......................
Section 11.05(b) Original Class A-17A Notional Amount.....................
Section 11.05(c) Original Class A-17C Notional Amount.....................
Section 11.06 Original Class A Non-PO Principal Balance...................
Section 11.07 Original Subordinated Percentage............................
Section 11.08 Original Class B Principal Balance..........................
Section 11.09 Original Principal Balances of the Classes of Class B
               Certificates...............................................
Section 11.10 Original Class B-1 Fractional Interest......................
Section 11.11 Original Class B-2 Fractional Interest......................
Section 11.12 Original Class B-3 Fractional Interest......................
Section 11.13 Original Class B-4 Fractional Interest......................
Section 11.14 Original Class B-5 Fractional Interest......................
Section 11.15 Original Class B-1 Percentage...............................
Section 11.16 Original Class B-2 Percentage...............................
Section 11.17 Original Class B-3 Percentage...............................
Section 11.18 Original Class B-4 Percentage...............................
Section 11.19 Original Class B-5 Percentage...............................
Section 11.20 Original Class B-6 Percentage...............................
Section 11.21 Closing Date................................................
Section 11.22 Right to Purchase...........................................
Section 11.23 Wire Transfer Eligibility...................................
Section 11.24 Single Certificate..........................................
Section 11.25 Servicing Fee Rate..........................................
Section 11.26 Master Servicing Fee Rate...................................

                                    EXHIBITS
EXHIBIT A-1             -     Form of Face of Class A-1 Certificate
EXHIBIT A-2             -     Form of Face of Class A-2 Certificate
EXHIBIT A-3             -     Form of Face of Class A-3 Certificate
EXHIBIT A-4             -     Form of Face of Class A-4 Certificate
EXHIBIT A-5             -     Form of Face of Class A-5 Certificate
EXHIBIT A-6             -     Form of Face of Class A-6 Certificate
EXHIBIT A-7             -     Form of Face of Class A-7 Certificate
EXHIBIT A-8             -     Form of Face of Class A-8 Certificate
EXHIBIT A-9             -     Form of Face of Class A-9 Certificate
EXHIBIT A-10            -     Form of Face of Class A-10 Certificate
EXHIBIT A-11            -     Form of Face of Class A-11 Certificate
EXHIBIT A-12            -     Form of Face of Class A-12 Certificate
EXHIBIT A-13            -     Form of Face of Class A-13 Certificate
EXHIBIT A-14            -     Form of Face of Class A-14 Certificate
EXHIBIT A-15            -     Form of Face of Class A-15 Certificate
EXHIBIT A-16            -     Form of Face of Class A-16 Certificate
EXHIBIT A-17            -     Form of Face of Class A-17 Certificate
EXHIBIT A-18            -     Form of Face of Class A-18 Certificate
EXHIBIT A-19            -     Form of Face of Class A-19 Certificate
EXHIBIT A-20            -     Form of Face of Class A-20 Certificate
EXHIBIT A-PO            -     Form of Face of Class A-PO Certificate
EXHIBIT A-R             -     Form of Face of Class A-R Certificate
EXHIBIT A-LR            -     Form of Face of Class A-LR Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2001-28 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1             -     Schedule of Type 1 Mortgage Loans
EXHIBIT F-2             -     Schedule of Other Servicer Mortgage Loans
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                              Internal Revenue Code of 1986, as amended, and
                              for Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                              Certificates)
EXHIBIT K               -     [Reserved]
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
SCHEDULE I              -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of November 28, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                         W I T N E S S E T H  T H A T:
                         -----------------------------

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01  DEFINITIONS.
                          ------------

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: For (a) the Class A-18 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-16 Certificates and the Class A-17D Component have been reduced to zero or (ii) the Subordination Depletion Date and
(b) the Class A-17D Component, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-16 Certificates has been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class A-18 Certificates.

            Accrual Component: The Class A-17D Component.

            Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and the Accrual Certificates and Accrual Component, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates or Accrual Component of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates or Accrual Component of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date for such Class or Component, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates (other than the Class A-17 Certificates) and all the Components.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $104,740.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Cendant Servicing Agreement: The Servicing Agreement, dated April 1, 1998, between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as servicer, and WFHM, as owner.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-14, Class A-17, Class A-18 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-17 Certificates, the sum of (a) with respect to the Class A-17D Component, (i) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the Class A-17 Certificates with respect to such Component pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the Class A-17 Certificates with respect to such Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (b) with respect to the Class A-17B Component, the amount distributable to the Class A-17 Certificates with respect to the Class A-17B Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (c) with respect to the Class A-17A and Class A-17C Components, the amount distributable to the Class A-17 Certificates with respect to such Component pursuant to Paragraphs first and second of
Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-17 Certificates) and any Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i), including, in the case of the Accrual Certificates and Class A-17 Certificates with respect to their Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof. As to any Distribution Date and Class A-17 Component, the product of (a) the Class A Interest Shortfall Amount of the Class A-17 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount for the Class A-17 Certificates.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-17 Certificates) or Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Class A-PO, the Accrual Certificates and the Class A-17 Certificates) and the Class A-17B Component; (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates, and (iii) with respect to the Accrual Component, the lesser of the Principal Balance of such Accrual Component and the Original Principal Balance of such Accrual Component.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-17 and Class A-PO Certificates) or Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of the Accrual Certificates or Accrual Component, the Original Principal Balance of such Class or Component if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-7 Certificates, 7.000% per annum. As to the Class A-8, Class A-9, Class A-10 and Class A-11 Certificates, 6.250% per annum. As to the Class A-12 Certificates, 5.250% per annum. As to the Class A-13 Certificates, the Class A-13 Pass-Through Rate. As to the Class A-14 Certificates, the Class A-14 Pass-Through Rate. As to the Class A-15 Certificates, 5.500% per annum. As to the Class A-16 Certificates, 6.000% per annum. The Class A-17 Certificates consist of four Components and have no Class A Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in November 2006, 100%. As to any Distribution Date subsequent to November 2006 to and including the Distribution Date in November 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2007 to and including the Distribution Date in November 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2008 to and including the Distribution Date in November 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2009 to and including the Distribution Date in November 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2007 and November 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2008 and November 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after December 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate and the Class A-17B Component and Class A-17D Component.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-17 Certificates) and any Component, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates or Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-4 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-4 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-6 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-6 Certificates with respect to such Determination Date prior to any reduction for the Class A-6 Loss Allocation Amount and (b) the Class A-17 Loss Amount.

            Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-11 Priority Amount: For any Distribution Date, the lesser of
(i) the Principal Balance of the Class A-11 Certificates and (ii) the sum of (A) the product of (1) the Class A-11 Priority Percentage, (2) the Shift Percentage and (3) the product of 5.1565440841% and the Scheduled Principal Amount and (B) the product of (1) the Class A-11 Priority Percentage, (2) the Prepayment Shift Percentage and (3) the product of 5.1565440841% and the Unscheduled Principal Amount.

            Class A-11 Priority Percentage: The sum of the Principal Balances of the Class A-11 Certificates divided by the sum of the Principal Balances of the Class A-8, Class A-9, Class A-10 and Class A-11 Certificates.

            Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-13 Pass-Through Rate: With respect to the Distribution Date occurring in December 2001, 2.720% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.400% plus LIBOR subject to a minimum rate of 0.400% and a maximum rate of 8.500%.

            Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-14 Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-13 Certificates.

            Class A-14 Pass-Through Rate: With respect to the Distribution Date occurring in December 2001, 5.780 % per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 8.100% minus LIBOR subject to a minimum rate of 0.000% and a maximum rate of 8.100%.

            Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-17 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

            Class A-17 Component: Any of the Class A-17A Component, Class A-17B Component, Class A-17C Component or Class A-17D Component.

            Class A-17 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balances of the Class A-17 Components would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-17A Notional Amount: As to any Distribution Date, an amount equal to the sum of (i) 11.5384615385% and (ii) the sum of the Principal Balances of the Class A-12, Class A-13 and Class A-15 Certificates.

            Class A-17C Notional Amount: As to any Distribution Date, an amount equal to 7.6923076923% of the Principal Balance of the Class A-16 Certificates.

            Class A-18 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

            Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

            Class A-19 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

            Class A-19 Certificateholder: The registered holder of a Class A-19 Certificate.

            Class A-20 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

            Class A-20 Certificateholder: The registered holder of a Class A-20 Certificate.

            Class A-20 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-20 Certificates with respect to such Determination Date prior to any reduction for the Class A-20 Loss Allocation Amount and (b) the Class A-4 Loss Amount.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L7 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L8 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L12 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L12 Interest Fraction: A fraction the numerator of which is equal to 13.6363636364% of the Principal Balance of the Class A-12 Certificates and the denominator is equal to the Class A-17A Notional Amount.

            Class A-L13 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L15 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L15 Interest Fraction: A fraction the numerator of which is equal to 12.5874125874% of the Principal Balance of the Class A-15 Certificates and the denominator is equal to the Class A-17A Notional Amount.

            Class A-L16 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.500% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Component:  Any Class A-17 Component.

            Component Rate:  With respect to any Component, 6.500% per annum.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components as follows:

      Uncertificated Lower-Tier       Corresponding Upper-Tier Class, Classes,
      Interest                        Component or Components

      Class A-L1 Interest             Class A-1 Certificates, Class A-2
                                      Certificates, Class A-3 Certificates,
                                      Class A-4 Certificates, Class A-5
                                      Certificates, Class A-6 Certificates,
                                      Class A-18 Certificates, Class A-19
                                      Certificates and Class A-20 Certificates and Class A-17B Component and Class A-17D
                                      Component

      Class A-L7 Interest             Class A-7 Certificates

      Class A-L8 Interest             Class A-8 Certificates, Class A-9
                                      Certificates, Class A-10 Certificates and
                                      Class A-11 Certificates

      Class A-L12 Interest            Class A-12 Certificates

      Class A-L13 Interest            Class A-13 Certificates and Class A-14
                                      Certificates

      Class A-L15 Interest            Class A-15 Certificates

      Class A-L16 Interest            Class A-16 Certificates and Class A-17C
                                      Component

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-14 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-14 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class A-14 Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by each Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by Fitch or Moody's.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is December 26, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $24,008,748.66 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-17 Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class or, in the case of the Class A-14 Certificates, the Class A-14 Notional Amount as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-17 Certificates will equal the sum of the Interest Accrual Amounts for the Class A-17A Component, the Class A-17B Component, the Class A-17C Component and the Class A-17D Component. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Component, (i) the product of
(a) 1/12th of the Component Rate for such Component and (b) the Principal Balance of such Component or, in the case of the Class A-17A Component and Class A-17C Component, the Class A-17A Notional Amount and the Class A-17C Notional Amount, respectively, as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Component of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e).

            As to any Distribution Date and any Class of Class B Certificates an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lockout Group Priority Amount: For any Distribution Date means the lesser of (i) the sum of the Principal Balances of the Class A-5,Class A-6 and Class A-20 Certificates and (ii) the sum of (A) the product of (1) the Lockout Group Priority Percentage, (2) the Shift Percentage and (3)the product of 42.2528081680% and the Scheduled Principal Amount and (B) the product of (1) the Lockout Group Priority Percentage, (2) the Prepayment Shift Percentage and
(3)the product of 42.2528081680% and the Unscheduled Principal Amount.

            Lockout Group Priority Percentage: The sum of the Principal Balances of the Class A-5, Class A-6 and Class A-20 Certificates divided by the sum of the Principal Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-19 and Class A-20 Certificates.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            Merrill Lynch Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation (serviced by Cendant Mortgage Corporation), as seller, and Wells Fargo Funding, Inc., as purchaser.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement or with respect to the Cendant Servicing Agreement, the amount defined as "Compensating Interest."

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage 100sm Pledge Agreement: As defined in the Cendant Servicing Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of November 28, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02,
2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield Rate, if applicable; and

            (xvi) for each Other Servicer Mortgage Loan, the name of the
                  Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer or the Trustee determination, an Officer's Certificate of the Master Servicer or delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of (i) the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-15, Class A-16, Class A-18, Class A-19, Class A-20, Class A-R and Class A-LR Certificates as set forth in Section 11.05 and
(ii), the Original Principal Balances of the Class A-17B and Class A-17D Components as set forth in Section 11.05.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A-14 Notional Amount: The Original Class A-14 Notional Amount as set forth in Section 11.05.

            Original Class A-17A Notional Amount: The Original Class A-17A Notional Amount as set forth in Section 11.05.

            Original Class A-17C Notional Amount: The Original Class A-17C Notional Amount as set forth in Section 11.05.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.20.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-17B Component and the Class A-17D Component as set forth in Section 11.05; Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Cendant Mortgage Corporation, the documents specified in the Merrill Lynch Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC Certificates: The Class A-12, Class A-13 and Class A-15 Certificates.

            PAC Component: The Class A-17B Component.

            PAC Group: The Class A-12, Class A-13 and Class A-15 Certificates and the Class A-17B Component.

            PAC Principal Amount: As defined in Section 4.01(b).

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02,
      2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits;

            (k) Month End Interest; and

            (l) all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Prepayment
  ------------------------------                                        Shift
                                                                      Percentage
                                                                      ----------
  December 2001 through November 2006...........................           0%
  December 2006 through November 2007............................         30%
  December 2007 through November 2008............................         40%
  December 2008 through November 2009............................         60%
  December 2009 through November 2010............................         80%
  December 2010 and thereafter...................................        100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-14 and Class A-17 Certificates) and the Class A-17B Component and the Class A-17D Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-17 Certificates) and the Class A-17B Component and the Class A-17D Component, the Original Principal Balance of such Class or Component (increased in the case of the Accrual Certificates or Accrual Component by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates or Accrual Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause
(A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-17 Certificates) and the Class A-17B Component and the Class A-17D Component will also be reduced (if clause (i) is greater than clause
(ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class A-17 and Class A-4 Certificates will be decreased by the Class A-6 Loss Allocation Amount and Class A-20 Loss Allocation Amount, respectively. After the Subordination Depletion Date, the Principal Balances for the Class A-6 and Class A-20 Certificates will additionally be reduced by the Class A-6 Loss Allocation Amount and Class A-20 Loss Allocation Amount, respectively. In addition, any increase allocated to the Class A-17 and Class A-4 Certificates pursuant to the third sentence above will instead increase the Principal Balances of the Class A-6 and Class A-20 Certificates, respectively.

            As of any Determination Date, the Principal Balance of the Class A-17 Certificates will equal the sum of the Principal Balances of the Class A-17B Component and the Class A-17D Component.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Component on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Subordination Depletion Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of the Accrual Certificates or Accrual Component) less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated November 19, 2001 as supplemented by the prospectus supplement dated November 21, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and (other than for the Class A-R and Class A-LR Certificates) Moody's. The Rating Agency for the Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reduction Amount: As defined in Section 4.01(b).

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Certificates: The Class A-16 Certificates.

            Scheduled Component: The Class A-17D Component.

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, HomeSide Lending, Inc., Chevy Chase Bank, F.S.B., Mid America Bank, FSB, Hibernia National Bank, Colonial Savings, F.A., HSBC Mortgage Corporation (USA), Countrywide Home Loans, Inc., The Huntington Mortgage Company, CUNA Mutual Mortgage Corporation, National City Mortgage Co., Central National Bank and Cendant Mortgage Corporation, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Shift
                                                                      Percentage
  December 2001 through November 2006...........................         0%
  December 2006 and thereafter...................................      100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $12,004,374.33 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L7 Interest, the Class A-L8 Interest, the Class A-L12 Interest, the Class A-L13 Interest, the Class A-L15 Interest, the Class A-L16 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-14 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance; provided that, if the Principal Balance of the Class A-17 Certificates has been reduced to zero and any of the Class A-17A Notional Amount or Class A-17C Notional Amount is greater than zero, the Class A-17 Certificates together with the Class A-14 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans initially by WFHM.

            SECTION 1.02  ACTS OF HOLDERS.
                          ----------------

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03  EFFECT OF HEADINGS AND TABLE OF CONTENTS.
                          -----------------------------------------

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04  BENEFITS OF AGREEMENT.
                          ----------------------

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01  CONVEYANCE OF MORTGAGE LOANS.
                          -----------------------------

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan, and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02  ACCEPTANCE BY TRUSTEE.
                          ----------------------

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.
                          -----------------------------------------------------

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04  EXECUTION AND DELIVERY OF CERTIFICATES.
                          ---------------------------------------

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.
                          ---------------------------------------------------

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L7 Interest, Class A-L8 Interest, Class A-L12 Interest, Class A-L13 Interest, Class A-L15 Interest, Class A-L16 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is December 26, 2031 for purposes of Code
Section 860G(a)(1).

            SECTION 2.06  OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.
                          ----------------------------------------

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01  CERTIFICATE ACCOUNT.
                          --------------------

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02  PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.
                          ----------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03  ADVANCES BY MASTER SERVICER AND TRUSTEE.
                          ----------------------------------------

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.
                          ----------------------------------------------------

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05  REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.
                          -----------------------------------------------------

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.
                          -----------------------------------------------------

                 The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.
                          ---------------------------------------------------

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08  OVERSIGHT OF SERVICING.
                          -----------------------

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two REMICs or subject either the Upper-Tier REMIC or Lower-Tier REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09  TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.
                          -----------------------------------------------------

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10  APPLICATION OF NET LIQUIDATION PROCEEDS.
                          ----------------------------------------

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11  ACT REPORTS.
                          ------------

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01  DISTRIBUTIONS.
                          --------------

            (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates and Components, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates and Components, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-17, Class A-R or Class A-LR Certificates) has been reduced to zero or, in the case of the Class A-17 Certificates, after the latter to occur of (i) the Principal Balance of such Class has been reduced to zero or
(ii) the Class A-17A Notional Amount and Class A-17C Notional Amount have been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-14, Class A-17 and Class A-PO Certificates) and Components and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L12 Interest and the Class A-L15 Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed (or, in the case of a the Accrual Certificates or the Accrual Component, added to their Principal Balance) thereon. On each Distribution Date, the Class A-L12 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-12 Certificates and (ii) the product of the Class A-L12 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-17A Component. On each Distribution Date, the Class A-L15 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-15 Certificates and (ii) the product of the Class A-L15 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-17A Component. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L16 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.500% per annum. The pass-through rate with respect to the Class A-L7 Interest shall be 7.000% per annum. The pass-through rate with respect to the Class A-L8 Interest shall be 6.250% per annum. The pass-through rate with respect to the Class A-L12 Interest shall be 6.1363636363% per annum. The pass-through rate with respect to the Class A-L13 Interest shall be 8.500% per annum. The pass-through rate with respect to the Class A-L15 Interest shall be 6.3181818182% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            The Class A-14 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

            I. On each Distribution Date occurring prior to the applicable Accretion Termination Date for the Class A-17D Component, the Class A-17D Accrual Distribution Amount will be distributed sequentially as follows:

                  first, to the Class A-16 Certificates up to their Reduction
            Amount for such Distribution Date; and

                  second, to the Class A-17D Component.

            II. On each Distribution Date occurring prior to the applicable Accretion Termination Date for the Class A-18 Certificates, the Class A-18 Accrual Distribution Amount will be distributed sequentially as follows:

                  first, to the Class A-16 Certificates up to their Reduction
            Amount for such Distribution Date;

                  second, to the Class A-17D Component up to its Reduction
            Amount for such Distribution Date; and

                  third, to the Class A-18 Certificates.

            III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) as follows:

                  first, concurrently, to the Class A-R and Class A-LR
            Certificates, pro rata;

                  second, concurrently as follows:

                        (A) 38.6740806312% to the Class A-1 Certificates;

                        (B) 2.5782720421% to the Class A-7 Certificates;

                        (C) 5.1565440841% sequentially as follows:

                              (i) to the Class A-11 Certificates up to their
                        Class A-11 Priority Amount for such Distribution Date;
                        and

                              (ii) sequentially, the Class A-8, Class A-9, Class
                        A-10 and Class A-11 Certificates;

                        (D) 42.2528081680% sequentially as follows:

                              (i) concurrently, to the Class A-5, Class A-6 and
                        Class A-20 Certificates, pro rata, up to their Lockout Group Priority Amount for such Distribution Date;

                              (ii) concurrently, as follows:

                                  (a) 42.3510769663% to the Class A-19
                            Certificates;

                                  (a) 57.6489230337% sequentially to the Class
                            A-2 and Class A-3 Certificates;

                              (iii) to the Class A-4 Certificates;

                              (iv) concurrently, to the Class A-5, Class A-6 and
                        Class A-20 Certificates, pro rata;

                        (E) 11.3382950746% sequentially as follows:

                              (i) concurrently, until the Class A-12
                        Certificates have received their PAC Principal Amount for such Distribution Date, as follows:

                                  (a)   84.6153846154%   to  the   Class   A-12
                            Certificates, up to their PAC Principal Amount for such Distribution Date; and

                                  (b)   15.3846153846%   to  the   Class   A-13
                            Certificates, up to their PAC Principal Amount for such Distribution Date;

                            (ii) concurrently as follows:

                                  (a)   8.3333333333%   to   the   Class   A-13
                            Certificates, up to their PAC Principal Amount for such Distribution Date; and

                                  (b)   91.6666666667%   to  the   Class   A-15
                            Certificates, up to their PAC Principal Amount for such Distribution Date;

                              (iii) to the Class A-17B Component, up to its PAC
                        Principal Amount for such Distribution Date;

                              (iv) to the Class A-16 Certificates, up to their
                        Reduction Amount for such Distribution Date;

                              (v) to the Class A-17D Component, up to its
                        Reduction Amount for such Distribution Date;

                              (vi) to the Class A-18 Certificates;

                              (vii) concurrently to the Class A-16 Certificates
                        and Class A-17D Component, pro rata, until the Principal Balance of the Class A-16 Certificates has been reduced to zero;

                              (viii) to the Class A-17D Component;

                              (ix) concurrently, until the Class A-12
                        Certificates have been reduced to zero, as follows:

                                  (a)   84.6153846154%   to  the   Class   A-12
                            Certificates; and

                                  (b)   15.3846153846%   to  the   Class   A-13
                            Certificates;

                              (x) concurrently as follows:

                                  (a)   8.3333333333%   to   the   Class   A-13
                            Certificates; and

                                  (b)   91.6666666667%   to  the   Class   A-15
                            Certificates; and

                              (xi) to the Class A-17B Component.

            As used above, the "PAC Principal Amount" for any Distribution Date and any Class of PAC Certificates or the PAC Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

            As used above, the "Reduction Amount" for any Distribution Date and any Class of Scheduled Certificates or the Scheduled Component means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of the initial Principal Balance of such Class shown in the related table with respect to such Distribution Date.


            The following tables set forth for each Distribution Date the planned Principal Balance for the PAC Certificates and the PAC Component and the scheduled Principal Balances for the Scheduled Certificates and the Scheduled Component, expressed as a percentage of the initial aggregate Principal Balance or initial Principal Balance of such Class or Component.

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-12 CERTIFICATES

                         PERCENTAGE                                                                PERCENTAGE
                             OF                               PERCENTAGE OF                            OF
                           INITIAL                               INITIAL                             INITIAL
 DISTRIBUTION             PRINCIPAL       DISTRIBUTION          PRINCIPAL       DISTRIBUTION        PRINCIPAL
     DATE                  BALANCE            DATE               BALANCE            DATE             BALANCE
-----------------      ------------     --------------------   -----------    ------------------   -----------
Up to and including
October 2006 .......   100.00000000%    August 2007 ........   56.11718637%   June 2008 ........   20.16003485%
November 2006 ......    95.54358461     September 2007 .....   51.94175346    July 2008 ........   17.17395118
December 2006 ......    91.01709253     October 2007 .......   47.89691034    August 2008 ......   14.28260431
January 2007 .......    86.52772129     November 2007 ......   43.97869541    September 2008 ...   11.48309172
February 2007 ......    82.07517789     December 2007 ......   40.24025595    October 2008 .....    8.77259852
March 2007 .........    77.65917165     January 2008 .......   36.61955512    November 2008 ....    6.14839456
April 2007 .........    73.27941439     February 2008 ......   33.11299832    December 2008 ....    3.70514403
May 2007 ...........    68.93561990     March 2008 .........   29.71709895    January 2009 .....    1.33983726
June 2007 ..........    64.62750443     April 2008 .........   26.42847537    February 2009 ....
July 2007 ..........    60.35478638     May 2008 ...........   23.24384774    and thereafter ...    0.00000000


                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-13 CERTIFICATES

                        PERCENTAGE                                                                 PERCENTAGE
                            OF                                PERCENTAGE OF                            OF
                          INITIAL                                INITIAL                             INITIAL
 DISTRIBUTION            PRINCIPAL          DISTRIBUTION        PRINCIPAL        DISTRIBUTION       PRINCIPAL
     DATE                 BALANCE               DATE             BALANCE             DATE            BALANCE
-----------------      ------------     --------------------   -----------    ------------------   -----------
Up to and including
October 2002 .......   100.00000000     December 2004 ......   56.49782705%   February 2007 ....   15.12839558%
November 2002 ......    99.15196549     January 2005 .......   54.61810961    March 2007 .......   14.31442124
December 2002 ......    98.02802845     February 2005 ......   52.75362908    April 2007 .......   13.50712845
January 2003 .......    96.84129912     March 2005 .........   50.90426612    May 2007 .........   12.70646448
February 2003 ......    95.59248925     April 2005 .........   49.06990228    June 2007 ........   11.91237686
March 2003 .........    94.28235866     May 2005 ...........   47.25041997    July 2007 ........   11.12481403
April 2003 .........    92.91171479     June 2005 ..........   45.44570253    August 2007 ......   10.34372415
May 2003 ...........    91.48141163     July 2005 ..........   43.65563451    September 2007 ...    9.57409317
June 2003 ..........    89.99234893     August 2005 ........   41.88010076    October 2007 .....    8.82853287
July 2003 ..........    88.44547181     September 2005 .....   40.11898774    November 2007 ....    8.10631327
August 2003 ........    86.84176903     October 2005 .......   38.37218230    December  2007 ...    7.41723047
September 2003 .....    85.18227244     November 2005 ......   36.63957244    January 2008 .....    6.74984968
October 2003 .......    83.46805563     December 2005 ......   34.92104690    February 2008 ....    6.10350847
November 2003 ......    81.70023325     January 2006 .......   33.21649545    March 2008 .......    5.47756384
December 2003 ......    79.87995917     February 2006 ......   31.52580847    April 2008 .......    4.87139279
January 2004 .......    78.00842592     March 2006 .........   29.84887737    May 2008 .........    4.28439064
February 2004 ......    76.08686283     April 2006 .........   28.18559456    June 2008 ........    3.71597105
March 2004 .........    74.11653502     May 2006 ...........   26.53585310    July 2008 ........    3.16556523
April 2004 .........    72.09874185     June 2006 ..........   24.89954690    August 2008 ......    2.63262162
May 2004 ...........    70.09271492     July 2006 ..........   23.27657067    September 2008 ...    2.11660531
June 2004 ..........    68.10291492     August 2006 ........   21.66682023    October 2008 .....    1.61699735
July 2004 ..........    66.12921454     September 2006 .....   20.07019191    November 2008 ....    1.13329444
August 2004 ........    64.17148786     October 2006 .......   18.48658293    December 2008 ....    0.68294564
September 2004 .....    62.22960948     November 2006 ......   17.61094134    January 2009 .....    0.24696372
October 2004 .......    60.30345525     December 2006 ......   16.77660190    February 2009 ....
November 2004 ......    58.39290177     January 2007 .......   15.94910468    and thereafter ...    0.00000000

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-15 CERTIFICATES

                        PERCENTAGE                                                                 PERCENTAGE
                            OF                                PERCENTAGE OF                            OF
                          INITIAL                                INITIAL                             INITIAL
 DISTRIBUTION            PRINCIPAL          DISTRIBUTION        PRINCIPAL        DISTRIBUTION       PRINCIPAL
     DATE                 BALANCE               DATE             BALANCE             DATE            BALANCE
-----------------      ------------     --------------------   -----------    ------------------   -----------
Up to and including
October 2006........                    August 2007.........                  June 2008.........
November 2006.......                    September 2007......                  July 2008.........
December 2006.......                    October 2007........                  August 2008.......
January 2007........                    November 2007.......                  September 2008....
February 2007.......                    December 2007.......                  October 2008......
March 2007..........                    January 2008........                  November 2008.....
April 2007..........                    February 2008.......                  December 2008.....
May 2007............                    March 2008..........                  January 2009......
June 2007...........                    April 2008..........                  February 2009
July 2007...........                    May 2008............                  and thereafter....   0.00000000

                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                              CLASS A-17B COMPONENT


                        PERCENTAGE                                                                 PERCENTAGE
                            OF                                PERCENTAGE OF                            OF
                          INITIAL                                INITIAL                             INITIAL
 DISTRIBUTION            PRINCIPAL          DISTRIBUTION        PRINCIPAL        DISTRIBUTION       PRINCIPAL
     DATE                 BALANCE               DATE             BALANCE             DATE            BALANCE
-----------------      ------------     --------------------   -----------    ------------------   -----------
Up to and including
February 2009.......   97.87682626%     January 2010........   51.67008687%   January 2011......   18.55197956%
March 2009..........   92.92261191      February 2010.......   48.36942693    February 2011.....   16.42672994
April 2009..........   88.12688618      March 2010..........   45.17351763    March 2011........   14.36647330
May 2009............   83.48472534      April 2010..........   42.07909236    April 2011........   12.36924182
June 2009...........   78.99135565      May 2010............   39.08298531    May 2011..........   10.43312672
July 2009...........   74.64214908      June 2010...........   36.18212775    June 2011.........    8.55627632
August 2009.........   70.43261868      July 2010...........   33.37354573    July 2011.........    6.73689486
September 2009......   66.35841454      August 2010.........   30.65435654    August 2011.......    4.97324080
October 2009........   62.41531962      September 2010......   28.02176661    September 2011....    3.26362443
November 2009.......   58.59924578      October 2010........   25.47306822    October 2011......    1.60640726
December 2009.......   55.07886740      November 2010.......   23.00563720    November 2011
                                        December 2010.......   20.74425141    and thereafter....    0.00000000

                          SCHEDULED PRINCIPAL BALANCES
              AS PERCENTAGES OF AGGREGATE INITIAL PRINCIPAL BALANCE

                             CLASS A-16 CERTIFICATES



                        PERCENTAGE                                                                 PERCENTAGE
                            OF                                PERCENTAGE OF                            OF
                          INITIAL                                INITIAL                             INITIAL
 DISTRIBUTION            PRINCIPAL          DISTRIBUTION        PRINCIPAL        DISTRIBUTION       PRINCIPAL
     DATE                 BALANCE               DATE             BALANCE             DATE            BALANCE
-----------------      ------------     --------------------   -----------    ------------------   -----------

December 2001.......   99.10604283%     November 2002.......   70.72487317%   October 2003......   33.18289816%
January 2002........   97.90652717      December 2002.......   68.01576700    November 2003.....   29.12890590
February 2002.......   96.40143474      January 2003........   65.14155478    December 2003.....   25.01312816
March 2002..........   94.59140346      February 2003.......   62.10934314    January 2004......   20.84698054
April 2002..........   92.47776871      March 2003..........   58.92677836    February 2004.....   16.64205051
May 2002............   90.06256917      April 2003..........   55.60202358    March 2004........   12.41005442
June 2002...........   87.34854966      May 2003............   52.14373338    April 2004........    8.16279367
July 2002...........   84.33916168      June 2003...........   48.56102631    May 2004..........    4.07223165
August 2002.........   81.03856122      July 2003...........   44.86345479    June 2004.........    0.14701822
September 2002......   77.45160373      August 2003.........   41.06097307    July 2004
October 2002........   73.58383667      September 2003......   37.16390298    and thereafter....    0.00000000




                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                              CLASS A-17D COMPONENT


                        PERCENTAGE                                                                 PERCENTAGE
                            OF                                PERCENTAGE OF                            OF
                          INITIAL                                INITIAL                             INITIAL
 DISTRIBUTION            PRINCIPAL          DISTRIBUTION        PRINCIPAL        DISTRIBUTION       PRINCIPAL
     DATE                 BALANCE               DATE             BALANCE             DATE            BALANCE
-----------------      ------------     --------------------   -----------    ------------------   -----------
Up to and including
June 2004...........   100.00000000%    August 2007.........   20.40674010    August 2010.......   11.95673944
July 2004...........    95.47671504%    September 2007......   20.19014011    September 2010....   11.74802149
August 2004.........    90.96445201     October 2007........   19.96958582    October 2010......   11.54219818
September 2004......    86.64132397     November 2007.......   19.74548016    November 2010.....   11.33928191
October 2004........    82.50177705     December 2007.......   19.51434834    December 2010.....   11.13797420
November 2004.......    78.54040770     January 2008........   19.28058045    January 2011......   10.93987848
December 2004.......    74.75195893     February 2008.......   19.04451903    February 2011.....   10.74497777
January 2005........    71.13131624     March 2008..........   18.80648929    March 2011........   10.55325357
February 2005.......    67.67350397     April 2008..........   18.56680013    April 2011........   10.36468571
March 2005..........    64.37368155     May 2008............   18.32574433    May 2011..........   10.17925265
April 2005..........    61.22714000     June 2008...........   18.08359966    June 2011.........    9.99693147
May 2005............    58.22929840     July 2008...........   17.84062921    July 2011.........    9.81769803
June 2005...........    55.37570046     August 2008.........   17.59708207    August 2011.......    9.64152705
July 2005...........    52.66201141     September 2008......   17.35319399    September 2011....    9.46839213
August 2005.........    50.08401450     October 2008........   17.10918773    October 2011......    9.29826586
September 2005......    47.63760805     November 2008.......   16.86527388    November 2011.....    9.13111998
October 2005........    45.31880248     December 2008.......   16.61599647    December 2011.....    8.51832817
November 2005.......    43.12371714     January 2009........   16.36757294    January 2012......    7.92222078
December 2005.......    41.04857743     February 2009.......   16.12016675    February 2012.....    7.34234940
January 2006........    39.08971228     March 2009..........   15.87393114    March 2012........    6.77827764
February 2006.......    37.24355101     April 2009..........   15.62900990    April 2012........    6.22958067
March 2006..........    35.50662097     May 2009............   15.38553765    May 2012..........    5.69584506
April 2006..........    33.87554472     June 2009...........   15.14364022    June 2012.........    5.17666822
May 2006............    32.34703765     July 2009...........   14.90343504    July 2012.........    4.67165851
June 2006...........    30.91790549     August 2009.........   14.66503154    August 2012.......    4.18043456
July 2006...........    29.58504184     September 2009......   14.42853161    September 2012....    3.70262520
August 2006.........    28.34542595     October 2009........   14.19402966    October 2012......    3.23786920
September 2006......    27.19612027     November 2009.......   13.96161328    November 2012.....    2.78581492
October 2006........    26.13426840     December 2009.......   13.72801560    December 2012.....    2.34612012
November 2006.......    25.15709289     January 2010........   13.49702712    January 2013......    1.91845168
December 2006.......    24.33851542     February 2010.......   13.26869763    February 2013.....    1.50248535
January 2007........    23.59832614     March 2010..........   13.04307180    March 2013........    1.09790556
February 2007.......    22.93397965     April 2010..........   12.82018957    April 2013........    0.70440516
March 2007..........    22.34300129     May 2010............   12.60008630    May 2013..........    0.32168519
April  2007.........    21.82298528     June 2010...........   12.38279291    June 2013
May 2007............    21.37159296                                           and thereafter....    0.00000000
June 2007...........    20.98655093

            (b) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (c) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (d) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance or notional amount of any Class of Class A Certificates (other than the Class A-17, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or, in the case of the Class A-17 Certificates, upon the later of (a) the Principal Balance of such Class being reduced to zero or
(b) the Class A-17A Notional Amount and the Class A-17C Notional Amount each being reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02  ALLOCATION OF REALIZED LOSSES.
                          ------------------------------

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-17 Certificates) and the Class A-17B Component and the Class A-17D Component and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-17 Certificates) and the Class A-17B Component and Class A-17C Component in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates (other than the Class A-17 Certificates) and the Components based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03  PAYING AGENT.
                          -------------

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE TRUSTEE AND THE SELLER.
                          ------------------------------------------------

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

               (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

               (x)   the Class A Percentage for such Distribution Date;

               (xi)  the Class A Prepayment  Percentage for such  Distribution
      Date;

               (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

               (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

               (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

              (xxiii) in the case of the Class A-14 Certificates, the Class A-14 Notional Amount, if any;

               (xxiv) in the case of the Class A-17 Certificates, the Class A-17A Notional Amount and the Class A-17C Notional Amount if any;

               (xxv)  the Class A-PO Deferred Amount if any;

               (xxvi) the amount of PMI Advances made by a Servicer, if any; and

               (xxvii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or, Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05  REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                          SERVICE.
                          -----------------------------------------------

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.
                          -----------------------------------------------

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01  THE CERTIFICATES.
                          -----------------

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13,
A-14, A-15, A-16, A-17, A-18, A-19, A-20, A-PO, A-R, A-LR, B-1, B-2, B-3, B-4,
B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02  REGISTRATION OF CERTIFICATES.
                          -----------------------------

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.
                          --------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04  PERSONS DEEMED OWNERS.
                          ----------------------

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.
                          -----------------------------------------------

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06  MAINTENANCE OF OFFICE OR AGENCY.
                          --------------------------------

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07  DEFINITIVE CERTIFICATES.
                          ------------------------

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08  NOTICES TO CLEARING AGENCY.
                          ---------------------------

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01  LIABILITY OF THE SELLER AND THE MASTER SERVICER.
                          ------------------------------------------------

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.
                          ---------------------------------------------------

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.
                          -------------------------------------------------

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee in its capacity as trustee hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04  RESIGNATION OF THE MASTER SERVICER.
                          -----------------------------------

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05  COMPENSATION TO THE MASTER SERVICER.
                          ------------------------------------

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06  ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.
                          ------------------------------------------------------

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07  INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                          SERVICER.
                          -----------------------------------------------

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.


                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01  EVENTS OF DEFAULT.
                          ------------------

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02  OTHER REMEDIES OF TRUSTEE.
                          --------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.
                          ------------------------------------------------------

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.
                          ---------------------------------------------------

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.
                          -----------------------------------------

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06  NOTIFICATION TO CERTIFICATEHOLDERS.
                          -----------------------------------

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01  DUTIES OF TRUSTEE.
                          ------------------

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i)Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

               (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02  CERTAIN MATTERS AFFECTING THE TRUSTEE.
                          --------------------------------------

            Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03  TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.
                          -------------------------------------------

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04  TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.
                          ------------------------------------------------------

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05  TRUSTEE MAY OWN CERTIFICATES.
                          -----------------------------

            The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06  THE MASTER SERVICER TO PAY FEES AND EXPENSES.
                          ---------------------------------------------

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07  ELIGIBILITY REQUIREMENTS.
                          -------------------------

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08  RESIGNATION AND REMOVAL.
                          ------------------------

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09  SUCCESSOR.
                          ----------

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10  MERGER OR CONSOLIDATION.
                          ------------------------

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and
(ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11  AUTHENTICATING AGENT.
                          ---------------------

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12  SEPARATE TRUSTEES AND CO-TRUSTEES.
                          ----------------------------------

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13  APPOINTMENT OF CUSTODIANS.
                          --------------------------

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14  TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.
                          ----------------------------------------------

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L7, Class A-L8, Class A-L12, Class A-L13, Class A-L15, Class A-L16, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow the either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be the tax matters persons for the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15  MONTHLY ADVANCES.
                          -----------------

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.
                          ------------------------------------------------------

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and
(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02  ADDITIONAL TERMINATION REQUIREMENTS.
                          ------------------------------------

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01  AMENDMENT.
                           ----------

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02  RECORDATION OF AGREEMENT.
                           -------------------------

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.
                           -------------------------------------------

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04  GOVERNING LAW; JURISDICTION.
                           ----------------------------

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05  NOTICES.
                           --------

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.
                          ---------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07  SPECIAL NOTICES TO RATING AGENCIES.
                           -----------------------------------

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i)any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c)   The Master Servicer shall deliver to each Rating Agency:

            (i)reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08  COVENANT OF SELLER.
                           -------------------

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09  Recharacterization.
                           -------------------

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01  CLASS A FIXED PASS-THROUGH RATE.
                           --------------------------------

            The Class A Fixed Pass-Through Rate is 6.500% per annum.

            SECTION 11.02  CUT-OFF DATE.
                           -------------

            The Cut-Off Date for the Certificates is November 1, 2001.

            SECTION 11.03      CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.
                               -----------------------------------------
            The Cut-Off Date Aggregate Principal Balance is $1,200,437,433.05.

            SECTION 11.04  ORIGINAL CLASS A PERCENTAGE.
                           ----------------------------

            The Original Class A Percentage is 96.99784048%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES AND COMPONENTS.
                           -----------------------------------------------------

            As to the following Classes of Class A Certificates and Components, the Principal Balance of such Class and Component as of the Cut-Off Date, as follows:
                                           Original
         Class                        Principal Balance
         -----                        -----------------
       Class A-1                   $     450,000,000.00
       Class A-2                   $     204,799,000.00
       Class A-3                   $      37,500,000.00
       Class A-4                   $      20,470,000.00
       Class A-5                   $      48,870,000.00
       Class A-6                   $       1,000,000.00
       Class A-7                   $      30,000,000.00
       Class A-8                   $      43,422,000.00
       Class A-9                   $       7,861,000.00
       Class A-10                  $       2,509,000.00
       Class A-11                  $       6,208,000.00
       Class A-12                  $      35,486,000.00
       Class A-13                  $       7,910,000.00
       Class A-15                  $      16,038,000.00
       Class A-16                  $      33,974,000.00
       Class A-18                  $       3,521,000.00
       Class A-19                  $     178,002,000.00
       Class A-20                  $       1,000,000.00
       Class A-PO                  $         853,922.43
       Class A-R                   $              50.00
       Class A-LR                  $              50.00

                                           Original
         Component                    Principal Balance
         ---------                    -----------------
       Class A-17B Component       $       7,828,000.00
       Class A-17D Component       $      27,172,000.00

            SECTION 11.05(A)  ORIGINAL CLASS A-14 NOTIONAL AMOUNT
                              -----------------------------------

            The Original Class A-14 Notional Amount is $7,910,000.00.

            SECTION 11.05(B)  ORIGINAL CLASS A-17A NOTIONAL AMOUNT
                              ------------------------------------

            The Original Class A-17A Notional Amount is $6,857,769.23.

            SECTION 11.05(C)  ORIGINAL CLASS A-17C NOTIONAL AMOUNT
                              ------------------------------------

            The Original Class A-17C Notional Amount is $2,613,384.62.

            SECTION 11.06  ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.
                           ------------------------------------------

            The Original Class A Non-PO Principal Balance is $1,163,570,100.00.

            SECTION 11.07  ORIGINAL SUBORDINATED PERCENTAGE.
                           ---------------------------------

            The Original Subordinated Percentage is 3.00215952%.

            SECTION 11.08  ORIGINAL CLASS B PRINCIPAL BALANCE.
                           -----------------------------------

            The Original Class B Principal Balance is $36,013,410.62.

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.
                           -----------------------------------------------------

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                        Original
                                        Principal Balance
            Class
              Class B-1                    $  18,006,000.00
              Class B-2                    $   7,203,000.00
              Class B-3                    $   4,202,000.00
              Class B-4                    $   2,400,000.00
              Class B-5                    $   1,801,000.00
              Class B-6                    $   2,401,410.62

            SECTION 11.10  ORIGINAL CLASS B-1 FRACTIONAL INTEREST.
                           ---------------------------------------

            The Original Class B-1 Fractional Interest is 1.50113855%.

            SECTION 11.11  ORIGINAL CLASS B-2 FRACTIONAL INTEREST.
                           ---------------------------------------

            The Original Class B-2 Fractional Interest is 0.90068015%.

            SECTION 11.12  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.
                           ---------------------------------------

            The Original Class B-3 Fractional Interest is 0.55039191%.

            SECTION 11.13  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.
                           ---------------------------------------

            The Original Class B-4 Fractional Interest 0.35032247%.

            SECTION 11.14  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.
                           ---------------------------------------

            The Original Class B-5 Fractional Interest is 0.20018703%.

            SECTION 11.15  ORIGINAL CLASS B-1 PERCENTAGE.
                           ------------------------------

            The Original Class B-1 Percentage is 1.50102097%.

            SECTION 11.16  ORIGINAL CLASS B-2 PERCENTAGE.
                           ------------------------------

            The Original Class B-2 Percentage is 0.60045840%.

            SECTION 11.17  ORIGINAL CLASS B-3 PERCENTAGE.
                           ------------------------------

            The Original Class B-3 Percentage is 0.35028824%.

            SECTION 11.18  ORIGINAL CLASS B-4 PERCENTAGE.
                           ------------------------------

            The Original Class B-4 Percentage is 0.20006944%.

            SECTION 11.19  ORIGINAL CLASS B-5 PERCENTAGE.
                           ------------------------------

            The Original Class B-5 Percentage is 0.15013544%.

            SECTION 11.20  ORIGINAL CLASS B-6 PERCENTAGE.
                           ------------------------------

            The Original Class B-6 Percentage is 0.20018703%.

            SECTION 11.21  CLOSING DATE.
                           -------------

            The Closing Date is November 28, 2001.

            SECTION 11.22  RIGHT TO PURCHASE.
                           ------------------

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $120,043,743.31 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23  WIRE TRANSFER ELIGIBILITY.
                           --------------------------

            With respect to the Class A Certificates (other than the Class A-R and Class A-LR) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

            SECTION 11.24  SINGLE CERTIFICATE.
                           -------------------

            A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-4, Class A-6, Class A-9, Class A-10, Class A-14, Class A-17, Class A-18, Class A-20, Class A-PO, Class A-R and Class A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-3, Class A-4, Class A-9 and Class A-10 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-14 Certificates represents a $1,130,000 Denomination. A Single Certificate for the Class A-6, Class A-17, Class A-18, Class A-20, Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $50 Denomination. A Single Certificate for the Class A-LR Certificate represents a $50 Denomination.

            SECTION 11.25  SERVICING FEE RATE.
                           -------------------

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.26  MASTER SERVICING FEE RATE.
                           --------------------------

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                   WELLS FARGO ASSET SECURITIES CORPORATION
                                     as Seller


                                   By:
                                      ------------------------------------------
                                      Name:   Alan S. McKenney
                                      Title:  Vice President


                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                     ASSOCIATION
                                     as Master Servicer


                                   By:
                                      ------------------------------------------
                                      Name:   Nancy E. Burgess
                                      Title:  Vice President


                                   FIRST UNION NATIONAL BANK
                                     as Trustee


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


Attest:
By:
   -------------------------------------
Name:
     -----------------------------------
Title:

      ----------------------------------

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of November, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of November, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this 28th day of November, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



------------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of November, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of November, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides in __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AA 3                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AB 1                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AC 9                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AD 7                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AE 5                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-17 CERTIFICATES WILL BE BORNE BY THE CLASS A-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AF 2                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AG 0                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AH 8                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AJ 4                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AK 1                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AL 9                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AM 7                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 5.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AN 5                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in December 2001 will be 2.720% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.400% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.400% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AP 0                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %                     (Initial Notional Amount)

Final Scheduled Maturity Date: December 26, 2031


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-14 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in December 2001 will be 5.780% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 8.100% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 8.100%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AQ 8                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 5.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AR 6                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
    THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
  CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
   BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                         CO., HAS AN INTEREST HEREIN.]

                       MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-17

                   evidencing an interest in a pool of fixed
                   interest rate, conventional, monthly pay,
                     fully amortizing, first lien, one- to
               four-family residential mortgage loans, which may
                   include loans secured by shares issued by
                   cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE SUBORDINATION DEPLETION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date: November 1, 2001

CUSIP No.: 94977U AS 4                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-17 Certificates consist of four components (each, a "Component" and individually, the "Class A-17A Component," the "Class A-17B Component," the "Class A-17C Component" and the "Class A-17D Component"). The amount of interest which accrues on the Class A-17 Certificates in any month will equal the sum of the interest which accrues on the Class A-17 Components. The component rate (the "Component Rate") on each of the Class A-17 Components will be 6.500% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class A-17B Component and Class A-17D Component or the outstanding notional amount in the case of the Class A-17A Component and Class A-17C Component. Prior to the Subordination Depletion Date, the interest accrual on the Class A-17D Component will not be distributed as interest on this Certificate. Prior to the Subordination Depletion Date, the interest on the Class A-17D Component otherwise available for distribution on this Certificate will be added to the Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates with respect to their Components.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AT 2                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-18 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-19
                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AU 9                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-20

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-4 CERTIFICATES WILL BE BORNE BY THE CLASS A-20 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AV 7                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AW 5           First Distribution Date: December 26, 2001

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  December 26,
                                 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AX 3                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031


            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-28, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AY 1                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 26, 2031


            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U AZ 8                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031


            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U BA 2                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031


            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS B-3

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U BB 0                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031


            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U BC 8                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U BD 6                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031


            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-28, CLASS B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  November 1, 2001

CUSIP No.: 94977U BE 4                     First Distribution Date: December 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: December 26, 2031


            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By
                                         -------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By
  -------------------------------------
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 2001-28 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-28

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:


========================================================
Social Security or other Identifying Number of Assignee:
--------------------------------------------------------
Dated:



                                       -----------------------------------
                                          Signature by or on behalf of
                                          assignor



                                       -----------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to__________________________________________ for the account of ___________________________________ account number_____________, or, if mailed by check, to__________________________________. Applicable statements should be mailed to ____________________________________________________________

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                        W I T N E S S E T H  T H A T
                        - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of November 28, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-28 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                          Custody of Mortgage Documents

            Section 1.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 1.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 1.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 1.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 1.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 1.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                            Concerning the Custodian

            Section 1.7 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 1.8 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 1.9 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 1.10 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 1.11 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 1.12 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 1.13 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                            Miscellaneous Provisions

            Section 1.14 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 1.15 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 1.16 Governing Law.
                         --------------

            This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            Section 1.17 Recordation of Agreement.
                         -------------------------

            To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.18 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

401 South Tryon Street                     By:
Charlotte, North Carolina, 28202              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

Address:                                   WELLS FARGO ASSET SECURITIES
                                           CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

Address:                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           [CUSTODIAN]
Address:
                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         ---------------------------------------
                                         Notary Public


[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

WFMBS
WFMBS   2001-28 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS

 (i)                      (ii)                                     (iii)        (iv)          (v)            (vi)          (vii)
-----         ---------------------------   ------      -----     --------    --------     --------       ----------     --------
                                                                                              NET
MORTGAGE                                                                      MORTGAGE     MORTGAGE        CURRENT       ORIGINAL
 LOAN                                                    ZIP      PROPERTY    INTEREST     INTEREST        MONTHLY        TERM TO
NUMBER        CITY                          STATE       CODE        TYPE        RATE         RATE          PAYMENT       MATURITY
--------      ---------------------------  ------       -----     --------    --------     --------       ----------     --------
0100497       EXCELSIOR                      MN         55331       SFD        7.125         6.500        $ 4,143.37        360
1011112       TARPON SPRINGS                 FL         34698       SFD        7.125         6.500        $ 3,853.67        360
1011158       EDWARDS                        CO         81632       SFD        7.000         6.500        $ 6,653.03        360
1011354       CLIFTON                        NJ         07013       SFD        7.500         6.500        $ 2,803.85        360
2031206       OCEAN CITY                     NJ         08226       LCO        7.250         6.500        $ 5,457.41        360
2042189       LOS ANGELES                    CA         90045       SFD        6.625         6.358        $ 2,305.12        360
2067983       WESTMONT                       IL         60559       SFD        7.750         6.500        $ 2,865.65        360
2146715       SCOTTSDALE                     AZ         85250       SFD        7.000         6.500        $ 2,561.41        360
2318215       EDINA                          MN         55439       SFD        7.125         6.500        $ 5,389.75        360
2588455       WILMINGTON                     NC         28409       SFD        6.875         6.500        $ 3,481.73        360
2721481       NEWTOWN TOWNSHIP               PA         18940       SFD        7.000         6.500        $ 2,441.66        360
2925311       SAN FRANCISCO                  CA         94133       LCO        7.000         6.500        $ 3,246.68        360
2974428       DENVER                         CO         80246       SFD        7.250         6.500        $ 3,342.66        360
3850022       MONUMENT                       CO         80132       SFD        7.125         6.500        $ 2,832.99        360
4130413       EDINA                          MN         55424       SFD        6.875         6.500        $ 2,437.21        360
4213912       CAMPBELL                       CA         95008       SFD        7.625         6.500        $ 4,459.10        360
4217537       SAN JOSE                       CA         95120       SFD        6.875         6.500        $ 2,167.87        360
4218229       CALABASAS                      CA         91302       SFD        7.125         6.500        $ 4,884.46        360
4221622       NAPA                           CA         94558       SFD        7.500         6.500        $ 2,027.73        360
4222864       TORRANCE                       CA         90505       SFD        7.000         6.500        $ 3,060.40        360
4223495       LOS ANGELES                    CA         90272       LCO        8.000         6.500        $ 2,458.12        360
4223769       LITTLETON                      CO         80126       SFD        7.000         6.500        $ 2,466.61        360
4224076       BENICIA                        CA         94510       SFD        7.000         6.500        $ 2,631.28        360
4224811       ISLE OF PALMS                  SC         29451       SFD        7.500         6.500        $ 2,894.75        360
4225601       BERKELEY                       CA         94702       SFD        7.500         6.500        $ 2,603.88        360
4225612       BERKELEY                       CA         94708       SFD        7.625         6.500        $ 2,831.18        360
4226028       PASADENA                       CA         91103       SFD        7.375         6.500        $ 2,230.88        360
4226128       PLEASANTON                     CA         94566       SFD        7.500         6.500        $ 2,796.86        360
4226698       WALNUT CREEK                   CA         94595       SFD        7.375         6.500        $ 3,113.57        360
4226780       BELMONT                        CA         94002       SFD        7.375         6.500        $ 2,002.96        360
4226847       NEWPORT BEACH                  CA         92662       SFD        7.000         6.500        $ 2,860.14        360
4226868       SANTA MONICA                   CA         90403       HCO        7.125         6.500        $ 2,694.88        360
4227680       SAN BRUNO                      CA         94066       SFD        7.500         6.500        $ 2,335.38        360
4228210       SAN JOSE                       CA         95121       SFD        7.750         6.500        $ 2,847.74        360
4228214       SANTA MONICA                   CA         90405       SFD        7.250         6.500        $ 3,069.80        360
4228237       ORANGE                         CA         92867       SFD        7.000         6.500        $ 2,202.16        360
4228908       TRINIDAD                       CA         95570       SFD        7.375         6.500        $ 2,175.63        360
4229496       SUN VALLEY                     ID         83353       SFD        7.000         6.500        $ 4,324.47        360
4229687       AREA OF CAMARILLO              CA         93012       SFD        6.875         6.500        $ 5,058.36        360
4230335       LARGO                          FL         33774       SFD        6.750         6.483        $ 3,697.01        360
4230372       SAN JOSE                       CA         95120       SFD        7.000         6.500        $ 4,324.47        360
4230375       PLEASANTON                     CA         94566       SFD        7.375         6.500        $ 2,403.55        360
4230406       GRANITE BAY                    CA         95746       SFD        6.875         6.500        $ 3,381.87        360
4230809       SAN FRANCISCO                  CA         94116       SFD        6.750         6.483        $ 2,464.68        360
4232051       WALNUT CREEK                   CA         94598       SFD        7.375         6.500        $ 2,755.80        360
4232326       KENSINGTON                     CA         94708       SFD        7.375         6.500        $ 3,914.41        360
4232706       BODEGA BAY                     CA         94923       SFD        6.875         6.500        $ 3,140.12        360
4232837       CUPERTINO                      CA         95014       SFD        7.375         6.500        $ 2,963.00        360
4232936       PLEASANTON                     CA         94566       SFD        7.375         6.500        $ 2,375.93        360
4233092       LAGUNA NIGUEL                  CA         92677       SFD        7.375         6.500        $ 4,489.39        360
4233103       NAPA                           CA         94558       SFD        7.375         6.500        $ 2,210.16        360
4233181       PLEASANTON                     CA         94588       SFD        7.250         6.500        $ 2,376.02        360
4233626       PLEASANTON                     CA         94566       SFD        7.250         6.500        $ 2,486.54        360
4233685       DALY CITY                      CA         94014       SFD        6.875         6.500        $ 2,102.18        360
4233734       COPPEROPOLIS                   CA         95228       SFD        7.125         6.500        $ 4,379.17        360
4233764       SUPERIOR                       CO         80027       SFD        7.375         6.500        $ 4,489.05        360
4233783       SANTA CLARITA ARE              CA         91321       SFD        7.375         6.500        $ 3,715.84        360
4233809       MARTINEZ                       CA         94553       SFD        7.375         6.500        $ 2,921.56        360
4233816       MORAGA                         CA         94556       SFD        7.000         6.500        $ 3,725.70        360
4233992       WALNUT CREEK                   CA         94598       SFD        7.250         6.500        $ 2,387.62        360
4234111       DANVILLE                       CA         94526       SFD        7.375         6.500        $ 3,108.04        360
4234785       LITTLETON                      CO         80130       SFD        7.500         6.500        $ 2,055.69        360
4234841       BELMONT                        CA         94002       SFD        7.000         6.500        $ 2,661.21        360
4234869       DANA POINT                     CA         92629       SFD        6.750         6.483        $ 2,853.84        360
4234899       SAN JOSE                       CA         95120       SFD        7.250         6.500        $ 3,908.87        360
4234907       WALNUT SHADE                   MO         65771       SFD        7.000         6.500        $ 2,135.63        360
4234937       OAKLAND                        CA         94611       SFD        7.250         6.500        $ 3,386.67        360
4234960       LAKE FOREST                    CA         92630       SFD        7.375         6.500        $ 3,018.25        360
4235383       LOS GATOS                      CA         95032       SFD        7.375         6.500        $ 2,448.45        360
4235558       WALNUT CREEK                   CA         94596       SFD        7.250         6.500        $ 3,294.92        360
4235588       LAS VEGAS                      NV         89121       LCO        7.750         6.500        $ 3,223.86        360
4235732       ALAMO                          CA         94507       SFD        7.125         6.500        $ 6,186.76        360
4235733       WALNUT CREEK                   CA         94596       SFD        7.250         6.500        $ 2,271.65        360
4235734       LIVERMORE                      CA         94550       SFD        7.375         6.500        $ 2,217.07        360
4235759       MORGAN HILL                    CA         95037       SFD        6.750         6.483        $ 2,853.84        360
4235770       MILPITAS                       CA         95035       SFD        7.375         6.500        $ 2,394.92        360
4235890       PLEASANTON                     CA         94566       SFD        7.375         6.500        $ 4,606.81        360
4236541       PEBBLE BEACH                   CA         93953       SFD        7.250         6.500        $ 3,035.69        360
4236861       SAN MATEO                      CA         94401       SFD        7.250         6.500        $ 2,504.96        360
4236866       ALAMO                          CA         94507       SFD        7.375         6.500        $ 2,990.63        360
4236867       LAFAYETTE                      CA         94549       SFD        7.000         6.500        $ 2,927.34        360
4236910       PLEASANTON                     CA         94566       SFD        7.375         6.500        $ 2,852.49        360
4236911       HEALDSBURG                     CA         95448       SFD        7.000         6.500        $ 3,326.52        360
4236977       SANTA ROSA                     CA         95404       SFD        7.875         6.500        $ 2,646.51        360
4237201       ANNAPOLIS                      MD         21401       SFD        6.875         6.500        $ 2,207.28        360
4237600       JEMEZ SPRINGS                  NM         87025       SFD        7.250         6.500        $ 3,820.19        360
4237808       STAMFORD                       CT         06902       SFD        7.250         6.500        $ 2,182.97        360
4237850       MARLBORO                       NJ         07746       SFD        7.250         6.500        $ 2,251.19        360
4237911       GREAT NECK                     NY         11021       SFD        6.875         6.500        $ 4,270.04        360
4238099       GEORGETOWN                     SC         29440       SFD        7.375         6.500        $ 4,333.99        360
4239025       MOUNTAIN VIEW                  CA         94040       SFD        7.375         6.500        $ 2,880.12        360
4239211       NEW YORK                       NY         10013       COP        7.375         6.500        $ 3,961.03        360
4239247       SAN DIEGO                      CA         92130       SFD        6.500         6.233        $ 3,918.83        360
4239425       WELLINGTON                     FL         33414       SFD        7.250         6.500        $ 1,982.14        360
4239473       MOUNT AIRY                     MD         21771       SFD        7.000         6.500        $ 4,324.47        360
4239477       DARDENNE PRAIRIE               MO         63366       SFD        7.375         6.500        $ 2,119.72        360
4239772       WILSON                         WY         83025       SFD        7.500         6.500        $ 6,292.93        360
4240331       IRVINE                         CA         92612       SFD        7.500         6.500        $ 4,374.29        360
4242471       HIGHLAND MILLS                 NY         10930       SFD        7.000         6.500        $ 2,288.65        360
4242854       ROSEVILLE                      CA         95746       SFD        7.625         6.500        $ 2,171.16        360
4242899       BRIARCLIFF MANOR               NY         10510       SFD        7.125         6.500        $ 4,202.66        360
4243029       SAN FRANCISCO                  CA         94110       SFD        7.875         6.500        $ 2,804.57        360
4243829       MONTAUK                        NY         11954       SFD        6.875         6.500        $ 3,843.04        360
4245120       NEW YORK                       NY         10012       COP        7.250         6.500        $ 5,116.33        360
4245564       STATEN ISLAND                  NY         10312       SFD        7.125         6.500        $ 1,953.79        360
4246291       BROOKLYN                       NY         11201       COP        7.250         6.500        $ 3,799.73        360
4246455       WEST ISLIP                     NY         11795       SFD        6.750         6.483        $ 3,152.19        360
4247252       HONOLULU                       HI         96821       SFD        7.125         6.500        $ 3,712.19        360
4248016       NAPA                           CA         94558       SFD        7.500         6.500        $ 2,916.77        360
4248270       SMITHTOWN                      NY         11787       SFD        7.000         6.500        $ 2,029.18        360
4248519       CAMBRIDGE                      MA         02139       LCO        6.875         6.500        $ 3,148.01        360
4248566       FOREST HILLS                   NY         11385       SFD        7.375         6.500        $ 2,072.03        360
4248745       PORT WASHINGTON                NY         11050       SFD        7.000         6.500        $ 2,102.36        360
4248833       SANTA FE                       NM         87505       SFD        7.375         6.500        $ 4,489.39        360
4249356       SALINAS                        CA         93906       SFD        7.500         6.500        $ 2,097.65        360
4249394       OAKLAND                        CA         94603       SFD        8.750         6.500        $ 1,289.41        360
4249732       GREENLAWN                      NY         11740       SFD        7.250         6.500        $ 2,050.04        360
4250570       BASKING RIDGE                  NJ         07920       SFD        7.000         6.500        $ 3,019.81        360
4251067       WESTPORT                       CT         06880       SFD        8.000         6.500        $ 2,935.06        360
4251079       NORTH READING                  MA         01864       SFD        7.375         6.500        $ 4,144.05        360
4251128       RINCON                         GA         31326       SFD        7.250         6.500        $ 2,176.14        360
4252236       WHITESTONE                     NY         11357       MF2        7.625         6.500        $ 2,725.01        360
4252328       ORIENT                         NY         11957       SFD        7.625         6.500        $ 2,441.89        360
4252910       CARSLBAD                       CA         92009       SFD        7.000         6.500        $ 3,398.04        360
4254440       OLNEY                          MD         20832       SFD        7.750         6.500        $ 2,865.65        360
4254554       NEWPORT BEACH                  CA         92663       SFD        6.875         6.500        $ 2,562.03        360
4254571       CANTON                         MI         48187       SFD        7.500         6.500        $ 2,170.36        360
4255547       NEWTOWN SQUARE                 PA         19073       SFD        7.500         6.500        $ 2,684.99        360
4255671       SONORA                         CA         95370       SFD        7.125         6.500        $ 2,863.31        360
4255823       MORRISTOWN                     NJ         07961       SFD        7.375         6.500        $ 2,154.91        360
4255845       KENNETT SQUARE                 PA         19348       SFD        7.250         6.500        $ 2,217.08        360
4255919       TEWKSBURY                      MA         01876       SFD        7.000         6.500        $ 2,312.18        360
4256941       KINNELON                       NJ         07405       SFD        6.875         6.500        $ 4,132.09        360
4257147       CLARKSVILLE                    MD         21029       SFD        7.500         6.500        $ 6,992.15        360
4257166       HUNTINGTON BEACH               CA         92648       SFD        7.000         6.500        $ 2,215.46        360
4257662       ORINDA                         CA         94563       SFD        6.875         6.500        $ 2,432.28        360
4257842       FRESH MEADOWS                  NY         11365       SFD        7.375         6.500        $ 2,797.24        360
4258946       LOS ANGELES                    CA         91403       SFD        7.375         6.500        $ 6,789.34        360
4259328       FALLS CHURCH                   VA         22043       SFD        7.750         6.500        $ 3,660.87        360
4260039       LOS ALTOS                      CA         94024       SFD        7.375         6.500        $ 2,900.84        360
4260052       HUNTINGTON BEACH               CA         92648       SFD        7.250         6.500        $ 3,629.18        360
4260094       REDONDO BEACH                  CA         90277       SFD        7.875         6.500        $ 2,392.73        360
4260280       PLANO                          TX         75093       SFD        7.500         6.500        $ 2,796.86        360
4260304       ROANOKE                        VA         24014       SFD        7.500         6.500        $ 2,097.65        360
4260862       ETNA                           NH         03750       SFD        8.000         6.500        $ 3,081.81        360
4261048       LOS OSOS                       CA         93402       SFD        7.375         6.500        $ 2,227.43        360
4261075       UNION CITY                     CA         94587       SFD        7.625         6.500        $ 3,715.92        360
4261147       OLNEY                          MD         20832       SFD        7.250         6.500        $ 2,440.69        240
4261156       LA JOLLA                       CA         92037       SFD        7.250         6.500        $ 2,387.62        360
4261236       SAN JOSE                       CA         95129       SFD        7.250         6.500        $ 2,172.74        360
4261391       BROOKLYN                       NY         11215       MF2        7.500         6.500        $ 2,936.71        360
4262335       FAIRFIELD                      CA         94533       SFD        7.500         6.500        $ 2,062.69        360
4262392       OAKLAND                        CA         94605       SFD        6.875         6.500        $ 2,627.72        360
4262780       REDWOOD CITY                   CA         94062       SFD        7.000         6.500        $ 4,324.47        360
4263063       MONTCLAIR                      NJ         07042       SFD        7.500         6.500        $ 2,808.05        360
4263490       NORTH MIAMI BEACH              FL         33180       SFD        7.500         6.500        $ 2,181.55        360
4264254       HENDERSON                      NV         89123       SFD        7.750         6.500        $ 2,726.67        360
4264885       WADING RIVER                   NY         11792       SFD        7.875         6.500        $   869.36        360
4265420       BETHESDA                       MD         20814       SFD        7.000         6.500        $ 2,975.24        360
4265743       BELTON                         MO         64012       SFD        7.500         6.500        $ 1,284.81        360
4265800       NEW YORK                       NY         10021       COP        7.375         6.500        $ 3,798.71        360
4266130       ASHBURN                        VA         20147       SFD        7.250         6.500        $ 2,640.03        360
4266241       BELLEVUE                       WA         98004       SFD        7.375         6.500        $ 3,566.31        360
4266461       BETHESDA                       MD         20817       SFD        7.500         6.500        $ 2,884.61        360
4266520       GREAT FALLS                    VA         22066       SFD        7.125         6.500        $ 4,763.19        360
4266623       WOODSTOCK                      NY         12498       SFD        7.375         6.500        $ 6,216.08        360
4267155       SOUTH RIDING                   VA         20124       SFD        7.250         6.500        $ 2,672.77        360
4267226       SCARSDALE                      NY         10583       SFD        7.250         6.500        $ 3,069.79        360
4267435       DANBURY                        CT         06811       SFD        7.000         6.500        $ 2,368.48        360
4267651       CONCORD                        CA         94521       SFD        7.125         6.500        $   896.05        360
4268305       LIVERMORE                      CA         94550       SFD        7.125         6.500        $ 2,694.88        360
4268360       CUPERTINO                      CA         95014       SFD        6.875         6.500        $ 4,270.04        360
4268517       WRENTHAM                       MA         02093       SFD        7.375         6.500        $ 2,141.10        360
4269127       AUSTIN                         TX         78730       SFD        6.625         6.358        $ 3,065.81        360
4269469       WOODLAND HILLS                 CA         91367       LCO        6.875         6.500        $   998.54        360
4269502       MINNETONKA                     MN         55305       SFD        7.250         6.500        $ 6,821.76        360
4269640       SAN JOSE                       CA         95126       SFD        6.625         6.358        $ 3,042.76        360
4269831       LOS ANGELES CHATWORT           CA         91311       SFD        7.000         6.500        $ 2,496.22        360
4270452       SYOSSET                        NY         11791       SFD        7.000         6.500        $ 3,259.99        360
4271364       PILOT HILL                     CA         95664       SFD        7.250         6.500        $ 2,524.05        360
4271955       LAS VEGAS                      NV         89135       SFD        7.375         6.500        $ 2,375.93        360
4272329       DARNESTOWN                     MD         20874       SFD        7.125         6.500        $ 3,368.60        360
4272588       WEST NYACK                     NY         10994       SFD        7.500         6.500        $ 1,986.12        360
4272925       HICKORY                        NC         28601       SFD        7.500         6.500        $ 2,508.79        360
4272943       HAWORTH                        NJ         07641       SFD        6.875         6.500        $ 2,496.33        360
4273122       STEVENSON RANCH                CA         91381       SFD        7.250         6.500        $ 2,126.34        360
4273233       HARTSDALE                      NY         10530       SFD        7.375         6.500        $ 2,442.23        360
4273367       RIVERSIDE                      CA         92504       SFD        7.250         6.500        $ 2,537.70        360
4274068       ALAMO                          CA         94507       SFD        7.000         6.500        $ 3,446.27        360
4274158       LAS VEGAS                      NV         89149       SFD        7.375         6.500        $ 2,558.26        360
4274217       SAN DIEGO  LA JOLLA            CA         92037       SFD        7.125         6.500        $ 3,031.74        360
4274442       COTO DE CAZA                   CA         92679       SFD        7.125         6.500        $ 3,873.89        360
4274467       WOODCLIFF LAKE                 NJ         07677       SFD        7.000         6.500        $ 2,661.21        360
4274724       RANDOM LAKE                    WI         53075       SFD        7.375         6.500        $ 3,108.04        360
4275267       SAN FRANCISCO                  CA         94131       SFD        7.750         6.500        $ 2,162.14        360
4275304       LAFAYETTE                      CA         94549       SFD        7.250         6.500        $ 2,728.71        360
4276087       MELVILLE                       NY         11747       SFD        7.750         6.500        $ 4,576.44        360
4276406       MALIBU                         CA         90265       LCO        6.875         6.500        $ 1,970.79        360
4276541       OLYMPIA                        WA         98512       SFD        7.250         6.500        $ 2,796.92        360
4276677       RANCHO CUCAMONGA               CA         91739       SFD        7.375         6.500        $ 2,467.78        360
4276881       WEST ORANGE                    NJ         07052       SFD        7.250         6.500        $ 2,073.82        360
4277634       ST. LOUIS                      MO         63117       SFD        7.375         6.500        $ 2,417.37        360
4277727       FALLS CHURCH                   VA         22042       SFD        6.500         6.233        $ 2,275.45        360
4277754       WILLIAMSBURG                   VA         23188       SFD        7.000         6.500        $ 2,410.39        360
4278474       DARIEN                         CT         06820       SFD        6.625         6.358        $ 2,241.09        360
4278882       FAIRFAX                        VA         22032       SFD        7.625         6.500        $ 2,180.01        360
4279004       DENVER                         CO         80220       SFD        7.250         6.500        $ 2,421.73        360
4279106       ST JOSEPH                      MO         64505       SFD        7.250         6.500        $ 3,655.10        360
4279367       MIDDLE ISLAND                  NY         11953       SFD        7.875         6.500        $ 1,087.60        360
4279515       FREMONT                        CA         94538       SFD        6.875         6.500        $ 2,680.27        360
4279739       SAN JOSE                       CA         95133       SFD        7.250         6.500        $ 1,534.90        360
4279960       BOSTON                         MA         02116       LCO        7.500         6.500        $ 4,195.29        360
4280166       LAGUNA BEACH                   CA         92651       SFD        7.875         6.500        $ 5,075.49        360
4280563       RIDGEFIELD                     CT         06877       SFD        7.375         6.500        $ 2,348.30        360
4281138       SUPERIOR                       CO         80027       SFD        7.000         6.500        $ 2,661.21        360
4281247       CHARLOTTE                      NC         28209       SFD        7.500         6.500        $ 3,356.23        360
4281372       STANFORD                       CT         06907       SFD        7.500         6.500        $ 2,651.42        360
4281373       ALPHARETTA                     GA         30022       SFD        6.875         6.500        $ 3,009.72        360
4281577       SAINT CHARLES                  IL         60175       SFD        7.250         6.500        $ 2,513.82        360
4281975       BRIGHTON                       MI         48116       SFD        7.125         6.500        $ 2,425.39        360
4282070       BETHESDA                       MD         20817       SFD        7.000         6.500        $ 5,322.42        360
4282159       SHREWSBURY                     NJ         07702       SFD        6.875         6.500        $ 2,299.26        360
4282308       REISTERSTOWN                   MD         21136       SFD        7.500         6.500        $ 2,866.78        360
4282391       LLOYD HARBOR                   NY         11743       SFD        6.625         6.358        $ 3,201.55        360
4282413       BURNSVILLE                     MN         55306       SFD        7.000         6.500        $ 3,869.40        360
4282731       BIRMINGHAM                     MI         48009       SFD        7.000         6.500        $ 4,324.47        360
4283027       SAINT JAMES                    NY         11780       SFD        7.875         6.500        $ 1,435.64        360
4283199       ALBUQUERQUE                    NM         87107       SFD        7.125         6.500        $ 2,748.77        360
4283344       LEESBURG                       VA         20175       SFD        7.250         6.500        $ 3,918.08        360
4283530       PHOENIXVILLE                   PA         19460       SFD        7.250         6.500        $ 2,210.26        360
4283576       UNIVERSITY PARK                TX         75225       SFD        7.500         6.500        $ 3,999.51        360
4283665       ROSWELL                        GA         30076       SFD        7.250         6.500        $ 3,751.97        360
4283674       VIRGINIA BEACH                 VA         23455       SFD        7.625         6.500        $ 2,487.90        360
4283897       JERSEY CITY                    NJ         07302       HCO        7.625         6.500        $ 4,600.66        360
4284057       WILLOW                         NY         12495       SFD        7.500         6.500        $ 4,544.89        360
4284082       NEEDHAM                        MA         02492       SFD        7.125         6.500        $ 2,829.62        360
4284141       AUSTIN                         TX         78735       SFD        7.250         6.500        $ 4,417.10        360
4285065       CHURCHVILLE                    PA         18966       SFD        7.250         6.500        $ 2,547.27        360
4285116       LOS GATOS                      CA         95032       MF2        7.375         6.500        $ 3,038.98        360
4285198       RICHMOND HILL                  NY         11419       MF2        7.875         6.500        $ 2,682.76        360
4285579       NEW MILFORD                    CT         06776       SFD        7.625         6.500        $ 3,089.52        360
4285782       DOYLESTOWN                     PA         18901       SFD        7.250         6.500        $ 3,178.95        360
4285786       AUDUBON                        PA         19403       SFD        7.375         6.500        $ 2,493.14        360
4285924       MEDIA                          PA         19063       SFD        6.625         6.358        $ 2,526.03        360
4285974       ROSEMOUNT                      MN         55068       SFD        7.250         6.500        $ 2,728.71        360
4286245       SAN JOSE                       CA         95125       SFD        7.500         6.500        $ 2,615.07        360
4286362       WESTHAMPTON BEACH              NY         11978       SFD        7.750         6.500        $ 3,223.86        360
4286727       GRANITE BAY                    CA         95746       SFD        7.000         6.500        $ 6,653.03        360
4286844       VISTA                          CA         92083       SFD        7.000         6.500        $ 2,494.89        360
4286869       CARMICHAEL                     CA         95608       SFD        7.375         6.500        $ 2,165.27        360
4286893       BLOWING ROCK                   NC         28605       SFD        7.125         6.500        $ 3,705.46        360
4286895       MILLBURN                       NJ         07041       SFD        6.875         6.500        $ 2,299.26        360
4287045       WEST NEW YORK                  NJ         07093       LCO        7.000         6.500        $ 2,860.81        360
4287211       SOUTHAMPTON                    NY         11968       SFD        7.625         6.500        $ 3,435.64        360
4287243       MENLO PARK                     CA         94025       SFD        7.250         6.500        $ 3,099.13        360
4287754       MANASSAS                       VA         20112       SFD        7.000         6.500        $ 2,077.07        360
4287982       DEVON                          PA         19333       SFD        7.375         6.500        $ 4,144.06        360
4288127       GLEN RIDGE                     NJ         07028       SFD        7.125         6.500        $ 2,694.88        360
4288143       STAMFORD                       CT         06907       SFD        7.000         6.500        $ 3,395.71        360
4288438       MARSHFIELD                     MA         02050       SFD        7.000         6.500        $ 2,541.46        360
4288576       MERCER ISLAND                  WA         98040       SFD        7.125         6.500        $ 2,002.30        360
4288653       SHORT HILLS                    NJ         07078       SFD        7.125         6.500        $ 4,042.32        360
4288658       NAPERVILLE                     IL         60564       SFD        7.125         6.500        $ 2,459.08        360
4288931       MARIETTA                       GA         30152       SFD        7.375         6.500        $ 2,632.86        360
4289340       NEW YORK                       NY         10023       COP        7.000         6.500        $ 2,619.63        360
4289488       POOLESVILLE                    MD         20837       SFD        6.875         6.500        $ 2,578.41        240
4289489       POTOMAC FALLS                  VA         20165       SFD        7.250         6.500        $ 2,479.71        360
4289509       STAMFORD                       CT         06903       SFD        7.125         6.500        $ 3,694.91        240
4289557       LIVERMORE                      CA         94550       SFD        7.125         6.500        $ 3,260.80        360
4289560       STEVENSON RANCH                CA         91381       SFD        7.500         6.500        $ 2,675.54        360
4289683       LA JOLLA                       CA         92037       LCO        7.375         6.500        $ 4,489.39        360
4289703       SUDBURY                        MA         01776       SFD        7.000         6.500        $ 2,494.89        360
4289811       CASTAIC                        CA         91384       SFD        7.500         6.500        $ 2,136.80        360
4289944       LIDO BEACH                     NY         11561       SFD        7.500         6.500        $ 3,097.52        360
4290195       AVON                           CT         06001       SFD        7.250         6.500        $ 2,246.38        360
4290237       RANCHO SANTA MARGARITA         CA         92688       SFD        7.500         6.500        $ 2,549.69        360
4290238       ASHBURN                        VA         20147       SFD        6.875         6.500        $ 2,776.84        360
4290315       LOCUST VALLEY                  NY         11560       SFD        7.000         6.500        $ 1,942.69        360
4290395       MATTITUCK                      NY         11952       SFD        7.500         6.500        $ 2,423.76        360
4291193       LOS ANGELES                    CA         90049       SFD        6.875         6.500        $ 6,569.29        360
4291302       POINT PLEASANT                 NJ         08742       SFD        7.000         6.500        $ 1,995.91        360
4291380       SARASOTA                       FL         34236       SFD        7.125         6.500        $ 2,762.25        360
4291644       CORTE MADERA                   CA         94925       SFD        7.125         6.500        $ 2,408.55        360
4291650       RANCHOS DE TAOS                NM         87557       SFD        7.125         6.500        $ 3,206.90        360
4291678       BROOKLYN                       NY         11222       SFD        7.500         6.500        $ 2,796.86        360
4291692       BROOKLYN                       NY         11215       COP        7.500         6.500        $ 2,237.49        360
4291694       CITY ISLAND                    NY         10464       SFD        7.125         6.500        $ 3,974.94        360
4291721       INDEPENDENCE                   MN         55359       SFD        7.500         6.500        $ 2,471.03        360
4291785       DAVIDSONVILLE                  MD         21035       PUD        7.625         6.500        $ 3,201.00        360
4291960       CHANHASSEN                     MN         55331       SFD        7.375         6.500        $ 1,181.06        360
4292004       CARMEL VALLEY                  CA         93924       SFD        7.000         6.500        $ 2,381.79        360
4292040       BIXBY                          OK         74008       SFD        7.500         6.500        $ 3,496.07        360
4292056       EDMOND                         OK         73003       SFD        7.000         6.500        $ 3,752.31        360
4292100       FRANKLIN                       MA         02038       SFD        6.875         6.500        $ 2,118.60        360
4292224       SOMERS                         NY         10589       SFD        6.750         6.483        $ 3,028.95        360
4292414       LOS ANGELES                    CA         91436       SFD        7.125         6.500        $ 6,737.19        360
4292628       BROOKLYN                       NY         11231       MF2        7.625         6.500        $ 4,246.76        360
4292706       JERICHO                        NY         11753       SFD        7.500         6.500        $ 2,908.73        360
4292742       GRANITE BAY                    CA         95746       SFD        6.875         6.500        $ 3,711.65        360
4292784       LOS ALTOS HILLS                CA         94022       SFD        7.125         6.500        $ 5,052.89        360
4292878       WOODINVILLE                    WA         98072       SFD        6.875         6.500        $ 2,364.95        360
4292982       WASHINGTON                     DC         20012       SFD        8.250         6.500        $ 4,338.57        360
4293095       BOZEMAN                        MT         59715       SFD        7.375         6.500        $ 2,486.43        360
4293119       LUTHERVILLE                    MD         21093       SFD        7.000         6.500        $ 2,384.44        360
4293172       RANCHO SANTA MARQUERITA        CA         92688       SFD        7.250         6.500        $ 2,961.67        360
4293308       ANNAPOLIS                      MD         21401       SFD        6.875         6.500        $ 5,912.36        360
4293366       SAN JOSE                       CA         95125       SFD        7.125         6.500        $ 3,510.08        360
4293428       MORGAN HILL                    CA         95037       SFD        7.500         6.500        $ 4,265.21        360
4293441       SUDBURY                        MA         01776       SFD        7.000         6.500        $ 1,961.68        360
4293557       DANVILLE                       CA         94506       SFD        6.875         6.500        $ 2,956.18        360
4293634       CORONA                         NY         11368       MF2        7.625         6.500        $ 1,783.65        360
4293818       UNION CITY                     CA         94587       LCO        7.375         6.500        $ 2,353.14        360
4293857       WATERTOWN                      MA         02472       SFD        7.000         6.500        $ 2,713.55        240
4293904       SAN JOSE                       CA         95138       SFD        7.375         6.500        $ 2,717.81        360
4293962       EAST NORWICH                   NY         11732       SFD        6.875         6.500        $ 2,135.02        360
4294273       EDGEWATER                      MD         21037       SFD        7.125         6.500        $ 2,021.16        360
4294334       SOLEBURY TOWNSHIP              PA         18938       SFD        7.500         6.500        $ 2,410.89        360
4294515       MONROE TOWNSHIP                NJ         08831       SFD        7.375         6.500        $ 3,453.38        360
4295099       GRANADA HILLS  L.A.            CA         91344       SFD        7.250         6.500        $ 2,147.15        360
4295158       LAGUNA BEACH                   CA         92651       SFD        7.125         6.500        $ 3,132.80        360
4295478       FAIRFAX STATION                VA         22039       SFD        7.000         6.500        $ 1,995.91        360
4295533       SCOTTSDALE                     AZ         85255       SFD        7.250         6.500        $ 2,926.54        360
4296094       LA JOLLA                       CA         92037       SFD        7.000         6.500        $ 5,490.41        360
4296250       NEW YORK                       NY         10024       COP        7.250         6.500        $ 5,065.16        360
4296256       CARLSBAD                       CA         92009       SFD        6.750         6.483        $ 3,567.29        360
4296324       BETHESDA                       MD         20814       SFD        7.000         6.500        $ 1,965.31        360
4296610       KANSAS CITY                    MO         64112       SFD        7.625         6.500        $ 4,600.66        360
4296862       SAN JOSE                       CA         95118       SFD        7.250         6.500        $ 2,769.64        360
4296985       FAIRFAX                        VA         22030       SFD        7.250         6.500        $ 2,217.08        360
4296990       SALINAS                        CA         93906       SFD        7.000         6.500        $ 1,896.12        360
4297121       RALEIGH                        NC         27614       SFD        7.000         6.500        $ 1,995.91        360
4297391       DOUGLASTON                     NY         11362       LCO        7.750         6.500        $ 3,209.53        360
4297534       POTOMAC FALLS                  VA         20165       SFD        7.000         6.500        $ 2,383.11        360
4297546       STEVENSON RANCH                CA         91381       SFD        7.250         6.500        $ 2,636.95        360
4297632       SAN MATEO                      CA         94402       SFD        7.250         6.500        $ 3,414.98        360
4297665       SAN JOSE                       CA         95138       SFD        6.750         6.483        $ 4,215.89        360
4297717       NEW CITY                       NY         10956       SFD        7.125         6.500        $ 2,004.32        360
4297828       HERCULES                       CA         94547       SFD        7.500         6.500        $ 2,880.77        360
4298069       POOLESVILLE                    MD         20837       SFD        7.000         6.500        $ 2,109.01        360
4298935       GLENVIEW                       IL         60025       SFD        8.000         6.500        $ 8,585.05        360
4298988       POWAY                          CA         92064       PUD        7.000         6.500        $ 2,541.46        360
4299035       ASHBURN                        VA         20147       SFD        7.375         6.500        $ 2,691.22        360
4299163       HONOLULU                       HI         96825       SFD        7.250         6.500        $ 4,434.15        360
4299204       NEWPORT BEACH                  CA         92663       MF2        7.375         6.500        $ 3,862.26        360
4299235       SAN FRANCISCO                  CA         94109       LCO        7.000         6.500        $ 3,193.46        360
4299249       DERWOOD                        MD         20855       SFD        6.750         6.483        $ 2,912.21        360
4299263       SIMI VALLEY                    CA         93063       SFD        7.000         6.500        $ 2,561.41        360
4299320       DANBURY                        CT         06811       SFD        7.125         6.500        $ 2,371.49        360
4299398       CONCORD                        MA         01742       SFD        7.125         6.500        $ 4,379.18        360
4299559       LOVETTSVILLE                   VA         20180       SFD        7.375         6.500        $ 2,040.95        360
4299628       MADISON                        NJ         07940       SFD        7.500         6.500        $ 3,543.62        360
4299783       HALF MOON BAY                  CA         94019       SFD        6.875         6.500        $ 2,555.46        360
4299820       NAPLES                         FL         34108       SFD        7.000         6.500        $ 3,008.35        360
4299829       ST PETERSBURG                  FL         33704       SFD        7.000         6.500        $ 2,195.50        360
4299918       SMITHTOWN                      NY         11787       SFD        7.875         6.500        $ 2,465.24        360
4299935       PALO ALTO                      CA         94306       SFD        6.625         6.358        $ 2,945.44        360
4300092       OAKTON                         VA         22124       SFD        7.250         6.500        $ 4,270.42        360
4300162       SUWANEE                        GA         30024       SFD        7.125         6.500        $ 2,290.65        360
4300163       TUCSON                         AZ         85704       SFD        7.500         6.500        $ 5,178.04        360
4300211       ALPHARETTA                     GA         30004       SFD        6.875         6.500        $ 2,627.72        360
4300368       EDGEWATER                      MD         21037       PUD        7.000         6.500        $ 2,955.61        360
4300467       YORKTOWN HEIGHTS               NY         10598       SFD        7.500         6.500        $ 2,461.24        360
4300529       CORAL GABLES                   FL         33146       SFD        6.750         6.483        $ 2,497.10        360
4300618       NORTH ANDOVER                  MA         01845       SFD        6.875         6.500        $ 3,875.88        360
4300644       BRYN MAWR                      PA         19010       SFD        6.750         6.483        $ 2,594.40        360
4300731       ROBBINSVILLE                   NJ         08691       SFD        7.250         6.500        $ 2,128.39        360
4300847       COLD SPRING                    NY         10516       SFD        6.750         6.483        $ 2,087.43        360
4300880       CONCORD                        CA         94521       SFD        7.000         6.500        $ 2,827.54        360
4300884       RAMONA                         CA         92065       SFD        7.250         6.500        $ 2,837.86        360
4300974       MCLEAN                         VA         22102       SFD        7.375         6.500        $ 4,213.12        360
4301286       ANDOVER                        MA         01810       SFD        6.750         6.483        $ 2,659.26        360
4301341       REDWOOD CITY                   CA         94062       SFD        7.250         6.500        $ 2,810.57        360
4301454       MARIETTA                       GA         30068       SFD        6.875         6.500        $ 2,154.07        360
4301637       PACIFIC PALISADES              CA         90272       SFD        7.125         6.500        $ 3,058.69        360
4301684       ASHBURN                        VA         20147       SFD        7.500         6.500        $ 2,404.25        360
4301777       CHESTER                        NJ         07930       SFD        6.750         6.483        $ 4,540.19        360
4301796       CORTLANDT MANOR                NY         10567       SFD        6.750         6.483        $ 2,516.57        360
4301820       WASHINGTON                     DC         20015       SFD        6.750         6.483        $ 2,353.12        360
4301839       SUNNYVALE                      CA         94087       SFD        6.875         6.500        $ 4,237.20        360
4301931       GLEN HEAD                      NY         11545       SFD        7.375         6.500        $ 3,978.29        360
4301939       WILTON MANORS                  FL         33305       SFD        7.375         6.500        $ 2,594.18        360
4302076       RALEIGH                        NC         27617       SFD        7.000         6.500        $ 2,277.00        360
4302167       DANVILLE                       CA         94506       SFD        7.125         6.500        $ 2,675.34        360
4302364       SAN DIEGO                      CA         92129       SFD        7.125         6.500        $ 2,614.03        360
4302400       DANVILLE                       CA         94506       SFD        7.000         6.500        $ 3,188.13        360
4302425       ACTON                          MA         01720       SFD        7.250         6.500        $ 2,455.84        360
4302514       RENO                           NV         89509       SFD        7.375         6.500        $ 3,563.88        360
4302534       SAN MATEO                      CA         94403       SFD        7.625         6.500        $ 3,715.92        360
4302561       SAN FRANCISCO                  CA         94118       SFD        6.750         6.483        $ 3,087.33        360
4302569       PORTLAND                       OR         97236       SFD        7.125         6.500        $ 2,262.84        360
4302773       RICHMOND                       CA         94803       SFD        7.250         6.500        $ 2,251.18        360
4302859       MILLBRAE                       CA         94030       SFD        7.125         6.500        $ 3,772.83        360
4302957       SAN FRANCISCO                  CA         94134       SFD        7.000         6.500        $ 2,188.85        360
4303070       MIAMI                          FL         33140       HCO        6.875         6.500        $ 1,891.96        360
4303134       CARLSBAD                       CA         92009       SFD        7.000         6.500        $ 2,561.42        360
4303154       TRABUCO CANYON                 CA         92688       SFD        6.875         6.500        $ 2,200.72        360
4303437       SAN JOSE                       CA         95120       SFD        6.625         6.358        $ 6,403.11        360
4303461       DOYLESTOWN TOWNSHIP            PA         18901       SFD        7.250         6.500        $ 2,177.51        360
4303489       REDWOOD CITY                   CA         94062       SFD        7.125         6.500        $ 3,806.51        360
4303514       SAN JOSE                       CA         95135       SFD        6.875         6.500        $ 3,054.72        360
4303596       CUMMING                        GA         30041       SFD        7.000         6.500        $ 2,262.03        360
4303605       LA JOLLA                       CA         92037       SFD        7.500         6.500        $ 2,622.06        360
4303703       BRANFORD                       CT         06405       SFD        6.750         6.483        $ 4,215.89        360
4304018       SAN DIEGO                      CA         92109       SFD        7.125         6.500        $ 1,930.21        360
4304042       WASHINGTON                     NJ         07882       SFD        7.625         6.500        $ 2,102.15        360
4304047       PALM HARBOR                    FL         34684       SFD        7.375         6.500        $ 2,229.50        360
4304106       WEST CHESTER                   PA         19382       SFD        7.500         6.500        $ 3,882.39        360
4304348       PALO ALTO                      CA         94306       SFD        7.375         6.500        $ 3,577.70        360
4304379       ORIENT                         NY         11957       SFD        7.375         6.500        $ 1,933.89        360
4304600       MOUNTAIN VIEW                  CA         94043       SFD        7.125         6.500        $ 2,502.20        360
4304601       CRESSKILL                      NJ         07626       SFD        6.875         6.500        $ 3,363.48        360
4304775       MOUNTAIN VIEW                  CA         94040       SFD        7.250         6.500        $ 3,492.75        360
4304832       EMERALD ISLE                   NC         28594       LCO        6.625         6.358        $ 2,215.37        360
4305083       GLEN RIDGE                     NJ         07028       SFD        7.000         6.500        $ 1,971.30        360
4305087       CARLISLE                       MA         01741       SFD        6.750         6.483        $ 3,891.59        360
4305119       CHEVY CHASE                    MD         20815       SFD        7.000         6.500        $ 2,641.26        360
4305159       SAN MATEO                      CA         94402       SFD        7.000         6.500        $ 3,326.52        360
4305169       ANAHEIM                        CA         92807       SFD        7.750         6.500        $ 2,246.67        360
4305201       LAGUNA NIGUEL                  CA         92677       PUD        7.375         6.500        $ 1,982.24        360
4305203       SLIDELL                        LA         70461       SFD        6.875         6.500        $ 1,970.79        360
4305308       WYCKOFF                        NJ         07481       SFD        7.250         6.500        $ 2,728.71        360
4305403       MALIBU                         CA         90265       SFD        7.500         6.500        $ 3,614.94        360
4305461       LAGRANGE                       KY         40031       SFD        7.375         6.500        $ 2,486.43        360
4305474       DANVILLE                       CA         94506       SFD        7.500         6.500        $ 3,126.89        360
4305484       SAN FRANCISCO                  CA         94110       LCO        6.875         6.500        $ 1,905.10        360
4305518       GLENWOOD                       MD         21738       SFD        7.500         6.500        $ 2,761.90        360
4305549       OAKLAND                        CA         94605       SFD        7.500         6.500        $ 3,496.07        360
4305575       MILL VALLEY                    CA         94941       SFD        7.125         6.500        $ 3,031.74        360
4305584       EAST GREENWICH                 RI         02818       SFD        7.625         6.500        $ 2,541.69        360
4305630       CARLISLE                       MA         01741       SFD        7.375         6.500        $ 3,453.38        360
4305723       CHALFONT                       PA         18914       SFD        7.375         6.500        $ 1,989.14        360
4305743       ANNAPOLIS                      MD         21403       LCO        6.875         6.500        $ 2,253.27        360
4305845       COLORADO SPRINGS               CO         80906       SFD        6.750         6.483        $ 2,574.94        360
4305862       COLLEYVILLE                    TX         76034       SFD        7.000         6.500        $ 3,326.51        360
4305873       HOLLISTON                      MA         01746       SFD        7.250         6.500        $ 2,967.47        360
4305898       PLANO                          TX         75093       SFD        7.375         6.500        $ 5,336.16        360
4306014       RIDGEFIELD                     CT         06877       SFD        7.250         6.500        $ 3,069.80        360
4306051       SAN DIEGO                      CA         92101       HCO        6.875         6.500        $ 3,126.99        360
4306113       OAKLAND                        CA         94602       SFD        7.250         6.500        $ 3,083.44        360
4306190       SHOREWOOD                      MN         55331       SFD        7.375         6.500        $ 3,505.18        360
4306291       VALENCIA                       CA         91355       SFD        7.375         6.500        $ 2,191.52        360
4306497       TUFTONBORO                     NH         03853       SFD        7.375         6.500        $ 2,348.30        360
4306529       MONROE                         GA         30656       SFD        7.000         6.500        $ 2,676.52        360
4306589       FORT WASHINGTON                MD         20744       SFD        7.375         6.500        $ 2,000.20        360
4306595       SALINE                         MI         48176       LCO        7.125         6.500        $ 2,202.12        360
4306608       SEATTLE                        WA         98112       SFD        7.625         6.500        $ 3,779.62        360
4306615       SAN JOSE                       CA         95131       SFD        7.000         6.500        $ 1,922.73        360
4306628       LAFAYETTE                      CA         94549       SFD        7.500         6.500        $ 2,482.21        360
4306674       MORRISTOWN                     NJ         07961       SFD        7.125         6.500        $ 4,379.17        360
4306686       FORT SALONGA                   NY         11768       SFD        7.500         6.500        $ 2,768.89        360
4306705       ORINDA                         CA         94563       SFD        7.500         6.500        $ 2,601.08        360
4306737       ALEXANDRIA                     VA         22308       SFD        7.750         6.500        $ 2,552.22        360
4306812       TARZANA                        CA         91356       SFD        6.875         6.500        $ 2,482.87        360
4306842       ESSEX FELLS                    NJ         07021       SFD        7.125         6.500        $ 2,612.36        360
4307058       ALTADENA                       CA         91001       SFD        7.500         6.500        $ 2,254.97        360
4307077       PYLESVILLE                     MD         21132       SFD        7.375         6.500        $ 2,051.31        360
4307078       LAGUNA BEACH                   CA         92651       SFD        7.375         6.500        $ 4,325.36        360
4307158       LOS ALTOS                      CA         94024       SFD        7.250         6.500        $ 3,690.58        360
4307217       SANDWICH                       MA         02563       SFD        7.000         6.500        $ 2,661.21        360
4307218       SHARON                         MA         02067       SFD        7.875         6.500        $ 2,726.26        360
4307274       ALISO VIEJO                    CA         92656       PUD        7.250         6.500        $ 2,657.76        360
4307348       REDONDO BEACH                  CA         90277       SFD        7.500         6.500        $ 2,461.24        360
4307366       ARLINGTON                      VA         22207       SFD        7.125         6.500        $ 2,301.42        360
4307389       SHARON                         MA         02067       SFD        7.250         6.500        $ 2,719.84        360
4307396       SCOTTSDALE                     AZ         85259       SFD        7.375         6.500        $ 2,054.76        360
4307404       FISHERVILLE                    KY         40023       SFD        7.500         6.500        $ 2,744.42        360
4307416       LOS ANGELES                    CA         90035       SFD        7.625         6.500        $ 3,344.33        360
4307434       PALO ALTO                      CA         94301       SFD        7.250         6.500        $ 5,389.20        360
4307471       TORRANCE                       CA         90505       SFD        6.750         6.483        $ 3,956.45        360
4307480       CUPERTINO                      CA         95014       SFD        7.500         6.500        $ 4,377.09        360
4307486       SAN MATEO                      CA         94404       SFD        7.375         6.500        $ 2,714.36        360
4307532       LOS ANGELES                    CA         90046       SFD        7.250         6.500        $ 4,393.22        360
4307562       SAN JOSE                       CA         95124       SFD        7.250         6.500        $ 2,646.84        360
4307588       CULVER CITY                    CA         90232       SFD        7.375         6.500        $ 2,351.75        360
4307638       SUMMIT                         NJ         07901       SFD        7.125         6.500        $ 2,198.35        360
4307648       EDEN PRAIRIE                   MN         55347       SFD        7.125         6.500        $ 2,189.59        360
4307651       MARIETTA                       GA         30062       SFD        7.500         6.500        $ 2,378.03        360
4307656       LAKEWOOD                       CO         80227       SFD        7.250         6.500        $ 2,517.23        360
4307735       LITTLETON                      CO         80122       SFD        7.000         6.500        $ 2,069.10        360
4307811       LILBURN                        GA         30047       SFD        7.500         6.500        $   650.27        360
4307819       MAPLEWOOD                      MN         55119       SFD        6.875         6.500        $ 2,135.25        360
4307871       EL CAJON                       CA         92021       SFD        7.750         6.500        $ 2,435.81        360
4307888       ACCOKEEK                       MD         20607       SFD        7.625         6.500        $ 2,197.70        360
4308002       LEXINGTON                      MA         02420       SFD        6.625         6.358        $ 2,913.42        360
4308042       PENNINGTON                     NJ         08534       SFD        7.250         6.500        $ 2,558.17        360
4308162       FAIRFIELD                      CT         06430       SFD        7.000         6.500        $ 2,561.42        360
4308164       GLOUCESTER                     MA         01930       SFD        7.875         6.500        $ 2,537.74        360
4308237       HOUSTON                        TX         77024       SFD        7.000         6.500        $ 2,891.41        360
4308288       LA JOLLA                       CA         92037       SFD        7.250         6.500        $ 2,428.55        360
4308509       ESCONDIDO                      CA         92029       SFD        7.125         6.500        $ 2,371.49        360
4308545       WOODLAND HILLS                 CA         91364       SFD        7.500         6.500        $ 2,552.14        360
4308802       EL DORADO HILLS                CA         95762       SFD        7.250         6.500        $ 1,896.46        360
4308845       SUDBURY                        MA         01776       SFD        7.375         6.500        $ 3,453.38        360
4308852       EL CAJON                       CA         92019       SFD        7.500         6.500        $ 2,013.74        360
4308877       BROOKLYN                       NY         11229       MF2        7.500         6.500        $ 3,146.47        360
4308883       FRESNO                         CA         93711       SFD        7.000         6.500        $ 1,995.91        360
4308892       SUNNYVALE                      CA         94087       SFD        7.250         6.500        $ 3,700.81        360
4308916       AURORA                         CO         80015       SFD        7.375         6.500        $ 2,027.82        360
4308941       RENTON                         WA         98059       SFD        7.625         6.500        $ 3,192.04        360
4309025       SILVERADO CANYON AREA          CA         92676       SFD        7.625         6.500        $ 2,859.49        360
4309067       REDWOOD CITY                   CA         94065       LCO        7.250         6.500        $ 3,151.66        360
4309077       ROCKVILLE                      MD         20850       SFD        7.250         6.500        $ 2,387.62        360
4309188       GROSSE POINTE                  MI         48236       SFD        7.250         6.500        $ 2,312.58        360
4309262       SAN RAFAEL                     CA         94903       SFD        7.125         6.500        $ 2,391.70        360
4309361       SHAWNEE MISSION                KS         66208       SFD        7.250         6.500        $ 6,821.76        360
4309471       AMAGANSETT                     NY         11930       SFD        6.875         6.500        $ 3,153.26        360
4309542       AUSTIN                         TX         78759       PUD        7.250         6.500        $ 2,938.82        360
4309585       BURLESON                       TX         76028       SFD        7.250         6.500        $ 2,564.99        360
4309793       LITTLE ROCK                    AR         72223       SFD        7.125         6.500        $ 3,368.59        360
4309800       FRANKLIN LAKES                 NJ         07417       SFD        7.875         6.500        $ 6,117.78        360
4309828       MONROVIA                       CA         91016       SFD        7.375         6.500        $ 2,686.73        360
4309895       ALTADENA                       CA         91001       SFD        7.250         6.500        $ 2,646.85        360
4309908       SANTA CRUZ                     CA         95062       SFD        7.375         6.500        $ 1,961.52        360
4309952       HAVERFORD                      PA         19041       SFD        7.250         6.500        $ 6,753.55        360
4309954       COLTON                         OR         97017       SFD        7.750         6.500        $ 3,395.79        360
4309958       ROCKLIN                        CA         95765       SFD        7.125         6.500        $ 2,216.54        360
4310052       RIDGEFIELD                     CT         06877       SFD        7.000         6.500        $ 2,135.63        360
4310303       WASHINGTON                     DC         20016       SFD        7.375         6.500        $ 3,315.24        360
4310449       MISSION VIEJO                  CA         92692       SFD        6.875         6.500        $ 2,943.05        360
4310495       WELLESLEY HILLS                MA         02481       SFD        7.250         6.500        $ 3,963.45        360
4310505       CASTRO VALLEY                  CA         94552       SFD        7.125         6.500        $ 2,219.91        360
4310526       HUNTINGTON BEACH               CA         92649       SFD        7.250         6.500        $ 2,384.89        360
4310529       LOS ANGELES                    CA         90068       SFD        7.375         6.500        $ 3,964.48        360
4310530       CORTE MADERA                   CA         94925       SFD        7.000         6.500        $ 4,324.47        360
4310577       GRANITE BAY                    CA         95746       SFD        6.875         6.500        $ 3,310.93        360
4310626       MENLO PARK                     CA         94025       SFD        6.875         6.500        $ 2,256.56        360
4310663       LA CANADA FLINTRIDGE           CA         91011       SFD        6.750         6.483        $ 4,734.77        360
4310729       GILROY                         CA         95020       SFD        7.375         6.500        $ 2,210.17        360
4310792       RIDGEFIELD                     CT         06877       SFD        7.125         6.500        $ 6,403.70        360
4310903       SAN MATEO                      CA         94402       SFD        6.875         6.500        $ 2,719.69        360
4310914       DOYLESTOWN                     PA         18901       SFD        7.125         6.500        $ 2,627.51        360
4311339       SCOTTSDALE                     AZ         85226       SFD        7.250         6.500        $ 2,455.83        360
4311527       NEWPORT BEACH                  CA         92663       SFD        6.750         6.483        $ 4,523.98        360
4311529       LAGUNA HILLS                   CA         92653       SFD        6.750         6.483        $ 3,275.43        360
4311545       NEWPORT COAST                  CA         92657       SFD        7.125         6.500        $ 2,762.25        360
4311561       BURBANK                        CA         91504       SFD        7.250         6.500        $ 2,046.53        360
4311608       FREMONT                        CA         94536       SFD        7.000         6.500        $ 2,448.32        360
4311674       FORT COLLINS                   CO         80524       SFD        7.000         6.500        $ 3,185.47        360
4311739       WINSTON SALEM                  NC         27106       SFD        7.125         6.500        $ 2,991.32        360
4311799       LORTON                         VA         22079       SFD        7.125         6.500        $ 1,957.95        360
4311854       EAST HANOVER                   NJ         07936       SFD        7.000         6.500        $ 2,637.06        360
4311857       ALPHARETTA                     GA         30004       SFD        7.000         6.500        $ 2,510.35        360
4311931       BOSTON                         MA         02118       LCO        7.500         6.500        $ 3,251.35        360
4312190       CYPRESS                        TX         77429       SFD        7.000         6.500        $ 2,572.45        240
4312383       NEW YORK                       NY         10011       MF2        7.375         6.500        $ 6,906.76        360
4312421       REDWOOD CITY                   CA         94062       SFD        7.250         6.500        $ 5,491.52        360
4312426       GILROY                         CA         95020       SFD        7.250         6.500        $ 2,387.62        360
4312442       LOS ANGELES                    CA         90069       SFD        7.125         6.500        $ 2,550.03        360
4312498       ATLANTA                        GA         30324       SFD        6.875         6.500        $ 2,782.10        360
4312542       CUPERTINO                      CA         95014       SFD        7.250         6.500        $ 3,138.02        360
4312560       PUTNAM VALLEY                  NY         10579       SFD        7.250         6.500        $ 2,852.51        360
4312589       SCOTTS VALLEY                  CA         95066       SFD        7.250         6.500        $ 2,387.62        360
4312657       BELMONT                        CA         94002       SFD        7.375         6.500        $ 3,812.53        360
4312702       CORONA DEL MAR                 CA         92625       SFD        7.125         6.500        $ 4,379.18        360
4312822       SARATOGA                       CA         95070       SFD        7.000         6.500        $ 3,452.92        360
4313000       WASHINGTON                     DC         20015       SFD        7.375         6.500        $ 2,141.09        360
4313027       MARIETTA                       GA         30062       SFD        7.125         6.500        $ 2,172.75        360
4313115       SOUTH VIENNA                   VA         22180       SFD        6.875         6.500        $ 2,351.81        360
4313182       SOUTH SAN FRANCISCO            CA         94080       SFD        7.500         6.500        $ 2,356.36        360
4313233       DALLAS                         TX         75229       SFD        7.000         6.500        $ 2,483.25        360
4313282       SUNNYVALE                      CA         94086       LCO        7.000         6.500        $ 1,182.91        360
4313339       SPRING LAKE                    NJ         07762       SFD        7.000         6.500        $ 1,970.53        360
4313434       MAHOPAC                        NY         10541       SFD        7.375         6.500        $ 2,451.21        360
4313469       COROLLA                        NC         27927       SFD        7.125         6.500        $ 2,908.21        360
4313495       SAN DIEGO                      CA         92128       SFD        7.250         6.500        $ 2,830.01        360
4313507       MILLBRAE                       CA         94030       SFD        7.250         6.500        $ 2,728.71        360
4313644       LOS GATOS                      CA         95032       LCO        6.875         6.500        $ 2,581.74        360
4313858       RESTON                         VA         20191       SFD        7.500         6.500        $ 2,691.98        360
4313881       GROSSE POINTE                  MI         48230       SFD        6.875         6.500        $ 4,007.27        360
4314168       FAIRFAX                        VA         22039       SFD        7.000         6.500        $ 2,561.42        360
4314198       WATCHUNG                       NJ         07060       SFD        7.375         6.500        $ 2,299.95        360
4314200       WESTLAKE VILLAGE               CA         91361       SFD        7.250         6.500        $ 3,083.44        360
4314272       MARIETTA                       GA         30068       SFD        7.125         6.500        $ 3,082.27        360
4314402       BUENA PARK                     CA         90620       SFD        7.000         6.500        $ 2,097.52        360
4314439       LAKE FOREST                    IL         60045       SFD        7.000         6.500        $ 3,069.71        360
4314443       DUBLIN                         CA         94568       SFD        6.875         6.500        $ 2,259.84        360
4314455       COLTS NECK                     NJ         07722       SFD        6.875         6.500        $ 3,153.26        360
4314496       NEWPORT BEACH                  CA         92660       LCO        7.375         6.500        $ 2,748.89        360
4314542       LINCOLN                        MA         01773       SFD        6.875         6.500        $ 4,754.53        360
4314671       POTOMAC FALLS                  VA         20165       SFD        6.875         6.500        $ 2,218.78        360
4314692       NEW YORK                       NY         10001       HCO        7.000         6.500        $ 3,293.25        360
4314861       LOS GATOS                      CA         95032       SFD        7.000         6.500        $ 3,805.54        360
4314925       SEATTLE                        WA         98116       SFD        7.375         6.500        $ 2,175.63        360
4315035       PACIFICA                       CA         94044       SFD        6.750         6.483        $ 2,231.18        360
4315058       DALLAS                         TX         75230       SFD        7.000         6.500        $ 3,985.16        360
4315125       BEVERLY HILLS                  CA         90210       SFD        7.250         6.500        $ 3,956.63        360
4315137       WEST LINN                      OR         97068       SFD        7.250         6.500        $ 2,822.16        360
4315343       SANTA BARBARA                  CA         93101       SFD        7.125         6.500        $ 2,021.16        360
4315367       WILTON                         CT         06897       SFD        7.250         6.500        $ 3,117.55        360
4315465       SAN JOSE                       CA         95131       SFD        7.250         6.500        $ 2,442.20        360
4315471       WASHINGTON                     DC         20007       SFD        7.250         6.500        $ 4,229.50        360
4315483       PALO ALTO                      CA         94301       SFD        7.375         6.500        $ 5,442.53        360
4315589       WESTPORT                       CT         06880       SFD        7.000         6.500        $ 2,860.81        360
4315592       DALY CITY                      CA         94014       SFD        7.125         6.500        $ 2,021.16        360
4315647       SAN DIEGO                      CA         92103       SFD        7.000         6.500        $ 6,100.83        360
4315710       SUDBURY                        MA         01776       SFD        7.250         6.500        $ 2,278.47        360
4315826       MERCER ISLAND                  WA         98040       SFD        7.250         6.500        $ 3,547.32        360
4315862       ALLENDALE                      NJ         07401       SFD        6.875         6.500        $ 2,890.49        360
4315884       MOUNTAIN VIEW                  CA         94040       SFD        7.250         6.500        $ 5,116.33        360
4315888       TRUCKEE                        CA         96161       SFD        7.375         6.500        $ 2,279.23        360
4315916       DISCOVERY BAY                  CA         94514       SFD        7.375         6.500        $ 2,617.66        360
4315958       SAN JOSE                       CA         95125       SFD        7.500         6.500        $ 2,863.99        360
4315990       SUN VALLEY                     ID         83353       SFD        7.375         6.500        $ 6,706.46        360
4316057       EL MACERO                      CA         95618       SFD        7.375         6.500        $ 2,852.49        360
4316087       SAN DIEGO                      CA         92109       SFD        7.375         6.500        $ 1,899.36        360
4316155       LARGO                          FL         33777       SFD        7.625         6.500        $ 4,600.66        360
4316223       HINGHAM                        MA         02043       SFD        7.500         6.500        $ 2,076.67        360
4316242       WESTLAKE VILLAGE               CA         91361       SFD        7.000         6.500        $ 3,991.82        360
4316283       LONGVILLE                      MN         56655       SFD        7.375         6.500        $ 3,280.71        360
4316390       ASHBURN                        VA         20147       SFD        7.125         6.500        $ 2,254.26        360
4316467       DARIEN                         CT         06820       SFD        6.750         6.483        $ 4,118.60        360
4316523       ROCKVILLE                      MD         20853       SFD        7.000         6.500        $ 2,714.43        360
4316599       BETHANY                        CT         06524       SFD        7.250         6.500        $ 2,046.53        360
4316632       MISSION VIEJO                  CA         92692       SFD        6.750         6.483        $ 2,360.90        360
4316635       MAMARONECK                     NY         10543       SFD        6.875         6.500        $ 2,118.60        360
4316693       SILVER SPRING                  MD         20906       SFD        7.875         6.500        $ 2,494.24        360
4316730       KEY BISCAYNE                   FL         33149       HCO        7.250         6.500        $ 4,297.71        360
4316732       BETHESDA                       MD         20816       SFD        7.000         6.500        $ 3,226.72        360
4316752       PLANO                          TX         75093       SFD        7.000         6.500        $ 4,124.88        360
4316818       BOCA RATON                     FL         33433       SFD        7.375         6.500        $ 3,400.54        360
4317029       ORANGE                         CA         92867       SFD        7.250         6.500        $ 2,217.08        360
4317032       SAN RAFAEL                     CA         94901       SFD        6.875         6.500        $ 3,416.03        360
4317066       BROOKLINE                      MA         02445       LCO        7.250         6.500        $ 3,185.77        360
4317106       PALO ALTO                      CA         94306       SFD        7.000         6.500        $ 2,395.09        360
4317150       CHATHAM                        NJ         07928       SFD        7.000         6.500        $ 4,021.76        360
4317165       BETHANY BEACH                  DE         19930       SFD        7.750         6.500        $ 4,656.68        360
4317232       ROSEVILLE                      CA         95747       SFD        7.000         6.500        $ 2,089.05        360
4317239       HIGHLANDS RANCH                CO         80129       SFD        7.375         6.500        $ 2,329.30        360
4317241       ACTON                          MA         01720       SFD        7.125         6.500        $ 2,391.71        360
4317336       LONGWOOD                       FL         32779       SFD        7.500         6.500        $ 2,125.62        360
4317383       OAKLAND                        CA         94611       SFD        7.375         6.500        $ 2,603.85        360
4317407       STOCKTON                       CA         95219       PUD        7.250         6.500        $ 2,305.28        360
4317447       FREMONT                        CA         94536       SFD        7.000         6.500        $ 3,446.27        360
4317485       COTO DE CAZA                   CA         92679       SFD        7.000         6.500        $ 3,358.45        360
4317549       KENNETT SQUARE                 PA         19348       SFD        7.000         6.500        $ 2,625.29        360
4317554       POWHATAN                       VA         23138       SFD        6.875         6.500        $ 3,166.40        360
4317753       WELLESLEY                      MA         02481       SFD        7.125         6.500        $ 4,028.84        360
4317772       SANTA MONICA                   CA         90402       SFD        7.250         6.500        $ 6,753.55        360
4317776       SUISUN CITY                    CA         94585       SFD        6.750         6.483        $ 3,314.34        360
4317959       ENGLEWOOD                      CO         80111       SFD        6.500         6.233        $ 3,476.38        360
4317993       FREMONT                        CA         94555       LCO        7.250         6.500        $ 2,541.11        360
4317999       HOUSTON                        TX         77019       SFD        7.125         6.500        $ 2,384.96        360
4318059       LIVERMORE                      CA         94550       SFD        7.000         6.500        $ 3,792.23        360
4318104       SOUTH PADRE ISLAND             TX         78597       SFD        7.750         6.500        $ 3,482.13        360
4318175       WALNUT CREEK                   CA         94598       SFD        7.625         6.500        $ 2,250.79        360
4318186       PALOS VERDES PENINSU           CA         90274       SFD        7.375         6.500        $ 4,337.44        360
4318197       WALDORF                        MD         20603       SFD        7.375         6.500        $ 2,735.07        360
4318228       VIENNA                         VA         22182       SFD        7.125         6.500        $ 3,464.93        360
4318240       MCLEAN                         VA         22101       SFD        6.875         6.500        $ 2,375.13        360
4318259       CHARLOTTE                      NC         28216       SFD        6.875         6.500        $ 2,969.84        360
4318392       CARLSBAD                       CA         92009       SFD        6.750         6.483        $ 3,891.59        360
4318469       SANTA ANA                      CA         92705       SFD        6.875         6.500        $ 2,154.73        360
4318576       MOUNTAIN VIEW                  CA         94041       SFD        7.375         6.500        $ 2,769.61        360
4318628       LONG BEACH                     CA         90815       SFD        7.000         6.500        $ 3,725.70        360
4318702       SHERMAN OAKS                   CA         91403       SFD        7.125         6.500        $ 2,576.98        360
4318734       HUDSON                         WI         54016       SFD        7.125         6.500        $ 2,426.07        360
4318787       DALLAS                         TX         75231       SFD        7.250         6.500        $ 2,499.49        360
4318792       ASHBURN                        VA         20165       SFD        7.250         6.500        $ 2,227.31        360
4319035       LOS ANGELES                    CA         90077       SFD        7.250         6.500        $ 4,911.67        360
4319049       HUNTINGTON BEACH               CA         92649       SFD        6.750         6.483        $ 3,424.60        360
4319080       CUPERTINO                      CA         95014       SFD        7.375         6.500        $ 6,906.76        360
4319186       SOCIAL CIRCLE                  GA         30025       SFD        7.125         6.500        $ 3,072.16        360
4319203       RANCHO PALOS VERDES            CA         90275       SFD        7.125         6.500        $ 5,659.24        360
4319222       HALF MOON BAY                  CA         94019       SFD        6.875         6.500        $ 5,794.12        360
4319277       SAN FRANCISCO                  CA         94121       SFD        7.000         6.500        $ 2,887.41        360
4319341       WOODINVILLE                    WA         98072       SFD        6.625         6.358        $ 2,802.01        360
4319358       BODEGA BAY                     CA         94923       SFD        7.875         6.500        $ 6,090.59        360
4319359       IRVINE                         CA         92606       SFD        7.125         6.500        $ 2,425.39        360
4319751       NATICK                         MA         01760       SFD        7.500         6.500        $ 2,308.46        360
4319788       CASTRO VALLEY                  CA         94546       SFD        6.875         6.500        $ 2,259.84        360
4319801       BOSTON                         MA         02118       LCO        6.875         6.500        $ 3,315.85        360
4319846       SAINT ALBANS                   MO         63073       SFD        7.000         6.500        $ 2,673.86        360
4319916       OJAI                           CA         93023       SFD        7.375         6.500        $ 2,567.24        360
4320047       TORRANCE                       CA         90503       SFD        7.375         6.500        $ 2,438.09        360
4320048       FALLS CHURCH                   VA         22041       SFD        7.500         6.500        $ 2,462.99        360
4320088       HEWITT                         NJ         07421       SFD        7.125         6.500        $ 2,021.16        360
4320187       CARLSBAD                       CA         92083       SFD        7.000         6.500        $ 1,703.18        360
4320188       CORONA DEL MAR                 CA         92625       SFD        7.000         6.500        $ 2,548.11        360
4320242       SAN DIEGO                      CA         92128       SFD        7.250         6.500        $ 4,161.28        360
4320308       ARMONK                         NY         10504       SFD        7.000         6.500        $ 4,151.49        360
4320375       SAN MARINO                     CA         91108       SFD        6.875         6.500        $ 2,956.18        360
4320469       HARVARD                        MA         01451       SFD        7.125         6.500        $ 3,031.74        360
4320518       BOLTON                         MA         01740       SFD        7.125         6.500        $ 2,593.82        360
4320519       ATLANTA                        GA         30338       SFD        7.125         6.500        $ 2,647.72        360
4320575       BOSTON                         MA         02114       HCO        7.500         6.500        $ 2,377.33        360
4320593       ANNANDALE                      VA         22003       SFD        7.000         6.500        $ 2,069.10        360
4320681       MISSION VIEJO                  CA         92692       SFD        6.750         6.483        $ 2,799.33        360
4320785       OAKLAND                        CA         94611       SFD        6.875         6.500        $ 3,608.19        360
4320895       CONGERS                        NY         10920       SFD        7.500         6.500        $ 2,202.53        360
4320910       IRVINE                         CA         92612       SFD        7.250         6.500        $ 3,390.42        360
4320957       BEVERLY HILLS                  CA         90210       SFD        6.875         6.500        $ 4,828.43        360
4320964       WESTLAKE VILLAGE               CA         91361       SFD        7.000         6.500        $ 3,585.99        360
4320970       CUPERTINO                      CA         95014       SFD        7.000         6.500        $ 4,657.12        360
4320985       BEDFORD                        NH         03110       SFD        7.125         6.500        $ 2,135.69        360
4321009       SAN JOSE                       CA         95118       SFD        7.625         6.500        $ 2,448.97        360
4321167       SAN JOSE                       CA         95120       SFD        7.250         6.500        $ 2,715.07        360
4321267       SAN JOSE                       CA         95130       SFD        7.250         6.500        $ 2,462.66        360
4321273       BROOKEVILLE                    MD         20833       SFD        6.875         6.500        $ 3,307.19        360
4321439       COLLEGEVILLE                   PA         19426       SFD        6.750         6.483        $ 3,891.59        360
4321559       HOUSTON                        TX         77005       SFD        7.125         6.500        $ 6,130.84        360
4321572       LA HONDA                       CA         94020       SFD        6.750         6.483        $ 2,724.12        360
4321603       CHANHASSEN                     MN         55317       SFD        7.125         6.500        $ 2,948.20        360
4321607       SAN BRUNO                      CA         94066       SFD        7.375         6.500        $ 2,210.17        360
4321661       LA CANADA FLINTRIDGE           CA         91011       SFD        6.750         6.483        $ 2,646.29        360
4321704       KENT                           WA         98031       SFD        7.000         6.500        $ 2,501.54        360
4321707       BEACH HAVEN                    NJ         08008       SFD        7.000         6.500        $ 2,283.18        360
4321715       CARLSBAD                       CA         92009       SFD        7.000         6.500        $ 2,095.71        360
4321781       NEWPORT COAST                  CA         92657       SFD        6.875         6.500        $ 4,237.20        360
4321836       EDEN PRAIRIE                   MN         55347       SFD        6.875         6.500        $ 4,270.04        360
4321884       SANTA ROSA                     CA         95404       SFD        7.500         6.500        $ 3,216.39        360
4321935       SAN JOSE                       CA         95126       SFD        7.000         6.500        $ 4,324.47        360
4321938       MANHATTAN BEACH                CA         90266       SFD        7.000         6.500        $ 4,324.47        360
4321988       ARLINGTON                      VA         22204       SFD        7.125         6.500        $ 2,054.85        360
4322028       SUNNYVALE                      CA         94086       SFD        7.500         6.500        $ 3,174.44        360
4322041       SCOTTS VALLEY                  CA         95066       SFD        7.375         6.500        $ 2,307.47        360
4322063       TORRANCE                       CA         90505       SFD        7.000         6.500        $ 2,589.69        360
4322136       LIVERMORE                      CA         94550       SFD        7.125         6.500        $ 2,809.41        360
4322158       PLEASANTON                     CA         94588       SFD        7.500         6.500        $ 2,321.40        360
4322185       CORONA                         CA         92883       SFD        7.375         6.500        $ 2,762.71        360
4322482       GREAT FALLS                    VA         22066       SFD        6.875         6.500        $ 3,462.02        360
4322551       STEVENSON RANCH                CA         91381       SFD        7.000         6.500        $ 2,361.83        360
4322612       BRISTOW                        VA         20136       SFD        7.250         6.500        $ 2,132.48        360
4322622       PALO ALTO                      CA         94306       SFD        7.375         6.500        $ 3,441.64        360
4322628       HERNDON                        VA         20171       SFD        7.250         6.500        $ 2,101.11        360
4322782       SAN DIEGO                      CA         92130       SFD        6.750         6.483        $ 2,464.68        360
4322813       SAN CLEMENTE                   CA         92672       SFD        6.875         6.500        $ 3,284.65        360
4322907       DANA POINT                     CA         92629       SFD        6.750         6.483        $ 2,432.25        360
4322914       MARCO ISLAND                   FL         34145       HCO        7.375         6.500        $ 2,641.14        360
4322979       BLOOMFIELD TOWNSHIP            MI         48304       SFD        7.625         6.500        $ 2,229.56        360
4322997       LOS ANGELES                    CA         90025       LCO        6.750         6.483        $ 1,913.37        360
4323090       VISTA                          CA         92084       SFD        7.250         6.500        $ 2,643.78        360
4323208       DALY CITY                      CA         94015       SFD        7.875         6.500        $ 3,335.32        360
4323225       HOUSTON                        TX         77057       SFD        7.000         6.500        $ 2,704.45        360
4323252       HERNDON                        VA         20171       SFD        7.250         6.500        $ 2,182.96        360
4323356       BELLAIRE                       TX         77401       SFD        6.875         6.500        $ 2,784.07        360
4323522       MOSS BEACH                     CA         94038       SFD        6.875         6.500        $ 4,828.43        360
4323618       ALAMO                          CA         94507       SFD        7.125         6.500        $ 3,200.17        360
4323633       BINGHAM FARMS                  MI         48025       LCO        6.750         6.483        $ 1,890.67        360
4323686       NORTHRIDGE                     CA         91325       SFD        7.000         6.500        $ 2,634.60        360
4323724       SAN FRANCISCO                  CA         94114       MF2        7.000         6.500        $ 2,840.85        360
4323741       SANTA CLARA                    CA         95050       SFD        7.000         6.500        $ 2,169.56        360
4323745       SAN DIEGO                      CA         92123       LCO        6.750         6.483        $ 2,131.03        360
4323944       ESCONDIDO                      CA         92025       SFD        7.000         6.500        $ 2,661.21        360
4323971       PISMO BEACH                    CA         93449       SFD        6.625         6.358        $ 3,862.04        360
4324052       JAMUL                          CA         91935       SFD        7.000         6.500        $ 2,135.63        360
4324089       MILLBRAE                       CA         94030       SFD        7.250         6.500        $ 3,830.42        360
4324234       SHREWSBURY                     MA         01545       SFD        7.125         6.500        $ 3,031.74        360
4324317       SAN JOSE                       CA         95126       SFD        7.375         6.500        $ 3,522.45        360
4324647       ASHBURN                        VA         20147       SFD        7.250         6.500        $ 2,290.41        360
4324654       ORANGE                         CA         92867       SFD        7.125         6.500        $ 2,553.06        360
4324677       BETHESDA                       MD         20816       SFD        7.000         6.500        $ 3,120.27        360
4324734       ESSEX FELLS                    NJ         07021       SFD        7.000         6.500        $ 2,827.54        360
4324962       SANTA CLARA                    CA         95050       SFD        6.875         6.500        $ 2,483.20        360
4325038       SAN MARINO                     CA         91108       SFD        7.500         6.500        $ 4,405.06        360
4325077       SANTA CRUZ                     CA         95062       SFD        6.625         6.358        $ 3,873.89        360
4325096       FRANKLIN                       MA         02038       SFD        7.000         6.500        $ 2,395.09        360
4325116       THOUSAND OAKS                  CA         91362       LCO        6.750         6.483        $ 2,445.22        360
4325152       CUPERTINO                      CA         95014       SFD        6.625         6.358        $ 4,117.20        360
4325154       LAKE FOREST                    IL         60045       SFD        6.750         6.483        $ 3,831.68        360
4325167       MARINA DEL RAY                 CA         90292       LCO        7.625         6.500        $ 3,460.05        360
4325206       MILPITAS                       CA         95035       SFD        7.250         6.500        $ 2,182.97        360
4325228       THE PLAINS                     VA         20198       SFD        7.125         6.500        $ 2,836.20        240
4325469       BELLMORE                       NY         11710       SFD        7.125         6.500        $ 4,168.98        360
4325512       STAMFORD                       CT         06907       SFD        7.250         6.500        $ 2,018.97        360
4325525       AUSTIN                         TX         78732       SFD        6.625         6.358        $ 2,362.75        360
4325553       SAN DIEGO                      CA         92101       HCO        7.125         6.500        $ 4,379.18        360
4325603       BONITA                         CA         91902       SFD        6.875         6.500        $ 2,752.54        360
4325611       PLACITAS                       NM         87043       SFD        7.125         6.500        $ 2,088.53        360
4325615       OLNEY                          MD         20832       SFD        6.750         6.483        $ 2,036.60        360
4325649       BROOKLINE                      MA         02446       HCO        7.125         6.500        $ 2,067.65        360
4325678       SAN JOSE                       CA         95117       SFD        7.250         6.500        $ 2,162.50        360
4325722       LAGUNA BEACH                   CA         92651       SFD        6.875         6.500        $ 6,569.29        360
4325933       VENICE  AREA  LOS ANGELES      CA         90291       SFD        7.125         6.500        $ 2,762.25        360
4325952       GREENLAND                      NH         03840       SFD        7.125         6.500        $ 2,853.20        360
4326003       SANTA ANA                      CA         92705       SFD        7.875         6.500        $ 2,653.76        360
4326032       MENLO PARK                     CA         94025       SFD        7.125         6.500        $ 3,705.46        360
4326049       ROLLING HILLS                  CA         90274       SFD        7.875         6.500        $ 6,316.81        360
4326247       GOLETA                         CA         93117       SFD        7.125         6.500        $ 2,021.16        360
4326255       LINCOLN UNIVERSITY             PA         19352       SFD        7.375         6.500        $ 3,902.32        360
4326338       FOSTER CITY                    CA         94404       SFD        6.875         6.500        $ 2,266.41        360
4326357       WEST BETHESDA                  MD         20817       SFD        6.875         6.500        $ 2,044.37        360
4326362       ARLINGTON                      VA         22202       SFD        7.250         6.500        $ 2,251.19        360
4326408       CHESTERFIELD                   MO         63005       SFD        7.000         6.500        $ 2,315.26        360
4326462       BOULDER                        CO         80302       SFD        7.000         6.500        $ 2,378.46        360
4326472       WOODBRIDGE                     VA         22191       SFD        7.625         6.500        $ 2,208.32        360
4326483       WOODSBORO                      MD         21798       SFD        7.500         6.500        $ 2,209.52        360
4326556       MARGATE                        NJ         08402       LCO        6.875         6.500        $ 2,233.56        360
4326599       SAN ANTONIO                    TX         78257       SFD        7.000         6.500        $ 3,821.50        360
4326628       BETHESDA                       MD         20816       SFD        7.500         6.500        $ 3,181.43        360
4326644       BETHESDA                       MD         20816       SFD        7.500         6.500        $ 2,412.30        360
4326689       HOLMES BEACH                   FL         34217       SFD        6.750         6.483        $ 2,205.24        360
4326697       CORAL GABLES                   FL         33158       PUD        6.750         6.483        $ 3,518.65        360
4326722       DULUTH                         GA         30096       SFD        7.125         6.500        $ 2,986.60        360
4326723       WAYNE                          NJ         07470       SFD        6.875         6.500        $ 2,803.78        360
4326761       FAIRFAX STATION                VA         22039       SFD        7.125         6.500        $ 3,218.70        360
4326894       NANTUCKET                      MA         02554       SFD        7.125         6.500        $ 3,638.09        360
4326903       BLOOMFIELD TOWNSHIP            MI         48301       SFD        7.500         6.500        $ 2,517.18        360
4326925       WASHINGTON                     DC         20007       SFD        7.375         6.500        $ 2,997.54        360
4326929       NANTUCKET                      MA         02554       SFD        7.000         6.500        $ 3,193.46        360
4326949       BETHESDA                       MD         20816       SFD        7.125         6.500        $ 3,604.40        360
4326957       NANTUCKET                      MA         02554       SFD        7.125         6.500        $ 2,694.88        360
4327021       WASHINGTON                     DC         20016       SFD        7.500         6.500        $ 4,544.90        360
4327049       ASHBURN                        VA         20147       SFD        7.250         6.500        $ 2,660.49        360
4327069       CHEVY CHASE                    MD         20815       SFD        7.250         6.500        $ 4,263.61        360
4327091       NAPLES                         FL         34105       SFD        6.875         6.500        $ 2,535.75        360
4327111       EL CAJON                       CA         92020       SFD        6.750         6.483        $ 2,107.95        360
4327260       PASADENA                       CA         91105       SFD        7.375         6.500        $ 2,595.56        360
4327294       MOUNTAIN VIEW                  CA         94043       LCO        7.000         6.500        $ 2,051.13        360
4327312       REDONDO BEACH                  CA         90278       LCO        7.250         6.500        $ 2,346.42        360
4327332       BRIARCLIFF MANOR               NY         10510       SFD        6.625         6.358        $ 2,167.46        360
4327379       TRABUCO CANYON                 CA         92679       SFD        6.750         6.483        $ 3,117.50        240
4327426       CARMEL                         IN         46032       SFD        6.875         6.500        $ 3,251.80        360
4327463       SAN JOSE                       CA         95135       SFD        7.250         6.500        $ 2,653.67        360
4327511       SAINT PETERSBURG               FL         33703       SFD        7.000         6.500        $ 2,406.46        240
4327566       CINCINNATI                     OH         45247       SFD        7.250         6.500        $ 4,348.87        360
4327653       NEW YORK                       NY         10011       COP        7.750         6.500        $ 2,808.34        360
4327737       KENTFIELD                      CA         94904       SFD        7.250         6.500        $ 2,277.11        360
4327747       ELBURN                         IL         60190       SFD        7.500         6.500        $ 2,744.42        360
4327774       MIAMI                          FL         33133       SFD        7.125         6.500        $ 3,496.60        360
4327822       ENCINITAS                      CA         92024       SFD        6.750         6.483        $ 3,108.09        360
4327828       IRVINE                         CA         92614       SFD        7.125         6.500        $ 3,661.67        360
4327838       SOUTH RIDING                   VA         20152       PUD        7.500         6.500        $ 2,508.08        360
4327863       GLENDALE                       CA         91207       SFD        7.750         6.500        $ 2,536.10        360
4327930       AUSTIN                         TX         78746       SFD        7.125         6.500        $ 3,968.21        360
4327931       EDINA                          MN         55424       SFD        7.000         6.500        $ 2,661.21        360
4327986       LOS ALTOS                      CA         94024       SFD        7.125         6.500        $ 2,694.88        360
4327993       OOLOGAH                        OK         74053       SFD        7.125         6.500        $ 2,694.87        360
4328012       YORBA LINDA                    CA         92887       SFD        6.750         6.483        $ 3,372.72        360
4328064       SAN DIEGO                      CA         92116       SFD        7.125         6.500        $ 4,015.37        360
4328070       RIO VERDE                      AZ         85263       PUD        7.500         6.500        $ 2,997.00        348
4328093       STUDIO CITY                    CA         91602       SFD        7.250         6.500        $ 3,329.03        360
4328099       CROSSLAKE                      MN         56442       SFD        7.375         6.500        $ 2,210.16        360
4328155       LA JOLLA                       CA         92037       SFD        7.000         6.500        $ 3,705.74        360
4328213       SANTA CLARITA                  CA         91351       PUD        7.125         6.500        $ 4,708.15        360
4328227       IRVINE                         CA         92612       SFD        7.125         6.500        $ 3,671.77        360
4328248       DALLAS                         TX         75230       SFD        7.125         6.500        $ 5,597.25        360
4328298       LAFAYETTE                      CA         94549       SFD        7.250         6.500        $ 3,069.80        360
4328310       HILLSBORO                      OR         97124       SFD        7.500         6.500        $ 4,544.89        360
4328317       MT PROSPECT                    IL         60056       SFD        7.375         6.500        $ 2,598.23        337
4328325       SANTA CLARA                    CA         95050       SFD        7.125         6.500        $ 2,546.66        360
4328329       ASHBURN                        VA         20147       SFD        7.000         6.500        $ 2,062.44        360
4328372       CINCINNATI                     OH         45242       SFD        7.375         6.500        $ 3,094.23        360
4328401       BERWYN                         PA         19312       SFD        6.875         6.500        $ 3,251.80        360
4328444       WOODSIDE                       CA         94062       SFD        7.000         6.500        $ 4,091.62        360
4328473       SAN DIEGO                      CA         92110       SFD        7.500         6.500        $ 2,573.11        360
4328509       BELLVUE                        WA         98006       PUD        7.500         6.500        $ 3,090.53        360
4328526       SOLVANG                        CA         93463       SFD        6.875         6.500        $ 1,872.25        360
4328566       BELMONT                        CA         94002       SFD        7.750         6.500        $ 4,137.29        360
4328586       LOS ANGELES                    CA         91316       SFD        7.375         6.500        $ 2,762.71        360
4328590       CARLSBAD                       CA         92009       SFD        7.375         6.500        $ 2,845.59        360
4328606       VALLEY VILLAGE                 CA         91607       SFD        7.375         6.500        $ 2,127.28        360
4328634       DANVILLE                       CA         94506       SFD        7.250         6.500        $ 3,820.19        360
4328687       SOUTH SAN FRANCISCO            CA         94080       SFD        7.125         6.500        $ 3,058.69        360
4328691       MARTINEZ                       CA         94553       SFD        7.250         6.500        $ 3,751.97        360
4328727       SAN JOSE                       CA         95118       SFD        6.875         6.500        $ 2,299.26        360
4328794       CALABASAS                      CA         91302       SFD        6.750         6.483        $ 3,891.59        360
4328818       COS COB                        CT         06807       SFD        7.000         6.500        $ 6,320.38        360
4328853       PIEDMONT                       CA         94611       SFD        7.375         6.500        $ 6,867.04        360
4328923       PRINCETON                      NJ         08540       SFD        7.375         6.500        $ 6,285.15        360
4328947       PFAFFTOWN                      NC         27040       SFD        7.000         6.500        $ 2,854.15        360
4329029       CASTLE ROCK                    CO         80104       SFD        7.250         6.500        $ 3,456.22        360
4329036       PITTSFIELD                     MA         01201       SFD        7.125         6.500        $ 4,062.53        360
4329042       SAN RAMON                      CA         94583       SFD        7.375         6.500        $ 2,237.79        360
4329234       MENLO PARK                     CA         94025       SFD        7.125         6.500        $ 3,368.60        360
4329238       SAN MATEO                      CA         94402       SFD        6.875         6.500        $ 2,115.32        360
4329255       LAKE VILLA                     IL         60046       SFD        7.000         6.500        $ 2,035.83        360
4329288       SAN DIEGO                      CA         92103       SFD        7.000         6.500        $ 2,541.46        360
4329293       SAN FRANCISCO                  CA         94107       SFD        7.125         6.500        $ 2,762.25        360
4329318       PELHAM                         NY         10803       SFD        8.000         6.500        $ 3,485.38        360
4329403       LOS GATOS                      CA         95032       SFD        7.000         6.500        $ 3,243.35        360
4329431       HUNTINGTON BEACH               CA         92648       LCO        7.375         6.500        $ 2,293.05        360
4329437       BEL AIR                        MD         21015       SFD        7.125         6.500        $ 2,852.86        360
4329472       BEVERLY HILLS                  CA         90212       SFD        7.125         6.500        $ 2,903.73        360
4329644       SAN MATEO                      CA         94402       SFD        7.125         6.500        $ 2,517.02        360
4329647       SPRINGFIELD                    IL         62707       SFD        7.500         6.500        $ 4,349.11        360
4329726       PACIFICA                       CA         94044       SFD        6.875         6.500        $ 2,286.11        360
4329743       DANVILLE                       CA         94506       SFD        7.250         6.500        $ 2,445.61        360
4329790       MORGANVILLE                    NJ         07751       SFD        7.125         6.500        $ 2,856.57        360
4329862       PARKLAND                       FL         33076       SFD        7.000         6.500        $ 3,090.34        360
4329893       LAGUNA BEACH                   CA         92651       SFD        7.000         6.500        $ 4,324.47        360
4329898       SAN JUAN CAPISTRANO            CA         92675       SFD        7.250         6.500        $ 3,932.07        360
4329907       LOS ANGELES                    CA         90064       SFD        7.250         6.500        $ 4,311.36        360
4329923       ARCADIA                        CA         91006       SFD        7.500         6.500        $ 2,202.53        360
4329924       PACIFIC PALISADES              CA         90272       SFD        6.750         6.483        $ 3,197.59        360
4329925       ELKHORN                        NE         68022       SFD        7.875         6.500        $ 2,723.77        335
4329946       BELMONT                        MA         02178       SFD        7.000         6.500        $ 2,435.01        360
4329964       FREMONT                        CA         94539       SFD        7.000         6.500        $ 3,890.69        360
4329993       MARINE ON ST CROIX             MN         55047       SFD        7.125         6.500        $ 2,015.10        360
4330012       PURCELLVILLE                   VA         20132       SFD        7.250         6.500        $ 3,410.88        360
4330019       MOUNT AIRY                     MD         21771       SFD        7.125         6.500        $ 3,031.73        360
4330035       SANTA ANA                      CA         92704       SFD        6.625         6.358        $   854.82        360
4330074       SAMMAMISH                      WA         98075       SFD        7.750         6.500        $ 3,582.06        360
4330131       IRVINE                         CA         92602       SFD        7.000         6.500        $ 2,544.12        360
4330151       SANTA BARBARA                  CA         93109       SFD        7.000         6.500        $ 3,725.70        360
4330210       MORAGA                         CA         94556       SFD        7.000         6.500        $ 2,128.97        360
4330311       ATLANTA                        GA         30307       SFD        6.875         6.500        $ 2,312.39        360
4330314       WOODLAND HILLS                 CA         91367       SFD        6.875         6.500        $ 2,213.86        360
4330327       OLATHE                         KS         66061       SFD        7.125         6.500        $ 2,277.17        360
4330333       CAMPBELL                       CA         95008       SFD        7.250         6.500        $ 3,138.02        360
4330344       PUNTA GORDA                    FL         33950       SFD        7.000         6.500        $ 2,421.71        360
4330371       FREMONT                        CA         94536       SFD        7.125         6.500        $ 2,863.31        360
4330423       ALPHARETTA                     GA         30022       SFD        7.375         6.500        $ 3,398.12        360
4330434       SAN RAMON                      CA         94583       SFD        7.375         6.500        $ 2,210.17        360
4330472       LONG VALLEY                    NJ         07853       SFD        7.500         6.500        $ 3,076.54        360
4330520       MINNETONKA                     MN         55343       SFD        7.375         6.500        $ 2,113.47        360
4330524       LIDO BEACH                     NY         11561       SFD        7.000         6.500        $ 2,614.64        360
4330559       DANVILLE                       CA         94526       SFD        7.250         6.500        $ 2,015.84        360
4330602       WELLESLEY                      MA         02482       SFD        7.250         6.500        $ 2,974.29        360
4330704       UNIVERSITY PARK                TX         75225       SFD        7.000         6.500        $ 4,756.91        360
4330848       ORINDA                         CA         94563       SFD        7.000         6.500        $ 4,244.63        360
4330956       SAN FRANCISCO                  CA         94102       LCO        7.125         6.500        $ 2,698.25        360
4331000       OAKLAND                        CA         94618       SFD        6.875         6.500        $ 3,153.26        360
4331036       SKILLMAN                       NJ         08558       SFD        6.875         6.500        $ 2,693.41        360
4331042       FALL CREEK                     WI         54742       SFD        7.750         6.500        $ 2,373.89        350
4331060       SAN DIEGO                      CA         92109       SFD        7.500         6.500        $ 3,775.76        360
4331077       WOODBURY                       MN         55125       SFD        7.250         6.500        $ 2,188.43        360
4331092       EARLYSVILLE                    VA         22936       SFD        7.375         6.500        $ 3,453.38        360
4331119       MINNEAPOLIS                    MN         55409       SFD        7.000         6.500        $ 3,821.50        360
4331132       ALGONQUIN                      IL         60102       SFD        7.500         6.500        $ 2,377.33        360
4331136       SCOTTS VALLEY                  CA         95066       SFD        7.250         6.500        $ 2,728.71        360
4331148       BIG BEAR LAKE                  CA         92315       SFD        7.625         6.500        $ 3,057.67        360
4331183       LA QUINTA                      CA         92253       SFD        7.375         6.500        $ 3,453.38        360
4331210       DOVER                          MA         02030       SFD        7.000         6.500        $ 2,993.87        360
4331308       EAST HILLS                     NY         11577       SFD        6.750         6.483        $ 2,918.70        360
4331340       TAMPA                          FL         33609       SFD        7.250         6.500        $ 4,434.15        360
4331378       LAS VEGAS                      NV         89144       PUD        7.250         6.500        $ 3,197.71        360
4331388       YORBA LINDA                    CA         92887       SFD        7.125         6.500        $ 3,469.66        360
4331432       POUND RIDGE                    NY         10576       SFD        6.750         6.483        $ 2,599.26        360
4331532       ASHLAND                        MA         01721       SFD        7.000         6.500        $ 2,099.03        360
4331558       GREAT FALLS                    VA         22066       SFD        7.000         6.500        $ 3,709.06        360
4331563       SILVER SPRING                  MD         20904       SFD        7.250         6.500        $ 2,333.04        360
4331585       PROSPECT                       KY         40059       SFD        7.250         6.500        $ 2,602.53        360
4331616       WASHINGTON                     DC         20016       SFD        7.250         6.500        $ 5,525.63        360
4331660       CENTREVILLE                    VA         20120       SFD        7.000         6.500        $ 2,607.99        360
4331668       SIMI VALLEY                    CA         93065       SFD        7.125         6.500        $ 2,560.14        360
4331689       RIVERSIDE                      CT         06878       SFD        7.000         6.500        $ 2,049.14        360
4331709       ASHBURN                        VA         20147       SFD        7.625         6.500        $ 2,676.88        360
4331731       BETHESDA                       MD         20817       SFD        7.000         6.500        $ 2,182.20        360
4331739       RYE                            NY         10580       SFD        7.375         6.500        $ 2,425.66        360
4331753       MORAGA                         CA         94556       SFD        6.750         6.483        $ 3,891.59        360
4331755       RESTON                         VA         20194       SFD        6.875         6.500        $ 2,627.72        360
4331783       CULVER CITY                    CA         90232       SFD        7.625         6.500        $ 2,524.71        360
4331897       SAFETY HARBOR                  FL         34695       SFD        7.000         6.500        $ 2,182.20        360
4331952       ESCONDIDO                      CA         92025       SFD        7.375         6.500        $ 2,493.34        360
4331972       SAN JOSE                       CA         95117       SFD        6.875         6.500        $ 2,706.55        360
4332017       REDWOOD CITY                   CA         94061       SFD        6.875         6.500        $ 3,521.14        360
4332162       SAN JOSE                       CA         95125       SFD        7.250         6.500        $ 3,683.76        360
4332195       SAN FRANCISCO                  CA         94114       SFD        7.000         6.500        $ 3,037.11        360
4332232       MANHATTAN BEACH                CA         90266       SFD        7.000         6.500        $ 4,324.47        360
4332240       MCLEAN                         VA         22102       PUD        7.000         6.500        $ 3,294.91        360
4332290       SAN JOSE                       CA         95118       SFD        7.625         6.500        $ 2,371.11        360
4332363       SAN JOSE                       CA         95120       SFD        7.125         6.500        $ 3,685.25        360
4332376       RICHMOND                       CA         94803       SFD        7.250         6.500        $ 2,032.89        360
4332382       HAYWARD                        CA         94544       SFD        7.500         6.500        $ 2,097.65        360
4332428       SAN RAFAEL                     CA         94901       SFD        7.000         6.500        $ 2,953.95        360
4332492       LOS ALTOS                      CA         94024       SFD        7.375         6.500        $ 4,420.33        360
4332533       NEW ALBANY                     OH         43054       SFD        7.250         6.500        $ 2,401.27        360
4332536       LAFAYETTE                      CA         94549       SFD        7.125         6.500        $ 2,863.31        360
4332553       UNION CITY                     CA         94587       SFD        6.750         6.483        $ 2,179.29        360
4332592       SAN DIEGO                      CA         92130       SFD        6.875         6.500        $ 2,299.26        360
4332653       REHOBOTH BEACH                 DE         19971       SFD        7.000         6.500        $ 2,661.21        360
4332654       SARATOGA                       CA         95070       SFD        7.000         6.500        $ 2,824.21        360
4332804       CHASKA                         MN         55318       SFD        6.750         6.483        $ 2,480.89        360
4332808       WEST BLOOMFIELD                MI         48324       LCO        7.375         6.500        $ 2,762.71        360
4332825       LOWER MAKEFIELD TOWNSHIP       PA         19067       SFD        7.375         6.500        $ 2,348.30        360
4332866       HUNTINGTON BEACH               CA         92648       LCO        6.875         6.500        $ 2,706.55        360
4332880       SUNNYVALE                      CA         94087       SFD        6.750         6.483        $ 2,503.59        360
4332937       ROGERS                         AR         72758       SFD        7.125         6.500        $ 4,230.95        360
4332956       LAFAYETTE                      CA         94549       SFD        7.000         6.500        $ 2,727.75        360
4332969       SAN JOSE                       CA         95129       SFD        7.000         6.500        $ 2,291.97        360
4333013       SAN JOSE                       CA         95125       SFD        7.500         6.500        $ 3,810.72        360
4333047       MONTCLAIR                      NJ         07042       SFD        7.500         6.500        $ 4,642.79        360
4333062       BETHANY BEACH                  DE         19930       SFD        7.250         6.500        $   777.69        360
4333211       MONTEREY                       CA         93940       SFD        7.375         6.500        $ 3,146.72        360
4333259       MANASSAS                       VA         20112       SFD        7.000         6.500        $ 2,634.00        360
4333285       FREMONT                        CA         94539       SFD        7.125         6.500        $ 2,829.62        360
4333302       NATICK                         MA         01760       SFD        7.500         6.500        $ 2,230.50        360
4333305       FREMONT                        CA         94539       SFD        7.375         6.500        $ 2,320.67        360
4333317       PETALUMA                       CA         94952       SFD        6.875         6.500        $ 4,270.04        360
4333321       GREENWICH                      CT         06831       SFD        7.250         6.500        $ 6,774.02        360
4333334       LOUISVILLE                     KY         40223       SFD        7.250         6.500        $ 2,585.45        360
4333346       CLARKSVILLE                    MD         21029       SFD        7.250         6.500        $ 2,605.65        360
4333362       DALLAS                         TX         75205       SFD        7.250         6.500        $ 3,891.82        360
4333375       PARKLAND                       FL         33076       SFD        7.000         6.500        $ 3,659.17        360
4333376       CLYDE HILL                     WA         98004       SFD        7.250         6.500        $ 4,161.28        360
4333535       SAN DIEGO                      CA         92131       SFD        7.625         6.500        $ 3,397.41        360
4333580       MORRISTOWN                     NJ         07960       SFD        6.875         6.500        $ 2,148.16        360
4333680       SHELTON                        CT         06484       SFD        7.250         6.500        $ 2,026.07        360
4333693       FALMOUTH                       MA         02540       SFD        7.125         6.500        $ 2,587.08        360
4333723       LAS VEGAS                      NV         89144       PUD        7.625         6.500        $ 3,663.54        360
4333725       SAN MATEO                      CA         94402       SFD        6.750         6.483        $ 3,761.87        360
4333727       YONKERS                        NY         10708       SFD        7.125         6.500        $ 2,667.93        360
4333728       WESTON                         MA         02493       SFD        7.625         6.500        $ 3,128.45        360
4333751       GARDEN CITY                    NY         11530       SFD        7.375         6.500        $ 2,607.99        360
4333759       HAMILTON                       MA         01982       SFD        7.000         6.500        $ 2,546.78        360
4333771       TEMECULA                       CA         92590       SFD        6.750         6.483        $ 3,372.72        360
4333780       IOWA CITY                      IA         52240       SFD        7.500         6.500        $ 4,474.97        360
4333789       NEEDHAM                        MA         02492       SFD        6.750         6.483        $ 3,599.72        360
4333823       MEMPHIS                        TN         38117       SFD        7.625         6.500        $ 2,746.24        360
4333833       ANDOVER                        MA         01810       SFD        7.125         6.500        $ 2,273.80        360
4333856       KNOXVILLE                      TN         37922       PUD        7.500         6.500        $ 2,447.25        360
4333864       TYNGSBORO                      MA         01879       SFD        7.000         6.500        $ 1,896.11        360
4333866       GREENWICH                      CT         06830       LCO        7.125         6.500        $ 2,694.88        360
4333879       KENT                           WA         98042       SFD        7.375         6.500        $ 2,338.63        360
4333890       HOPKINTON                      MA         01748       SFD        7.000         6.500        $ 2,195.50        360
4333906       FRANKLIN                       MA         02038       SFD        7.000         6.500        $ 3,140.23        360
4333923       LEXINGTON                      MA         02421       SFD        7.500         6.500        $ 4,352.61        360
4333931       MARIETTA                       GA         30064       SFD        7.750         6.500        $ 3,130.73        360
4333972       LEXINGTON                      KY         40502       SFD        7.375         6.500        $ 2,417.36        360
4333999       VIRGINIA BEACH                 VA         23451       SFD        7.000         6.500        $ 2,375.13        360
4334028       WINDHAM                        NH         03087       SFD        7.500         6.500        $ 2,468.51        360
4334038       GAITHERSBURG                   MD         20878       SFD        7.000         6.500        $ 2,874.44        360
4334057       MIDDLEBURG                     VA         20117       SFD        7.000         6.500        $ 2,785.96        360
4334186       SIMI VALLEY                    CA         93063       SFD        7.000         6.500        $ 2,940.64        360
4334244       MARTINEZ                       CA         94553       SFD        7.625         6.500        $ 2,366.86        360
4334246       NAPLES                         FL         34109       SFD        7.000         6.500        $ 2,155.59        360
4334284       PALM CITY                      FL         34990       SFD        7.500         6.500        $ 2,085.41        360
4334356       TAMPA                          FL         33647       SFD        7.500         6.500        $ 2,936.70        360
4334402       LOS GATOS                      CA         95030       SFD        6.875         6.500        $ 5,321.13        360
4334409       SAN DIEGO                      CA         92103       SFD        6.875         6.500        $ 1,970.79        360
4334414       PHOENIX                        AZ         85054       PUD        7.000         6.500        $ 2,288.65        360
4334461       KIRKWOOD                       CA         95646       LCO        7.000         6.500        $ 2,091.05        360
4334513       ESCONDIDO                      CA         92025       SFD        6.750         6.483        $ 2,568.45        360
4334565       SAINT LOUIS                    MO         63021       PUD        7.375         6.500        $ 2,501.63        360
4334613       SARATOGA SPRINGS               UT         84043       SFD        7.375         6.500        $ 2,486.43        360
4334620       SAN JOSE                       CA         95127       SFD        7.125         6.500        $ 3,031.74        360
4334624       NORWALK                        CT         06851       SFD        7.500         6.500        $ 2,377.33        360
4334634       AGOURA HILLS                   CA         91301       SFD        7.500         6.500        $ 4,864.44        360
4334638       GRESHAM                        OR         97080       SFD        7.500         6.500        $ 2,796.86        360
4334661       COPPELL                        TX         75019       SFD        7.500         6.500        $ 2,220.71        360
4334676       SCOTCH PLAINS                  NJ         07076       PUD        7.750         6.500        $ 2,808.34        360
4334696       CAMPBELL                       CA         95008       SFD        7.125         6.500        $ 1,987.47        360
4334808       SUNNYVALE                      CA         94087       SFD        7.125         6.500        $ 3,307.29        360
4334818       PARADISE VALLEY                AZ         85253       SFD        6.875         6.500        $ 4,631.35        360
4334838       RENTON                         WA         98059       SFD        7.375         6.500        $ 2,817.26        360
4334860       CUPERTINO                      CA         95014       SFD        7.000         6.500        $ 3,007.17        360
4335005       MANASSAS                       VA         20112       PUD        7.000         6.500        $ 2,113.00        360
4335061       LOWELL                         MA         01852       SFD        7.625         6.500        $ 2,204.78        360
4335095       STRATFORD                      CT         06615       SFD        6.875         6.500        $ 3,613.11        360
4335126       EAGAN                          MN         55123       SFD        7.500         6.500        $ 2,181.55        360
4335141       OKLAHOMA CITY                  OK         73142       SFD        7.375         6.500        $ 2,434.63        360
4335250       TOWN AND COUNTRY               MO         63131       PUD        7.625         6.500        $ 2,944.43        360
4335265       PLYMOUTH                       MN         55442       SFD        7.125         6.500        $ 2,635.59        360
4335313       SAN JOSE                       CA         95120       SFD        7.000         6.500        $ 4,058.35        360
4335334       SAN JOSE                       CA         95119       SFD        7.375         6.500        $ 2,493.34        360
4335404       GREAT FALLS                    VA         22066       SFD        6.875         6.500        $ 2,635.93        360
4335455       EAST SETAUKET                  NY         11733       SFD        7.625         6.500        $ 2,388.80        360
4335478       SHOREHAM                       NY         11786       SFD        7.250         6.500        $ 2,878.78        360
4335727       NOVI                           MI         48374       LCO        7.000         6.500        $ 2,993.86        360
4335737       PALO ALTO                      CA         94303       SFD        6.875         6.500        $ 4,270.04        360
4335973       GROVE CITY                     OH         43123       SFD        7.875         6.500        $ 2,251.34        360
4335977       MALDEN                         MA         02148       SFD        7.125         6.500        $ 2,256.96        360
4336016       RIVER VALE                     NJ         07675       SFD        7.250         6.500        $ 2,762.81        360
4336113       SAN FRANCISCO                  CA         94122       SFD        7.000         6.500        $ 2,993.87        360
4336224       DUBLIN                         CA         94568       LCO        7.000         6.500        $ 2,128.97        360
4336225       HAYWARD                        CA         94544       SFD        7.125         6.500        $ 2,236.75        360
4336254       FREMONT                        CA         94536       SFD        7.375         6.500        $ 2,210.17        360
4336437       PALO ALTO                      CA         94301       SFD        7.000         6.500        $ 3,579.33        360
4336482       MOUNT VERNON                   NY         10552       SFD        7.250         6.500        $ 2,210.25        360
4336561       SAN JOSE                       CA         95126       SFD        7.375         6.500        $ 3,453.38        360
4336609       WOODSIDE                       CA         94062       SFD        6.875         6.500        $ 5,706.75        360
4336643       HINSDALE                       IL         60521       SFD        6.875         6.500        $ 2,018.09        360
4336653       HUNTINGTON BEACH               CA         92649       SFD        6.875         6.500        $ 3,856.18        360
4336683       STILLWATER                     MN         55082       SFD        7.625         6.500        $ 2,392.35        360
4336708       ARLINGTON                      VA         22207       SFD        7.750         6.500        $ 2,246.67        360
4336733       EAST BRUNSWICK                 NJ         08816       SFD        6.875         6.500        $ 5,774.41        360
4336747       PHILADELPHIA                   PA         19103       SFD        7.625         6.500        $ 2,203.01        360
4336755       CLINTON                        MD         20735       SFD        6.875         6.500        $ 1,970.79        360
4336794       TULSA                          OK         74137       PUD        7.500         6.500        $ 3,314.28        360
4336825       BELLEVUE                       WA         98006       SFD        7.250         6.500        $ 3,932.75        360
4336831       MENLO PARK                     CA         94025       SFD        6.875         6.500        $ 2,430.64        360
4336842       MANSFIELD                      MA         02048       SFD        7.500         6.500        $ 2,069.68        360
4336868       ALEXANDRIA                     VA         22304       SFD        7.375         6.500        $ 2,679.82        360
4336880       BIRMINGHAM                     MI         48009       SFD        7.000         6.500        $ 3,003.01        360
4336909       BRECKENRIDGE                   CO         80424       SFD        6.750         6.483        $ 4,289.18        360
4336911       TRUCKEE                        CA         96161       SFD        7.000         6.500        $ 2,328.56        360
4336927       FLORISSANT                     MO         63034       SFD        7.250         6.500        $ 2,174.44        360
4336956       WAUKEE                         IA         50263       SFD        7.250         6.500        $ 3,056.15        360
4336979       NEW YORK                       NY         10028       HCO        7.125         6.500        $ 3,705.46        360
4336991       HALF MOON BAY                  CA         94019       SFD        7.375         6.500        $ 2,072.03        360
4337020       CUPERTINO                      CA         95014       SFD        7.125         6.500        $ 3,705.46        360
4337141       GLENVIEW                       IL         60025       SFD        7.125         6.500        $ 3,469.65        360
4337157       FREDERICK                      MD         21702       SFD        6.750         6.483        $ 2,918.70        360
4337165       ANNAPOLIS                      MD         21403       SFD        7.000         6.500        $ 2,860.80        360
4337196       CHESTERFIELD                   MO         63005       SFD        6.750         6.483        $ 2,030.12        360
4337203       DALLAS                         TX         75220       SFD        7.250         6.500        $ 5,518.81        360
4337301       UNION CITY                     CA         94587       PUD        6.875         6.500        $ 1,281.02        360
4337370       WILTON                         CT         06897       SFD        7.250         6.500        $ 3,547.32        360
4337372       MIDLAND                        VA         22728       SFD        6.750         6.483        $ 3,132.73        360
4337383       RAMONA                         CA         92065       PUD        7.375         6.500        $ 4,064.62        360
4337571       NEWTOWN                        CT         06470       SFD        7.125         6.500        $ 2,514.83        360
4337636       ASHBURN                        VA         20147       SFD        7.000         6.500        $ 2,300.95        360
4337638       FORT LEE                       NJ         07024       LCO        7.000         6.500        $ 3,060.40        360
4337690       ALEXANDRIA                     VA         22314       SFD        6.875         6.500        $ 3,698.51        360
4337693       HOUSTON                        TX         77098       SFD        6.875         6.500        $ 2,635.01        360
4337765       CENTERVILLE                    VA         20120       SFD        6.500         6.233        $ 2,098.47        360
4337816       ANDOVER                        MA         01810       SFD        7.125         6.500        $ 3,031.74        360
4337834       FULLERTON                      CA         92835       SFD        7.375         6.500        $ 5,853.48        360
4337841       RAMONA                         CA         92065       SFD        7.125         6.500        $ 2,694.88        360
4337990       OAKLAND                        CA         94603       SFD        7.125         6.500        $ 6,737.19        360
4338033       MOUNTAIN VIEW                  CA         94041       SFD        6.875         6.500        $ 1,970.79        360
4338058       SAN FRANCISCO                  CA         94107       LCO        7.625         6.500        $ 2,353.42        360
4338110       SAN MATEO                      CA         94402       SFD        6.875         6.500        $ 2,069.33        360
4338151       SAN FRANCISCO                  CA         94118       SFD        6.875         6.500        $ 2,233.56        360
4338153       SAN DIEGO                      CA         92119       SFD        6.625         6.358        $ 2,381.96        360
4338267       MENLO PARK                     CA         94025       SFD        7.125         6.500        $ 4,069.26        360
4338269       LAGUNA BEACH                   CA         92651       SFD        6.875         6.500        $ 3,218.96        360
4338283       DES MOINES                     IA         50312       SFD        7.375         6.500        $ 2,538.23        360
4338340       DARIEN                         CT         06820       SFD        7.500         6.500        $ 3,740.80        360
4338359       NORTH READING                  MA         01864       SFD        7.750         6.500        $ 2,507.44        360
4338365       SANTA BARBARA                  CA         93105       SFD        6.750         6.483        $ 1,783.65        360
4338419       ENCINITAS                      CA         92024       SFD        7.000         6.500        $ 1,955.87        360
4338429       STONEHAM                       MA         02180       SFD        7.125         6.500        $ 2,231.36        360
4338485       ISLAMORADA                     FL         33036       SFD        7.000         6.500        $ 2,767.66        360
4338488       ALEXANDRIA                     VA         22304       PUD        6.875         6.500        $ 2,114.33        360
4338501       ALEXANDRIA                     VA         22302       SFD        7.000         6.500        $ 2,182.19        360
4338504       FRESNO                         CA         93720       SFD        7.000         6.500        $ 2,288.65        360
4338544       SOUTH SAN FRANCISCO            CA         94080       SFD        7.375         6.500        $ 3,311.79        360
4338549       STERLING                       VA         20165       SFD        7.000         6.500        $ 2,361.83        360
4338550       DANVILLE                       CA         94526       SFD        7.375         6.500        $ 3,340.80        360
4338551       WASHINGTON                     DC         20024       PUD        6.875         6.500        $ 2,160.64        360
4338582       BERKELEY                       CA         94709       SFD        7.750         6.500        $ 2,364.17        360
4338587       DANVILLE                       CA         94506       SFD        7.375         6.500        $ 3,612.24        360
4338635       SAN RAFAEL                     CA         94901       SFD        7.875         6.500        $ 2,356.48        360
4338658       LAUREL HOLLOW                  NY         11791       SFD        6.875         6.500        $ 4,105.81        360
4338675       DANVILLE                       CA         94506       SFD        7.000         6.500        $ 5,954.46        360
4338690       ENCINO                         CA         91436       SFD        7.750         6.500        $ 5,265.63        360
4338749       DALLAS                         TX         75225       SFD        6.875         6.500        $ 2,369.21        360
4338792       SAN MARCOS                     CA         92069       SFD        6.875         6.500        $ 1,898.53        360
4338841       SAN CARLOS                     CA         94070       SFD        7.125         6.500        $ 2,660.52        360
4338899       SAN RAMON                      CA         94583       SFD        6.750         6.483        $ 2,766.28        360
4338922       LAFAYETTE                      CO         80026       SFD        6.750         6.483        $ 1,908.82        360
4338951       CINCINNATI                     OH         45206       SFD        7.125         6.500        $ 3,368.59        360
4338972       ALPHARETTA                     GA         30005       SFD        7.000         6.500        $ 2,328.56        360
4338991       PLAYA DEL REY                  CA         90293       SFD        6.750         6.483        $ 2,159.84        360
4338994       SCOTTSDALE                     AZ         85251       SFD        6.875         6.500        $ 2,135.02        360
4339001       CHARLOTTE                      NC         28226       SFD        6.750         6.483        $ 2,869.08        360
4339052       CHELAN                         WA         98816       PUD        7.625         6.500        $ 2,604.68        360
4339078       WESTFORD                       MA         01886       SFD        7.500         6.500        $ 2,796.86        360
4339086       LAS VEGAS                      NV         89117       PUD        7.125         6.500        $ 3,873.89        360
4339090       OVERLAND PARK                  KS         66209       SFD        7.125         6.500        $ 2,795.94        360
4339104       HANOVER                        MA         02339       SFD        7.000         6.500        $ 2,767.13        360
4339111       MANASSAS                       VA         20112       SFD        7.000         6.500        $ 2,009.22        360
4339143       WESTFORD                       MA         01886       SFD        7.750         6.500        $ 2,177.89        360
4339224       BURBANK                        CA         91501       SFD        7.375         6.500        $ 2,345.54        360
4339262       SUNNYVALE                      CA         94087       SFD        7.000         6.500        $ 2,661.21        360
4339332       ORINDA                         CA         94563       SFD        6.750         6.483        $ 3,502.43        360
4339334       LOWER MAKEFIELD TOWNSHIP       PA         19067       SFD        7.250         6.500        $ 2,128.39        360
4339343       KATY                           TX         77450       SFD        6.875         6.500        $ 2,728.89        360
4339409       SCOTTSDALE                     AZ         85259       SFD        7.125         6.500        $ 2,064.27        360
4339414       SAN MARTIN                     CA         95046       SFD        7.125         6.500        $ 3,105.85        360
4339417       PLANO                          TX         75093       SFD        7.125         6.500        $ 4,561.07        360
4339419       HOUSTON                        TX         77024       SFD        6.750         6.483        $ 2,969.28        360
4339425       REDWOOD CITY                   CA         94062       SFD        7.000         6.500        $ 2,128.97        360
4339467       ATLANTA                        GA         30350       SFD        6.750         6.483        $ 1,928.29        360
4339471       CHANTILLY                      VA         20152       PUD        6.500         6.233        $ 2,117.43        360
4339499       FAIRFIELD                      CT         06430       SFD        6.875         6.500        $ 3,284.65        360
4339512       SIMPSONVILLE                   SC         29681       SFD        6.875         6.500        $ 1,957.65        360
4339516       NEWARK                         CA         94560       SFD        7.750         6.500        $ 2,933.71        360
4339631       SAN JOSE                       CA         95120       SFD        7.125         6.500        $ 3,395.55        360
4339717       SANTA CLARA                    CA         95051       SFD        7.000         6.500        $ 2,744.38        360
4339724       COEUR D ALENE                  ID         83815       SFD        6.875         6.500        $ 2,249.98        360
4339769       ORINDA                         CA         94563       SFD        6.875         6.500        $ 6,437.91        360
4339791       LIVERMORE                      CA         94550       SFD        6.875         6.500        $ 2,185.61        360
4339884       ALPINE                         CA         91901       SFD        6.750         6.483        $ 2,213.35        360
4339890       IRVINE                         CA         92620       SFD        6.875         6.500        $ 2,562.03        360
4339921       BILLERICA                      MA         01821       SFD        7.125         6.500        $ 2,021.16        360
4339928       MARBLEHEAD                     MA         01945       SFD        6.375         6.108        $ 1,996.39        360
4339963       SCOTTS VALLEY                  CA         95066       SFD        7.000         6.500        $ 1,995.91        360
4339964       SAN MARINO                     CA         91108       SFD        7.000         6.500        $ 4,005.13        360
4340002       SAINT DAVIDS                   PA         19087       SFD        6.875         6.500        $ 2,562.02        360
4340007       FINKSBURG                      MD         21048       SFD        7.000         6.500        $ 2,661.21        360
4340021       LIVERMORE                      CA         94550       SFD        6.875         6.500        $ 1,970.79        360
4340034       HAYWARD                        CA         94541       SFD        7.375         6.500        $ 2,762.71        360
4340075       CHICAGO                        IL         60611       HCO        7.250         6.500        $ 2,479.71        360
4340109       WEST HOLLYWOOD                 CA         90069       SFD        7.125         6.500        $ 2,701.62        360
4340142       SANTA CRUZ                     CA         95065       SFD        6.750         6.483        $ 2,918.70        360
4340192       FALLS CHURCH                   VA         22043       SFD        7.000         6.500        $ 2,761.01        360
4340217       BERNARDS TOWNSHIP              NJ         07920       SFD        7.125         6.500        $ 3,806.51        360
4340227       CHURCHVILLE                    MD         21028       SFD        7.250         6.500        $ 2,329.29        360
4340233       GAINSEVILLE                    VA         20155       SFD        6.875         6.500        $ 2,200.71        360
4340245       WINCHESTER                     MA         01890       SFD        7.000         6.500        $ 3,739.01        360
4340260       BURLINGTON                     MA         01803       LCO        7.375         6.500        $ 2,141.10        360
4340301       SAN FRANCISCO                  CA         94103       LCO        6.875         6.500        $ 2,923.34        360
4340305       STAMFORD                       CT         06903       SFD        7.000         6.500        $ 2,877.44        360
4340421       MENLO PARK                     CA         94025       SFD        7.000         6.500        $ 2,907.38        360
4340479       NEW HAVEN                      CT         06511       SFD        6.750         6.483        $ 3,765.09        360
4340499       SARATOGA                       CA         95070       SFD        6.750         6.483        $ 3,567.29        360
4340510       VIRGINIA BEACH                 VA         23454       SFD        7.125         6.500        $ 2,964.37        360
4340514       SCARSDALE                      NY         10583       SFD        7.000         6.500        $ 3,991.82        360
4340540       ATLANTA                        GA         30342       SFD        6.875         6.500        $ 4,250.33        360
4340575       COLLEYVILLE                    TX         76034       SFD        6.625         6.358        $ 1,920.93        360
4340601       LEESBURG                       VA         20176       SFD        6.875         6.500        $ 2,792.93        360
4340640       GREAT FALLS                    VA         22066       SFD        7.500         6.500        $ 4,384.07        360
4340660       SAN JOSE                       CA         95148       SFD        6.875         6.500        $ 2,095.61        360
4340677       WASHINGTON                     DC         20007       SFD        7.250         6.500        $ 2,967.47        360
4340682       MONTEREY                       CA         93940       SFD        7.375         6.500        $ 3,536.26        360
4340686       WASHINGTON                     DC         20011       SFD        6.875         6.500        $ 3,882.45        360
4340726       NEVADA CITY                    CA         95959       SFD        7.125         6.500        $ 3,375.33        360
4340754       SAN FRANCISCO                  CA         94123       LCO        7.125         6.500        $ 3,368.60        360
4340828       PIEDMONT                       CA         94611       SFD        7.125         6.500        $ 2,290.65        360
4340839       SHREWSBURY                     NJ         07702       SFD        7.125         6.500        $ 4,379.18        360
4340877       NEW HANOVER TWP.               PA         19435       SFD        7.250         6.500        $ 3,069.80        360
4340920       SAN DIEGO                      CA         92129       SFD        6.875         6.500        $ 1,859.11        360
4340946       CUPERTINO                      CA         95014       SFD        7.000         6.500        $ 4,317.82        360
4340996       WARRENTON                      MO         63383       SFD        7.125         6.500        $ 2,075.06        360
4341036       HIDDEN HILLS                   CA         91302       SFD        7.125         6.500        $ 5,389.75        360
4341113       SAN JOSE                       CA         95120       SFD        6.875         6.500        $ 2,711.15        360
4341328       AUSTIN                         TX         78731       SFD        6.875         6.500        $ 3,767.49        360
4341334       FREMONT                        CA         94536       SFD        7.250         6.500        $ 2,162.50        360
4341337       LAS VEGAS                      NV         89130       SFD        7.500         6.500        $ 2,178.76        360
4341411       MIAMI                          FL         33133       SFD        6.875         6.500        $ 3,501.43        360
4341416       OAK PARK                       CA         91377       SFD        7.000         6.500        $ 4,071.66        360
4341430       MORAGA                         CA         94556       SFD        7.250         6.500        $ 4,229.50        360
4341443       YORBA LINDA                    CA         92886       SFD        7.875         6.500        $ 3,248.31        360
4341504       GILROY                         CA         95020       SFD        7.125         6.500        $ 2,950.89        360
4341529       SAN ANSELMO                    CA         94960       SFD        7.000         6.500        $ 2,827.54        360
4341538       CARLISLE                       MA         01741       SFD        6.875         6.500        $ 4,270.04        360
4341540       RIVERWOODS                     IL         60015       SFD        7.375         6.500        $ 2,624.57        360
4341553       HARRISBURG                     PA         17111       SFD        6.875         6.500        $ 2,979.83        360
4341567       VIRGINIA BEACH                 VA         23451       SFD        7.375         6.500        $ 2,315.14        360
4341568       BOW                            WA         98232       SFD        7.250         6.500        $ 3,233.52        360
4341586       LEESBURG                       VA         20176       SFD        7.250         6.500        $ 2,728.71        360
4341589       OMAHA                          NE         68116       SFD        7.500         6.500        $ 2,969.91        360
4341596       OLNEY                          MD         20832       SFD        7.250         6.500        $ 2,819.09        360
4341614       DENVILLE                       NJ         07834       SFD        6.875         6.500        $ 2,044.70        360
4341620       KEY COLONY BEACH               FL         33051       SFD        7.375         6.500        $ 3,591.52        360
4341626       SHAWNEE                        KS         66226       SFD        7.500         6.500        $ 3,684.86        360
4341661       HUDSON                         WI         54016       SFD        7.250         6.500        $ 2,095.65        360
4341672       OLD GREENWICH                  CT         06870       LCO        7.625         6.500        $ 2,512.67        360
4341698       MOUNTAIN VIEW                  CA         94041       SFD        7.000         6.500        $ 2,900.72        360
4341700       KEY WEST                       FL         33040       SFD        7.125         6.500        $ 2,021.16        360
4341706       RENO                           NV         89509       SFD        7.375         6.500        $ 2,928.46        360
4341714       YPSILANTI                      MI         48198       SFD        7.500         6.500        $ 2,377.33        360
4341748       STAMFORD                       CT         06905       SFD        7.500         6.500        $ 2,062.69        360
4341753       ACTON                          MA         01720       SFD        7.375         6.500        $ 2,154.91        360
4341763       WENHAM                         MA         01984       SFD        6.750         6.483        $ 3,034.80        360
4341786       SARATOGA                       CA         95070       SFD        6.875         6.500        $ 3,035.02        360
4341787       AVON                           CT         06001       SFD        7.500         6.500        $ 2,587.10        360
4341810       COLORADO SPRINGS               CO         80906       SFD        7.500         6.500        $ 2,503.19        360
4341831       ARLINGTON                      VA         22201       SFD        6.875         6.500        $ 2,998.22        360
4341852       NEWBURY                        MA         01922       SFD        7.750         6.500        $ 2,149.24        360
4341882       EUGENE                         OR         97405       PUD        7.625         6.500        $ 3,312.47        360
4341893       FALLBROOK                      CA         92028       SFD        6.875         6.500        $ 2,751.55        360
4341903       SUDBURY                        MA         01776       SFD        6.875         6.500        $ 2,956.18        360
4341951       BROOKVILLE                     MD         20833       SFD        7.375         6.500        $ 3,177.11        360
4341979       READING                        MA         01867       SFD        7.625         6.500        $ 2,321.56        360
4341987       ALPHARETTA                     GA         30022       SFD        6.875         6.500        $ 2,140.60        360
4341991       SAN JOSE                       CA         95138       SFD        7.000         6.500        $ 3,685.78        360
4342023       MOUNTAIN VIEW                  CA         94040       SFD        7.375         6.500        $ 3,936.85        360
4342031       FAIRFIELD                      CT         06430       SFD        7.000         6.500        $ 3,146.89        360
4342084       WESTPORT                       CT         06880       SFD        6.875         6.500        $ 2,233.56        360
4342099       ANNAPOLIS                      MD         21403       LCO        7.375         6.500        $ 2,293.04        360
4342146       WADMALAW ISLAND                SC         29487       SFD        7.000         6.500        $ 4,324.47        360
4342156       SEBASTOPOL                     CA         95472       SFD        7.250         6.500        $ 3,956.63        360
4342161       FAIRFAX                        VA         22030       SFD        7.000         6.500        $ 2,514.85        360
4342175       MONROVIA                       CA         91016       SFD        7.000         6.500        $ 2,619.63        360
4342271       AUDUBON                        PA         19403       SFD        7.000         6.500        $ 2,235.42        360
4342279       CONCORD                        CA         94521       SFD        7.250         6.500        $ 2,072.46        360
4342306       RENO                           NV         89511       SFD        6.875         6.500        $ 2,351.81        360
4342436       SANTA CLARA                    CA         95051       SFD        7.000         6.500        $ 3,143.56        360
4342467       SAN FRANCISCO                  CA         94132       SFD        7.125         6.500        $ 3,813.25        360
4342485       OAKLAND                        CA         94602       SFD        6.750         6.483        $ 2,594.40        360
4342487       WYCKOFF                        NJ         07481       SFD        6.875         6.500        $ 3,310.93        360
4342520       LOS ANGELES                    CA         90049       SFD        7.250         6.500        $ 3,221.38        360
4342526       VALLEJO                        CA         94591       SFD        6.875         6.500        $ 2,102.18        360
4342575       SAN JOSE                       CA         95120       SFD        7.125         6.500        $ 2,154.56        360
4342589       COSTA MESA                     CA         92626       SFD        7.125         6.500        $ 1,912.83        360
4342727       ROCKWALL                       TX         75087       SFD        7.000         6.500        $ 2,201.15        360
4342735       DALLAS                         TX         75209       SFD        7.000         6.500        $ 5,615.15        360
4342748       ROCKVILLE                      MD         20850       SFD        7.125         6.500        $ 2,270.44        360
4342758       PLACENTIA                      CA         92870       SFD        6.875         6.500        $ 2,338.67        360
4342826       WALNUT CREEK                   CA         94596       SFD        7.000         6.500        $ 2,960.60        360
4342865       VIRGINIA BEACH                 VA         23454       SFD        7.000         6.500        $ 2,330.23        360
4342868       LORETTO                        MN         55357       SFD        7.000         6.500        $ 2,095.70        360
4342881       AUSTIN                         TX         78732       SFD        6.875         6.500        $ 2,417.50        360
4342918       ALPINE                         CA         91901       SFD        6.750         6.483        $ 2,776.00        360
4342966       EDWARDSVILLE                   IL         62025       SFD        6.875         6.500        $ 2,627.72        360
4342970       OAKLAND                        CA         94618       SFD        6.875         6.500        $ 6,569.29        360
4343021       CLIFFSIDE PARK                 NJ         07010       LCO        7.125         6.500        $ 2,288.96        360
4343024       AURORA                         CO         80015       SFD        7.000         6.500        $ 2,794.27        360
4343068       DANVILLE                       CA         94526       PUD        7.250         6.500        $ 2,899.25        360
4343073       SAUGUS                         MA         01906       SFD        6.625         6.358        $ 2,346.10        360
4343090       MONTE SERENO                   CA         95030       SFD        6.750         6.483        $ 2,756.55        360
4343100       WOODSTOCK                      MD         21163       SFD        6.750         6.483        $ 2,153.35        360
4343144       SAN DIEGO                      CA         92104       SFD        7.000         6.500        $ 1,510.24        360
4343168       CALABASAS                      CA         91302       SFD        7.125         6.500        $ 4,682.35        360
4343192       MANHATTAN BEACH                CA         90266       SFD        7.250         6.500        $ 4,638.80        360
4343252       IRVINE                         CA         92618       SFD        7.250         6.500        $ 2,101.11        360
4343256       SHORT HILLS                    NJ         07078       SFD        6.875         6.500        $ 4,105.81        360
4343263       BOISE                          ID         83716       SFD        6.875         6.500        $ 4,072.96        360
4343309       BEND                           OR         97701       SFD        6.750         6.483        $ 3,949.97        360
4343313       LOS ANGELES                    CA         90066       SFD        6.875         6.500        $ 2,621.15        360
4343322       NEWTOWN                        PA         18940       SFD        7.000         6.500        $ 2,839.52        360
4343333       GILROY                         CA         95020       SFD        7.000         6.500        $ 2,831.53        360
4343445       OAKLAND                        CA         94612       SFD        7.125         6.500        $ 2,701.62        360
4343496       ENGLEWOOD                      CO         80111       SFD        7.000         6.500        $ 2,661.21        360
4343511       FREMONT                        CA         94539       SFD        7.000         6.500        $ 3,991.82        360
4343519       REDONDO BEACH                  CA         90278       LCO        6.875         6.500        $ 2,761.73        360
4343579       ALTADENA                       CA         91001       SFD        7.500         6.500        $ 2,317.90        360
4343589       LEXINGTON                      MA         02420       SFD        6.875         6.500        $ 3,087.57        360
4343593       GREENWICH                      CT         06878       SFD        7.000         6.500        $ 4,883.33        360
4343642       STAMFORD                       CT         06907       SFD        7.500         6.500        $ 2,139.60        360
4343652       LOUISVILLE                     KY         40205       SFD        7.500         6.500        $ 4,544.89        360
4343673       STAMFORD                       CT         06903       SFD        7.375         6.500        $ 2,417.37        360
4343691       YORBA LINDA                    CA         92886       PUD        7.125         6.500        $ 2,236.75        360
4343749       SPRING                         TX         77379       SFD        6.750         6.483        $ 3,601.02        360
4343805       SANTA ROSA                     CA         95409       SFD        7.125         6.500        $ 2,762.25        360
4343812       MARION                         IN         46953       SFD        7.125         6.500        $ 1,988.82        360
4343831       LOVELAND                       CO         80538       SFD        6.750         6.483        $ 2,438.73        360
4343839       GERMANTOWN                     MD         20874       SFD        7.250         6.500        $ 2,513.82        360
4343843       LAGUNA NIGUEL                  CA         92677       SFD        6.875         6.500        $ 2,483.20        360
4343886       SAN DIEGO                      CA         92128       SFD        7.000         6.500        $ 3,725.70        360
4343925       UNION CITY                     CA         94587       SFD        6.750         6.483        $ 2,918.70        360
4344067       CONCORD                        CA         94521       SFD        7.250         6.500        $ 2,790.45        360
4344106       ENCINO                         CA         91436       SFD        7.000         6.500        $ 3,326.52        360
4344153       LAGUNA NIGUEL                  CA         92677       SFD        7.000         6.500        $ 2,395.09        360
4344249       PIEDMONT                       CA         94610       SFD        7.250         6.500        $ 5,627.96        360
4344369       SARATOGA                       CA         95070       SFD        7.125         6.500        $ 2,337.81        360
4344435       KEYSTONE                       CO         80435       HCO        7.500         6.500        $ 2,448.65        360
4344445       WELLESLEY                      MA         02481       SFD        6.875         6.500        $ 4,596.86        360
4344531       SCOTTS VALLEY                  CA         95066       SFD        7.000         6.500        $ 2,135.62        360
4344548       MADISON                        GA         30650       SFD        7.000         6.500        $ 3,243.35        360
4344606       TUCSON                         AZ         85715       SFD        6.875         6.500        $ 4,237.20        360
4344682       SUWANEE                        GA         30024       SFD        7.250         6.500        $ 2,498.57        360
4344737       GERMANTOWN                     TN         38138       SFD        6.875         6.500        $ 2,181.01        360
4344844       SAN FRANCISCO                  CA         94131       SFD        7.000         6.500        $ 2,627.95        360
4344879       SANTA CRUZ                     CA         95060       SFD        7.125         6.500        $ 2,034.63        360
4344910       SAN JOSE                       CA         95127       SFD        6.875         6.500        $ 2,299.26        360
4344981       OAKLAND                        CA         94611       SFD        7.000         6.500        $ 3,073.70        360
4345096       SAN JOSE                       CA         95120       SFD        6.875         6.500        $ 2,299.26        360
4345162       WASHINGTON                     DC         20007       SFD        6.750         6.483        $ 3,113.28        360
4345274       RENO                           NV         89509       SFD        6.750         6.483        $ 3,080.84        360
4345319       WESTON                         FL         33326       SFD        7.875         6.500        $ 2,153.46        360
4345323       PLEASANTON                     CA         94566       SFD        7.875         6.500        $ 4,401.18        360
4345326       SANTA ROSA                     CA         95404       SFD        7.250         6.500        $ 2,510.41        360
4345352       MOORPARK                       CA         93021       SFD        6.875         6.500        $ 2,627.72        360
4345355       LA CRESCENTA                   CA         91214       SFD        7.375         6.500        $ 2,486.44        360
4345386       SAN FRANCISCO                  CA         94110       LCO        6.750         6.483        $ 3,145.71        360
4345400       REDWOOD CITY                   CA         94061       SFD        6.875         6.500        $ 2,135.02        360
4345491       SEAL BEACH                     CA         90740       SFD        6.875         6.500        $ 2,147.51        360
4345554       MISSION VIEJO                  CA         92692       SFD        6.875         6.500        $ 2,441.54        360
4345571       VIRGINIA BEACH                 VA         23451       SFD        6.750         6.483        $ 2,367.39        360
4345701       LOUISVILLE                     KY         40245       SFD        7.625         6.500        $ 2,831.17        360
4345764       BEVERLY                        MA         01915       SFD        7.125         6.500        $ 2,243.49        360
4345903       NORTHPORT                      NY         11768       SFD        7.250         6.500        $ 3,479.10        360
4345929       DELAFIELD                      WI         53018       SFD        7.125         6.500        $ 2,230.01        360
4345996       LOS ANGELES                    CA         90064       SFD        6.750         6.483        $ 3,761.87        360
4346031       CROSSLAKE                      MN         56442       SFD        7.125         6.500        $ 2,198.34        360
4346083       OXFORD TOWNSHIP                MI         48371       SFD        7.500         6.500        $ 2,167.57        360
4346091       WILMINGTON                     DE         19807       SFD        6.625         6.358        $ 6,403.11        360
4346213       HAWORTH                        NJ         07641       SFD        7.125         6.500        $ 3,031.73        360
4346305       BOSTON                         MA         02118       LCO        6.875         6.500        $ 2,791.95        360
4346340       SANTA BARBARA                  CA         93111       SFD        7.250         6.500        $ 2,217.08        360
4346352       MORGANVILLE                    NJ         07751       SFD        6.875         6.500        $ 3,284.65        360
4346431       MONTGOMERY                     AL         36105       SFD        7.750         6.500        $ 2,328.34        360
4346437       ELBA TOWNSHIP                  MI         48446       SFD        7.625         6.500        $   637.02        360
4346453       ALLEN                          TX         75002       SFD        7.500         6.500        $ 2,310.20        360
4346472       WEST LAKELAND                  MN         55082       SFD        7.125         6.500        $ 2,762.25        360
4346502       HOUSTON                        TX         77005       SFD        7.000         6.500        $ 2,395.09        360
4346525       COTTAGE GROVE                  MN         55016       SFD        7.250         6.500        $ 2,401.27        360
4346538       DALLAS                         TX         75219       HCO        6.750         6.483        $ 2,724.11        360
4346549       OWINGS MILLS                   MD         21117       SFD        7.250         6.500        $ 2,276.77        360
4346598       WEST LINN                      OR         97068       SFD        7.500         6.500        $ 2,796.86        360
4346659       PALM HARBOR                    FL         34685       SFD        7.500         6.500        $ 2,181.55        360
4346676       AUSTIN                         TX         78703       SFD        7.250         6.500        $ 2,554.07        360
4346686       REDWOOD CITY                   CA         94062       SFD        6.625         6.358        $ 4,149.22        360
4346728       BETTENDORF                     IA         52722       SFD        7.375         6.500        $ 2,475.38        360
4346785       TAMPA                          FL         33613       SFD        6.875         6.500        $ 3,074.43        360
4346820       NORTH HOLLYWOOD                CA         91604       SFD        6.875         6.500        $ 3,941.58        360
4346957       RESEDA                         CA         91335       SFD        7.000         6.500        $   940.74        360
4346977       LOS GATOS                      CA         95032       LCO        7.250         6.500        $ 2,865.15        360
4347095       HOUSTON                        TX         77005       SFD        6.875         6.500        $ 3,980.99        360
4347172       DENVER                         CO         80206       SFD        6.875         6.500        $ 2,082.46        360
4347403       SUDBURY                        MA         01776       SFD        7.000         6.500        $ 2,496.22        360
4347417       ELLICOTT CITY                  MD         21042       SFD        7.000         6.500        $ 2,993.86        360
4347440       LAS VEGAS                      NV         89117       SFD        7.250         6.500        $ 2,012.42        360
4347471       STOW                           MA         01775       SFD        7.750         6.500        $ 3,237.47        360
4347501       FT LAUDERDALE                  FL         33301       SFD        7.375         6.500        $ 2,512.12        360
4347502       LANCASTER                      PA         17601       SFD        7.250         6.500        $ 4,365.93        360
4347508       LITHIA                         FL         33547       SFD        7.500         6.500        $ 3,496.07        360
4347521       EAGLE                          ID         83616       SFD        7.625         6.500        $ 2,300.33        360
4347532       ACTON                          MA         01720       SFD        6.875         6.500        $ 2,890.49        360
4347539       COLUMBIA                       MD         21044       SFD        7.625         6.500        $ 2,477.28        360
4347542       ROCKVILLE                      MD         20850       SFD        7.375         6.500        $ 2,555.50        360
4347550       HUMMELSTOWN                    PA         17036       PUD        7.000         6.500        $ 3,406.35        360
4347559       OAKTON                         VA         22124       SFD        7.500         6.500        $ 2,517.17        360
4347580       PORTLAND                       OR         97225       PUD        7.500         6.500        $ 2,524.16        360
4347581       KIRKLAND                       WA         98034       SFD        7.125         6.500        $ 3,611.13        360
4347598       GOERGETOWN                     MA         01833       SFD        7.875         6.500        $ 3,306.32        360
4347603       BLOOMINGTON                    MN         55438       SFD        7.500         6.500        $ 2,679.39        360
4347612       HENDERSON                      NV         89014       PUD        7.500         6.500        $ 2,148.69        360
4347622       COLORADO SPRINGS               CO         80920       SFD        7.500         6.500        $ 2,668.93        360
4347623       ANNANDALE                      VA         22003       SFD        7.375         6.500        $ 2,181.84        360
4347638       MONUMENT                       CO         80132       SFD        7.375         6.500        $ 2,845.58        360
4347641       LINCOLN                        NE         68512       SFD        7.625         6.500        $ 2,720.05        360
4347643       LA GRANGE                      IL         60525       SFD        7.250         6.500        $ 2,455.83        360
4347653       FAIRFAX                        VA         22031       SFD        7.500         6.500        $ 2,753.16        360
4347659       LINCOLN                        NE         68532       SFD        7.500         6.500        $ 3,076.54        360
4347672       INVER GROVE HEIGHTS            MN         55076       SFD        7.375         6.500        $ 2,267.42        360
4347679       SANTA CRUZ                     CA         95060       SFD        6.750         6.483        $ 3,482.98        360
4347695       GERMANTOWN                     TN         38139       SFD        7.500         6.500        $ 4,502.94        360
4347703       ENCINITAS                      CA         92024       SFD        7.125         6.500        $ 2,692.18        360
4347715       GREENSBORO                     NC         27407       SFD        7.125         6.500        $ 2,694.88        360
4347732       FAYETTEVILLE                   GA         30215       SFD        7.500         6.500        $ 2,684.28        360
4347802       LAFAYETTE                      CA         94549       SFD        7.375         6.500        $ 3,004.44        360
4347856       LEAWOOD                        KS         66224       PUD        7.500         6.500        $ 3,803.73        360
4347912       PLEASANT HILL                  CA         94523       SFD        6.875         6.500        $ 3,542.17        360
4347931       WARREN                         NJ         07059       SFD        6.875         6.500        $ 3,810.19        360
4348004       MOUNTAIN VIEW                  CA         94043       SFD        7.125         6.500        $ 2,391.71        360
4348080       SANTA ANA                      CA         92705       SFD        6.875         6.500        $ 3,350.34        360
4348092       SAN DIEGO                      CA         92130       SFD        7.000         6.500        $ 5,189.36        360
4348179       SANTA BARBARA                  CA         93103       SFD        7.125         6.500        $ 1,623.67        360
4348183       DALY CITY                      CA         94014       LCO        7.250         6.500        $ 2,080.64        360
4348255       GLENDALE                       CA         91208       SFD        6.875         6.500        $ 3,547.42        360
4348288       SAN ANDREAS                    CA         95249       SFD        7.000         6.500        $ 3,326.52        360
4348440       REDONDO BEACH                  CA         90277       SFD        7.000         6.500        $ 3,299.91        360
4348443       CHAPEL HILL                    NC         27516       SFD        6.750         6.483        $ 1,984.72        360
4348539       RENO                           NV         89509       SFD        7.375         6.500        $ 3,453.38        360
4348551       FAIRFIELD                      CT         06490       SFD        7.000         6.500        $ 2,528.15        360
4348563       AGOURA HILLS                   CA         91301       SFD        6.875         6.500        $ 1,839.41        360
4348601       LA CRESCENTA                   CA         91214       SFD        7.000         6.500        $ 2,980.56        360
4348614       NOVATO                         CA         94945       SFD        7.125         6.500        $ 2,904.41        360
4348626       CORONADO                       CA         92118       SFD        7.500         6.500        $ 3,342.25        360
4348649       KANSAS CITY                    MO         64112       SFD        7.000         6.500        $ 2,657.89        360
4348708       PLEASANTON                     CA         94566       SFD        7.125         6.500        $ 2,587.08        360
4348893       RENO                           NV         89509       SFD        7.375         6.500        $ 4,489.04        360
4348902       UNION CITY                     CA         94587       SFD        7.000         6.500        $ 2,528.15        360
4348917       AUBURN                         CA         95602       SFD        7.125         6.500        $ 2,142.43        360
4348941       UPPER MARLBORO                 MD         20772       SFD        7.250         6.500        $ 2,274.03        360
4348964       FREMONT                        CA         94536       SFD        6.875         6.500        $ 2,069.00        360
4349003       AUSTIN                         TX         78737       SFD        6.500         6.233        $ 3,508.61        360
4349053       GERMANTOWN                     TN         38139       SFD        7.000         6.500        $ 2,627.95        360
4349127       ELLICOTT CITY                  MD         21042       SFD        7.250         6.500        $ 2,401.27        360
4349178       AROMAS                         CA         95004       SFD        6.750         6.483        $ 2,367.39        360
4349423       BROOKLYN                       NY         11238       MF2        7.375         6.500        $ 2,461.57        360
4349485       SAN JOSE                       CA         95124       SFD        7.000         6.500        $ 2,238.75        360
4349672       SAN JOSE                       CA         95118       SFD        7.000         6.500        $ 2,389.77        360
4349847       BOULDER CREEK                  CA         95006       SFD        7.000         6.500        $ 2,099.03        360
4349911       SUISUN CITY                    CA         94585       SFD        7.250         6.500        $ 2,319.40        360
4349937       CONROE                         TX         77302       SFD        6.875         6.500        $ 2,176.41        360
4349944       HOUSTON                        TX         77005       SFD        6.875         6.500        $ 2,653.99        360
4349998       MILL VALLEY                    CA         94941       SFD        6.875         6.500        $ 3,284.65        360
4350017       SAN JOSE                       CA         95123       SFD        6.875         6.500        $ 1,957.65        360
4350114       THOUSAND OAKS                  CA         91362       SFD        6.750         6.483        $ 3,041.93        360
4350303       BARRINGTON                     IL         60010       SFD        7.375         6.500        $ 2,111.05        360
4350327       HUDSON                         OH         44236       SFD        7.375         6.500        $ 2,334.49        360
4350357       ALVATON                        KY         42122       SFD        7.375         6.500        $ 3,428.38        360
4350373       LUTZ                           FL         33558       SFD        7.375         6.500        $ 2,579.68        360
4350410       FINKSBURG                      MD         21048       SFD        7.250         6.500        $ 2,390.35        360
4350418       HERCULES                       CA         94547       PUD        7.125         6.500        $ 2,425.39        360
4350441       HAVERHILL                      MA         01832       SFD        8.000         6.500        $ 2,127.92        360
4350442       KANSAS CITY                    MO         64113       SFD        7.500         6.500        $ 2,971.66        360
4350475       LEES SUMMIT                    MO         64086       SFD        7.125         6.500        $ 2,189.59        360
4350479       MEDFORD                        MA         02155       SFD        7.625         6.500        $ 2,252.55        360
4350499       CARY                           NC         27513       SFD        7.250         6.500        $ 3,574.61        360
4350509       PORTLAND                       OR         97206       SFD        7.250         6.500        $ 2,046.53        360
4350510       ATLANTA                        GA         30324       SFD        6.875         6.500        $ 2,496.33        360
4350557       HUTTO                          TX         78634       SFD        7.125         6.500        $ 2,630.20        360
4350588       NEW PRAGUE                     MN         56071       SFD        7.375         6.500        $ 2,313.76        360
4350589       LAS VEGAS                      NV         89149       SFD        7.500         6.500        $ 2,251.12        360
4350610       HINCKLEY                       OH         44233       PUD        7.625         6.500        $ 2,569.29        360
4350615       PROSPECT                       KY         40059       SFD        7.125         6.500        $ 2,587.08        360
4350618       EDINA                          MN         55424       SFD        7.375         6.500        $ 2,503.70        360
4350644       HIGH POINT                     NC         27262       SFD        7.250         6.500        $ 2,971.91        360
4350654       HIGHLANDS RANCH                CO         80126       PUD        7.375         6.500        $ 2,154.91        360
4350661       WEST FARGO                     ND         58078       SFD        7.500         6.500        $ 2,647.93        360
4350664       SOLON                          OH         44139       SFD        7.500         6.500        $ 4,228.85        360
4350699       ORLANDO                        FL         32836       SFD        7.500         6.500        $ 2,328.39        360
4350741       HOUSTON                        TX         77077       SFD        7.500         6.500        $ 2,726.94        360
4350743       RALEIGH                        NC         27614       SFD        7.125         6.500        $ 4,296.87        360
4350789       OMAHA                          NE         68142       SFD        7.500         6.500        $ 2,412.29        360
4350808       UNIVERSITY PARK                TX         75225       SFD        6.875         6.500        $ 3,207.13        360
4350810       CUMMING                        IA         50061       SFD        7.250         6.500        $ 2,319.40        360
4350820       TORRANCE                       CA         90505       LCO        7.375         6.500        $ 2,395.26        360
4351055       WILMETTE                       IL         60091       SFD        7.000         6.500        $ 2,295.30        360
4351354       ANDOVER                        MA         01810       SFD        7.375         6.500        $ 2,072.03        360
4351373       AUDUBON                        PA         19403       SFD        7.000         6.500        $ 2,441.66        360
4351389       DANVILLE                       CA         94506       SFD        7.125         6.500        $ 3,752.62        360
4351439       LOUISVILLE                     KY         40223       SFD        7.250         6.500        $ 2,182.96        360
4351450       PITTSBURGH                     PA         15238       SFD        7.250         6.500        $ 2,310.53        360
4351460       RENO                           NV         89511       SFD        7.375         6.500        $ 3,274.49        360
4351489       HUNTINGTON BEACH               CA         92649       SFD        7.125         6.500        $ 3,062.05        360
4351522       ESSEX FELLS                    NJ         07021       SFD        7.500         6.500        $ 2,684.99        360
4351546       EL DORADO HILLS                CA         95762       SFD        7.250         6.500        $ 2,626.38        360
4351585       CHATHAM                        NJ         07928       SFD        7.500         6.500        $ 3,705.84        360
4351629       HUNTINGTON BEACH               CA         92646       SFD        7.250         6.500        $ 2,200.02        360
4351742       MISSION VIEJO                  CA         92692       LCO        6.875         6.500        $ 2,049.62        360
4351782       SALT LAKE CITY                 UT         84121       SFD        7.250         6.500        $ 2,592.27        360
4351798       ALPHARETTA                     GA         30022       SFD        7.000         6.500        $ 2,305.27        360
4351828       LONG BEACH                     CA         90815       SFD        7.125         6.500        $ 3,183.32        360
4351897       SALT LAKE CITY                 UT         84103       SFD        7.000         6.500        $ 2,090.71        360
4352026       SAN DIEGO                      CA         92109       SFD        6.375         6.108        $ 2,327.04        360
4352075       DANVILLE                       CA         94526       SFD        7.000         6.500        $ 2,029.18        360
4352185       VIENNA                         VA         22180       SFD        7.000         6.500        $ 2,288.64        360
4352320       AVON                           CT         06001       SFD        7.500         6.500        $ 2,307.41        360
4352339       MERCER ISLAND                  WA         98040       SFD        7.375         6.500        $ 3,156.39        360
4352346       MORGANVILLE                    NJ         07751       SFD        7.625         6.500        $ 2,760.40        360
4352367       PHOENIX                        AZ         85048       SFD        7.375         6.500        $ 2,072.03        360
4352369       TUCKAHOE                       NY         10707       SFD        7.375         6.500        $ 2,175.63        360
4352387       NORWALK                        CT         06854       SFD        7.500         6.500        $ 2,508.09        360
4352396       DARIEN                         CT         06820       SFD        7.500         6.500        $ 4,195.29        360
4352427       BROOMFIELD                     CO         80020       SFD        7.375         6.500        $ 3,610.51        360
4352440       SANTA FE                       NM         87501       SFD        7.500         6.500        $ 2,622.06        360
4352457       ATLANTA                        GA         30331       SFD        7.375         6.500        $ 2,469.86        360
4352466       IDAHO FALLS                    ID         83401       SFD        7.375         6.500        $ 4,489.39        360
4352470       LOS GATOS                      CA         95032       SFD        7.125         6.500        $ 2,492.76        360
4352479       STAMFORD                       CT         06903       SFD        7.000         6.500        $ 2,814.23        360
4352488       SAN DIEGO                      CA         92130       SFD        7.000         6.500        $ 2,800.93        360
4352501       OAK POINT                      TX         75068       SFD        7.250         6.500        $ 2,217.08        360
4352503       SUPERIOR                       CO         80027       SFD        7.125         6.500        $ 2,303.78        360
4352504       SPICER                         MN         56288       SFD        7.375         6.500        $ 3,011.35        360
4352509       NORTHRIDGE                     CA         91325       SFD        7.375         6.500        $ 2,066.85        360
4352521       WESTON                         CT         06883       SFD        7.500         6.500        $ 2,587.10        360
4352537       ARVADA                         CO         80004       SFD        7.375         6.500        $ 2,272.33        360
4352544       LYONS                          CO         80540       SFD        7.500         6.500        $ 2,447.26        360
4352559       STAMFORD                       CT         06902       SFD        7.500         6.500        $ 2,817.84        360
4352582       DOWNEY                         CA         90240       SFD        7.375         6.500        $ 4,144.05        360
4352626       WOODBURY                       MN         55125       SFD        7.625         6.500        $ 2,774.55        360
4352631       FRANKLIN                       TN         37069       PUD        7.500         6.500        $ 4,507.84        360
4352653       WEST DES MOINES                IA         50265       SFD        7.500         6.500        $ 2,224.21        360
4352656       FREDERICK                      MD         21701       SFD        7.750         6.500        $ 2,185.06        360
4352665       RICHBORO                       PA         18954       SFD        7.500         6.500        $ 2,503.19        360
4352747       GLEN HEAD                      NY         11545       SFD        7.125         6.500        $ 2,526.45        360
4353279       GLENDALE                       CA         91206       SFD        7.750         6.500        $ 2,579.09        360
4353295       ESCONDIDO                      CA         92029       SFD        6.875         6.500        $ 3,126.99        360
4353326       PALO ALTO                      CA         94303       SFD        7.000         6.500        $ 3,326.52        360
4353412       LAGUNA NIGUEL                  CA         92677       SFD        7.000         6.500        $ 2,328.56        360
4353481       SACHSE                         TX         75048       SFD        7.000         6.500        $ 2,288.64        360
4353483       PLANO                          TX         75093       PUD        7.000         6.500        $ 2,794.27        360
4353518       UNIVERSITY PARK                TX         75225       SFD        7.000         6.500        $ 2,900.72        360
4353683       MORAGA                         CA         94556       SFD        7.250         6.500        $ 2,903.34        360
4353696       LAKE OSWEGO                    OR         97035       SFD        7.375         6.500        $ 3,646.07        360
4353721       WILBRAHAM                      MA         01095       SFD        7.125         6.500        $ 3,132.80        360
4353732       ORINDA                         CA         94563       SFD        6.875         6.500        $ 3,448.88        360
4353972       SAN CARLOS                     CA         94070       SFD        6.625         6.358        $ 3,521.72        360
4354003       ALEXANDRIA                     VA         22315       SFD        7.125         6.500        $ 2,844.78        360
4354067       TUCSON                         AZ         85718       SFD        7.250         6.500        $ 1,343.89        360
4354382       TOWN &  COUNTRY                MO         63017       SFD        7.125         6.500        $ 2,452.34        360
4354433       SPICEWOOD                      TX         78669       SFD        6.875         6.500        $ 2,031.23        360
4354500       SIGNAL MOUNTAIN                TN         37377       SFD        7.000         6.500        $ 2,017.86        360
4354638       PIGEON FORGE                   TN         37863       SFD        7.750         6.500        $ 1,253.73        360
4354731       SAN JOSE                       CA         95125       SFD        7.250         6.500        $ 3,479.10        360
4354922       OAK PARK                       CA         91377       SFD        6.875         6.500        $ 1,862.40        360
4355187       REDWOOD CITY                   CA         94061       SFD        6.750         6.483        $ 2,738.71        360
4355200       SOUTHLAKE                      TX         76092       SFD        7.250         6.500        $ 2,335.09        360
4355441       ATHENS                         GA         30606       SFD        7.125         6.500        $ 3,274.28        360
4355493       MORRISTOWN                     NJ         07960       SFD        6.750         6.483        $ 2,594.40        360
4355563       TAFTON                         PA         18464       SFD        6.875         6.500        $ 1,951.08        360
4355714       AVENTURA                       FL         33180       LCO        6.500         6.233        $ 2,781.10        360
4355725       LEBANON                        TN         37087       SFD        6.875         6.500        $ 3,123.70        360
4355834       FAIRFAX STATION                VA         22039       SFD        7.000         6.500        $ 2,208.81        360
4355930       ARCADIA                        CA         91006       SFD        7.500         6.500        $ 4,347.02        360
4356072       PACIFIC PALISADES              CA         90272       SFD        6.750         6.483        $ 2,270.10        360
4356099       SOMERS                         NY         10589       LCO        7.375         6.500        $ 2,639.07        360
4356109       CERRITOS                       CA         90703       SFD        8.000         6.500        $ 2,729.60        360
4356296       LA CANADA FLINTRIDGE           CA         91011       SFD        7.375         6.500        $ 6,874.99        360
4356356       NEWTON                         MA         02468       SFD        7.000         6.500        $ 2,634.60        360
4356513       KELLER                         TX         76248       PUD        7.125         6.500        $ 2,406.19        360
4356605       KEY LARGO                      FL         33037       SFD        7.000         6.500        $ 2,574.73        360
4356647       LOS ALTOS                      CA         94024       SFD        6.750         6.483        $ 2,737.09        360
4356674       IJAMSVILLE                     MD         21754       SFD        6.875         6.500        $ 2,125.82        360
4356677       EL DORADO HILLS                CA         95762       SFD        7.250         6.500        $ 3,342.66        360
4356686       SAN ANSELMO                    CA         94960       SFD        6.875         6.500        $ 2,627.72        360
4356701       SAUGUS                         CA         91390       SFD        7.500         6.500        $ 2,190.99        360
4356886       LANDENBERG                     PA         19350       SFD        7.000         6.500        $ 3,047.09        360
4357012       SAN JOSE                       CA         95135       SFD        7.500         6.500        $ 2,447.26        360
4357044       LOS GATOS                      CA         95033       SFD        7.125         6.500        $ 2,122.21        360
4357336       PALM DESERT                    CA         92260       SFD        7.125         6.500        $ 3,368.60        360
4357375       RALEIGH                        NC         27614       SFD        6.875         6.500        $ 3,145.38        360
4357381       REDONDO BEACH                  CA         90278       SFD        7.000         6.500        $ 2,095.71        360
4357527       SAN FRANCISCO                  CA         94116       SFD        6.875         6.500        $ 2,805.09        360
4357589       JERICHO                        VT         05465       SFD        6.625         6.358        $ 3,787.44        360
4357615       LOS ALTOS                      CA         94022       SFD        6.750         6.483        $ 3,126.25        360
4357629       ALAMO                          CA         94507       SFD        7.000         6.500        $ 4,291.21        360
4357761       LOS ANGELES TOLUCA LAKE A      CA         91602       SFD        7.500         6.500        $ 3,870.85        360
4357766       AUSTIN                         TX         78750       SFD        7.250         6.500        $ 2,319.40        360
4357798       SANIBEL                        FL         33957       SFD        7.375         6.500        $ 3,121.85        360
4357981       MENLO PARK                     CA         94025       SFD        6.750         6.483        $ 2,309.01        360
4357991       PALOS VERDES ESTATES           CA         90274       SFD        7.000         6.500        $ 3,126.93        360
4358067       CHAPEL HILL                    NC         27517       SFD        6.750         6.483        $ 3,651.61        360
4358079       SUNNYVALE                      CA         94087       SFD        7.250         6.500        $ 2,373.98        360
4358143       ARLINGTON                      VA         22207       SFD        7.000         6.500        $ 3,991.82        360
4358218       SARATOGA                       CA         95070       SFD        6.750         6.483        $ 3,405.15        360
4358273       SUNNYVALE                      CA         94087       SFD        7.125         6.500        $ 2,930.68        360
4358309       SAN JOSE                       CA         95126       SFD        6.875         6.500        $ 2,522.61        360
4358380       MOUNTAIN VIEW                  CA         94040       SFD        7.000         6.500        $ 2,288.65        360
4358415       ENCINO                         CA         91436       SFD        7.375         6.500        $ 4,489.39        360
4358423       SAN JOSE                       CA         95124       SFD        6.750         6.483        $ 2,179.29        360
4358434       ALEXANDRIA                     VA         22034       PUD        6.875         6.500        $ 2,110.71        360
4358558       DALLAS                         TX         75230       SFD        7.125         6.500        $ 6,737.19        360
4358640       HUNTINGTON BEACH               CA         92649       SFD        7.500         6.500        $ 3,156.96        360
4358666       HIGHLAND PARK                  IL         60035       SFD        7.125         6.500        $ 2,795.94        360
4358676       SAN JOSE                       CA         95131       SFD        7.000         6.500        $ 3,526.11        360
4358764       DANVILLE                       CA         94506       SFD        6.875         6.500        $ 3,935.99        360
4358879       MORGAN HILL                    CA         95037       SFD        7.000         6.500        $ 3,226.72        360
4358900       SAN CARLOS                     CA         94070       SFD        6.750         6.483        $ 2,626.83        360
4359074       GAITHERSBURG                   MD         20882       SFD        7.000         6.500        $ 3,173.49        360
4359198       DALLAS                         TX         75209       SFD        7.375         6.500        $ 2,107.25        360
4359480       MISSION VIEJO                  CA         92692       PUD        7.250         6.500        $ 2,837.85        360
4359487       PETALUMA                       CA         94954       SFD        6.875         6.500        $ 2,562.03        360
4359522       MCLEAN                         VA         22102       SFD        7.000         6.500        $ 3,273.29        360
4359538       WALPOLE                        MA         02081       SFD        6.750         6.483        $ 2,918.70        360
4359541       NOVATO                         CA         94948       SFD        6.875         6.500        $ 2,627.72        360
4359544       SAN MATEO                      CA         94402       SFD        7.000         6.500        $ 2,594.68        360
4359711       LAWRENCEVILLE                  NJ         08648       SFD        7.625         6.500        $ 2,123.38        360
4359731       SAN JOSE                       CA         95129       SFD        6.750         6.483        $ 2,172.81        360
4359751       LOS ANGELES                    CA         90049       SFD        6.750         6.483        $ 4,215.89        360
4359762       SAN CARLOS                     CA         94070       SFD        7.250         6.500        $ 2,728.71        360
4359767       BOCA RATON                     FL         33496       SFD        7.375         6.500        $ 2,762.71        360
4359852       DARIEN                         CT         06820       SFD        6.875         6.500        $ 2,167.87        360
4359920       SANTA CRUZ                     CA         95060       SFD        7.000         6.500        $ 3,103.64        360
4360125       SAN MARINO                     CA         91108       SFD        7.125         6.500        $ 3,968.21        360
4360213       DANVILLE                       CA         94506       SFD        7.000         6.500        $ 2,368.48        360
4360218       CUPERTINO                      CA         95014       SFD        6.875         6.500        $ 4,270.04        360
4360238       SANTA MONICA                   CA         90405       SFD        7.250         6.500        $ 2,800.34        360
4360246       MENDHAM BOROUGH                NJ         07945       SFD        7.250         6.500        $ 2,694.60        360
4360279       EL CAJON                       CA         92019       SFD        7.000         6.500        $ 2,315.25        360
4360336       MERCER ISLAND                  WA         98040       SFD        7.000         6.500        $ 2,341.86        360
4360346       SAN FRANCISCO                  CA         94122       SFD        6.875         6.500        $ 2,233.56        360
4360373       SAN FRANCISCO                  CA         94127       SFD        7.000         6.500        $ 2,674.52        360
4360424       NEWBURY                        MA         01950       SFD        7.250         6.500        $ 1,971.49        360
4360501       SOUTHAMPTON                    NY         11968       SFD        7.250         6.500        $ 2,387.62        360
4360510       SYLVANIA                       OH         43560       SFD        6.625         6.358        $ 2,120.71        360
4360528       DALLAS                         TX         75218       SFD        7.000         6.500        $ 1,904.10        360
4360662       SHORT HILLS                    NJ         07078       SFD        6.750         6.483        $ 4,799.63        360
4360961       BRIARCLIFF MANOR               NY         10510       SFD        7.125         6.500        $ 4,379.18        360
4360993       PLAINVIEW                      NY         11803       SFD        7.500         6.500        $ 3,115.00        360
4361033       EVERGREEN                      CO         80439       LCO        7.375         6.500        $ 3,333.89        360
4361040       YARMOUTH                       ME         04096       SFD        7.625         6.500        $ 3,471.38        360
4361250       MOUNTAIN VIEW                  CA         94040       SFD        7.125         6.500        $ 3,368.60        360
4361266       SACRAMENTO                     CA         95818       SFD        6.875         6.500        $ 2,102.17        360
4361284       ENCINITAS                      CA         92024       SFD        7.750         6.500        $ 2,321.18        360
4361289       EAST HAMPTON                   NY         11937       SFD        8.250         6.500        $ 2,929.94        360
4361398       PUNTA GORDA                    FL         33950       SFD        6.875         6.500        $ 2,299.26        360
4361407       MARIETTA                       GA         30067       SFD        6.875         6.500        $ 2,641.81        360
4361445       FRISCO                         TX         75034       SFD        7.375         6.500        $ 2,738.18        360
4361539       BEVERLY HILLS                  CA         90210       SFD        6.875         6.500        $ 6,569.29        360
4361605       SEATTLE                        WA         98109       SFD        6.875         6.500        $ 3,747.13        360
4361615       WELLESLEY                      MA         02481       SFD        7.375         6.500        $ 2,928.47        360
4361667       PLEASANTON                     CA         94566       SFD        7.125         6.500        $ 2,256.96        360
4361690       OAKLAND                        CA         94611       SFD        7.250         6.500        $ 4,434.15        360
4361709       SAN FRANCISCO                  CA         94080       SFD        7.000         6.500        $ 2,062.44        360
4361847       GREAT NECK                     NY         11023       SFD        7.375         6.500        $ 2,313.76        360
4361932       CUPERTINO                      CA         95014       SFD        6.750         6.483        $ 2,918.70        360
4362156       SAN JOSE                       CA         95123       SFD        7.250         6.500        $ 2,046.53        360
4362189       BAYSIDE                        NY         11364       SFD        7.250         6.500        $ 2,390.35        360
4362370       SANTA BARBARA                  CA         93109       SFD        6.875         6.500        $ 2,640.86        360
4362482       RESTON                         VA         20194       SFD        6.750         6.483        $ 3,596.53        240
4362485       OCONOMOWOC                     WI         53066       SFD        6.875         6.500        $ 2,299.25        360
4362515       SAN JOSE                       CA         95120       SFD        7.125         6.500        $ 3,031.74        360
4362524       PLEASANTON                     CA         94588       SFD        7.000         6.500        $ 3,027.13        360
4362747       ATLANTA                        GA         30319       SFD        7.125         6.500        $ 2,223.28        360
4362783       MOUNTAIN VIEW                  CA         94040       SFD        7.375         6.500        $ 2,438.09        360
4363117       HERNDON                        VA         20170       SFD        6.750         6.483        $ 3,534.86        360
4363125       ASHLAND                        MA         01721       SFD        7.000         6.500        $ 2,089.05        360
4363151       CLEARWATER BEACH               FL         33767       HCO        7.500         6.500        $ 2,344.12        360
4363323       YORBA LINDA                    CA         92887       SFD        6.875         6.500        $ 2,234.87        360
4363359       DISCOVERY BAY                  CA         94514       SFD        7.250         6.500        $ 2,331.68        360
4363377       SAN CLEMENTE                   CA         92673       SFD        7.000         6.500        $ 2,960.60        360
4363414       WEST CALDWELL                  NJ         07006       SFD        7.250         6.500        $ 3,103.90        360
4363444       SAN DIEGO                      CA         92129       SFD        7.375         6.500        $ 2,389.74        360
4363534       SCARSDALE                      NY         10583       SFD        6.750         6.483        $ 2,788.98        360
4363556       SEATTLE                        WA         98105       SFD        7.250         6.500        $ 3,056.15        360
4363624       TAMPA                          FL         33606       SFD        6.750         6.483        $ 3,113.28        360
4363743       WOODLAND HILLS                 CA         91364       SFD        7.375         6.500        $ 2,716.43        360
4363977       WASHINGTON                     DC         20016       SFD        7.250         6.500        $ 2,717.76        360
4364088       RALEIGH                        NC         27613       SFD        6.875         6.500        $ 2,013.49        360
4364626       BURLINGAME                     CA         94010       SFD        7.000         6.500        $ 2,651.24        360
4364910       DUBLIN                         CA         94568       SFD        7.375         6.500        $ 2,969.90        360
4364924       SACRAMENTO                     CA         95819       SFD        7.625         6.500        $ 3,124.91        360
4364969       NEW YORK                       NY         10013       HCO        6.875         6.500        $ 4,270.04        360
4365124       SARATOGA                       CA         95070       SFD        7.125         6.500        $ 4,460.02        360
4365210       SAN JOSE                       CA         95127       SFD        6.875         6.500        $ 2,135.02        360
4365292       MOUNT PLEASANT                 SC         29464       SFD        6.875         6.500        $ 1,967.51        360
4365293       LIVERMORE                      CA         94550       SFD        7.250         6.500        $ 2,251.18        360
4365793       SOUTH PADRE ISLAND             TX         78597       LCO        6.875         6.500        $   591.24        360
4365837       NEW ALBANY                     OH         43054       SFD        7.250         6.500        $ 2,627.41        360
4366435       DANVILLE                       CA         94506       SFD        7.125         6.500        $ 5,308.91        360
4366458       WEST BLOOMFIELD TOWNSHIP       MI         48324       SFD        7.500         6.500        $ 4,999.39        360
4366567       SANTA CRUZ                     CA         95062       SFD        6.875         6.500        $ 2,548.89        360
4366853       DALLAS                         TX         75238       SFD        6.875         6.500        $ 2,128.45        360
4366920       NORTHPORT                      NY         11768       SFD        7.875         6.500        $ 2,175.21        360
4366926       BALD HEAD ISLAND               NC         28461       SFD        7.125         6.500        $ 1,913.37        360
4367312       CARLSBAD                       CA         92009       SFD        7.000         6.500        $ 2,458.30        360
4367611       LAKE JACKSON                   TX         77566       SFD        6.750         6.483        $ 1,861.48        360
4367903       SAN JOSE                       CA         95133       PUD        7.250         6.500        $ 2,005.60        360
4367922       SAN JOSE                       CA         95132       SFD        6.750         6.483        $ 2,270.10        360
4368018       OLD TAPPAN                     NJ         07675       SFD        6.125         5.858        $ 3,038.06        360
4368273       UNION CITY                     CA         94587       SFD        6.875         6.500        $ 2,299.26        360
4368600       SAN DIEGO                      CA         92103       SFD        6.875         6.500        $ 2,722.97        360
4368736       APTOS                          CA         95003       SFD        7.000         6.500        $ 3,492.84        360
4369347       SAN JOSE                       CA         95123       SFD        7.000         6.500        $ 2,385.11        360
4369490       THOUSAND OAKS                  CA         91361       SFD        7.000         6.500        $ 4,251.29        360
4369677       DELRAY BEACH                   FL         33446       SFD        7.250         6.500        $ 3,560.97        360
4369688       QUAKERTOWN                     PA         18951       SFD        7.000         6.500        $ 2,022.52        360
4370232       WASHINGTON                     DC         20007       SFD        6.875         6.500        $ 4,099.24        360
4370251       NORWOOD                        NJ         07648       SFD        7.125         6.500        $ 2,549.36        360
4370256       HOLMDEL                        NJ         07733       SFD        7.000         6.500        $ 2,661.21        360
4370371       ANAHEIM                        CA         92808       PUD        7.125         6.500        $ 4,379.17        360
4370412       AURORA                         CO         80016       PUD        7.000         6.500        $ 3,040.44        360
4370608       UPPER SADDLE RIVER             NJ         07458       SFD        6.750         6.483        $ 5,967.11        360
4370644       GAINESVILLE                    VA         20155       SFD        7.500         6.500        $ 2,335.38        360
4370648       PRINCE FREDERICK               MD         20678       SFD        7.625         6.500        $ 4,094.59        360
4370667       BETHESDA                       MD         20817       SFD        7.250         6.500        $ 2,177.51        360
4370697       MCLEAN                         VA         22101       SFD        7.250         6.500        $ 2,837.86        360
4370699       GREAT FALLS                    VA         22066       SFD        6.875         6.500        $ 3,547.42        360
4370723       BETHESDA                       MD         20817       SFD        7.375         6.500        $ 2,956.09        360
4370729       GREAT FALLS                    VA         22066       SFD        7.000         6.500        $ 3,093.66        360
4370740       BETHESDA                       MD         20817       SFD        7.500         6.500        $ 2,097.65        360
4370749       CHEVY CHASE                    MD         20815       SFD        7.000         6.500        $ 4,675.75        360
4370762       CLARKSVILLE                    MD         21029       SFD        7.375         6.500        $ 3,398.13        360
4370766       CHEVY CHASE                    MD         20815       SFD        7.000         6.500        $ 4,657.12        360
4370777       TAPPAN                         NY         10983       SFD        7.625         6.500        $ 2,236.28        360
4370788       CLIFTON                        VA         20124       SFD        7.375         6.500        $ 5,055.75        360
4370809       FRAMINGHAM                     MA         01702       SFD        7.500         6.500        $ 4,726.70        360
4370814       ARLINGTON                      VA         22205       SFD        7.375         6.500        $ 2,928.47        360
4370820       OAK RIDGE                      NJ         07438       SFD        7.750         6.500        $ 2,149.24        360
4370831       SILVER SPRING                  MD         20905       SFD        7.375         6.500        $ 2,320.67        360
4370836       WASHINGTON                     DC         20015       SFD        7.000         6.500        $ 1,995.91        360
4370852       STERLING                       VA         20165       SFD        7.500         6.500        $ 2,097.65        360
4370857       STERLING                       VA         20165       SFD        7.500         6.500        $ 3,370.22        360
4370869       WASHINGTON                     DC         20016       SFD        7.000         6.500        $ 2,541.46        360
4370874       FAIRFAX                        VA         22030       SFD        7.625         6.500        $ 2,406.50        360
4370879       CHEVY CHASE                    MD         20815       SFD        6.875         6.500        $ 2,102.18        360
4370880       MANASSAS                       VA         20112       SFD        7.625         6.500        $ 2,137.54        360
4370887       ALEXANDRIA                     VA         22314       SFD        7.000         6.500        $ 2,741.05        360
4370891       WASHINGTON                     DC         20037       SFD        7.500         6.500        $ 2,880.77        360
4370944       FORNEY                         TX         75126       SFD        7.000         6.500        $ 2,383.78        360
4371042       NEWTON                         MA         02459       SFD        7.000         6.500        $ 2,747.70        360
4371302       SUNNYVALE                      CA         94087       SFD        6.875         6.500        $ 3,941.58        360
4371485       SIMI VALLEY                    CA         93065       SFD        7.000         6.500        $ 2,328.56        360
4371850       IRVINE                         CA         92602       PUD        7.000         6.500        $ 1,995.91        360
4371911       PIEDMONT                       CA         94611       SFD        6.875         6.500        $ 3,613.11        360
4371938       EL CAJON                       CA         92020       SFD        7.875         6.500        $ 2,600.10        360
4372275       DALLAS                         TX         75229       SFD        7.000         6.500        $ 3,254.99        360
4372287       PLANO                          TX         75093       SFD        6.875         6.500        $ 3,025.16        360
4372294       HUNTINGTON BEACH               CA         92646       SFD        7.375         6.500        $ 2,945.04        360
4372300       PORT WASHINGTON                NY         11050       SFD        7.375         6.500        $ 2,268.87        360
4372317       SARATOGA                       CA         95070       SFD        7.250         6.500        $ 3,888.41        360
4372515       BETHESDA                       MD         20817       SFD        7.000         6.500        $ 3,342.48        360
4372561       WASHINGTON                     DC         20007       SFD        7.250         6.500        $ 2,489.95        360
4372587       MILLBRAE                       CA         94030       SFD        6.875         6.500        $ 2,936.47        360
4372595       CHEVY CHASE                    MD         20815       SFD        7.500         6.500        $ 2,657.02        360
4372622       LEESBURG                       VA         20176       SFD        7.250         6.500        $ 2,638.84        360
4372643       STAMFORD                       CT         06903       SFD        7.125         6.500        $ 2,426.40        360
4372656       GAITHERSBURG                   MD         20878       SFD        7.250         6.500        $ 2,810.57        360
4372670       NO ARLINGTON                   VA         22207       SFD        7.500         6.500        $ 2,796.86        360
4372676       FAIRFIELD                      CT         06432       SFD        7.500         6.500        $ 2,737.43        360
4372687       RICHMOND                       VA         23233       SFD        7.375         6.500        $ 3,107.70        360
4372700       CHEVY CHASE                    MD         20815       SFD        7.500         6.500        $ 3,670.88        360
4372716       FAIRFAX                        VA         22033       SFD        7.375         6.500        $ 3,032.07        360
4372720       WESTFIELD                      NJ         07090       SFD        7.375         6.500        $ 4,420.33        360
4372722       PALOS VERDES PENINSULA         CA         90274       SFD        7.375         6.500        $ 3,114.95        360
4372733       ARLINGTON                      VA         22201       HCO        7.625         6.500        $ 2,406.50        360
4372735       FAIRFIELD                      CT         06432       SFD        7.500         6.500        $ 2,735.33        360
4372742       DARNESTOWN                     MD         20878       SFD        7.500         6.500        $ 2,903.14        360
4372758       GREENWICH                      CT         06830       SFD        7.500         6.500        $ 3,041.59        360
4373126       DENVER                         CO         80209       SFD        7.375         6.500        $ 2,179.08        360
4373135       SACRAMENTO                     CA         95818       SFD        7.000         6.500        $ 2,832.86        360
4373240       REDONDO BEACH                  CA         90278       SFD        6.875         6.500        $ 2,028.60        360
4373321       WEST WINDSOR                   NJ         08550       SFD        7.250         6.500        $ 2,755.99        360
4373361       CYPRESS                        CA         90630       SFD        7.500         6.500        $ 2,377.33        360
4373388       SEAL BEACH                     CA         90740       SFD        7.375         6.500        $ 3,099.75        360
4373621       SAN JOSE                       CA         95138       PUD        6.875         6.500        $ 3,416.03        360
4373664       NEVADA                         IA         50201       SFD        6.750         6.483        $ 1,978.23        360
4374210       SCOTTSDALE                     AZ         85255       SFD        7.750         6.500        $ 3,044.76        360
4374243       RANDOLPH                       NJ         07869       SFD        7.750         6.500        $ 2,865.65        360
4374272       YORBA LINDA                    CA         92886       SFD        7.375         6.500        $ 2,465.72        360
4374326       MILLERSVILLE                   MD         21108       SFD        7.500         6.500        $ 2,517.18        360
4374366       MURRELLS INLET                 SC         29576       SFD        7.375         6.500        $ 4,316.72        360
4374378       MENLO PARK                     CA         94025       SFD        6.750         6.483        $ 3,243.00        360
4374405       SARATOGA                       CA         95070       SFD        7.000         6.500        $ 2,661.21        360
4374444       ANAHEIM                        CA         92807       SFD        7.250         6.500        $ 2,276.77        360
4374525       SHAMONG TWP                    NJ         08088       SFD        6.875         6.500        $ 2,759.11        360
4374639       HONOLULU                       HI         96821       SFD        7.000         6.500        $ 3,725.69        360
4374656       SAN CLEMENTE                   CA         92672       SFD        7.250         6.500        $ 3,067.07        360
4374694       BELLEVUE                       WA         98004       SFD        7.500         6.500        $ 2,468.23        360
4374728       MOUNTAIN VIEW                  CA         94040       SFD        7.000         6.500        $ 2,943.97        360
4374798       PLEASANTON                     CA         94566       SFD        7.375         6.500        $ 3,370.49        360
4374861       SAN JOSE                       CA         95148       SFD        6.375         6.108        $ 4,209.26        360
4375177       RIDGEFIELD                     CT         06877       SFD        7.250         6.500        $ 3,165.30        360
4375181       ALEXANDRIA                     VA         22312       SFD        7.500         6.500        $ 2,307.41        360
4375186       NAPERVILLE                     IL         60563       PUD        7.125         6.500        $ 2,870.05        360
4375189       LAS VEGAS                      NV         89145       SFD        7.125         6.500        $ 2,694.88        360
4375194       DANVILLE                       CA         94506       PUD        7.125         6.500        $ 3,705.46        360
4375709       MIAMI                          FL         33176       SFD        6.875         6.500        $ 2,128.45        360
4376150       MILPITAS                       CA         95035       PUD        7.000         6.500        $ 2,794.27        360
4376597       ESCONDIDO                      CA         92029       SFD        6.750         6.483        $ 1,932.83        360
4376628       MIAMI BEACH                    FL         33141       SFD        6.875         6.500        $ 2,299.26        360
4376740       SAN FRANCISCO                  CA         94114       SFD        6.875         6.500        $ 3,284.65        360
4376942       TREDYFFRIN                     PA         19312       SFD        7.625         6.500        $ 3,029.36        360
4378423       DALLAS                         TX         75230       SFD        6.750         6.483        $ 2,516.56        360
4378707       LA MANHATTAN BEACH             CA         90265       SFD        7.250         6.500        $ 3,629.18        360
4378968       SAN JOSE                       CA         95117       LCO        7.500         6.500        $ 2,511.58        360
4379025       HULL                           MA         02045       SFD        7.875         6.500        $ 2,055.57        360
4379027       LOS ANGELES                    CA         90027       SFD        7.625         6.500        $ 3,942.41        360
4379117       NAPA                           CA         94559       SFD        7.125         6.500        $ 2,061.58        360
4379134       DANVILLE                       CA         94506       SFD        7.250         6.500        $ 2,892.43        360
4379174       EDMOND                         OK         73013       SFD        7.125         6.500        $ 2,337.80        360
4379206       RUMSON                         NJ         07760       SFD        6.875         6.500        $ 4,204.35        360
4379213       OAK BROOK                      IL         60523       SFD        8.000         6.500        $ 2,454.45        360
4379371       WOODINVILLE                    WA         98072       SFD        7.375         6.500        $ 3,411.94        360
4379432       BETHANY BEACH                  DE         19930       SFD        7.125         6.500        $ 2,122.21        360
4379473       CHEVY CHASE                    MD         20815       SFD        7.375         6.500        $ 4,489.39        360
4379511       TARPON SPRINGS                 FL         34689       SFD        6.875         6.500        $ 2,625.42        360
4379537       EDEN PRAIRIE                   MN         55347       SFD        7.000         6.500        $ 2,645.91        360
4379598       BELLEVUE                       WA         98004       SFD        7.125         6.500        $ 4,379.17        360
4379694       PURLEAR                        NC         28665       SFD        7.250         6.500        $ 2,783.28        360
4379804       BAINBRIDGE ISLAND              WA         98110       SFD        7.125         6.500        $ 2,991.31        360
4380115       HAMPSTEAD                      NC         28443       SFD        7.000         6.500        $ 4,311.16        360
4381304       ANN ARBOR                      MI         48104       SFD        8.875         6.500        $ 2,426.72        360
4381306       MONTICELLO                     MN         55362       SFD        7.625         6.500        $ 4,600.66        360
4381330       BURLINGAME                     CA         94010       SFD        7.125         6.500        $ 3,233.85        360
4381337       LAGUNA NIGUEL                  CA         92677       SFD        7.125         6.500        $ 3,658.29        360
4381369       BLAUVELT                       NY         10913       SFD        7.250         6.500        $ 2,330.31        360
4381376       KENSINGTON AREA                CA         94707       SFD        6.500         6.233        $ 3,918.82        360
4381391       SEATTLE                        WA         98125       SFD        7.250         6.500        $ 3,443.63        360
4381402       SAN DIEGO                      CA         92128       SFD        6.875         6.500        $ 2,745.96        360
4381413       BENNETT                        CO         80102       SFD        7.500         6.500        $ 2,225.60        360
4381443       FORT LAUDERDALE                FL         33301       SFD        7.250         6.500        $ 6,821.76        360
4381463       SAN RAFAEL                     CA         94901       SFD        7.375         6.500        $ 2,817.95        360
4381500       PARKLAND                       FL         33067       SFD        7.125         6.500        $ 3,233.85        360
4381802       CAMARILLO                      CA         93012       PUD        7.000         6.500        $ 2,328.56        360
4382367       DOVER                          MA         02030       SFD        6.875         6.500        $ 3,245.23        360
4382387       REDLANDS                       CA         92373       SFD        7.250         6.500        $ 2,851.50        360
4382415       MANHASSET                      NY         11030       SFD        6.875         6.500        $ 3,678.81        360
4382440       WASHINGTON TOWNSHIP            NJ         07830       SFD        7.000         6.500        $ 2,361.83        360
4382861       CALIFON                        NJ         07830       SFD        6.875         6.500        $ 3,435.74        360
4382945       BROOKLYN                       NY         11201       SFD        7.250         6.500        $ 2,302.34        360
4382953       PLANO                          TX         75093       SFD        7.125         6.500        $ 1,926.83        360
4382961       PLANO                          TX         75093       PUD        7.250         6.500        $ 3,342.66        360
4382986       LA JOLLA                       CA         92037       SFD        7.125         6.500        $ 2,907.10        360
4382989       SAN DIEGO                      CA         92130       SFD        6.750         6.483        $ 2,983.55        360
4383066       MORAGA                         CA         94556       SFD        6.750         6.483        $ 2,756.55        360
4385165       SHERMAN OAKS  AREA             CA         91401       SFD        7.000         6.500        $ 2,208.81        360
4385276       SAN DIEGO                      CA         92131       SFD        7.125         6.500        $ 2,479.29        360
4385321       MCDADE                         TX         78650       SFD        7.250         6.500        $ 2,019.25        360
4385659       BELLE HARBOR                   NY         11694       SFD        7.375         6.500        $ 3,149.48        360
4385695       NIPOMO                         CA         93444       SFD        7.250         6.500        $ 2,005.60        360
4385866       SPARTA                         NJ         07871       SFD        7.250         6.500        $ 3,438.17        360
4386136       DALLAS                         TX         75229       SFD        6.875         6.500        $ 2,259.84        360
4386213       BELLAIRE                       TX         77401       SFD        7.000         6.500        $ 2,295.30        360
4386244       WOODBRIDGE                     VA         22191       SFD        6.875         6.500        $ 2,105.79        360
4386299       SANTA ANA AREA                 CA         92705       SFD        7.000         6.500        $ 2,860.80        360
4387143       HOUSTON                        TX         77041       SFD        7.375         6.500        $ 2,294.77        360
4387194       ATLANTA                        GA         30342       PUD        6.875         6.500        $ 2,417.50        360
4387418       SCOTTSDALE                     AZ         85255       PUD        7.375         6.500        $ 2,065.12        360
4387456       MARTINEZ                       CA         94553       PUD        7.500         6.500        $ 1,968.29        360
4387933       HANFORD                        CA         93230       SFD        7.250         6.500        $ 2,728.71        360
4387956       BURR RIDGE                     IL         60521       SFD        7.375         6.500        $ 2,265.41        360
4388044       ST. LOUIS PARK                 MN         55416       SFD        7.125         6.500        $ 2,654.45        360
4388087       RESTON                         VA         20194       SFD        7.125         6.500        $ 2,627.50        360
4388305       BERKELEY                       CA         94708       SFD        7.125         6.500        $ 4,817.09        360
4388516       PHOENIX                        AZ         85035       SFD        7.625         6.500        $ 2,286.88        360
4389179       KALAMAZOO                      MI         49009       SFD        7.500         6.500        $ 2,557.38        360
4389794       MOUNT KISCO                    NY         10549       SFD        6.500         6.233        $ 2,085.83        360
4390049       MILL VALLEY                    CA         94941       SFD        7.250         6.500        $ 2,967.47        360
4392660       PLEASANTON                     CA         94588       SFD        6.750         6.483        $ 2,010.66        360
4396228       WATERVILLE                     MN         56096       SFD        8.250         6.500        $ 2,116.14        360
4396581       SANTA ROSA                     CA         95404       SFD        6.875         6.500        $ 4,013.84        360
4398135       PINECREST                      FL         33156       SFD        6.875         6.500        $ 3,810.19        360
4398239       ROYAL OAK                      MI         48072       SFD        6.750         6.483        $ 2,594.39        360
4409035       NOVATO                         CA         94949       SFD        7.000         6.500        $ 2,774.31        360
4419395       NORTHVILLE                     MI         48167       SFD        6.875         6.500        $ 2,430.64        360
4587937       RALEIGH                        NC         27615       SFD        7.125         6.500        $ 4,163.58        360
4591814       AURORA                         IL         60504       SFD        7.375         6.500        $ 2,375.93        360
4597613       BLOOMINGTON                    MN         55438       SFD        6.750         6.483        $ 2,964.10        360
4607529       LAKE ELMO                      MN         55042       SFD        6.750         6.483        $ 2,354.42        360
4609855       DARIEN                         IL         60561       SFD        7.375         6.500        $ 2,983.72        360
4634276       SAN DIEGO                      CA         92131       SFD        6.875         6.500        $ 2,464.80        360
4711974       DES PERES                      MO         63131       SFD        7.125         6.500        $ 2,674.66        360
5128569       VIRGINIA BEACH                 VA         23454       SFD        7.375         6.500        $ 3,453.38        360
5137269       OLYMPIA FIELDS                 IL         60461       SFD        7.375         6.500        $ 2,326.52        360
5145889       NEW ROCHELLE                   NY         10804       SFD        7.500         6.500        $ 4,798.98        360
5715283       ISSAQUAH                       WA         98027       SFD        7.375         6.500        $ 3,290.91        360
5716179       PARK RAPIDS                    MN         56470       SFD        7.375         6.500        $ 2,958.85        360
5721082       NEW YORK                       NY         10021       HCO        7.375         6.500        $ 3,392.60        360
5723128       EGG HARBOR                     WI         54209       SFD        7.375         6.500        $ 5,613.40        360
5729584       LOS ANGELES                    CA         90049       SFD        7.375         6.500        $ 4,447.21        360
5730773       EDEN PRAIRIE                   MN         55347       SFD        7.500         6.500        $ 2,037.13        360
5731051       NEW YORK                       NY         10128       HCO        7.375         6.500        $ 1,968.42        360
5731475       NEW CANAAN                     CT         06840       SFD        7.375         6.500        $ 2,885.76        360
5732747       TENAFLY                        NJ         07670       SFD        7.375         6.500        $ 3,034.36        360
5732781       SHREWSBURY                     MA         01545       SFD        7.375         6.500        $ 2,187.09        360
5733674       PONTE VEDRA BEACH              FL         32082       SFD        7.375         6.500        $ 2,209.61        360
5733718       LAFAYETTE                      CA         94549       SFD        7.375         6.500        $ 2,758.85        360
5733773       NEW ROCHELLE                   NY         10804       SFD        7.375         6.500        $ 2,347.55        360
5736087       ESCONDIDO                      CA         92025       SFD        7.500         6.500        $ 4,514.12        360
5736116       CHICAGO                        IL         60610       HCO        7.375         6.500        $ 1,933.89        360
5736993       BOSTON                         MA         02116       LCO        7.375         6.500        $ 3,556.09        360
5737838       LEES SUMMIT                    MO         64064       SFD        7.375         6.500        $ 2,244.00        360
5741354       OSTERVILLE                     MA         02655       SFD        7.375         6.500        $ 2,762.70        360
5741883       OAK PARK                       CA         91377       SFD        7.375         6.500        $ 3,971.38        360
5753701       SPARTA                         NJ         07871       SFD        7.375         6.500        $ 2,141.09        360
5755062       UPPER MONTCLAIR                NJ         07043       SFD        7.375         6.500        $ 4,950.20        360
5761162       JACKSONVILLE                   FL         32225       SFD        7.375         6.500        $ 3,760.38        360
5773703       RIVER FALLS                    WI         54022       SFD        7.125         6.500        $ 4,379.17        360
5776366       LAKESIDE                       MT         59922       SFD        7.375         6.500        $ 4,230.39        360
5799972       WASHINGTON TOWNSHIP            NJ         07675       SFD        6.875         6.500        $ 2,791.95        360
5809813       ROCKLAND                       DE         19732       SFD        7.375         6.500        $ 2,414.79        360
5820205       ARMONK                         NY         10504       SFD        7.125         6.500        $ 4,380.90        360
5830296       WINDHAM                        NH         03087       SFD        7.500         6.500        $ 4,441.77        360
5830427       HEAD OF THE HARBOR             NY         11780       SFD        7.625         6.500        $ 2,627.34        360
5830428       CUTCHOGUE                      NY         11935       SFD        7.625         6.500        $ 3,645.14        360
5847265       ALEXANDRIA                     VA         22304       SFD        7.375         6.500        $ 5,733.29        360
5849002       KILAUEA                        HI         96754       SFD        7.125         6.500        $ 3,941.26        360
5859114       NEW YORK                       NY         10011       HCO        8.375         6.500        $ 2,227.02        360
5867250       BENNETT                        CO         80102       SFD        7.125         6.500        $ 2,283.50        360
5869548       UPPER MAKEFIELD TOWNSHIP       PA         18938       SFD        6.875         6.500        $ 3,078.37        360
5903237       ST LOUIS                       MO         63128       SFD        7.250         6.500        $ 2,554.07        360
5907348       SILVER SPRING                  MD         20904       SFD        7.250         6.500        $ 2,629.79        360
5909071       ESCONDIDO                      CA         92025       SFD        7.875         6.500        $ 2,465.24        360
5910718       GAITHERSBURG                   MD         20879       SFD        7.125         6.500        $ 2,312.54        360
5910754       SILVER SPRING                  MD         20904       SFD        7.250         6.500        $ 2,812.61        360
5912402       BROOKLYN                       NY         11220       COP        7.250         6.500        $   319.26        360
5914976       NORTH POTOMAC                  MD         20878       SFD        7.375         6.500        $ 2,870.79        360
5920308       CARLSBAD                       CA         92069       LCO        7.000         6.500        $ 2,747.06        360
5923108       SPARTA                         NJ         07871       SFD        7.125         6.500        $ 2,155.23        360
5927560       WESTPORT                       CT         06880       SFD        7.250         6.500        $ 5,113.60        360
5929941       SPENCERVILLE                   MD         20868       SFD        7.000         6.500        $ 2,411.39        360
5930183       GILROY                         CA         95020       SFD        7.375         6.500        $ 2,037.50        360
5933167       STATEN ISLAND                  NY         10314       SFD        7.375         6.500        $ 2,476.94        360
5933902       HALF MOON BAY                  CA         94019       SFD        6.875         6.500        $ 2,095.61        360
5949777       ATLANTA                        GA         30331       SFD        7.000         6.500        $ 2,102.36        360
5950740       SAN DIEGO                      CA         92128       SFD        7.750         6.500        $ 2,426.14        360
5954752       SHORT HILLS                    NJ         07078       SFD        7.125         6.500        $ 3,497.95        360
5954940       POUND RIDGE                    NY         10576       SFD        7.125         6.500        $ 4,716.03        360
5956139       VANCOUVER                      WA         98683       SFD        7.625         6.500        $ 2,388.73        354
5957478       LAGUNA NIGUEL                  CA         92677       SFD        7.375         6.500        $ 2,548.59        360
5961450       LOWER MERION TOWNSHIP          PA         19066       SFD        7.625         6.500        $ 3,295.49        360
5962303       SAN FRANCISCO                  CA         94131       SFD        6.875         6.500        $ 2,791.95        360
5962953       HUNTINGTON STAI                NY         11746       SFD        7.125         6.500        $ 2,412.93        360
5964001       NEW YORK                       NY         10028       HCO        7.250         6.500        $ 2,237.54        360
5969897       WINCHESTER                     VA         22601       SFD        7.250         6.500        $ 2,564.99        360
5970012       WEST ORANGE                    NJ         07052       SFD        7.250         6.500        $ 2,046.53        360
5977048       RIVER FOREST                   IL         60305       SFD        7.250         6.500        $ 2,387.62        360
5977481       MARIETTA                       GA         30068       SFD        7.250         6.500        $ 2,440.15        360
5982070       WEBSTER                        MN         55088       SFD        6.875         6.500        $ 2,023.35        360
5984306       NEW YORK                       NY         10024       COP        6.875         6.500        $ 4,270.04        360
5984541       BOYDS                          MD         20841       SFD        7.250         6.500        $ 2,173.41        360
5988462       BEVERLY HILLS                  CA         90210       SFD        6.000         5.733        $ 2,098.43        360
5988578       SUMMERLAND KEY                 FL         33042       SFD        7.250         6.500        $ 3,410.88        360
5992618       ST AUGUSTINE                   FL         32084       SFD        7.500         6.500        $ 2,281.54        360
5994945       BURLINGAME                     CA         94010       SFD        7.000         6.500        $ 3,259.99        360
5995886       ROCKVILLE                      MD         20855       SFD        7.000         6.500        $ 2,808.24        360
5996437       INDEPENDENCE                   MN         55357       SFD        6.875         6.500        $ 2,485.82        360
5997313       LOS ALTOS                      CA         94023       SFD        7.000         6.500        $ 5,222.63        360
5997789       SOUTH SETAUKET                 NY         11720       SFD        7.500         6.500        $ 2,359.79        360
5998269       LIVERMORE                      CA         94550       SFD        7.500         6.500        $ 2,461.24        360
5998663       MONROE                         CT         06468       SFD        7.000         6.500        $ 2,345.20        360
6011843       SAN JOSE                       CA         95125       SFD        6.875         6.500        $ 2,312.39        360
6011924       ENCINO                         CA         91316       SFD        6.625         6.358        $ 3,745.82        360
6015569       PALO ALTO                      CA         94303       SFD        7.250         6.500        $ 6,821.77        360
6016200       SUMMERLAND KEY                 FL         33043       SFD        7.000         6.500        $ 3,659.17        360
6016912       SAN ANTONIO                    TX         78218       SFD        6.875         6.500        $ 4,111.07        360
6018552       ALAMEDA                        CA         94501       SFD        7.125         6.500        $ 3,084.46        360
6018643       NEW YORK                       NY         10128       COP        7.125         6.500        $ 4,210.75        360
6019456       NASHVILLE                      TN         37221       SFD        7.375         6.500        $ 3,287.61        360
6022248       DOVER                          DE         19901       SFD        6.750         6.483        $ 2,281.10        240
6025533       FRESNO                         CA         93711       SFD        7.500         6.500        $ 4,363.10        360
6026244       BEDFORD                        NY         10506       SFD        7.875         6.500        $ 4,712.96        360
6028592       NEW YORK                       NY         10016       HCO        7.375         6.500        $ 3,556.98        360
6029788       ENCINITAS                      CA         92024       SFD        8.000         6.500        $ 1,863.77        360
6030991       SAN JOSE                       CA         95120       SFD        6.625         6.358        $ 2,145.05        360
6032422       LOS ANGELES                    CA         90049       SFD        7.125         6.500        $ 3,517.49        360
6032444       DANVILLE                       CA         94526       SFD        7.000         6.500        $ 2,661.21        360
6033028       STAMFORD                       CT         06905       LCO        7.500         6.500        $ 2,888.46        360
6036029       GLENWOOD                       MD         21738       SFD        7.750         6.500        $ 2,722.37        360
6040159       SAN JOSE                       CA         95121       SFD        7.125         6.500        $ 2,360.71        360
6040303       PALM BEACH GARDENS             FL         33418       SFD        7.375         6.500        $ 2,182.54        360
6040425       WEBSTER GROVES                 MO         63119       SFD        7.375         6.500        $ 2,873.21        360
6041868       SAN CARLOS                     CA         94070       SFD        7.500         6.500        $ 2,272.45        360
7792538       ESCALON                        CA         95320       SFD        7.500         6.500        $ 2,796.86        360
7961238       PENN VALLEY                    CA         95946       SFD        8.000         6.500        $ 2,062.69        360
7982495       COTO DE CAZA                   CA         92679       SFD        7.375         6.500        $ 3,767.25        360
8004480       RAMONA                         CA         92065       SFD        7.250         6.500        $ 2,396.49        360
8006828       SARASOTA                       FL         34236       SFD        7.750         6.500        $   655.74        360
8013323       PONDER                         TX         76259       SFD        7.375         6.500        $ 1,993.13        360
8035965       ASPEN                          CO         81611       SFD        7.375         6.500        $ 2,352.45        360
8037849       FALLBROOK                      CA         92028       SFD        7.375         6.500        $ 2,142.57        360
8064152       CHESTERFIELD                   VA         23238       SFD        7.375         6.500        $ 2,004.04        360
8067419       NORCROSS                       GA         30092       SFD        7.375         6.500        $ 2,425.94        360
8090571       GRAFTON                        MA         01519       SFD        7.375         6.500        $ 2,500.21        360
8092860       FAIRFAX                        VA         22033       SFD        7.375         6.500        $ 2,417.36        360
8099331       FAIRFAX                        VA         22033       SFD        7.375         6.500        $ 2,590.03        360
8101168       POTOMAC FALLS                  VA         20165       SFD        7.375         6.500        $ 2,325.85        360
8107240       ANNANDALE                      VA         22003       SFD        7.375         6.500        $ 2,145.35        360
8115632       SIMI VALLEY                    CA         93065       SFD        7.375         6.500        $ 4,358.16        360
8119571       WARREN                         NJ         07059       SFD        7.375         6.500        $ 5,313.36        360
8121211       ASPEN                          CO         81611       SFD        7.250         6.500        $ 2,728.71        360
8124011       LITTLETON                      CO         80120       SFD        7.375         6.500        $ 2,075.91        360
8125917       STILLWATER                     MN         55082       SFD        7.125         6.500        $ 2,358.02        360
8127221       FRISCO                         CO         80443       SFD        7.375         6.500        $ 2,407.34        360
8138442       KENT                           WA         98042       SFD        7.375         6.500        $ 2,313.76        360
8139864       AMHERST                        NH         03031       SFD        7.125         6.500        $ 1,973.02        360
8143805       VAIL                           CO         80165       SFD        7.375         6.500        $ 2,017.64        360
8145637       CAMARILLO                      CA         93010       SFD        7.375         6.500        $ 2,021.95        360
8148004       DULUTH                         GA         30097       SFD        7.375         6.500        $ 1,356.10        360
8150527       GREAT FALLS                    VA         22066       SFD        7.125         6.500        $ 6,231.87        360
8154785       IONE                           CA         95640       SFD        7.625         6.500        $ 4,600.66        360
8158006       WESTERVILLE                    OH         43082       SFD        7.375         6.500        $ 2,659.10        360
8158152       ATLANTA                        GA         30328       SFD        7.375         6.500        $ 2,098.17        360
8158981       MINNETRISTA                    MN         55364       SFD        7.375         6.500        $ 2,443.85        360
8165179       GREAT FALLS                    VA         22066       SFD        7.375         6.500        $ 2,347.90        360
8165760       GREAT FALLS                    VA         22066       SFD        7.375         6.500        $ 2,350.43        360
8178002       SANTA FE                       NM         87501       SFD        7.375         6.500        $ 4,840.14        360
8183701       ATLANTA                        GA         30339       SFD        7.500         6.500        $ 4,119.46        346
8194204       NEWARK                         DE         19702       SFD        7.375         6.500        $ 3,149.48        360
8198530       CROSSLAKE                      MN         56442       SFD        7.250         6.500        $ 2,046.53        360
8199099       VIENNA                         VA         22182       SFD        7.375         6.500        $ 2,044.40        360
8199896       MENDOTA HEIGHTS                MN         55118       SFD        7.125         6.500        $ 2,324.33        360
8203320       PATTERSON                      NY         12563       SFD        7.250         6.500        $ 2,039.71        360
8208304       ROCHESTER                      MN         55901       SFD        7.375         6.500        $ 2,706.89        360
8216265       ESCONDIDO                      CA         92027       SFD        7.375         6.500        $ 2,217.07        360
8220201       COLORADO SPRINGS               CO         80903       SFD        7.375         6.500        $ 2,520.51        360
8227657       MINNEAPOLIS                    MN         55410       SFD        7.375         6.500        $ 2,791.17        360
8232163       RENO                           NV         89511       SFD        7.375         6.500        $ 2,710.94        360
8250204       MENDHAM                        NJ         07945       SFD        6.750         6.483        $ 6,485.98        360
8278894       PETALUMA                       CA         94952       SFD        7.375         6.500        $ 1,900.05        360
8286290       DAVIDSONVILLE                  MD         21035       SFD        7.375         6.500        $ 4,250.07        360
8286671       FLOWER MOUND                   TX         75022       SFD        7.375         6.500        $ 2,067.52        360
8301203       AVALON                         NJ         08202       SFD        7.375         6.500        $ 3,837.12        360
8301257       TARPON SPRINGS                 FL         34689       SFD        7.125         6.500        $ 3,665.03        360
8302625       WORCESTER TWP                  PA         19490       SFD        6.875         6.500        $ 1,970.79        360
8325290       ORANGE                         CA         92869       SFD        7.125         6.500        $ 4,076.00        360
8338958       SANTA CLARITA                  CA         91351       SFD        7.375         6.500        $ 1,952.95        360
8347586       ROCHESTER                      MN         55902       SFD        7.375         6.500        $ 4,489.39        360
8357727       GAITHERSBURG                   MD         20878       SFD        7.375         6.500        $ 2,403.55        360
8360231       NORTH OAKS                     MN         55127       SFD        7.125         6.500        $ 3,368.59        360
8364014       MONROE                         NJ         08831       SFD        7.250         6.500        $ 2,405.35        360
8370554       LAKE FOREST                    CA         92630       SFD        7.375         6.500        $ 2,230.52        360
8370614       NEENAH                         WI         54956       SFD        7.875         6.500        $ 3,190.31        360
8372522       ATLANTA                        GA         30327       SFD        7.500         6.500        $ 2,828.67        360
8375599       CINNAMINSON                    NJ         08077       SFD        7.250         6.500        $ 2,434.01        360
8377507       SAN FRANCISCO                  CA         94109       LCO        7.500         6.500        $ 5,288.96        360
8378863       DARNESTOWN                     MD         20878       SFD        6.875         6.500        $ 3,264.94        360
8379957       PARSIPPANY                     NJ         07054       SFD        7.750         6.500        $ 2,199.39        360
8382110       MARTINEZ                       CA         94553       SFD        7.375         6.500        $ 2,308.93        360
8397841       LONGMONT                       CO         80501       SFD        7.125         6.500        $ 2,688.14        360
8400771       HARPERS FERRY                  WV         25425       SFD        7.375         6.500        $ 2,265.41        360
8402399       DAVIDSONVILLE                  MD         21035       SFD        7.125         6.500        $ 3,368.59        360
8406101       PLEASANTON                     CA         94588       SFD        7.375         6.500        $ 2,708.47        360
8407424       RALEIGH                        NC         27614       SFD        7.375         6.500        $ 4,945.23        360
8430166       ANAHEIM                        CA         92808       SFD        7.625         6.500        $ 2,831.17        360
8443781       FAIRFAX                        VA         22033       SFD        6.750         6.483        $ 3,534.86        360
8444437       ST CLOUD                       MN         56301       SFD        7.125         6.500        $ 3,045.21        360
8456009       SAN DIEGO                      CA         92130       SFD        7.125         6.500        $ 2,670.56        360
8465259       BROOMFIELD                     CO         80020       SFD        7.375         6.500        $ 2,424.27        360
8474213       DAVIDSONVILLE                  MD         21035       SFD        7.000         6.500        $ 2,786.29        360
8487268       ROSEVILLE                      CA         95661       SFD        7.125         6.500        $ 2,444.92        360
8491158       GERMANTOWN                     MD         20874       SFD        7.125         6.500        $ 2,091.22        360
8491791       TAYLORSVILLE                   UT         84084       SFD        7.500         6.500        $ 2,084.18        360
8493180       EDEN PRAIRIE                   MN         55347       SFD        7.375         6.500        $ 2,735.07        360
8498587       REISTERSTOWN                   MD         21136       SFD        6.625         6.358        $ 2,345.52        360
8501992       BETHESDA                       MD         20816       SFD        6.750         6.483        $ 3,473.24        360
8505310       LADERA RANCH AREA              CA         92694       SFD        7.000         6.500        $ 1,962.64        360
8523485       CASTIAC AREA                   CA         91384       SFD        7.125         6.500        $ 2,010.38        360
8533688       CLARKSVILLE                    MD         21029       SFD        7.000         6.500        $ 2,741.05        360
8534061       MILLERSVILLE                   MD         21108       SFD        7.500         6.500        $ 2,428.02        360
8552597       ELKRIDGE                       MD         21075       SFD        7.250         6.500        $ 2,358.97        360
8553488       THOUSAND OAKS                  CA         91362       LCO        7.375         6.500        $ 2,072.03        360
8559588       SARASOTA                       FL         34201       SFD        7.375         6.500        $ 2,486.43        360
8568577       CLARKSVILLE                    MD         21029       SFD        7.125         6.500        $ 2,911.41        360
8591413       SANTA MONICA                   CA         90403       LCO        7.250         6.500        $ 2,461.29        360
8593021       RAVENSDALE                     WA         98051       SFD        7.375         6.500        $ 3,418.84        360
8598004       ADAMSTOWN                      MD         21710       SFD        7.250         6.500        $ 2,011.37        360
8604510       EL CAJON                       CA         92019       SFD        7.000         6.500        $ 3,093.66        360
8624383       ALAMO                          CA         94507       SFD        7.375         6.500        $ 3,971.38        360
8628701       ROCKVILLE                      MD         20850       SFD        7.375         6.500        $ 4,047.36        360
8641778       ANNAPOLIS                      MD         21403       SFD        7.375         6.500        $ 2,505.77        360
8644450       ENCINITAS                      CA         92024       SFD        7.375         6.500        $ 4,025.45        360
8648997       IRVINE                         CA         92602       SFD        7.500         6.500        $ 3,003.83        360
8649992       CHINO HILLS                    CA         91709       SFD        7.375         6.500        $ 4,489.39        360
8650526       CORONA DEL MAR                 CA         92625       LCO        7.000         6.500        $ 2,494.88        360
8659367       FREELAND                       WA         98249       SFD        7.000         6.500        $ 2,761.01        360
8659778       STEVENSON RANCH                CA         91381       SFD        7.250         6.500        $ 3,056.91        360
8663573       SAMMAMISH                      WA         98074       SFD        7.250         6.500        $ 2,728.71        360
8667850       UPPER GRANDVIEW                NY         10960       SFD        7.375         6.500        $ 3,032.06        360
8675358       MIDLOTHIAN                     VA         23113       SFD        7.875         6.500        $ 2,827.77        360
8676139       CHINO HILLS                    CA         91709       SFD        7.375         6.500        $ 2,072.03        360
8678158       WEST LINN                      OR         97068       SFD        7.000         6.500        $ 3,246.68        360
8678174       ODESSA                         TX         79762       SFD        7.750         6.500        $ 2,177.89        360
8678444       COTO DE CAZA                   CA         92679       SFD        7.375         6.500        $ 2,272.32        360
8687298       CORONA                         CA         92883       SFD        7.250         6.500        $ 2,114.75        360
8688858       WATERTOWN                      MN         55360       SFD        7.625         6.500        $ 2,643.61        360
8689736       NEWPORT BEACH                  CA         92663       SFD        7.125         6.500        $ 2,189.59        360
8701006       IRVINE                         CA         92618       SFD        7.000         6.500        $ 2,831.52        360
8706693       FLOWER MOUND                   TX         75028       SFD        7.000         6.500        $ 3,160.19        360
8707050       TEMPLETON                      CA         93465       SFD        7.125         6.500        $ 1,865.69        360
8707121       STEVENSON RANCH                CA         91381       SFD        7.000         6.500        $ 2,367.55        360
8715678       MINNETONKA                     MN         55345       SFD        7.250         6.500        $ 3,459.93        360
8718036       MILPITAS                       CA         95035       SFD        7.625         6.500        $ 2,601.14        360
8727801       LOOMIS                         CA         95650       SFD        7.625         6.500        $ 2,548.06        360
8730860       GARDENA                        CA         90248       SFD        7.000         6.500        $ 2,334.02        360
8731729       MIDDLETOWN                     DE         19709       SFD        7.375         6.500        $ 2,279.23        360
8733283       GOSHEN                         NY         10924       SFD        7.375         6.500        $ 2,334.48        360
8741034       CASTAIC                        CA         91384       SFD        7.250         6.500        $ 2,703.67        360
8750125       KAILUA                         HI         96734       SFD        7.000         6.500        $ 4,124.88        360
8752870       MCMINNVILLE                    OR         97128       SFD        7.125         6.500        $ 2,718.45        360
8755174       SOLANA BEACH                   CA         92075       SFD        7.625         6.500        $ 2,548.06        360
8760698       CHULA VISTA                    CA         91915       SFD        7.625         6.500        $ 2,667.32        360
8762624       NEVADA CITY                    CA         95959       SFD        7.500         6.500        $ 4,405.05        360
8766816       KENNESAW                       GA         30144       SFD        7.625         6.500        $ 2,739.16        360
8776899       GREENBRAE                      CA         94904       SFD        7.000         6.500        $ 3,093.66        360
8778031       OMAHA                          NE         68124       SFD        7.250         6.500        $ 2,728.71        360
8778080       CHARLOTTE                      NC         28277       SFD        7.750         6.500        $ 2,779.68        360
8781183       BLAINE COUNTY                  ID         83333       SFD        7.375         6.500        $ 3,626.04        360
8784181       GLENVIEW                       IL         60025       SFD        7.500         6.500        $ 3,600.96        360
8785061       KENNEWICK                      WA         99337       SFD        7.250         6.500        $ 2,217.07        360
8785346       SILVER SPRING                  MD         20901       SFD        7.000         6.500        $ 3,566.02        360
8785485       MONUMENT                       CO         80132       SFD        7.125         6.500        $ 2,444.25        360
8788191       COTO DE CAZA                   CA         92679       SFD        7.500         6.500        $ 3,513.55        360
8789122       TEMPE                          AZ         85284       SFD        8.250         6.500        $ 4,005.75        360
8791884       GRANITE BAY                    CA         95746       SFD        7.375         6.500        $ 3,903.74        360
8792266       WEST DES MOINES                IA         50266       SFD        7.125         6.500        $ 3,691.98        360
8793300       WHITTIER                       CA         90602       SFD        7.250         6.500        $ 2,264.83        360
8794635       MARCO ISLAND                   FL         34145       SFD        7.250         6.500        $ 2,865.14        360
8794922       CHATSWORTH                     CA         91311       SFD        7.750         6.500        $ 3,080.57        360
8796694       LAFAYETTE                      NJ         07848       SFD        7.250         6.500        $ 2,182.96        360
8797274       HERCULES                       CA         94547       SFD        7.250         6.500        $ 2,635.27        360
8802540       ANNANDALE                      VA         22003       SFD        7.500         6.500        $ 2,370.34        360
8804332       HOWARD BEACH                   NY         11414       SFD        7.375         6.500        $ 2,928.46        360
8804884       ENCINITAS                      CA         92024       SFD        7.750         6.500        $ 3,789.01        360
8807285       LEXINGTON                      MA         02421       SFD        7.375         6.500        $ 2,362.11        360
8807453       PETALUMA                       CA         94954       SFD        6.875         6.500        $ 2,548.88        360
8809269       EL CAJON                       CA         92120       SFD        7.250         6.500        $ 3,203.50        360
8809673       OXNARD                         CA         93035       SFD        7.375         6.500        $ 2,762.70        360
8812929       VICTORVILLE                    CA         92392       SFD        7.125         6.500        $ 2,092.86        300
8814545       LOS ANGELES                    CA         90024       LCO        7.500         6.500        $ 3,900.22        360
8816492       NEW YORK CITY                  NY         10019       HCO        6.750         6.483        $ 3,489.10        300
8817802       SCOTTSDALE                     AZ         85259       SFD        7.250         6.500        $ 4,393.22        360
8818240       MCLEAN                         VA         22101       SFD        7.000         6.500        $ 3,193.45        360
8819280       FLUSHING                       NY         11358       SFD        7.500         6.500        $ 2,237.49        360
8819570       TORRANCE                       CA         90505       LCO        7.250         6.500        $ 3,382.33        360
8820764       SEDALIA                        CO         80135       SFD        7.000         6.500        $ 2,614.64        360
8820963       SACRAMENTO                     CA         95831       SFD        6.875         6.500        $ 3,282.02        360
8822874       LIVINGSTON                     NJ         07039       SFD        7.250         6.500        $ 4,093.06        360
8823368       POST FALLS                     ID         83854       SFD        6.875         6.500        $ 3,724.79        360
8824889       THOUSAND OAKS                  CA         91360       SFD        7.500         6.500        $ 5,237.12        360
8825025       STERLING                       VA         20165       SFD        7.500         6.500        $ 2,180.99        360
8827353       KETCHUM                        ID         83340       SFD        7.125         6.500        $ 4,008.63        360
8828425       KIRKWOOD                       MO         63122       SFD        7.500         6.500        $ 2,307.41        360
8830764       ROBBINSVILLE                   NJ         08691       SFD        7.625         6.500        $ 2,165.85        360
8831219       HOUSTON                        TX         77024       LCO        7.000         6.500        $ 3,344.81        360
8832686       SANTA FE                       NM         87501       LCO        7.500         6.500        $ 3,382.45        360
8833323       ALPHARETTA                     GA         30022       SFD        7.125         6.500        $ 2,856.57        360
8833343       VENTURA                        CA         93003       SFD        7.375         6.500        $ 2,154.91        360
8833358       ROSS                           CA         94957       SFD        6.875         6.500        $ 2,956.18        360
8834195       PAGE                           AZ         86040       SFD        7.375         6.500        $ 2,513.60        240
8837202       GREENWICH                      CT         06878       SFD        7.125         6.500        $ 3,368.59        360
8838098       CORONADO                       CA         92118       MF2        7.500         6.500        $ 4,698.72        360
8838140       TUCSON                         AZ         85737       SFD        7.125         6.500        $ 2,774.95        360
8839112       MORRIS TWSP                    NJ         07960       SFD        7.750         6.500        $ 2,206.55        360
8839368       ABINGTON                       PA         19046       SFD        7.500         6.500        $ 3,915.60        360
8839515       CHINO HILLS                    CA         91709       SFD        7.500         6.500        $ 2,831.82        360
8840967       MAPLE VALLEY                   WA         98038       SFD        7.125         6.500        $ 2,337.80        360
8841427       FAIRFAX STATION                VA         22039       SFD        7.000         6.500        $ 3,193.45        360
8841671       SCOTTSDALE                     AZ         85262       SFD        7.375         6.500        $ 2,779.97        360
8842992       BASKING RIDGE                  NJ         07920       SFD        7.250         6.500        $ 4,174.92        360
8843323       ISSAQUAH                       WA         98027       SFD        7.750         6.500        $ 2,488.82        360
8843380       BELLEVUE                       WA         98006       SFD        7.500         6.500        $ 2,936.70        360
8843890       WEST CHESTER                   PA         19382       SFD        6.875         6.500        $ 2,401.21        360
8843956       SAN FRANCISCO                  CA         94112       MF2        6.875         6.500        $ 3,035.01        360
8845071       GLENDALE                       CA         91214       SFD        7.250         6.500        $ 2,217.07        360
8845384       CHICAGO                        IL         60607       LCO        7.500         6.500        $ 2,796.86        360
8845898       IRVINE                         CA         92602       SFD        7.250         6.500        $ 2,117.48        360
8847480       TRACY                          CA         95377       SFD        7.500         6.500        $ 2,349.36        360
8848682       LOS ALAMITOS                   CA         90720       SFD        7.250         6.500        $ 2,395.80        360
8849555       TONKA BAY                      MN         55331       SFD        7.125         6.500        $ 2,764.94        360
8850439       HUNTINGTON BEACH               CA         92649       SFD        7.375         6.500        $ 4,054.57        360
8852862       VACAVILLE                      CA         95688       SFD        7.000         6.500        $ 2,364.66        240
8853586       SAN RAMON                      CA         94583       SFD        7.250         6.500        $ 2,365.79        360
8853668       MOUNT OLIVE                    NJ         07836       SFD        6.625         6.358        $ 2,241.09        360
8853966       PALM HARBOR                    FL         34685       SFD        7.375         6.500        $ 3,867.78        360
8854756       RIDGEWOOD                      NJ         07450       SFD        7.000         6.500        $ 3,758.96        360
8855526       HERCULES                       CA         94547       SFD        7.125         6.500        $ 2,155.90        360
8855549       BATON ROUGE                    LA         70810       SFD        7.125         6.500        $ 2,759.55        360
8858308       CONCORD                        CA         94518       SFD        7.000         6.500        $ 2,095.70        360
8858329       LOS ANGELES                    CA         91304       SFD        7.625         6.500        $ 2,401.54        360
8858577       WEST COVINA                    CA         91791       SFD        7.125         6.500        $ 2,155.90        360
8858754       NEWTON                         MA         02465       LCO        7.250         6.500        $ 2,777.82        360
8858898       SUISUN                         CA         94585       SFD        7.250         6.500        $ 3,069.79        360
8859251       LA MIRADA                      CA         90638       SFD        7.125         6.500        $ 2,964.36        360
8859286       MANHATTAN BEACH                CA         90266       MF2        7.250         6.500        $ 3,410.88        360
8859733       LOS ANGELES                    CA         90008       SFD        7.500         6.500        $ 2,076.67        360
8860195       MARIETTA                       GA         30068       SFD        7.000         6.500        $ 1,955.99        360
8860305       IRVINE                         CA         92602       LCO        7.000         6.500        $ 2,070.75        360
8860644       ROHNERT PARK                   CA         94928       SFD        7.375         6.500        $ 1,983.62        360
8860988       BERNARDSVILLE                  NJ         07924       SFD        7.375         6.500        $ 2,762.70        360
8861146       BURNSVILLE                     MN         55337       SFD        7.250         6.500        $ 2,548.61        360
8861206       FOUNTAIN VALLEY                CA         92708       SFD        7.375         6.500        $ 2,453.28        360
8861298       GLEN ROCK                      NJ         07452       SFD        7.375         6.500        $ 2,306.85        360
8862315       MEDINA                         MN         55359       SFD        7.500         6.500        $ 2,791.26        360
8862927       HUNTINGTON BEACH               CA         92649       SFD        7.250         6.500        $ 4,093.06        360
8863632       DE PERE                        WI         54115       SFD        7.500         6.500        $ 2,642.35        240
8863958       SANTA FE                       NM         87506       SFD        7.250         6.500        $ 3,649.64        360
8864017       FRANKTOWN                      CO         80116       SFD        7.125         6.500        $ 2,465.81        360
8864278       LOS ANGELES                    CA         90025       LCO        7.375         6.500        $ 2,299.95        360
8864432       AUSTIN                         TX         78746       SFD        7.000         6.500        $ 3,609.27        360
8864554       LODI                           CA         95242       SFD        7.500         6.500        $ 2,461.24        360
8864567       LOS ANGELES                    CA         91040       SFD        7.750         6.500        $ 2,278.19        360
8864620       SAN DIEGO                      CA         92131       SFD        7.625         6.500        $ 2,256.09        360
8864754       RIVERSIDE                      CA         92503       SFD        7.250         6.500        $ 3,119.25        360
8864783       SPARTA                         NJ         07871       SFD        7.250         6.500        $ 2,810.57        360
8864819       IRON RIVER                     MI         49935       SFD        7.000         6.500        $ 2,341.86        360
8865268       NEWTON                         MA         02466       SFD        7.375         6.500        $ 3,280.71        360
8865575       FOUNTAIN VALLEY                CA         92708       SFD        7.500         6.500        $ 2,120.02        360
8865787       VIRGINIA BEACH                 VA         23452       SFD        7.500         6.500        $ 2,687.78        360
8866092       STAMFORD                       CT         06906       SFD        7.375         6.500        $ 2,320.67        360
8866838       SWAN VALLEY                    ID         83449       SFD        7.000         6.500        $ 3,712.39        360
8866962       BOERNE                         TX         78006       SFD        7.250         6.500        $ 2,090.19        360
8867518       HALF MOON BAY                  CA         94019       SFD        7.250         6.500        $ 2,012.42        360
8867642       LIVINGSTON                     NJ         07039       LCO        7.250         6.500        $ 2,728.71        360
8867654       MANHASSET HILL                 NY         11030       SFD        7.375         6.500        $ 2,849.03        360
8867906       PLYMOUTH                       MI         48170       SFD        7.375         6.500        $ 3,342.87        360
8867933       STAMFORD                       CT         06903       SFD        7.375         6.500        $ 2,590.03        360
8868142       WYNNEWOOD                      PA         19096       SFD        7.500         6.500        $ 3,272.32        360
8868186       SUNNYVALE                      CA         94086       SFD        7.375         6.500        $ 2,614.21        360
8868205       DALY CITY                      CA         94015       SFD        7.500         6.500        $ 2,822.03        360
8868304       PONTE VEDRA BEACH              FL         32082       SFD        7.375         6.500        $ 2,444.99        360
8868372       SAN FRANCISCO                  CA         94105       HCO        7.000         6.500        $ 1,969.30        360
8868476       DALLAS                         TX         75230       SFD        7.125         6.500        $ 2,867.35        360
8869746       DUNN LORING                    VA         22027       SFD        7.000         6.500        $ 3,356.62        360
8870050       FALLS CHURCH                   VA         22042       SFD        7.125         6.500        $ 3,115.42        360
8870150       LOS ANGELES                    CA         90049       SFD        7.375         6.500        $ 6,644.29        360
8870389       WILTON                         CT         06897       SFD        7.250         6.500        $ 4,465.62        240
8870596       LAFAYETTE                      CA         94549       SFD        7.000         6.500        $ 3,226.72        360
8871175       LASALLE                        CO         80645       SFD        7.250         6.500        $ 2,458.22        360
8871223       TELLURIDE                      CO         81435       SFD        7.125         6.500        $ 2,391.70        360
8871316       ARLINGTON                      VA         22205       SFD        6.875         6.500        $ 2,364.94        360
8871462       LOS ANGELES                    CA         90049       SFD        7.125         6.500        $ 5,187.63        360
8871500       LONG BEACH                     CA         90807       SFD        7.250         6.500        $ 2,776.46        360
8871594       PHILADELPHIA                   PA         19103       SFD        7.250         6.500        $ 2,728.71        360
8871846       SANTA CLARITA                  CA         91350       SFD        7.125         6.500        $ 3,287.75        360
8872938       SALINAS                        CA         93907       SFD        7.250         6.500        $ 2,128.39        360
8873024       SAN FRANCISCO                  CA         94121       MF2        7.250         6.500        $ 5,320.98        360
8873377       NAGS HEAD                      NC         27959       SFD        7.375         6.500        $ 2,427.72        360
8873411       MOUNTAIN BROOK                 AL         35243       SFD        6.875         6.500        $ 4,926.97        360
8873442       ABINGTON                       PA         19001       SFD        7.375         6.500        $ 2,204.63        360
8873966       OCEAN CITY                     NJ         08226       LCO        7.375         6.500        $ 3,121.85        360
8874004       COLTS NECK                     NJ         07722       SFD        6.750         6.483        $ 2,302.52        360
8874553       BOZEMAN                        MT         59715       SFD        7.125         6.500        $ 2,007.68        360
8874724       OXNARD                         CA         93035       SFD        7.000         6.500        $ 3,243.35        360
8874834       RIVERSIDE                      CA         92502       SFD        7.125         6.500        $ 1,974.00        360
8874873       ENGLEWOOD CLIFFS               NJ         07632       SFD        7.375         6.500        $ 2,451.90        360
8874942       LAGUNA BEACH                   CA         92651       SFD        7.000         6.500        $ 4,174.77        360
8875056       FLORHAM PARK                   NJ         07932       SFD        7.000         6.500        $ 2,095.70        360
8875109       LOS ANGELES                    CA         90024       HCO        7.250         6.500        $ 3,090.26        360
8875465       YONKERS                        NY         10704       SFD        7.500         6.500        $ 2,517.17        360
8875508       ARCADIA                        CA         91006       SFD        7.125         6.500        $ 3,368.59        360
8875610       LOS ANGELES                    CA         90049       SFD        7.125         6.500        $ 6,147.68        360
8875631       WEST JORDAN                    UT         84084       SFD        7.500         6.500        $ 2,139.81        360
8875761       SAN FRANCISCO                  CA         94109       SFD        7.375         6.500        $ 3,847.06        360
8875780       NEPTUNE                        NJ         07756       SFD        7.375         6.500        $ 2,072.03        360
8876186       SEATTLE                        WA         98199       SFD        7.375         6.500        $ 2,748.89        360
8876684       DUNWOODY                       GA         30338       SFD        7.250         6.500        $ 1,967.40        360
8876867       CONIFER                        CO         80433       SFD        7.000         6.500        $ 3,539.41        360
8877590       PLYMOUTH                       MN         55446       SFD        7.250         6.500        $ 2,230.72        360
8877758       TRURO                          MA         02666       SFD        7.250         6.500        $ 3,240.34        360
8878095       SAN CLEMENTE                   CA         92672       SFD        7.500         6.500        $ 3,356.23        360
8878351       MILPITAS                       CA         95035       SFD        7.500         6.500        $ 3,775.76        360
8878435       SCOTTSDALE                     AZ         85255       SFD        7.250         6.500        $ 3,451.81        360
8878504       NORTHBROOK                     IL         60062       SFD        7.375         6.500        $ 3,439.57        360
8878705       LOUISVILLE                     KY         40245       SFD        7.125         6.500        $ 2,694.87        360
8878938       SAN MARCOS                     CA         92069       SFD        7.125         6.500        $ 2,021.16        360
8879219       GREENSBORO                     NC         27408       SFD        7.000         6.500        $ 4,906.09        240
8879292       BOULDER                        CO         80302       SFD        7.375         6.500        $ 4,489.39        360
8880124       OZONA                          FL         34683       SFD        7.125         6.500        $ 3,336.25        360
8880518       SAN FRANCISCO                  CA         94114       SFD        6.875         6.500        $ 3,783.91        360
8880868       SANTA FE                       NM         87505       SFD        7.625         6.500        $ 3,199.23        360
8880949       ST LOUIS PARK                  MN         55416       SFD        7.625         6.500        $ 2,576.37        360
8881137       FREMONT                        CA         94539       SFD        7.000         6.500        $ 2,815.56        360
8881353       CARBONDALE                     CO         81623       SFD        7.125         6.500        $ 2,155.90        360
8881523       REDONDO BEACH                  CA         90278       LCO        7.250         6.500        $ 2,139.30        360
8881532       ELLICOTT CITY                  MD         21043       SFD        6.875         6.500        $ 2,043.05        360
8881623       OVERLAND PARK                  KS         66221       SFD        7.375         6.500        $ 2,261.96        360
8881743       PUNTA GORDA                    FL         33950       SFD        6.875         6.500        $ 2,759.10        360
8882429       ATLANTA                        GA         30309       SFD        7.500         6.500        $ 5,244.11        360
8882828       WATSONVILLE                    CA         95076       SFD        7.375         6.500        $ 2,209.88        360
8883071       TAMPA                          FL         33618       SFD        7.500         6.500        $ 2,517.07        360
8883146       WEST ORANGE                    NJ         07052       SFD        7.250         6.500        $ 3,219.87        360
8883319       MADISON                        WI         53713       SFD        7.125         6.500        $ 2,526.44        360
8883895       SANTA MONICA                   CA         90405       SFD        7.125         6.500        $ 2,694.87        360
8884007       SANTA ROSA BEACH               FL         32459       SFD        7.500         6.500        $ 4,544.89        360
8884583       ATLANTA                        GA         30342       SFD        7.375         6.500        $ 3,108.04        360
8884585       MOUND                          MN         55364       SFD        7.250         6.500        $ 3,492.74        360
8884734       KNOXVILLE                      TN         37922       SFD        7.250         6.500        $ 2,470.16        360
8884874       FORT COLLINS                   CO         80526       SFD        7.125         6.500        $ 1,971.30        360
8884903       FALLBROOK                      CA         92028       SFD        7.375         6.500        $ 2,292.70        360
8884922       MISSION VIEJO                  CA         92692       SFD        7.000         6.500        $ 3,243.35        360
8885144       DERWOOD                        MD         20855       SFD        7.125         6.500        $ 4,204.00        360
8885163       BERWYN                         PA         19312       SFD        7.500         6.500        $ 2,153.58        360
8885437       ALBUQUERQUE                    NM         87122       SFD        7.250         6.500        $ 2,248.45        360
8885698       FREMONT                        CA         94538       SFD        7.125         6.500        $ 2,309.77        360
8885743       WATSONVILLE                    CA         95076       SFD        7.375         6.500        $ 2,209.88        360
8886192       WASHINGTON                     DC         20016       SFD        7.250         6.500        $ 3,110.72        360
8886338       FAIRFAX                        VA         22033       SFD        7.375         6.500        $ 2,072.03        360
8886441       MOUND                          MN         55364       SFD        7.375         6.500        $ 2,168.72        360
8886627       MEQUON                         WI         53092       SFD        7.375         6.500        $ 4,489.39        360
8886635       PARKER                         CO         80138       SFD        7.375         6.500        $ 2,067.16        360
8886692       SANTA BARBARA                  CA         93105       SFD        7.125         6.500        $ 2,694.87        360
8886801       DAVIS                          CA         95616       SFD        7.125         6.500        $ 2,214.26        360
8886935       SEATTLE                        WA         98112       SFD        7.125         6.500        $ 2,349.59        360
8886984       WASHINGTON                     DC         20015       SFD        7.250         6.500        $ 3,198.04        360
8886999       ORONO                          MN         55356       SFD        7.250         6.500        $ 4,476.78        360
8887162       HENDERSON                      NV         89052       SFD        7.375         6.500        $ 2,597.80        360
8887254       ALISO VIEJO                    CA         92656       SFD        7.375         6.500        $ 2,398.02        360
8887396       MANHATTAN BEACH                CA         90266       SFD        7.375         6.500        $ 3,232.36        360
8887417       AMES                           IA         50014       SFD        7.625         6.500        $ 3,351.40        360
8887680       MARTINEZ                       CA         94553       SFD        7.375         6.500        $ 3,004.44        360
8887711       ORANGE                         CA         92869       SFD        7.125         6.500        $ 2,964.36        360
8887768       SAN MARINO                     CA         91108       SFD        7.000         6.500        $ 3,659.16        360
8888487       SIMI VALLEY                    CA         93065       SFD        7.125         6.500        $ 3,402.28        360
8888584       SAN JOSE                       CA         95123       SFD        7.375         6.500        $ 2,659.10        360
8888672       SOUTH RIDING                   VA         20152       SFD        6.625         6.358        $ 2,177.06        360
8890416       LONGMONT                       CO         80504       SFD        7.250         6.500        $ 1,931.24        360
8890723       PLANO                          TX         75093       SFD        7.000         6.500        $ 2,874.11        360
8891567       OAKLAND                        CA         94609       SFD        7.500         6.500        $ 2,643.03        360
8891586       SAN RAFAEL                     CA         94901       SFD        7.000         6.500        $ 3,459.57        360
8891809       RENO                           NV         89511       SFD        6.875         6.500        $ 4,236.21        360
8891878       SANTA ROSA                     CA         95405       SFD        7.125         6.500        $ 3,604.39        360
8891936       FAIRFAX                        CA         94930       SFD        7.000         6.500        $ 2,162.23        360
8891974       PALO ALTO                      CA         94301       SFD        7.000         6.500        $ 3,749.46        300
8891989       SAN JOSE                       CA         95120       SFD        7.000         6.500        $ 3,459.57        360
8892004       FREMONT                        CA         94555       LCO        7.250         6.500        $ 2,182.96        360
8892100       KIHEI                          HI         96753       SFD        7.375         6.500        $ 4,178.58        360
8892264       EVERGREEN                      CO         80439       SFD        7.125         6.500        $ 2,526.44        360
8892621       CALABASAS                      CA         91302       SFD        7.375         6.500        $ 3,246.17        360
8892807       PLEASANT HILL                  CA         94523       SFD        7.125         6.500        $ 2,694.87        360
8893055       GREENSBORO                     GA         30642       SFD        7.250         6.500        $ 2,438.78        360
8893227       SONOMA                         CA         95476       SFD        6.875         6.500        $ 2,680.27        360
8893290       WARRENTON                      VA         20186       SFD        7.500         6.500        $ 3,496.07        360
8894085       ST LOUIS                       MO         63130       SFD        7.250         6.500        $ 2,462.66        360
8894113       OXNARD                         CA         93030       SFD        7.000         6.500        $ 2,144.88        360
8894193       WESTERN SPRINGS                IL         60558       SFD        7.125         6.500        $ 2,256.96        360
8894236       CARMICHAEL                     CA         95608       SFD        7.125         6.500        $ 2,694.87        360
8894277       COLLEGE STATION                TX         77845       SFD        7.500         6.500        $ 2,086.46        360
8894414       MERCER ISLAND                  WA         98040       SFD        7.125         6.500        $ 3,228.46        360
8894443       RENTON                         WA         98056       SFD        6.875         6.500        $ 1,924.80        360
8894899       CERRITOS                       CA         90703       SFD        7.250         6.500        $ 2,333.04        360
8895705       UNIVERSITY PARK                TX         75205       SFD        7.250         6.500        $ 2,564.98        360
8895858       LOCKWOOD                       CA         93932       SFD        7.375         6.500        $ 2,072.03        360
8896012       DADEVILLE                      AL         36853       SFD        7.500         6.500        $ 2,712.95        360
8896042       EVERETT                        MA         02149       SFD        6.750         6.483        $ 1,816.07        360
8896095       SEAL BEACH                     CA         90740       SFD        7.000         6.500        $ 2,304.61        360
8896448       EAST HANOVER                   NJ         07936       SFD        7.125         6.500        $ 2,984.57        360
8896865       BEND                           OR         97701       SFD        7.250         6.500        $ 2,634.91        360
8897026       CHASKA                         MN         55318       SFD        7.500         6.500        $ 2,083.66        360
8897185       LAKEVILLE                      MN         55044       SFD        7.250         6.500        $ 2,337.69        336
8897263       BOISE                          ID         83703       SFD        7.000         6.500        $ 2,473.73        300
8897428       EDEN PRAIRIE                   MN         55347       SFD        7.250         6.500        $ 2,455.83        360
8897825       MINNEAPOLIS                    MN         55408       SFD        7.375         6.500        $ 2,265.41        360
8898068       SAN DIEGO                      CA         92130       SFD        6.875         6.500        $ 4,865.08        360
8898707       SAN CLEMENTE                   CA         92672       SFD        7.125         6.500        $ 2,183.28        360
8898772       FAIR OAKS                      CA         95628       SFD        7.000         6.500        $ 3,126.92        360
8899175       ALBUQUERQUE                    NM         87111       SFD        7.250         6.500        $ 2,180.24        360
8899513       GARDEN CITY                    NY         11530       SFD        7.250         6.500        $ 2,626.38        360
8899648       GAINESVILLE                    VA         20155       SFD        7.125         6.500        $ 2,075.05        360
8899694       GREAT FALLS                    VA         22066       SFD        7.125         6.500        $ 3,298.53        360
8899994       OCEAN CITY                     NJ         08226       LCO        7.375         6.500        $ 2,181.84        360
8900439       DUXBURY                        MA         02332       SFD        7.250         6.500        $ 2,335.77        360
8900781       RUTHERFORD                     NJ         07070       SFD        7.250         6.500        $ 2,240.95        360
8901042       NEW LENOX                      IL         60451       SFD        7.750         6.500        $ 3,560.57        360
8901047       EADS                           TN         38028       SFD        7.000         6.500        $ 3,441.61        360
8901060       UNION CITY                     CA         94587       SFD        7.000         6.500        $ 2,055.78        360
8901113       ROSWELL                        GA         30075       SFD        7.000         6.500        $ 2,089.05        360
8901160       PALOS                          CA         90274       SFD        7.125         6.500        $ 6,737.19        360
8901585       CARLSBAD                       CA         92009       SFD        7.125         6.500        $ 2,459.07        360
8901875       MORRISVILLE                    NC         27560       SFD        7.000         6.500        $ 1,995.91        360
8901879       WASHINGTON                     DC         20016       SFD        7.000         6.500        $ 2,794.27        360
8902031       GOLDEN                         CO         80403       SFD        7.625         6.500        $ 2,066.76        360
8902506       WESTLAKE VILLAGE               CA         91361       SFD        7.250         6.500        $ 4,058.95        360
8902658       WHITE BEAR LAKE                MN         55110       SFD        8.000         6.500        $ 3,756.87        360
8903108       SUNNYVALE                      CA         94087       SFD        7.125         6.500        $ 4,112.38        360
8903256       LUTHERVILLE                    MD         21093       SFD        7.250         6.500        $ 2,619.56        360
8903341       BEDFORD                        MA         01730       SFD        7.500         6.500        $ 3,559.00        360
8903436       SPEARFISH                      SD         57783       SFD        7.375         6.500        $ 2,435.49        360
8904011       SOMIS AREA                     CA         93066       SFD        7.375         6.500        $ 3,408.48        360
8904026       WEBSTER                        MN         55088       SFD        6.875         6.500        $ 2,548.88        360
8904227       SAN DIEGO                      CA         92130       SFD        7.250         6.500        $ 3,035.68        360
8904397       ISSAGUAU                       WA         98027       SFD        7.000         6.500        $ 2,283.32        360
8904431       SAN DIEGO                      CA         92131       SFD        7.125         6.500        $ 2,290.64        360
8904491       LONG BEACH                     CA         90814       SFD        7.250         6.500        $ 2,810.57        360
8904683       SAN FRANCISCO                  CA         94107       LCO        7.250         6.500        $ 4,093.06        360
8904743       BETHESDA                       MD         20817       SFD        7.000         6.500        $ 2,953.94        360
8904754       SAN FRANCISCO                  CA         94112       SFD        7.250         6.500        $ 3,258.07        360
8904850       SAN DIMAS                      CA         91773       SFD        7.500         6.500        $ 3,426.15        360
8904991       CENTREVILLE                    VA         20120       SFD        7.250         6.500        $ 2,435.37        360
8904993       DOYLESTOWN                     PA         18901       SFD        7.250         6.500        $ 2,072.11        360
8905107       HIGHLANDS RANCH                CO         80126       SFD        7.125         6.500        $ 2,079.77        360
8906443       HENDERSON                      NV         89012       SFD        7.375         6.500        $ 2,244.69        360
8907083       POWELL                         OH         43065       SFD        7.250         6.500        $ 2,728.71        360
8907151       HALEIWA                        HI         96712       SFD        7.500         6.500        $ 5,226.63        360
8908195       WALNUT CREEK                   CA         94596       SFD        7.375         6.500        $ 4,530.83        360
8909223       SAN FRANCISCO                  CA         94131       SFD        7.250         6.500        $ 3,820.19        360
8909556       HURDLE MILLS                   NC         27541       SFD        7.000         6.500        $ 2,228.76        360
8909602       BLUE LAKE                      TX         78654       SFD        7.375         6.500        $ 2,182.53        360
8910287       SAN FRANCISCO                  CA         94112       SFD        7.250         6.500        $ 3,956.62        360
8910462       ESTERO                         FL         33928       SFD        7.000         6.500        $ 3,178.73        240
8910653       POTOMAC                        MD         20854       SFD        7.000         6.500        $ 3,193.45        360
8911218       REDONDO BEACH                  CA         90278       SFD        7.125         6.500        $ 3,483.12        360
8912725       TORRANCE                       CA         90505       LCO        7.250         6.500        $ 2,387.62        360
8912825       NEWPORT BEACH                  CA         92660       SFD        7.250         6.500        $ 3,683.75        360
8912931       COLORADO SPRINGS               CO         80921       SFD        7.000         6.500        $ 2,292.10        360
8913792       STERLING                       VA         20165       SFD        7.125         6.500        $ 2,358.01        360
8914532       LITTLE ROCK                    AR         72211       SFD        7.125         6.500        $ 3,489.86        360
8915367       KIRKLAND                       WA         98034       SFD        6.875         6.500        $ 1,905.09        360
8916176       ST.GEORGE                      UT         84770       SFD        7.375         6.500        $ 4,791.21        360
8916764       CANNON FALLS                   MN         55009       SFD        7.375         6.500        $ 3,867.78        360
8917059       LAS VEGAS                      NV         89144       SFD        7.250         6.500        $ 2,909.48        360
8917091       POTOMAC                        MD         20854       SFD        7.250         6.500        $ 6,821.76        360
8917385       SAN RAFAEL                     CA         94901       SFD        6.750         6.483        $ 2,659.25        360
8917875       PACIFIC GROVE                  CA         93950       SFD        7.125         6.500        $ 2,189.59        360
8918162       CANYON COUNTY                  CA         91351       SFD        7.125         6.500        $ 4,783.40        360
8918320       LOS ANGELES                    CA         90046       SFD        7.125         6.500        $ 3,890.69        360
8918404       LAGUNA NIGUEL                  CA         92651       SFD        7.125         6.500        $ 4,379.17        360
8918952       RENTON                         WA         98056       SFD        7.000         6.500        $ 2,128.97        360
8919437       DURHAM                         NC         27707       SFD        7.000         6.500        $ 2,894.07        360
8919694       CHICAGO                        IL         60657       LCO        8.000         6.500        $ 2,626.88        360
8920236       ENCINITAS                      CA         92024       SFD        7.000         6.500        $ 4,291.20        360
8920303       KENNESAW                       GA         30152       SFD        7.125         6.500        $ 2,862.46        360
8920848       AUSTIN                         TX         78746       SFD        7.125         6.500        $ 3,368.59        360
8921492       FRANKTOWN                      CO         80116       SFD        7.250         6.500        $ 3,206.23        360
8921582       SEATTLE                        WA         98112       SFD        7.125         6.500        $ 6,737.18        360
8921657       WEBSTER GROVES                 MO         63119       SFD        7.125         6.500        $ 2,694.87        360
8922025       ASHBURN                        VA         20147       SFD        6.750         6.483        $ 2,132.59        360
8922162       BOYDS                          MD         20841       SFD        7.000         6.500        $ 2,797.22        360
8922199       PLYMOUTH                       MN         55446       SFD        7.375         6.500        $ 2,465.71        360
8922447       EDINA                          MN         55436       SFD        7.250         6.500        $ 2,796.92        360
8922553       CHICAGO                        IL         60601       LCO        7.500         6.500        $ 2,922.72        360
8922907       SCHAUMBURG                     IL         60173       SFD        7.250         6.500        $ 2,148.86        360
8923074       FORT COLLINS                   CO         80528       SFD        7.000         6.500        $ 2,015.87        360
8923213       SAN MATEO                      CA         94403       SFD        7.000         6.500        $ 3,027.13        360
8923525       EL PASO                        TX         79922       SFD        6.875         6.500        $ 1,918.23        360
8923946       AVALON                         NJ         08202       LCO        7.000         6.500        $ 2,461.62        360
8924019       OCEAN CITY                     NJ         08226       SFD        7.250         6.500        $ 2,619.56        360
8924442       COSTA MESA                     CA         92660       SFD        7.125         6.500        $ 2,122.21        360
8924502       NEWTOWN                        CT         06482       SFD        7.000         6.500        $ 2,794.27        360
8924828       SIOUX FALLS                    SD         57105       SFD        7.250         6.500        $ 2,148.86        360
8924887       BRECKENRIDGE                   CO         80424       SFD        7.500         6.500        $ 3,845.68        360
8924971       VISTA                          CA         92083       SFD        7.000         6.500        $ 1,922.72        360
8925263       KIRKLAND                       WA         98033       SFD        7.250         6.500        $ 2,777.82        360
8925310       ASHBURN                        VA         20147       SFD        7.375         6.500        $ 2,259.89        360
8925327       CHANHASSEN                     MN         55317       SFD        7.375         6.500        $ 2,210.16        360
8926114       RENO                           NV         89509       SFD        7.250         6.500        $ 2,994.75        360
8926452       RAVENSDALE                     WA         98051       SFD        7.125         6.500        $ 3,503.34        360
8926903       VICTORIA                       MN         55331       SFD        7.000         6.500        $ 6,653.03        360
8926971       MINNETONKA BEACH               MN         55391       SFD        7.750         6.500        $ 2,343.46        360
8927480       POOLESVILLE                    MD         20837       SFD        7.375         6.500        $ 2,204.63        360
8928885       ARCADIA                        CA         91006       SFD        7.000         6.500        $ 6,653.03        360
8928906       LAKE OSWEGO                    OR         97035       SFD        7.250         6.500        $ 2,694.60        360
8930250       DALLAS                         TX         75214       SFD        7.000         6.500        $ 2,571.66        360
8931078       EDINA                          MN         55424       SFD        7.375         6.500        $ 6,147.01        360
8931302       TORRANCE                       CA         90505       SFD        7.250         6.500        $ 3,342.66        360
8932180       KENNETT SQVARE                 PA         19348       SFD        7.375         6.500        $ 2,430.62        360
8932950       BRECKENRIDGE                   CO         80424       SFD        7.125         6.500        $ 2,472.55        360
8934466       GAITHERSBURG                   MD         20878       SFD        7.125         6.500        $ 2,910.46        360
8934863       DAYTON                         OH         45458       SFD        7.000         6.500        $ 2,308.60        360
8935053       FREDERICK                      MD         21701       SFD        7.250         6.500        $ 2,401.26        360
8935182       OCEANSIDE                      CA         92054       LCO        7.250         6.500        $ 2,343.96        360
8935764       EAGLE                          ID         83616       SFD        6.875         6.500        $ 2,555.45        360
8936357       LAGUNA NIGUEL                  CA         92677       SFD        7.000         6.500        $ 2,288.11        360
8936554       OXNARD                         CA         93035       SFD        7.125         6.500        $ 3,249.34        360
8937020       PALO ALTO                      CA         94306       SFD        7.125         6.500        $ 3,368.59        360
9147110       AURORA                         IL         60506       SFD        7.000         6.500        $ 2,054.46        360
9157983       FAIRFIELD                      CA         94533       SFD        6.875         6.500        $ 2,128.45        360
9159740       SAN FRANCISCO                  CA         94116       SFD        6.750         6.483        $ 3,891.59        360
9163296       PLEASANT HILL                  CA         94523       SFD        7.875         6.500        $ 2,211.47        360
9165070       VACAVILLE                      CA         95688       SFD        7.250         6.500        $ 2,217.08        360
9183809       NAPERVILLE                     IL         60564       SFD        7.125         6.500        $ 2,014.42        360
9203993       SAMMAMISH                      WA         98075       SFD        6.875         6.500        $ 2,286.12        360
9211632       MASSAPEQUA                     NY         11758       SFD        7.125         6.500        $ 2,088.53        360
9215252       NAPERVILLE                     IL         60565       SFD        7.375         6.500        $ 3,211.64        360
9218148       CHULA VISTA                    CA         91910       SFD        8.125         6.500        $ 2,895.74        360
9225067       RYEBROOK                       NY         10573       SFD        7.250         6.500        $ 3,397.24        360
9231081       DALY CITY                      CA         94015       SFD        7.125         6.500        $ 2,223.28        360
9241787       BIRMINGHAM                     AL         35223       SFD        7.000         6.500        $ 2,538.80        360
9253576       ROME                           GA         30161       SFD        6.875         6.500        $ 2,885.24        360
9259938       THE WOODLANDS                  TX         77380       SFD        7.750         6.500        $ 2,902.19        360
9260145       DAYTONA BEACH                  FL         32118       HCO        7.375         6.500        $ 2,514.06        360
9263397       THOUSAND OAKS                  CA         91362       SFD        7.125         6.500        $ 5,625.55        360
9267891       ARROYO GRANDE                  CA         93420       SFD        7.250         6.500        $ 2,614.10        360
9270342       TRACY                          CA         95377       SFD        7.000         6.500        $ 2,412.72        360
9272905       RICHMOND HILL                  NY         11418       SFD        7.750         6.500        $ 2,292.52        360
9287815       SAN LORENZO                    CA         94580       SFD        7.500         6.500        $ 1,963.40        360
9287901       SAN RAMON                      CA         94583       LCO        7.125         6.500        $ 2,220.58        360
9290363       CENTERPORT                     NY         11721       SFD        7.375         6.500        $ 2,362.11        360
9292206       MILPITAS                       CA         95035       SFD        7.375         6.500        $ 2,265.42        360
9296689       EASTANOLEE                     GA         30538       SFD        6.875         6.500        $ 2,010.21        360
9298779       ELMONT                         NY         11003       SFD        6.875         6.500        $ 1,839.40        360
9302613       PLANO                          TX         75093       SFD        7.250         6.500        $ 2,718.48        360
9306114       SAN JOSE                       CA         95123       SFD        7.000         6.500        $ 2,714.44        360
9312950       SAINT CHARLES                  IL         60175       SFD        6.875         6.500        $ 2,187.58        360
9318874       ORANGE PARK                    FL         32073       SFD        7.500         6.500        $ 2,657.02        360
9325559       SAN RAMON                      CA         94583       SFD        7.625         6.500        $ 2,831.18        360
9325593       OAKLAND                        CA         94611       SFD        7.375         6.500        $ 2,092.75        360
9325632       PACIFICA                       CA         94044       SFD        7.250         6.500        $ 3,731.51        360
9325670       DANVILLE                       CA         94506       SFD        7.125         6.500        $ 3,382.07        360
9325682       LIVERMORE                      CA         94550       SFD        7.000         6.500        $ 2,162.24        360
9325684       SEAL BEACH                     CA         90740       SFD        7.250         6.500        $ 2,783.28        360
9325732       DANVILLE                       CA         94506       SFD        7.375         6.500        $ 5,309.91        360
9325741       MORAGA                         CA         94556       SFD        7.000         6.500        $ 3,046.76        360
9325807       PLEASANT HILL                  CA         94523       SFD        7.250         6.500        $ 2,967.47        360
9325933       TRABUCO CANYON(AR              CA         92679       SFD        7.250         6.500        $ 2,592.27        360
9325946       PLEASANTON                     CA         94566       SFD        7.125         6.500        $ 3,301.22        360
9325963       LOS ANGELES                    CA         90025       LCO        7.250         6.500        $ 2,046.53        360
9326049       SARASOTA                       FL         34239       SFD        7.375         6.500        $ 4,489.39        360
9326192       SAFETY HARBOR                  FL         34695       SFD        7.000         6.500        $ 2,122.32        360
9326389       GRANITE BAY                    CA         95746       SFD        7.250         6.500        $ 6,016.80        360
9326408       COLFAX                         CA         95713       SFD        7.000         6.500        $ 3,196.78        360
9326418       SACRAMENTO                     CA         95864       SFD        7.375         6.500        $ 5,387.27        360
9326467       LAFAYETTE                      CA         94549       SFD        7.250         6.500        $ 3,274.45        360
9326490       DANVILLE                       CA         94506       SFD        7.375         6.500        $ 5,974.34        360
9326566       SANTA CLARA                    CA         95051       SFD        7.000         6.500        $ 2,135.63        360
9326576       TENINO                         WA         98589       SFD        7.000         6.500        $ 2,328.56        360
9326735       ROSEVILLE                      CA         95661       SFD        6.750         6.483        $ 3,048.42        360
9326765       AURORA                         CO         80016       SFD        7.375         6.500        $ 3,384.31        360
9326771       ELIZABETH                      CO         80107       SFD        7.250         6.500        $ 2,324.52        360
9326772       DANVILLE                       CA         94506       SFD        6.875         6.500        $ 3,310.93        360
9326788       WINDSOR                        CA         95492       SFD        7.125         6.500        $ 1,900.90        360
9326817       PLEASANTON                     CA         94566       SFD        7.125         6.500        $ 3,010.85        360
9326856       TAMPA                          FL         33609       SFD        6.750         6.483        $ 3,080.85        360
9326886       PENSACOLA BCH                  FL         32561       SFD        7.250         6.500        $ 2,919.71        360
9327430       MILL VALLEY                    CA         94941       SFD        7.000         6.500        $ 3,722.37        360
9327489       LIVERMORE                      CA         94550       SFD        7.125         6.500        $ 2,267.07        360
9327510       SARATOGA                       CA         95070       SFD        7.125         6.500        $ 5,564.92        360
9327516       LIVERMORE                      CA         94550       SFD        7.250         6.500        $ 2,008.33        360
9327663       ALAMO                          CA         94507       SFD        7.375         6.500        $ 2,845.59        360
9328062       HOUSTON                        TX         77024       SFD        6.875         6.500        $ 3,284.65        360
9328218       LOS GATOS                      CA         95032       SFD        7.125         6.500        $ 6,366.64        360
9328275       SAN DIEGO                      CA         92131       SFD        6.875         6.500        $ 2,135.02        360
9328333       GLENDALE                       CA         91208       SFD        7.625         6.500        $ 2,431.28        360
9328353       ELK GROVE                      CA         95758       SFD        6.875         6.500        $ 2,016.78        360
9328367       SAN JOSE                       CA         95132       SFD        7.375         6.500        $ 2,748.89        360
9328398       DANVILLE                       CA         94506       SFD        6.875         6.500        $ 5,124.05        360
9328443       MONTE RIO                      CA         95462       SFD        7.250         6.500        $ 2,728.71        360
9328466       FREMONT                        CA         94539       SFD        7.125         6.500        $ 2,721.83        360
9328471       SAN FRANCISCO                  CA         94110       SFD        6.875         6.500        $ 2,680.27        360
9328624       LOS ANGELES                    CA         91401       SFD        7.125         6.500        $ 2,405.18        360
9328900       ALBERTSON                      NY         11507       SFD        7.625         6.500        $ 2,588.41        360
9329008       TRUCKEE                        CA         96161       SFD        7.250         6.500        $ 3,308.56        360
9329031       CARLSBAD                       CA         92009       SFD        7.000         6.500        $ 2,175.54        360
9329068       PACIFICA                       CA         94044       SFD        7.000         6.500        $ 2,831.53        360
9329507       MOHEGAN LAKE                   NY         10570       SFD        7.125         6.500        $ 2,271.78        360
9329702       BEN LOMOND                     CA         95005       SFD        7.125         6.500        $ 2,328.38        360
9329721       GILROY                         CA         95020       SFD        7.375         6.500        $ 2,345.88        360
9329774       PALO ALTO                      CA         94306       LCO        7.000         6.500        $ 2,328.56        360
9329992       ENCINITAS                      CA         92024       SFD        7.500         6.500        $ 2,178.06        360
9329999       FLORENCE                       SC         29501       SFD        7.250         6.500        $ 5,396.02        360
9330079       SUNNYVALE                      CA         94087       SFD        7.125         6.500        $ 2,384.97        360
9330116       BEN LOMOND                     CA         95005       SFD        6.875         6.500        $ 2,463.49        360
9330124       CUPERTINO                      CA         95014       SFD        7.125         6.500        $ 2,863.31        360
9330183       SAN JOSE                       CA         95123       SFD        7.125         6.500        $ 2,721.83        360
9330261       CUPERTINO                      CA         95014       SFD        6.875         6.500        $ 2,690.13        360
9330588       PALATINE                       IL         60067       SFD        7.250         6.500        $ 2,905.73        360
9330890       WALNUT CREEK                   CA         94596       SFD        7.000         6.500        $ 2,328.56        360
9330967       BURLINGAME                     CA         94010       SFD        7.000         6.500        $ 3,659.17        360
9331003       SUNNYVALE                      CA         94087       SFD        7.000         6.500        $ 2,441.66        360
9331120       SAN JOSE                       CA         95123       SFD        7.375         6.500        $ 2,434.63        360
9331177       GLENCOE                        IL         60022       SFD        7.125         6.500        $ 2,430.78        360
9331220       LOS ANGELES                    CA         91344       SFD        7.125         6.500        $ 2,047.43        360
9331222       LIBERTYVILLE                   IL         60048       SFD        7.000         6.500        $ 2,295.30        360
9331259       SAN JOSE                       CA         95120       SFD        7.125         6.500        $ 3,213.64        360
9331271       SEATTLE                        WA         98118       SFD        6.875         6.500        $ 1,924.81        360
9331278       LAFAYETTE                      CA         94549       SFD        6.750         6.483        $ 2,013.25        360
9331286       HERCULES                       CA         94547       SFD        6.875         6.500        $ 2,615.24        360
9331379       LIVERMORE                      CA         94550       SFD        7.000         6.500        $ 2,491.56        360
9331476       LOGAN                          UT         84321       SFD        6.875         6.500        $ 2,403.05        360
9331517       CHICAGO                        IL         60614       LCO        7.000         6.500        $ 3,393.05        360
9331545       LAS CRUCES                     NM         88011       SFD        7.375         6.500        $ 2,299.95        360
9331911       NAPERVILLE                     IL         60564       SFD        7.000         6.500        $ 2,128.97        360
9332042       TRACY                          CA         95376       SFD        7.000         6.500        $ 2,528.15        360
9332066       SAN MATEO                      CA         94403       SFD        7.000         6.500        $ 2,262.03        360
9332143       FAIR OAKS                      CA         95628       SFD        7.625         6.500        $ 2,555.14        360
9332250       LIVERMORE                      CA         94550       SFD        7.000         6.500        $ 2,228.77        360
9332499       MILPITAS                       CA         95035       LCO        7.250         6.500        $ 2,335.78        360
9332546       BURLINGAME                     CA         94010       SFD        6.875         6.500        $ 3,915.30        360
9332551       SAN JOSE                       CA         95136       SFD        7.250         6.500        $ 2,564.99        360
9332579       #303N                          CA         90212       HCO        7.125         6.500        $ 2,661.19        360
9332590       SCOTTSDALE                     AZ         85255       SFD        7.250         6.500        $ 5,184.54        360
9332597       WEST CHICAGO                   IL         60185       SFD        7.500         6.500        $ 2,188.55        360
9332672       HUNTINGTON BEACH               CA         92649       SFD        7.000         6.500        $ 2,604.66        360
9332722       SAN JOSE                       CA         95123       SFD        7.375         6.500        $ 2,210.16        360
9332817       ATLANTA                        GA         30324       SFD        6.875         6.500        $ 2,537.39        360
9332895       SAN JOSE                       CA         95124       SFD        7.250         6.500        $ 2,742.35        360
9332942       SARATOGA                       CA         95070       SFD        7.000         6.500        $ 3,426.31        360
9333189       CHICAGO                        IL         60614       SFD        7.000         6.500        $ 3,838.80        360
9333200       BARRINGTON                     IL         60010       SFD        7.000         6.500        $ 3,679.13        360
9333473       ENGLEWOOD                      FL         34223       SFD        7.250         6.500        $ 2,626.38        360
9333827       DENVER                         CO         80218       SFD        7.375         6.500        $ 4,026.64        360
9333831       SAN FRANCISCO                  CA         94124       SFD        7.000         6.500        $ 1,946.68        360
9333879       CHULA VISTA                    CA         91913       SFD        7.000         6.500        $ 2,419.71        360
9333958       EAST PALO ALTO                 CA         94303       SFD        7.000         6.500        $ 2,707.12        360
9334026       SAN JOSE                       CA         95135       SFD        7.000         6.500        $ 3,459.58        360
9334035       SALINAS                        CA         93906       SFD        6.875         6.500        $ 1,849.26        360
9334135       BURLINGAME                     CA         94010       SFD        7.000         6.500        $ 5,987.73        360
9334138       WATSONVILLE                    CA         95076       LCO        7.375         6.500        $ 2,141.10        360
9334369       ARLINGTON HEIGHTS              IL         60004       SFD        7.125         6.500        $ 2,715.09        360
9334597       GILROY                         CA         95020       SFD        7.125         6.500        $ 2,617.40        360
9334646       LOS ALTOS                      CA         94024       SFD        7.000         6.500        $ 3,559.37        360
9334917       LINCOLN                        CA         95648       SFD        6.875         6.500        $ 4,270.04        360
9335358       ARGYLE                         TX         76226       SFD        7.375         6.500        $ 2,003.65        360
9335717       EL DORADO HILLS                CA         95762       SFD        6.875         6.500        $ 2,003.64        360
9335760       YORBA LINDA                    CA         92886       SFD        7.250         6.500        $ 2,728.71        360
9335762       MEADOW VISTA                   CA         95722       SFD        7.000         6.500        $ 2,162.24        360
9335813       SAN DIEGO                      CA         92107       SFD        7.500         6.500        $ 3,031.10        360
9335861       CARLSBAD                       CA         92008       SFD        6.875         6.500        $ 2,279.88        360
9336251       KILDEER                        IL         60047       SFD        6.875         6.500        $ 2,299.25        360
9336433       RENO                           NV         89511       SFD        6.875         6.500        $ 6,569.29        360
9336550       LAS VEGAS                      NV         89128       SFD        6.875         6.500        $ 2,154.73        360
9336621       MANHATTAN BEACH                CA         90266       SFD        6.875         6.500        $ 3,645.96        360
9336653       CALABASAS                      CA         91302       LCO        6.875         6.500        $ 2,299.25        360
9336700       SAN CLEMENTE                   CA         92673       SFD        7.000         6.500        $ 2,262.03        360
9336705       NAPA                           CA         94558       SFD        7.000         6.500        $ 2,295.30        360
9336709       SAN ANSELMO                    CA         94960       SFD        7.000         6.500        $ 4,657.12        360
9336788       SAN FRANCISCO                  CA         94109       MF2        8.000         6.500        $ 7,154.21        360
9336795       CHICAGO                        IL         60605       LCO        7.000         6.500        $ 2,095.71        360
9336824       EL DORADO HILLS                CA         95762       SFD        7.250         6.500        $ 2,114.75        360
9336883       PETALUMA                       CA         94952       SFD        6.500         6.233        $ 2,776.05        360
9336906       WALNUT CREEK                   CA         94595       SFD        7.000         6.500        $ 3,113.62        360
9336996       PLYMOUTH                       MN         55442       SFD        7.125         6.500        $ 2,775.72        360
9337310       BETHESDA                       MD         20816       SFD        6.875         6.500        $ 4,260.19        360
9337471       RIVER VALE                     NJ         07430       SFD        6.875         6.500        $ 3,069.18        360
9337485       ELK GROVE VILLAGE              IL         60007       SFD        6.875         6.500        $ 2,502.90        360
9337490       YORKVILLE                      IL         60650       SFD        7.625         6.500        $ 2,548.06        360
9337503       BIG CANOE                      GA         30143       SFD        6.875         6.500        $ 2,299.25        360
9337549       ELLICOTT CITY                  MD         21043       SFD        6.750         6.483        $ 2,225.99        360
9337652       BATAVIA                        IL         60510       SFD        7.000         6.500        $ 2,162.24        360
9337780       DUBLIN                         CA         94568       SFD        7.000         6.500        $ 3,818.84        360
9337787       SAN FRANCISCO                  CA         94112       SFD        6.500         6.233        $ 1,851.96        360
9337839       LOS ALTOS                      CA         94024       SFD        7.000         6.500        $ 4,091.61        360
9338050       SEBASTOPOL                     CA         95472       SFD        6.875         6.500        $ 5,058.36        360
9338083       SAN RAFAEL                     CA         94903       SFD        6.875         6.500        $ 2,364.95        360
9338092       THOUSAND OAKS                  CA         91362       SFD        7.375         6.500        $ 2,106.56        360
9338176       REDLANDS                       CA         92373       SFD        7.000         6.500        $ 3,043.76        360
9338409       GRANITE BAY                    CA         95746       SFD        7.250         6.500        $ 2,585.45        360
9338509       INCLINE VILLAGE                NV         89451       SFD        6.750         6.483        $ 4,151.03        360
9338827       BETHESDA                       MD         20816       SFD        6.875         6.500        $ 3,462.02        360
9338855       LAKE FOREST                    IL         60045       SFD        6.875         6.500        $ 2,562.03        360
9339143       MONUMENT PL                    CO         80132       SFD        6.875         6.500        $ 3,816.76        360
9339298       WINDSOR                        CA         95492       SFD        7.125         6.500        $ 2,748.78        360
9339340       CARLSBAD                       CA         92009       SFD        6.875         6.500        $ 2,732.17        360
9339419       SAN ANTONIO                    TX         78231       SFD        7.125         6.500        $ 2,425.39        360
9339455       APTOS                          CA         95003       SFD        7.250         6.500        $ 4,434.15        360
9339486       FREMONT                        CA         94536       SFD        7.000         6.500        $ 1,989.26        360
9339800       TRUCKEE                        CA         96161       SFD        6.750         6.483        $ 3,761.87        360
9340045       GOLD RIVER                     CA         95670       SFD        6.875         6.500        $ 1,970.79        360
9340170       ASHBURN                        VA         20147       SFD        7.000         6.500        $ 2,408.73        360
9341051       EL CAJON                       CA         92021       SFD        7.000         6.500        $ 2,395.09        360
9341406       PLEASANTON                     CA         94588       SFD        7.000         6.500        $ 2,095.71        360
9341919       BIRMINGHAM                     AL         35213       SFD        7.000         6.500        $ 3,160.19        360
9342117       TORRANCE                       CA         90503       SFD        6.875         6.500        $ 2,277.90        360
9342207       TIGARD                         OR         97224       SFD        7.000         6.500        $ 1,969.30        360
9342286       OAKLAND                        CA         94618       SFD        7.125         6.500        $ 2,592.47        360
9342589       SAINT CHARLES                  IL         60175       SFD        7.000         6.500        $ 2,421.71        360
9343065       GROVER BEACH                   CA         93433       SFD        7.000         6.500        $ 1,985.93        360
9343137       CARLSBAD                       CA         92009       LCO        6.875         6.500        $ 2,772.57        360
9343618       LOS ANGELES                    CA         90026       SFD        7.125         6.500        $ 2,216.54        360
9350752       SAN RAMON                      CA         94583       SFD        7.375         6.500        $ 2,463.99        360
9351784       NAHANT                         MA         01908       SFD        6.750         6.483        $ 2,691.69        360



TABLE (CONTINUED)

(i)              (viii)            (ix)            (x)        (xi)       (xii)      (xiii)      (xv)        (xvi)
-----          ----------    -----------------    ------    ---------  ----------  --------    --------     ------
                                  CUT-OFF
MORTGAGE        SCHEDULED          DATE                      MORTGAGE               MASTER       FIXED
LOAN            MATURITY         PRINCIPAL                  INSURANCE   SERVICE    SERVICE     RETAINED
NUMBER            DATE            BALANCE          LTV       SUBSIDY      CODE       FEE         FEE         YIELD
--------       -----------   -----------------    ------    ---------  ----------  --------    --------      ------
0100497         1-Oct-31     $      614,508.19     69.89                             0.250      0.017        0.358
1011112         1-Sep-31     $      571,082.44     80.00                             0.250      0.017        0.358
1011158         1-Sep-31     $      998,355.82     45.98                             0.250      0.017        0.233
1011354         1-Oct-31     $      400,702.40     79.41                             0.250      0.017        0.733
2031206         1-Oct-31     $      799,375.92     41.03                             0.250      0.017        0.483
2042189         1-Oct-31     $      359,682.38     62.07                             0.250      0.017        0.000
2067983         1-Oct-31     $      399,717.68     72.73                             0.250      0.017        0.983
2146715         1-Oct-31     $      384,584.42     78.73                             0.250      0.017        0.233
2318215         1-Oct-31     $      799,360.25     80.00                             0.250      0.017        0.358
2588455         1-Oct-31     $      529,554.73     41.57                             0.250      0.017        0.108
2721481         1-Sep-31     $      366,396.59     63.83                             0.250      0.017        0.233
2925311         1-Sep-31     $      487,197.64     80.00                             0.250      0.017        0.233
2974428         1-Oct-31     $      489,617.76     69.31                             0.250      0.017        0.483
3850022         1-Oct-31     $      420,163.73     67.82                             0.250      0.017        0.358
4130413         1-Oct-31     $      370,688.31     53.00                             0.250      0.017        0.108
4213912         1-Sep-31     $      629,084.25     69.61                             0.250      0.017        0.858
4217537         1-Sep-31     $      329,443.93     19.13                             0.250      0.017        0.108
4218229         1-Sep-31     $      723,837.02     60.42                             0.250      0.017        0.358
4221622         1-Oct-31     $      289,784.77     72.50                             0.250      0.017        0.733
4222864         1-Oct-31     $      459,622.93     76.67                             0.250      0.017        0.233
4223495         1-Oct-31     $      334,775.21     63.81                             0.250      0.017        1.233
4223769         1-Sep-31     $      370,140.43     66.21                             0.250      0.017        0.233
4224076         1-Oct-31     $      395,175.80     89.99                    13       0.250      0.017        0.233
4224811         1-Sep-31     $      413,383.58     46.52                             0.250      0.017        0.733
4225601         1-Sep-31     $      371,845.51     68.96                             0.250      0.017        0.733
4225612         1-Sep-31     $      399,249.24     55.17                             0.250      0.017        0.858
4226028         1-Sep-31     $      322,506.93     95.00                    12       0.250      0.017        0.608
4226128         1-Oct-31     $      399,703.14     66.67                             0.250      0.017        0.733
4226698         1-Sep-31     $      450,111.83     79.09                             0.250      0.017        0.608
4226780         1-Sep-31     $      289,557.31     35.80                             0.250      0.017        0.608
4226847         1-Sep-31     $      429,193.16     51.80                             0.250      0.017        0.233
4226868         1-Oct-31     $      399,680.12     50.00                             0.250      0.017        0.358
4227680         1-Sep-31     $      333,502.69     63.62                             0.250      0.017        0.733
4228210         1-Oct-31     $      397,219.45     75.00                             0.250      0.017        0.983
4228214         1-Oct-31     $      449,648.95     54.88                             0.250      0.017        0.483
4228237         1-Oct-31     $      330,728.67     59.43                             0.250      0.017        0.233
4228908         1-Sep-31     $      314,519.14     75.90                             0.250      0.017        0.608
4229496         1-Oct-31     $      649,467.20     63.41                             0.250      0.017        0.233
4229687         1-Oct-31     $      769,353.10     61.60                             0.250      0.017        0.108
4230335         1-Oct-31     $      569,509.24     57.29                             0.250      0.017        0.000
4230372         1-Sep-31     $      648,931.29     58.04                             0.250      0.017        0.233
4230375         1-Oct-31     $      346,729.05     58.00                             0.250      0.017        0.608
4230406         1-Oct-31     $      514,367.51     46.80                             0.250      0.017        0.108
4230809         1-Oct-31     $      379,672.82     54.29                             0.250      0.017        0.000
4232051         1-Oct-31     $      398,696.39     43.85                             0.250      0.017        0.608
4232326         1-Sep-31     $      563,987.65     75.57                             0.250      0.017        0.608
4232706         1-Oct-31     $      477,598.42     67.90                             0.250      0.017        0.108
4232837         1-Oct-31     $      428,673.56     50.47                             0.250      0.017        0.608
4232936         1-Oct-31     $      343,738.24     72.42                             0.250      0.017        0.608
4233092         1-Oct-31     $      649,505.40     68.42                             0.250      0.017        0.608
4233103         1-Oct-31     $      319,756.51     49.23                             0.250      0.017        0.608
4233181         1-Oct-31     $      348,028.29     69.66                             0.250      0.017        0.483
4233626         1-Oct-31     $      364,215.65     70.10                             0.250      0.017        0.483
4233685         1-Oct-31     $      319,731.15     80.00                             0.250      0.017        0.108
4233734         1-Oct-31     $      649,480.21     72.22                             0.250      0.017        0.358
4233764         1-Sep-31     $      647,454.44     61.90                             0.250      0.017        0.608
4233783         1-Oct-31     $      537,590.62     76.86                             0.250      0.017        0.608
4233809         1-Oct-31     $      422,678.13     42.30                             0.250      0.017        0.608
4233816         1-Oct-31     $      559,540.97     48.70                             0.250      0.017        0.233
4233992         1-Oct-31     $      349,726.96     70.00                             0.250      0.017        0.483
4234111         1-Oct-31     $      449,657.58     60.00                             0.250      0.017        0.608
4234785         1-Sep-31     $      293,562.26     79.46                             0.250      0.017        0.733
4234841         1-Oct-31     $      399,672.12     48.48                             0.250      0.017        0.233
4234869         1-Oct-31     $      439,621.16     55.00                             0.250      0.017        0.000
4234899         1-Oct-31     $      572,553.01     69.96                             0.250      0.017        0.483
4234907         1-Oct-31     $      320,736.87     78.29                             0.250      0.017        0.233
4234937         1-Oct-31     $      496,062.72     56.10                             0.250      0.017        0.483
4234960         1-Oct-31     $      436,667.48     68.28                             0.250      0.017        0.608
4235383         1-Sep-31     $      353,906.97     38.32                             0.250      0.017        0.608
4235558         1-Oct-31     $      482,623.21     45.57                             0.250      0.017        0.483
4235588         1-Oct-31     $      449,682.39     75.00                             0.250      0.017        0.983
4235732         1-Oct-31     $      917,565.65     69.83                             0.250      0.017        0.358
4235733         1-Oct-31     $      332,740.23     55.50                             0.250      0.017        0.483
4235734         1-Oct-31     $      320,755.74     75.00                             0.250      0.017        0.608
4235759         1-Sep-31     $      439,240.19     64.23                             0.250      0.017        0.000
4235770         1-Oct-31     $      346,390.69     95.00                    01       0.250      0.017        0.608
4235890         1-Oct-31     $      666,492.46     51.31                             0.250      0.017        0.608
4236541         1-Oct-31     $      444,652.85     49.72                             0.250      0.017        0.483
4236861         1-Oct-31     $      366,913.54     80.00                             0.250      0.017        0.483
4236866         1-Oct-31     $      432,670.52     48.11                             0.250      0.017        0.608
4236867         1-Oct-31     $      439,639.33     29.33                             0.250      0.017        0.233
4236910         1-Oct-31     $      412,685.74     66.61                             0.250      0.017        0.608
4236911         1-Oct-31     $      499,590.15     61.35                             0.250      0.017        0.233
4236977         1-Oct-31     $      364,748.80     74.95                             0.250      0.017        1.108
4237201         1-Oct-31     $      335,484.89     68.43                             0.250      0.017        0.108
4237600         1-Sep-31     $      559,123.65     78.87                             0.250      0.017        0.483
4237808         1-Oct-31     $      319,733.33     69.57                             0.250      0.017        0.483
4237850         1-Aug-31     $      329,223.01     66.00                             0.250      0.017        0.483
4237911         1-Oct-31     $      649,453.92     78.93                             0.250      0.017        0.108
4238099         1-Oct-31     $      627,022.52     49.80                             0.250      0.017        0.608
4239025         1-Oct-31     $      416,682.69     40.02                             0.250      0.017        0.608
4239211         1-Oct-31     $      573,063.61     74.97                             0.250      0.017        0.608
4239247         1-Oct-31     $      619,439.50     62.00                             0.250      0.017        0.000
4239425         1-Nov-31     $      290,560.00     80.00                             0.250      0.017        0.483
4239473         1-Sep-31     $      648,931.29     78.79                             0.250      0.017        0.233
4239477         1-Oct-31     $      306,671.47     80.00                             0.250      0.017        0.608
4239772         1-Sep-31     $      898,659.97     27.27                             0.250      0.017        0.733
4240331         1-Oct-31     $      625,135.71     80.00                             0.250      0.017        0.733
4242471         1-Oct-31     $      343,718.02     80.00                             0.250      0.017        0.233
4242854         1-Nov-31     $      306,750.00     75.00                             0.250      0.017        0.858
4242899         1-Oct-31     $      623,301.15     70.97                             0.250      0.017        0.358
4243029         1-Aug-31     $      385,996.16     41.15                             0.250      0.017        1.108
4243829         1-Nov-31     $      585,000.00     58.50                             0.250      0.017        0.108
4245120         1-Oct-31     $      749,414.92     53.76                             0.250      0.017        0.483
4245564         1-Oct-31     $      289,768.09     68.24                             0.250      0.017        0.358
4246291         1-Sep-31     $      556,128.33     46.42                             0.250      0.017        0.483
4246455         1-Nov-31     $      486,000.00     90.00                    33       0.250      0.017        0.000
4247252         1-Nov-31     $      551,000.00     66.79                             0.250      0.017        0.358
4248016         1-Oct-31     $      416,840.42     78.88                             0.250      0.017        0.733
4248270         1-Nov-31     $      305,000.00     62.89                             0.250      0.017        0.233
4248519         1-Nov-31     $      479,200.00     80.00                             0.250      0.017        0.108
4248566         1-Jul-31     $      299,078.44     75.00                             0.250      0.017        0.608
4248745         1-Nov-31     $      316,000.00     80.00                             0.250      0.017        0.233
4248833         1-Nov-31     $      650,000.00     65.00                             0.250      0.017        0.608
4249356         1-Jul-31     $      299,101.02     80.00                             0.250      0.017        0.733
4249394         1-Jul-31     $      163,518.63     64.27                             0.250      0.017        1.983
4249732         1-Oct-31     $      300,280.57     42.93                             0.250      0.017        0.483
4250570         1-Nov-31     $      453,900.00     51.00                             0.250      0.017        0.233
4251067         1-Aug-31     $      399,189.44     58.91                             0.250      0.017        1.233
4251079         1-Jun-31     $      597,689.01     70.01                             0.250      0.017        0.608
4251128         1-Jul-31     $      317,995.54     79.95                             0.250      0.017        0.483
4252236         1-Jun-31     $      383,588.89     79.38                             0.250      0.017        0.858
4252328         1-Sep-31     $      344,499.01     53.99                             0.250      0.017        0.858
4252910         1-Sep-31     $      509,910.22     56.75                             0.250      0.017        0.233
4254440         1-Oct-31     $      399,717.68     80.00                             0.250      0.017        0.983
4254554         1-Nov-31     $      390,000.00     65.00                             0.250      0.017        0.108
4254571         1-Jun-31     $      309,233.71     76.64                             0.250      0.017        0.733
4255547         1-Aug-31     $      383,139.68     63.47                             0.250      0.017        0.733
4255671         1-Aug-31     $      423,974.32     58.62                             0.250      0.017        0.358
4255823         1-Aug-31     $      311,283.38     80.00                             0.250      0.017        0.608
4255845         1-Aug-31     $      323,461.85     55.08                             0.250      0.017        0.483
4255919         1-Oct-31     $      347,252.12     62.06                             0.250      0.017        0.233
4256941         1-Nov-31     $      629,000.00     76.71                             0.250      0.017        0.108
4257147         1-Aug-31     $      997,759.61     50.00                             0.250      0.017        0.733
4257166         1-Oct-31     $      332,727.04     53.28                             0.250      0.017        0.233
4257662         1-Oct-31     $      369,938.94     50.03                             0.250      0.017        0.108
4257842         1-Oct-31     $      404,691.83     90.00                    13       0.250      0.017        0.608
4258946         1-Oct-31     $      982,252.01     68.98                             0.250      0.017        0.608
4259328         1-Oct-31     $      510,639.34     75.15                             0.250      0.017        0.983
4260039         1-Jul-31     $      418,709.81     36.84                             0.250      0.017        0.608
4260052         1-Jul-31     $      530,324.85     68.03                             0.250      0.017        0.483
4260094         1-Jul-31     $      329,082.59     68.75                             0.250      0.017        1.108
4260280         1-Jul-31     $      398,801.38     80.00                             0.250      0.017        0.733
4260304         1-Aug-31     $      299,327.86     52.63                             0.250      0.017        0.733
4260862         1-Sep-31     $      419,090.56     70.00                             0.250      0.017        1.233
4261048         1-Jun-31     $      321,257.83     47.92                             0.250      0.017        0.608
4261075         1-Jul-31     $      522,602.41     70.00                             0.250      0.017        0.858
4261147         1-Nov-21     $      308,800.00     80.00                             0.250      0.017        0.483
4261156         1-Jul-31     $      348,778.88     47.30                             0.250      0.017        0.483
4261236         1-Jul-31     $      317,497.08     70.00                             0.250      0.017        0.483
4261391         1-Oct-31     $      419,688.29     80.00                             0.250      0.017        0.733
4262335         1-Jul-31     $      294,115.99     79.73                             0.250      0.017        0.733
4262392         1-Nov-31     $      400,000.00     70.18                             0.250      0.017        0.108
4262780         1-Nov-31     $      650,000.00     68.42                             0.250      0.017        0.233
4263063         1-Nov-31     $      401,600.00     80.00                             0.250      0.017        0.733
4263490         1-Aug-31     $      311,301.01     75.18                             0.250      0.017        0.733
4264254         1-Jul-31     $      378,692.74     91.27                    11       0.250      0.017        0.983
4264885         1-Oct-31     $      119,817.48     44.42                             0.250      0.017        1.108
4265420         1-Oct-31     $      446,733.43     80.00                             0.250      0.017        0.233
4265743         1-Sep-31     $      183,476.41     75.00                             0.250      0.017        0.733
4265800         1-Oct-31     $      549,581.50     50.00                             0.250      0.017        0.608
4266130         1-Oct-31     $      386,698.10     77.09                             0.250      0.017        0.483
4266241         1-Aug-31     $      515,164.01     80.00                             0.250      0.017        0.608
4266461         1-Aug-31     $      411,625.74     80.00                             0.250      0.017        0.733
4266520         1-Oct-31     $      706,434.62     70.00                             0.250      0.017        0.358
4266623         1-Oct-31     $      899,315.17     75.00                             0.250      0.017        0.608
4267155         1-Sep-31     $      391,186.87     80.00                             0.250      0.017        0.483
4267226         1-Oct-31     $      449,648.96     26.55                             0.250      0.017        0.483
4267435         1-Nov-31     $      356,000.00     79.82                             0.250      0.017        0.233
4267651         1-Oct-31     $      132,893.64     35.95                             0.250      0.017        0.358
4268305         1-Nov-31     $      400,000.00     66.12                             0.250      0.017        0.358
4268360         1-Nov-31     $      650,000.00     74.29                             0.250      0.017        0.108
4268517         1-Oct-31     $      309,764.11     68.83                             0.250      0.017        0.608
4269127         1-Nov-31     $      478,800.00     68.11                             0.250      0.017        0.000
4269469         1-Nov-31     $      152,000.00     60.80                             0.250      0.017        0.108
4269502         1-Oct-31     $      999,219.91     45.45                             0.250      0.017        0.483
4269640         1-Nov-31     $      475,200.00     80.00                             0.250      0.017        0.000
4269831         1-Oct-31     $      374,892.45     80.00                             0.250      0.017        0.233
4270452         1-Oct-31     $      489,598.34     51.58                             0.250      0.017        0.233
4271364         1-Aug-31     $      369,128.86     67.27                             0.250      0.017        0.483
4271955         1-Oct-31     $      343,522.27     63.70                             0.250      0.017        0.608
4272329         1-Nov-31     $      500,000.00     80.00                             0.250      0.017        0.358
4272588         1-Oct-31     $      283,839.19     95.00                    06       0.250      0.017        0.733
4272925         1-Sep-31     $      358,265.76     79.73                             0.250      0.017        0.733
4272943         1-Nov-31     $      380,000.00     50.67                             0.250      0.017        0.108
4273122         1-Sep-31     $      311,212.23     73.91                             0.250      0.017        0.483
4273233         1-Aug-31     $      352,787.84     80.00                             0.250      0.017        0.608
4273367         1-Nov-31     $      372,000.00     80.00                             0.250      0.017        0.483
4274068         1-Nov-31     $      517,999.00     70.00                             0.250      0.017        0.233
4274158         1-May-31     $      368,682.75     89.99                    01       0.250      0.017        0.608
4274217         1-Aug-31     $      448,913.99     42.86                             0.250      0.017        0.358
4274442         1-Oct-31     $      574,540.17     72.78                             0.250      0.017        0.358
4274467         1-Sep-31     $      399,342.33     52.95                             0.250      0.017        0.233
4274724         1-Oct-31     $      449,657.58     74.01                             0.250      0.017        0.608
4275267         1-Aug-31     $      301,156.81     48.68                             0.250      0.017        0.983
4275304         1-Nov-31     $      400,000.00     69.57      GD 3YR                 0.250      0.017        0.483
4276087         1-Oct-31     $      638,349.14     69.99                             0.250      0.017        0.983
4276406         1-Oct-31     $      299,747.96     60.00                             0.250      0.017        0.108
4276541         1-Aug-31     $      409,034.68     78.10                             0.250      0.017        0.483
4276677         1-Aug-31     $      356,479.36     90.00                    01       0.250      0.017        0.608
4276881         1-Nov-31     $      304,000.00     80.00                             0.250      0.017        0.483
4277634         1-Sep-31     $      349,465.71     63.64                             0.250      0.017        0.608
4277727         1-Nov-31     $      360,000.00     80.00                             0.250      0.017        0.000
4277754         1-Sep-31     $      361,704.32     72.46                             0.250      0.017        0.233
4278474         1-Nov-31     $      350,000.00     27.76                             0.250      0.017        0.000
4278882         1-Sep-31     $      307,552.74     80.00                             0.250      0.017        0.858
4279004         1-Aug-31     $      354,164.16     70.30                             0.250      0.017        0.483
4279106         1-Oct-31     $      535,382.03     67.82                             0.250      0.017        0.483
4279367         1-Aug-31     $      149,688.27     74.97                             0.250      0.017        1.108
4279515         1-Nov-31     $      408,000.00     80.00                             0.250      0.017        0.108
4279739         1-Sep-31     $      224,647.89     41.67                             0.250      0.017        0.483
4279960         1-Sep-31     $      599,106.64     70.59                             0.250      0.017        0.733
4280166         1-Sep-31     $      699,033.36     71.79                             0.250      0.017        1.108
4280563         1-Oct-31     $      339,741.28     37.78                             0.250      0.017        0.608
4281138         1-Oct-31     $      399,672.12     76.92                             0.250      0.017        0.233
4281247         1-Aug-31     $      478,924.62     75.00                             0.250      0.017        0.733
4281372         1-Sep-31     $      378,635.38     80.00                             0.250      0.017        0.733
4281373         1-Oct-31     $      457,765.10     79.99                             0.250      0.017        0.108
4281577         1-Sep-31     $      367,923.33     61.42                             0.250      0.017        0.483
4281975         1-Nov-31     $      360,000.00     80.00                             0.250      0.017        0.358
4282070         1-Nov-31     $      800,000.00     55.17                             0.250      0.017        0.233
4282159         1-Nov-31     $      350,000.00     70.00                             0.250      0.017        0.108
4282308         1-Sep-31     $      409,389.54     61.65                             0.250      0.017        0.733
4282391         1-Oct-31     $      499,558.86     57.14                             0.250      0.017        0.000
4282413         1-Sep-31     $      576,383.82     78.81                             0.250      0.017        0.233
4282731         1-Nov-31     $      650,000.00     69.52                             0.250      0.017        0.233
4283027         1-Oct-31     $      197,863.74     60.00                             0.250      0.017        1.108
4283199         1-Sep-31     $      407,345.52     44.69                             0.250      0.017        0.358
4283344         1-Sep-31     $      573,451.20     63.82                             0.250      0.017        0.483
4283530         1-Sep-31     $      323,492.95     75.35                             0.250      0.017        0.483
4283576         1-Aug-31     $      570,718.50     52.00                             0.250      0.017        0.733
4283665         1-Sep-31     $      549,139.30     71.01                             0.250      0.017        0.483
4283674         1-Aug-31     $      350,731.90     95.00                    13       0.250      0.017        0.858
4283897         1-Sep-31     $      649,056.11     80.00                             0.250      0.017        0.858
4284057         1-May-31     $      647,060.06     59.09                             0.250      0.017        0.733
4284082         1-Nov-31     $      420,000.00     70.00                             0.250      0.017        0.358
4284141         1-Oct-31     $      646,994.88     70.00                             0.250      0.017        0.483
4285065         1-Sep-31     $      372,818.66     80.00                             0.250      0.017        0.483
4285116         1-Nov-31     $      440,000.00     58.67                             0.250      0.017        0.608
4285198         1-Oct-31     $      369,745.37     94.87                    33       0.250      0.017        1.108
4285579         1-Sep-31     $      435,866.15     64.88                             0.250      0.017        0.858
4285782         1-Oct-31     $      465,636.47     70.39                             0.250      0.017        0.483
4285786         1-Sep-31     $      360,418.95     80.00                             0.250      0.017        0.608
4285924         1-Sep-31     $      393,801.95     89.66                    33       0.250      0.017        0.000
4285974         1-Oct-31     $      399,687.96     60.61                             0.250      0.017        0.483
4286245         1-Sep-31     $      373,443.13     68.62                             0.250      0.017        0.733
4286362         1-Nov-31     $      450,000.00     75.00                             0.250      0.017        0.983
4286727         1-Nov-31     $    1,000,000.00     68.97      GD 2YR                 0.250      0.017        0.233
4286844         1-Oct-31     $      374,692.61     75.00                             0.250      0.017        0.233
4286869         1-Nov-31     $      313,500.00     95.00                    11       0.250      0.017        0.608
4286893         1-Sep-31     $      549,117.71     39.29                             0.250      0.017        0.358
4286895         1-Nov-31     $      350,000.00     49.65                             0.250      0.017        0.108
4287045         1-Sep-31     $      429,292.99     48.07                             0.250      0.017        0.233
4287211         1-Oct-31     $      485,048.67     60.00                             0.250      0.017        0.858
4287243         1-Oct-31     $      453,945.60     50.20                             0.250      0.017        0.483
4287754         1-Oct-31     $      311,944.10     80.00                             0.250      0.017        0.233
4287982         1-Sep-31     $      599,084.07     50.00                             0.250      0.017        0.608
4288127         1-Nov-31     $      400,000.00     75.47                             0.250      0.017        0.358
4288143         1-Nov-31     $      510,400.00     80.00                             0.250      0.017        0.233
4288438         1-Oct-31     $      381,686.87     63.67                             0.250      0.017        0.233
4288576         1-Nov-31     $      297,200.00     54.04                             0.250      0.017        0.358
4288653         1-Nov-31     $      600,000.00     40.00                             0.250      0.017        0.358
4288658         1-Nov-31     $      365,000.00     56.15                             0.250      0.017        0.358
4288931         1-Sep-31     $      380,618.08     76.24                             0.250      0.017        0.608
4289340         1-Nov-31     $      393,750.00     64.55                             0.250      0.017        0.233
4289488         1-Oct-21     $      335,156.51     79.01                             0.250      0.017        0.108
4289489         1-Oct-31     $      363,216.44     84.98                    12       0.250      0.017        0.483
4289509         1-Oct-21     $      471,107.59     72.17                             0.250      0.017        0.358
4289557         1-Oct-31     $      483,612.95     67.88                             0.250      0.017        0.358
4289560         1-Sep-31     $      381,828.71     95.00                    33       0.250      0.017        0.733
4289683         1-Sep-31     $      649,007.76     57.02                             0.250      0.017        0.608
4289703         1-Oct-31     $      374,692.61     63.34                             0.250      0.017        0.233
4289811         1-Sep-31     $      305,144.98     94.99                    33       0.250      0.017        0.733
4289944         1-Sep-31     $      442,340.41     58.06                             0.250      0.017        0.733
4290195         1-Nov-31     $      329,295.00     76.58                             0.250      0.017        0.483
4290237         1-Sep-31     $      364,107.06     79.99                             0.250      0.017        0.733
4290238         1-Oct-31     $      422,344.88     79.99                             0.250      0.017        0.108
4290315         1-Oct-31     $      291,760.64     80.00                             0.250      0.017        0.233
4290395         1-Oct-31     $      346,382.74     80.00                             0.250      0.017        0.733
4291193         1-Oct-31     $      999,159.88     43.48                             0.250      0.017        0.108
4291302         1-Oct-31     $      296,929.09     53.10                             0.250      0.017        0.233
4291380         1-Sep-31     $      409,141.11     42.05                             0.250      0.017        0.358
4291644         1-Sep-31     $      356,926.52     57.66                             0.250      0.017        0.358
4291650         1-Nov-31     $      475,999.00     70.00                             0.250      0.017        0.358
4291678         1-Oct-31     $      399,703.14     77.67                             0.250      0.017        0.733
4291692         1-Oct-31     $      319,762.51     80.00                             0.250      0.017        0.733
4291694         1-Oct-31     $      589,528.19     69.41                             0.250      0.017        0.358
4291721         1-Oct-31     $      353,137.72     57.00                             0.250      0.017        0.733
4291785         1-Sep-31     $      451,593.26     80.00                             0.250      0.017        0.858
4291960         1-Oct-31     $      170,869.88     75.00                             0.250      0.017        0.608
4292004         1-Sep-31     $      357,411.37     49.38                             0.250      0.017        0.233
4292040         1-Sep-31     $      499,255.54     55.43                             0.250      0.017        0.733
4292056         1-Oct-31     $      563,537.69     80.00                             0.250      0.017        0.233
4292100         1-Nov-31     $      322,500.00     75.00                             0.250      0.017        0.108
4292224         1-Sep-31     $      466,193.58     68.91                             0.250      0.017        0.000
4292414         1-Sep-31     $      998,395.87     55.56                             0.250      0.017        0.358
4292628         1-Oct-31     $      599,565.74     80.00                             0.250      0.017        0.858
4292706         1-Sep-31     $      415,380.61     80.00                             0.250      0.017        0.733
4292742         1-Nov-31     $      565,000.00     57.24                             0.250      0.017        0.108
4292784         1-Oct-31     $      749,400.24     15.96                             0.250      0.017        0.358
4292878         1-Nov-31     $      360,000.00     51.80                             0.250      0.017        0.108
4292982         1-Sep-31     $      576,744.36     70.00                             0.250      0.017        1.483
4293095         1-Oct-31     $      359,726.07     75.00                             0.250      0.017        0.608
4293119         1-Sep-31     $      357,810.74     64.18                             0.250      0.017        0.233
4293172         1-Sep-31     $      433,470.59     79.99                             0.250      0.017        0.483
4293308         1-Oct-31     $      899,243.89     63.16                             0.250      0.017        0.108
4293366         1-Sep-31     $      520,164.24     74.43      GD 3YR                 0.250      0.017        0.358
4293428         1-Sep-31     $      609,091.76     68.54                             0.250      0.017        0.733
4293441         1-Oct-31     $      294,613.31     70.20                             0.250      0.017        0.233
4293557         1-Oct-31     $      449,621.95     79.65                             0.250      0.017        0.108
4293634         1-Oct-31     $      251,817.60     70.00                             0.250      0.017        0.858
4293818         1-Nov-31     $      340,700.00     79.99                             0.250      0.017        0.608
4293857         1-Nov-21     $      350,000.00     70.00                             0.250      0.017        0.233
4293904         1-Oct-31     $      393,200.58     37.48                             0.250      0.017        0.608
4293962         1-Oct-31     $      324,726.96     59.09                             0.250      0.017        0.108
4294273         1-Sep-31     $      299,518.76     68.18                             0.250      0.017        0.358
4294334         1-Sep-31     $      344,286.62     80.00                             0.250      0.017        0.733
4294515         1-Sep-31     $      499,236.74     74.96                             0.250      0.017        0.608
4295099         1-Oct-31     $      314,504.46     55.22                             0.250      0.017        0.483
4295158         1-Oct-31     $      464,628.14     65.96                             0.250      0.017        0.358
4295478         1-Sep-31     $      299,506.75     54.05                             0.250      0.017        0.233
4295533         1-Nov-31     $      429,000.00     79.44                             0.250      0.017        0.483
4296094         1-Sep-31     $      823,893.15     47.98                             0.250      0.017        0.233
4296250         1-Oct-31     $      741,920.78     75.00                             0.250      0.017        0.483
4296256         1-Nov-31     $      550,000.00     55.28                             0.250      0.017        0.000
4296324         1-Nov-31     $      295,400.00     65.64                             0.250      0.017        0.233
4296610         1-Oct-31     $      649,529.55     50.00                             0.250      0.017        0.858
4296862         1-Oct-31     $      405,683.28     71.73                             0.250      0.017        0.483
4296985         1-Nov-31     $      325,000.00     79.27                             0.250      0.017        0.483
4296990         1-Nov-31     $      285,000.00     68.51                             0.250      0.017        0.233
4297121         1-Oct-31     $      299,754.09     31.35                             0.250      0.017        0.233
4297391         1-Sep-31     $      447,365.57     80.00                             0.250      0.017        0.983
4297534         1-Oct-31     $      357,906.39     79.99                             0.250      0.017        0.233
4297546         1-Sep-31     $      385,945.04     80.00                             0.250      0.017        0.483
4297632         1-Sep-31     $      499,804.41     41.72                             0.250      0.017        0.483
4297665         1-Sep-31     $      648,877.57     53.06                             0.250      0.017        0.000
4297717         1-Oct-31     $      297,262.09     70.00                             0.250      0.017        0.358
4297828         1-Oct-31     $      411,694.23     80.00                             0.250      0.017        0.733
4298069         1-Nov-31     $      317,000.00     75.48                             0.250      0.017        0.233
4298935         1-Sep-31     $    1,167,992.56     67.83                             0.250      0.017        1.233
4298988         1-Oct-31     $      381,686.87     63.67                             0.250      0.017        0.233
4299035         1-Sep-31     $      389,055.18     80.00                             0.250      0.017        0.608
4299163         1-Oct-31     $      649,492.93     34.57                             0.250      0.017        0.483
4299204         1-Sep-31     $      558,346.36     80.00                             0.250      0.017        0.608
4299235         1-Sep-31     $      479,210.78     80.00                             0.250      0.017        0.233
4299249         1-Nov-31     $      449,000.00     79.89                             0.250      0.017        0.000
4299263         1-Oct-31     $      384,684.42     67.04                             0.250      0.017        0.233
4299320         1-Nov-31     $      352,000.00     80.00                             0.250      0.017        0.358
4299398         1-Oct-31     $      649,480.20     79.37                             0.250      0.017        0.358
4299559         1-Oct-31     $      295,275.14     78.80                             0.250      0.017        0.608
4299628         1-Sep-31     $      506,045.41     80.00                             0.250      0.017        0.733
4299783         1-Nov-31     $      389,000.00     64.83                             0.250      0.017        0.108
4299820         1-Nov-31     $      452,177.00     60.29                             0.250      0.017        0.233
4299829         1-Sep-31     $      329,457.42     44.30                             0.250      0.017        0.233
4299918         1-Sep-31     $      339,476.34     71.58                             0.250      0.017        1.108
4299935         1-Nov-31     $      460,000.00     48.42                             0.250      0.017        0.000
4300092         1-Sep-31     $      625,020.38     71.46                             0.250      0.017        0.483
4300162         1-Oct-31     $      339,728.10     66.68                             0.250      0.017        0.358
4300163         1-Sep-31     $      739,447.36     74.06                             0.250      0.017        0.733
4300211         1-Nov-31     $      400,000.00     72.07                             0.250      0.017        0.108
4300368         1-Sep-31     $      443,519.56     70.00                             0.250      0.017        0.233
4300467         1-Oct-31     $      351,738.76     80.00                             0.250      0.017        0.733
4300529         1-Nov-31     $      385,000.00     50.79                             0.250      0.017        0.000
4300618         1-Nov-31     $      590,000.00     76.42                             0.250      0.017        0.108
4300644         1-Nov-31     $      400,000.00     40.00                             0.250      0.017        0.000
4300731         1-Nov-31     $      312,000.00     80.00                             0.250      0.017        0.483
4300847         1-Nov-31     $      321,836.00     71.52                             0.250      0.017        0.000
4300880         1-Sep-31     $      424,215.12     70.83                             0.250      0.017        0.233
4300884         1-Oct-31     $      415,675.48     77.76                             0.250      0.017        0.483
4300974         1-Sep-31     $      609,068.83     48.80                             0.250      0.017        0.608
4301286         1-Oct-31     $      409,646.99     61.89                             0.250      0.017        0.000
4301341         1-Oct-31     $      411,678.60     68.67                             0.250      0.017        0.483
4301454         1-Oct-31     $      327,624.52     68.31                             0.250      0.017        0.108
4301637         1-Sep-31     $      453,271.72     61.35                             0.250      0.017        0.358
4301684         1-Sep-31     $      343,338.04     80.00                             0.250      0.017        0.733
4301777         1-Nov-31     $      700,000.00     62.78                             0.250      0.017        0.000
4301796         1-Nov-31     $      388,000.00     80.00                             0.250      0.017        0.000
4301820         1-Oct-31     $      362,487.63     80.00                             0.250      0.017        0.000
4301839         1-Oct-31     $      644,458.11     67.89                             0.250      0.017        0.108
4301931         1-Nov-31     $      576,000.00     80.00                             0.250      0.017        0.608
4301939         1-Sep-31     $      375,026.63     79.07                             0.250      0.017        0.608
4302076         1-Oct-31     $      341,969.46     79.58                             0.250      0.017        0.233
4302167         1-Oct-31     $      396,782.44     61.09      GD 3YR                 0.250      0.017        0.358
4302364         1-Nov-31     $      388,000.00     80.00                             0.250      0.017        0.358
4302400         1-Oct-31     $      478,807.20     70.99                             0.250      0.017        0.233
4302425         1-Oct-31     $      359,719.16     61.02                             0.250      0.017        0.483
4302514         1-Sep-31     $      514,605.21     80.00                             0.250      0.017        0.608
4302534         1-Oct-31     $      524,620.02     70.00                             0.250      0.017        0.858
4302561         1-Sep-31     $      475,178.03     34.00                             0.250      0.017        0.000
4302569         1-Oct-31     $      335,603.40     79.97                             0.250      0.017        0.358
4302773         1-Sep-31     $      328,481.42     73.77                             0.250      0.017        0.483
4302859         1-Oct-31     $      559,552.17     80.00                             0.250      0.017        0.358
4302957         1-Oct-31     $      328,730.32     70.00                             0.250      0.017        0.233
4303070         1-Sep-31     $      287,514.69     90.00                    06       0.250      0.017        0.108
4303134         1-Nov-31     $      385,000.00     66.97                             0.250      0.017        0.233
4303154         1-Oct-31     $      334,718.55     79.76                             0.250      0.017        0.108
4303437         1-Nov-31     $    1,000,000.00     38.46                             0.250      0.017        0.000
4303461         1-Oct-31     $      318,950.99     80.00                             0.250      0.017        0.483
4303489         1-Oct-31     $      564,548.18     45.20                             0.250      0.017        0.358
4303514         1-Oct-31     $      464,609.34     56.02                             0.250      0.017        0.108
4303596         1-Oct-31     $      339,721.30     80.00                             0.250      0.017        0.233
4303605         1-Oct-31     $      374,721.69     60.00                             0.250      0.017        0.733
4303703         1-Nov-31     $      650,000.00     54.17                             0.250      0.017        0.000
4304018         1-Oct-31     $      286,270.88     69.88                             0.250      0.017        0.358
4304042         1-Sep-31     $      296,568.71     73.33                             0.250      0.017        0.858
4304047         1-Oct-31     $      322,328.66     80.00                             0.250      0.017        0.608
4304106         1-Sep-31     $      554,423.28     80.00                             0.250      0.017        0.733
4304348         1-Oct-31     $      517,605.85     67.71                             0.250      0.017        0.608
4304379         1-Oct-31     $      279,786.94     70.00                             0.250      0.017        0.608
4304600         1-Nov-31     $      371,400.00     57.14                             0.250      0.017        0.358
4304601         1-Nov-31     $      512,000.00     80.00                             0.250      0.017        0.108
4304775         1-Sep-31     $      511,198.75     64.00                             0.250      0.017        0.483
4304832         1-Oct-31     $      345,677.74     88.26                    01       0.250      0.017        0.000
4305083         1-Nov-31     $      296,300.00     56.44                             0.250      0.017        0.233
4305087         1-Nov-31     $      600,000.00     65.93                             0.250      0.017        0.000
4305119         1-Nov-31     $      397,000.00     59.70                             0.250      0.017        0.233
4305159         1-Oct-31     $      499,590.15     80.00                             0.250      0.017        0.233
4305169         1-Oct-31     $      313,378.66     80.00                             0.250      0.017        0.983
4305201         1-Aug-31     $      286,340.81     72.66                             0.250      0.017        0.608
4305203         1-Oct-31     $      299,747.96     54.55                             0.250      0.017        0.108
4305308         1-Aug-31     $      399,058.19     80.00                             0.250      0.017        0.483
4305403         1-Oct-31     $      516,616.31     69.40                             0.250      0.017        0.733
4305461         1-Sep-31     $      359,450.46     72.00                             0.250      0.017        0.608
4305474         1-Oct-31     $      446,868.11     48.61                             0.250      0.017        0.733
4305484         1-Oct-31     $      289,756.36     58.00                             0.250      0.017        0.108
4305518         1-Jun-31     $      393,515.81     70.54                             0.250      0.017        0.733
4305549         1-Aug-31     $      498,674.61     71.94                             0.250      0.017        0.733
4305575         1-Oct-31     $      449,640.14     24.92                             0.250      0.017        0.358
4305584         1-Sep-31     $      358,578.53     95.00                    06       0.250      0.017        0.858
4305630         1-Oct-31     $      499,619.54     80.00                             0.250      0.017        0.608
4305723         1-Oct-31     $      287,780.86     80.00                             0.250      0.017        0.608
4305743         1-Nov-31     $      343,000.00     64.73                             0.250      0.017        0.108
4305845         1-Nov-31     $      397,000.00     52.24                             0.250      0.017        0.000
4305862         1-Sep-31     $      499,177.93     62.50                             0.250      0.017        0.233
4305873         1-Sep-31     $      434,319.26     79.83                             0.250      0.017        0.483
4305898         1-Oct-31     $      772,012.11     75.00                             0.250      0.017        0.608
4306014         1-Oct-31     $      449,648.95     52.94                             0.250      0.017        0.483
4306051         1-Oct-31     $      475,600.09     48.82                             0.250      0.017        0.108
4306113         1-Aug-31     $      450,935.78     80.00                             0.250      0.017        0.483
4306190         1-Nov-31     $      507,500.00     70.00                             0.250      0.017        0.608
4306291         1-Oct-31     $      317,058.55     79.99                             0.250      0.017        0.608
4306497         1-Oct-31     $      339,741.28     24.29                             0.250      0.017        0.608
4306529         1-Nov-31     $      379,186.02     57.47                             0.250      0.017        0.233
4306589         1-Sep-31     $      289,157.92     80.00                             0.250      0.017        0.608
4306595         1-Sep-31     $      326,335.68     80.00                             0.250      0.017        0.358
4306608         1-Aug-31     $      532,833.14     73.15                             0.250      0.017        0.858
4306615         1-Oct-31     $      288,763.10     56.67                             0.250      0.017        0.233
4306628         1-Oct-31     $      354,736.54     66.98                             0.250      0.017        0.733
4306674         1-Oct-31     $      649,480.21     52.00                             0.250      0.017        0.358
4306686         1-Nov-31     $      396,000.00     80.00                             0.250      0.017        0.733
4306705         1-Nov-31     $      372,000.00     80.00                             0.250      0.017        0.733
4306737         1-Aug-31     $      355,490.81     95.00                    06       0.250      0.017        0.983
4306812         1-Nov-31     $      377,950.00     69.99                             0.250      0.017        0.108
4306842         1-Nov-31     $      387,752.00     66.28                             0.250      0.017        0.358
4307058         1-Nov-31     $      322,500.00     75.00                             0.250      0.017        0.733
4307077         1-Sep-31     $      296,536.74     79.20                             0.250      0.017        0.608
4307078         1-Oct-31     $      625,773.47     75.00                             0.250      0.017        0.608
4307158         1-Oct-31     $      540,577.96     49.18                             0.250      0.017        0.483
4307217         1-Nov-31     $      400,000.00     42.11                             0.250      0.017        0.233
4307218         1-Jul-31     $      373,444.86     75.20                             0.250      0.017        1.108
4307274         1-Sep-31     $      388,990.32     80.00                             0.250      0.017        0.483
4307348         1-Oct-31     $      351,738.76     80.00                             0.250      0.017        0.733
4307366         1-Aug-31     $      340,659.17     80.00                             0.250      0.017        0.358
4307389         1-Oct-31     $      398,388.97     59.78                             0.250      0.017        0.483
4307396         1-Aug-31     $      296,816.69     77.27                             0.250      0.017        0.608
4307404         1-Jul-31     $      391,323.86     78.50                             0.250      0.017        0.733
4307416         1-Oct-31     $      472,158.01     67.50                             0.250      0.017        0.858
4307434         1-Oct-31     $      789,383.72     63.71                             0.250      0.017        0.483
4307471         1-Oct-31     $      609,474.80     64.08                             0.250      0.017        0.000
4307480         1-Oct-31     $      625,535.41     41.73                             0.250      0.017        0.733
4307486         1-Sep-31     $      392,400.06     56.96                             0.250      0.017        0.608
4307532         1-Oct-31     $      643,497.61     70.00                             0.250      0.017        0.483
4307562         1-Aug-31     $      387,086.49     80.00                             0.250      0.017        0.483
4307588         1-Jul-31     $      339,454.03     77.39                             0.250      0.017        0.608
4307638         1-Nov-31     $      326,300.00     16.73                             0.250      0.017        0.358
4307648         1-Nov-31     $      325,000.00     70.65                             0.250      0.017        0.358
4307651         1-Jun-31     $      338,822.11     95.00                    01       0.250      0.017        0.733
4307656         1-Aug-31     $      368,131.22     90.00                    01       0.250      0.017        0.483
4307735         1-Oct-31     $      310,745.07     57.06                             0.250      0.017        0.233
4307811         1-Oct-31            $92,930.98     40.43                             0.250      0.017        0.733
4307819         1-Sep-31     $      324,451.89     74.20                             0.250      0.017        0.108
4307871         1-Oct-31     $      339,760.02     80.00                             0.250      0.017        0.983
4307888         1-Sep-31     $      310,049.11     90.00                    24       0.250      0.017        0.858
4308002         1-Nov-31     $      455,000.00     55.49                             0.250      0.017        0.000
4308042         1-Oct-31     $      374,707.46     75.15                             0.250      0.017        0.483
4308162         1-Oct-31     $      384,684.41     61.60                             0.250      0.017        0.233
4308164         1-Oct-31     $      349,759.14     72.92                             0.250      0.017        1.108
4308237         1-Oct-31     $      434,243.76     60.78                             0.250      0.017        0.233
4308288         1-Oct-31     $      355,722.28     44.50                             0.250      0.017        0.483
4308509         1-Oct-31     $      351,718.51     78.22                             0.250      0.017        0.358
4308545         1-Oct-31     $      364,729.11     79.35                             0.250      0.017        0.733
4308802         1-Nov-31     $      278,000.00     84.24                    11       0.250      0.017        0.483
4308845         1-Sep-31     $      499,236.73     43.86                             0.250      0.017        0.608
4308852         1-Aug-31     $      287,354.76     90.00                    06       0.250      0.017        0.733
4308877         1-Oct-31     $      449,666.03     69.23                             0.250      0.017        0.733
4308883         1-Jul-31     $      299,007.72     41.67                             0.250      0.017        0.233
4308892         1-Oct-31     $      542,076.79     70.00                             0.250      0.017        0.483
4308916         1-Aug-31     $      292,925.66     80.00                             0.250      0.017        0.608
4308941         1-Sep-31     $      450,329.10     79.88                             0.250      0.017        0.858
4309025         1-Aug-31     $      403,117.21     85.96                    06       0.250      0.017        0.858
4309067         1-Oct-31     $      461,639.59     70.00                             0.250      0.017        0.483
4309077         1-Aug-31     $      349,175.93     75.11                             0.250      0.017        0.483
4309188         1-Oct-31     $      338,735.55     67.80                             0.250      0.017        0.483
4309262         1-Oct-31     $      354,716.11     63.96                             0.250      0.017        0.358
4309361         1-Oct-31     $      999,219.91     31.75                             0.250      0.017        0.483
4309471         1-Oct-31     $      479,596.74     66.85                             0.250      0.017        0.108
4309542         1-Sep-31     $      430,125.83     80.00                             0.250      0.017        0.483
4309585         1-Oct-31     $      375,706.68     80.00                             0.250      0.017        0.483
4309793         1-Oct-31     $      499,600.16     76.92                             0.250      0.017        0.358
4309800         1-Nov-31     $      843,750.00     75.00                             0.250      0.017        1.108
4309828         1-Oct-31     $      388,704.00     51.18                             0.250      0.017        0.608
4309895         1-Oct-31     $      387,697.32     80.00                             0.250      0.017        0.483
4309908         1-Nov-31     $      284,000.00     57.96                             0.250      0.017        0.608
4309952         1-Oct-31     $      989,227.70     55.77                             0.250      0.017        0.483
4309954         1-Oct-31     $      473,665.46     79.00                             0.250      0.017        0.983
4309958         1-Nov-31     $      329,000.00     59.82                             0.250      0.017        0.358
4310052         1-Nov-31     $      321,000.00     73.79                             0.250      0.017        0.233
4310303         1-Sep-31     $      479,267.28     80.00                             0.250      0.017        0.608
4310449         1-Nov-31     $      448,000.00     66.87                             0.250      0.017        0.108
4310495         1-Oct-31     $      580,546.76     55.33                             0.250      0.017        0.483
4310505         1-Oct-31     $      329,236.50     79.98                             0.250      0.017        0.358
4310526         1-Nov-31     $      349,600.00     80.00                             0.250      0.017        0.483
4310529         1-Oct-31     $      573,563.23     77.99                             0.250      0.017        0.608
4310530         1-Nov-31     $      650,000.00     65.00                             0.250      0.017        0.233
4310577         1-Oct-31     $      503,576.57     62.30                             0.250      0.017        0.108
4310626         1-Oct-31     $      342,811.41     69.96                             0.250      0.017        0.108
4310663         1-Oct-31     $      729,371.48     67.59                             0.250      0.017        0.000
4310729         1-Nov-31     $      320,000.00     44.44                             0.250      0.017        0.608
4310792         1-Oct-31     $      949,739.89     73.85                             0.250      0.017        0.358
4310903         1-Oct-31     $      413,652.19     69.12                             0.250      0.017        0.108
4310914         1-Nov-31     $      390,000.00     75.00                             0.250      0.017        0.358
4311339         1-Nov-31     $      360,000.00     61.60                             0.250      0.017        0.483
4311527         1-Oct-31     $      696,899.46     75.00                             0.250      0.017        0.000
4311529         1-Oct-31     $      504,565.20     59.41                             0.250      0.017        0.000
4311545         1-Oct-31     $      409,672.13     58.57                             0.250      0.017        0.358
4311561         1-Nov-31     $      300,000.00     89.55                    01       0.250      0.017        0.483
4311608         1-Oct-31     $      367,698.35     61.33                             0.250      0.017        0.233
4311674         1-Nov-31     $      478,800.00     58.04                             0.250      0.017        0.233
4311739         1-Oct-31     $      443,644.93     80.00                             0.250      0.017        0.358
4311799         1-Oct-31     $      290,385.59     74.14                             0.250      0.017        0.358
4311854         1-Nov-31     $      396,370.00     67.18                             0.250      0.017        0.233
4311857         1-Oct-31     $      376,876.23     90.00                    13       0.250      0.017        0.233
4311931         1-Nov-31     $      465,000.00     73.81                             0.250      0.017        0.733
4312190         1-Nov-21     $      331,800.00     51.84                             0.250      0.017        0.233
4312383         1-Oct-31     $      999,239.07     60.98                             0.250      0.017        0.608
4312421         1-Oct-31     $      804,372.02     70.00                             0.250      0.017        0.483
4312426         1-Oct-31     $      349,726.96     67.31                             0.250      0.017        0.483
4312442         1-Oct-31     $      378,197.31     54.07                             0.250      0.017        0.358
4312498         1-Oct-31     $      423,144.20     65.25                             0.250      0.017        0.108
4312542         1-Oct-31     $      459,641.15     44.88                             0.250      0.017        0.483
4312560         1-Nov-31     $      418,148.00     80.00                             0.250      0.017        0.483
4312589         1-Oct-31     $      348,724.58     38.89                             0.250      0.017        0.483
4312657         1-Oct-31     $      551,579.97     69.00                             0.250      0.017        0.608
4312702         1-Nov-31     $      650,000.00     59.09                             0.250      0.017        0.358
4312822         1-Oct-31     $      518,574.58     38.44                             0.250      0.017        0.233
4313000         1-Sep-31     $      309,526.79     57.94                             0.250      0.017        0.608
4313027         1-Nov-31     $      322,500.00     75.00                             0.250      0.017        0.358
4313115         1-Sep-31     $      357,396.75     56.38                             0.250      0.017        0.108
4313182         1-Nov-31     $      337,000.00     50.52                             0.250      0.017        0.733
4313233         1-Oct-31     $      372,944.04     33.93                             0.250      0.017        0.233
4313282         1-Oct-31     $      177,654.26     46.79                             0.250      0.017        0.233
4313339         1-Nov-31     $      296,185.00     38.22                             0.250      0.017        0.233
4313434         1-Nov-31     $      354,900.00     70.00                             0.250      0.017        0.608
4313469         1-Nov-31     $      431,665.00     77.71                             0.250      0.017        0.358
4313495         1-Oct-31     $      414,526.38     61.92                             0.250      0.017        0.483
4313507         1-Sep-31     $      399,374.03     75.47                             0.250      0.017        0.483
4313644         1-Nov-31     $      393,000.00     67.76                             0.250      0.017        0.108
4313858         1-Oct-31     $      384,414.27     75.49                             0.250      0.017        0.733
4313881         1-Nov-31     $      610,000.00     63.94                             0.250      0.017        0.108
4314168         1-Oct-31     $      384,684.41     72.64                             0.250      0.017        0.233
4314198         1-Oct-31     $      332,746.61     90.00                    33       0.250      0.017        0.608
4314200         1-Oct-31     $      451,647.39     69.97                             0.250      0.017        0.483
4314272         1-Oct-31     $      457,134.14     70.55                             0.250      0.017        0.358
4314402         1-Nov-31     $      315,272.00     79.95                             0.250      0.017        0.233
4314439         1-Oct-31     $      461,021.79     66.87                             0.250      0.017        0.233
4314443         1-Nov-31     $      344,000.00     80.00                             0.250      0.017        0.108
4314455         1-Nov-31     $      480,000.00     61.54                             0.250      0.017        0.108
4314496         1-Oct-31     $      397,697.15     46.82                             0.250      0.017        0.608
4314542         1-Nov-31     $      723,750.00     75.00                             0.250      0.017        0.108
4314671         1-Oct-31     $      337,466.25     79.99                             0.250      0.017        0.108
4314692         1-Nov-31     $      495,000.00     76.74                             0.250      0.017        0.233
4314861         1-Oct-31     $      571,531.13     41.60                             0.250      0.017        0.233
4314925         1-Oct-31     $      314,760.31     90.00                    11       0.250      0.017        0.608
4315035         1-Oct-31     $      343,703.82     80.00                             0.250      0.017        0.000
4315058         1-Oct-31     $      598,509.01     61.12                             0.250      0.017        0.233
4315125         1-Oct-31     $      579,547.54     26.36                             0.250      0.017        0.483
4315137         1-Sep-31     $      413,052.61     80.00                             0.250      0.017        0.483
4315343         1-Nov-31     $      300,000.00     48.39                             0.250      0.017        0.358
4315367         1-Nov-31     $      457,000.00     66.23                             0.250      0.017        0.483
4315465         1-Sep-31     $      357,439.74     57.28                             0.250      0.017        0.483
4315471         1-Nov-31     $      620,000.00     47.69                             0.250      0.017        0.483
4315483         1-Oct-31     $      787,400.39     65.67                             0.250      0.017        0.608
4315589         1-Oct-31     $      429,647.52     47.78                             0.250      0.017        0.233
4315592         1-Oct-31     $      299,760.09     75.00                             0.250      0.017        0.358
4315647         1-Oct-31     $      916,248.34     43.67                             0.250      0.017        0.233
4315710         1-Oct-31     $      333,739.45     80.00                             0.250      0.017        0.483
4315826         1-Aug-31     $      518,775.67     79.39                             0.250      0.017        0.483
4315862         1-Oct-31     $      439,130.34     53.14                             0.250      0.017        0.108
4315884         1-Oct-31     $      749,414.92     63.83                             0.250      0.017        0.483
4315888         1-Oct-31     $      329,748.89     35.68                             0.250      0.017        0.608
4315916         1-Oct-31     $      378,711.61     42.11                             0.250      0.017        0.608
4315958         1-Oct-31     $      409,296.01     63.02                             0.250      0.017        0.733
4315990         1-Oct-31     $      970,261.14     69.36                             0.250      0.017        0.608
4316057         1-Oct-31     $      412,685.74     74.41                             0.250      0.017        0.608
4316087         1-Oct-31     $      274,790.74     61.11                             0.250      0.017        0.608
4316155         1-Oct-31     $      649,529.55     67.71                             0.250      0.017        0.858
4316223         1-Oct-31     $      296,779.58     69.07                             0.250      0.017        0.733
4316242         1-Nov-31     $      600,000.00     51.72                             0.250      0.017        0.233
4316283         1-Oct-31     $      474,638.56     63.33                             0.250      0.017        0.608
4316390         1-Oct-31     $      334,332.43     79.99                             0.250      0.017        0.358
4316467         1-Nov-31     $      635,000.00     69.93                             0.250      0.017        0.000
4316523         1-Sep-31     $      407,329.19     80.00                             0.250      0.017        0.233
4316599         1-Oct-31     $      299,765.97     75.00                             0.250      0.017        0.483
4316632         1-Oct-31     $      363,686.60     65.35                             0.250      0.017        0.000
4316635         1-Nov-31     $      322,500.00     75.00                             0.250      0.017        0.108
4316693         1-Jul-31     $      343,043.68     80.00                             0.250      0.017        1.108
4316730         1-Sep-31     $      629,014.11     57.27                             0.250      0.017        0.483
4316732         1-Oct-31     $      484,602.45     54.49                             0.250      0.017        0.233
4316752         1-Oct-31     $      619,491.79     72.94                             0.250      0.017        0.233
4316818         1-Sep-31     $      491,598.42     80.00                             0.250      0.017        0.608
4317029         1-Oct-31     $      324,746.46     60.75                             0.250      0.017        0.483
4317032         1-Nov-31     $      520,000.00     65.00                             0.250      0.017        0.108
4317066         1-Oct-31     $      466,635.69     64.41                             0.250      0.017        0.483
4317106         1-Oct-31     $      359,704.91     36.00                             0.250      0.017        0.233
4317150         1-Oct-31     $      604,004.49     62.00                             0.250      0.017        0.233
4317165         1-Nov-31     $      650,000.00     66.67                             0.250      0.017        0.983
4317232         1-Oct-31     $      313,742.62     65.42                             0.250      0.017        0.233
4317239         1-Oct-31     $      336,993.38     89.99                    33       0.250      0.017        0.608
4317241         1-Oct-31     $      354,716.10     61.74                             0.250      0.017        0.358
4317336         1-Oct-31     $      303,774.38     95.00                    01       0.250      0.017        0.733
4317383         1-Oct-31     $      376,713.13     69.81                             0.250      0.017        0.608
4317407         1-Sep-31     $      337,400.16     57.97                             0.250      0.017        0.483
4317447         1-Oct-31     $      517,575.40     55.70                             0.250      0.017        0.233
4317485         1-Nov-31     $      504,800.00     72.11                             0.250      0.017        0.233
4317549         1-Nov-31     $      394,600.00     43.84                             0.250      0.017        0.233
4317554         1-Oct-31     $      481,595.06     75.31                             0.250      0.017        0.108
4317753         1-Oct-31     $      597,521.79     59.21                             0.250      0.017        0.358
4317772         1-Nov-31     $      990,000.00     42.95                             0.250      0.017        0.483
4317776         1-Oct-31     $      510,560.04     57.42                             0.250      0.017        0.000
4317959         1-Nov-31     $      550,000.00     61.80                             0.250      0.017        0.000
4317993         1-Oct-31     $      372,209.41     79.26                             0.250      0.017        0.483
4317999         1-Sep-31     $      353,432.15     60.00                             0.250      0.017        0.358
4318059         1-Oct-31     $      569,532.77     61.62                             0.250      0.017        0.233
4318104         1-Aug-31     $      485,014.17     72.01                             0.250      0.017        0.983
4318175         1-Oct-31     $      317,769.84     47.18                             0.250      0.017        0.858
4318186         1-Oct-31     $      627,522.14     79.49                             0.250      0.017        0.608
4318197         1-Sep-31     $      395,395.51     90.00                    24       0.250      0.017        0.608
4318228         1-Sep-31     $      513,475.01     79.99                             0.250      0.017        0.358
4318240         1-Oct-31     $      361,246.25     78.43                             0.250      0.017        0.108
4318259         1-Oct-31     $      451,698.19     59.48                             0.250      0.017        0.108
4318392         1-Nov-31     $      600,000.00     54.55                             0.250      0.017        0.000
4318469         1-Oct-31     $      327,724.44     44.63                             0.250      0.017        0.108
4318576         1-Oct-31     $      400,694.87     64.16                             0.250      0.017        0.608
4318628         1-Oct-31     $      559,540.97     72.26                             0.250      0.017        0.233
4318702         1-Nov-31     $      382,500.00     65.95                             0.250      0.017        0.358
4318734         1-Nov-31     $      360,100.00     72.02                             0.250      0.017        0.358
4318787         1-Oct-31     $      366,114.18     79.65                             0.250      0.017        0.483
4318792         1-Oct-31     $      326,245.29     80.00                             0.250      0.017        0.483
4319035         1-Nov-31     $      720,000.00     66.98                             0.250      0.017        0.483
4319049         1-Nov-31     $      528,000.00     77.65                             0.250      0.017        0.000
4319080         1-Oct-31     $      999,239.07     64.52                             0.250      0.017        0.608
4319186         1-Sep-31     $      455,268.51     73.43                             0.250      0.017        0.358
4319203         1-Nov-31     $      840,000.00     60.00                             0.250      0.017        0.358
4319222         1-Nov-31     $      882,000.00     70.00                             0.250      0.017        0.108
4319277         1-Oct-31     $      433,631.67     70.00                             0.250      0.017        0.233
4319341         1-Nov-31     $      437,600.00     80.00                             0.250      0.017        0.000
4319358         1-Oct-31     $      839,421.91     64.62                             0.250      0.017        1.108
4319359         1-Oct-31     $      359,712.11     69.23                             0.250      0.017        0.358
4319751         1-Oct-31     $      329,904.98     40.07                             0.250      0.017        0.733
4319788         1-Oct-31     $      343,710.99     80.00                             0.250      0.017        0.108
4319801         1-Nov-31     $      504,750.00     66.94                             0.250      0.017        0.108
4319846         1-Oct-31     $      401,570.56     53.02                             0.250      0.017        0.233
4319916         1-Sep-31     $      371,132.60     58.54                             0.250      0.017        0.608
4320047         1-Nov-31     $      353,000.00     69.90                             0.250      0.017        0.608
4320048         1-Nov-31     $      352,250.00     95.00                    33       0.250      0.017        0.733
4320088         1-Nov-31     $      300,000.00     71.43                             0.250      0.017        0.358
4320187         1-Oct-31     $      255,790.15     62.44                             0.250      0.017        0.233
4320188         1-Oct-31     $      382,686.06     51.76                             0.250      0.017        0.233
4320242         1-Nov-31     $      610,000.00     51.91                             0.250      0.017        0.483
4320308         1-Nov-31     $      624,000.00     80.00                             0.250      0.017        0.233
4320375         1-Oct-31     $      449,621.95     37.11                             0.250      0.017        0.108
4320469         1-Nov-31     $      450,000.00     74.38                             0.250      0.017        0.358
4320518         1-Oct-31     $      384,512.47     58.97                             0.250      0.017        0.358
4320519         1-Nov-31     $      393,000.00     74.57                             0.250      0.017        0.358
4320575         1-Nov-31     $      340,000.00     62.96                             0.250      0.017        0.733
4320593         1-Nov-31     $      311,000.00     69.89                             0.250      0.017        0.233
4320681         1-Nov-31     $      431,597.00     69.39                             0.250      0.017        0.000
4320785         1-Nov-31     $      549,250.00     65.00      GD 3YR                 0.250      0.017        0.108
4320895         1-Aug-31     $      314,294.27     73.94                             0.250      0.017        0.733
4320910         1-Oct-31     $      496,612.29     64.38                             0.250      0.017        0.483
4320957         1-Oct-31     $      734,382.51     70.00                             0.250      0.017        0.108
4320964         1-Oct-31     $      538,558.18     70.00                             0.250      0.017        0.233
4320970         1-Oct-31     $      699,426.22     41.18                             0.250      0.017        0.233
4320985         1-Oct-31     $      316,746.50     66.32                             0.250      0.017        0.358
4321009         1-Oct-31     $      345,749.57     55.36                             0.250      0.017        0.858
4321167         1-Oct-31     $      397,689.51     64.72                             0.250      0.017        0.483
4321267         1-Oct-31     $      360,718.38     67.48                             0.250      0.017        0.483
4321273         1-Oct-31     $      503,008.05     67.12                             0.250      0.017        0.108
4321439         1-Nov-31     $      600,000.00     62.50                             0.250      0.017        0.000
4321559         1-Oct-31     $      909,272.29     70.00                             0.250      0.017        0.358
4321572         1-Nov-31     $      420,000.00     75.00                             0.250      0.017        0.000
4321603         1-Aug-31     $      436,543.90     80.00                             0.250      0.017        0.358
4321607         1-Oct-31     $      319,756.50     64.00                             0.250      0.017        0.608
4321661         1-Oct-31     $      407,648.71     80.00                             0.250      0.017        0.000
4321704         1-Oct-31     $      375,691.79     80.00                             0.250      0.017        0.233
4321707         1-Nov-31     $      343,178.00     57.97                             0.250      0.017        0.233
4321715         1-Nov-31     $      315,000.00     70.00                             0.250      0.017        0.233
4321781         1-Nov-31     $      645,000.00     68.98                             0.250      0.017        0.108
4321836         1-Oct-31     $      649,453.92     77.09                             0.250      0.017        0.108
4321884         1-Sep-31     $      459,315.09     69.17                             0.250      0.017        0.733
4321935         1-Oct-31     $      649,467.20     69.89                             0.250      0.017        0.233
4321938         1-Oct-31     $      649,467.20     60.75                             0.250      0.017        0.233
4321988         1-Nov-31     $      305,000.00     71.76                             0.250      0.017        0.358
4322028         1-Nov-31     $      454,000.00     79.65                             0.250      0.017        0.733
4322041         1-Oct-31     $      333,833.78     67.77                             0.250      0.017        0.608
4322063         1-Oct-31     $      388,930.93     75.00                             0.250      0.017        0.233
4322136         1-Oct-31     $      416,666.53     69.50                             0.250      0.017        0.358
4322158         1-Oct-31     $      331,753.60     66.40                             0.250      0.017        0.733
4322185         1-Oct-31     $      399,695.62     80.00                             0.250      0.017        0.608
4322482         1-Nov-31     $      527,000.00     55.47                             0.250      0.017        0.108
4322551         1-Oct-31     $      354,709.00     84.99                    33       0.250      0.017        0.233
4322612         1-Oct-31     $      312,356.15     80.00                             0.250      0.017        0.483
4322622         1-Nov-31     $      498,300.00     39.86                             0.250      0.017        0.608
4322628         1-Nov-31     $      308,000.00     80.00                             0.250      0.017        0.483
4322782         1-Oct-31     $      379,672.82     63.33                             0.250      0.017        0.000
4322813         1-Nov-31     $      500,000.00     33.90                             0.250      0.017        0.108
4322907         1-Oct-31     $      374,677.13     68.31                             0.250      0.017        0.000
4322914         1-Aug-31     $      381,521.70     80.00                             0.250      0.017        0.608
4322979         1-Oct-31     $      314,772.01     75.00                             0.250      0.017        0.858
4322997         1-Nov-31     $      295,000.00     74.68                             0.250      0.017        0.000
4323090         1-Oct-31     $      387,247.67     64.59                             0.250      0.017        0.483
4323208         1-Oct-31     $      459,683.43     80.00                             0.250      0.017        1.108
4323225         1-Oct-31     $      405,935.38     45.17                             0.250      0.017        0.233
4323252         1-Sep-31     $      319,499.25     80.00                             0.250      0.017        0.483
4323356         1-Oct-31     $      423,443.95     61.20                             0.250      0.017        0.108
4323522         1-Nov-31     $      735,000.00     66.82                             0.250      0.017        0.108
4323618         1-Oct-31     $      474,620.14     47.50                             0.250      0.017        0.358
4323633         1-Oct-31     $      291,249.02     74.46                             0.250      0.017        0.000
4323686         1-Oct-31     $      395,675.40     80.00                             0.250      0.017        0.233
4323724         1-Oct-31     $      426,649.98     70.00                             0.250      0.017        0.233
4323741         1-Nov-31     $      326,100.00     63.08                             0.250      0.017        0.233
4323745         1-Oct-31     $      328,275.11     65.71                             0.250      0.017        0.000
4323944         1-Oct-31     $      399,672.12     57.97                             0.250      0.017        0.233
4323971         1-Nov-31     $      603,150.00     60.32                             0.250      0.017        0.000
4324052         1-Nov-31     $      321,000.00     42.80                             0.250      0.017        0.233
4324089         1-Nov-31     $      559,363.61     69.75                             0.250      0.017        0.483
4324234         1-Oct-31     $      449,640.14     68.70                             0.250      0.017        0.358
4324317         1-Oct-31     $      509,611.92     55.14                             0.250      0.017        0.608
4324647         1-Oct-31     $      335,488.08     80.00                             0.250      0.017        0.483
4324654         1-Oct-31     $      378,646.96     79.99                             0.250      0.017        0.358
4324677         1-Oct-31     $      468,615.56     70.00                             0.250      0.017        0.233
4324734         1-Nov-31     $      425,000.00     73.91                             0.250      0.017        0.233
4324962         1-Nov-31     $      378,000.00     79.58                             0.250      0.017        0.108
4325038         1-Oct-31     $      629,532.44     70.00                             0.250      0.017        0.733
4325077         1-Nov-31     $      605,000.00     51.93                             0.250      0.017        0.000
4325096         1-Oct-31     $      359,704.91     80.00                             0.250      0.017        0.233
4325116         1-Nov-31     $      377,000.00     77.73                             0.250      0.017        0.000
4325152         1-Nov-31     $      643,000.00     56.65                             0.250      0.017        0.000
4325154         1-Nov-31     $      590,763.00     51.82                             0.250      0.017        0.000
4325167         1-Oct-31     $      488,496.18     57.51                             0.250      0.017        0.858
4325206         1-Oct-31     $      319,750.36     67.37                             0.250      0.017        0.483
4325228         1-Nov-21     $      362,305.00     74.70                             0.250      0.017        0.358
4325469         1-Oct-31     $      618,305.15     70.00                             0.250      0.017        0.358
4325512         1-Nov-31     $      295,960.00     79.56                             0.250      0.017        0.483
4325525         1-Nov-31     $      369,000.00     72.35                             0.250      0.017        0.000
4325553         1-Oct-31     $      649,480.20     63.11                             0.250      0.017        0.358
4325603         1-Oct-31     $      418,647.98     74.82                             0.250      0.017        0.108
4325611         1-Oct-31     $      309,752.10     74.48                             0.250      0.017        0.358
4325615         1-Oct-31     $      313,629.65     59.81                             0.250      0.017        0.000
4325649         1-Oct-31     $      306,654.57     56.83                             0.250      0.017        0.358
4325678         1-Oct-31     $      316,752.71     49.53                             0.250      0.017        0.483
4325722         1-Oct-31     $      999,159.88     38.83                             0.250      0.017        0.108
4325933         1-Oct-31     $      409,672.13     68.33                             0.250      0.017        0.358
4325952         1-Nov-31     $      423,500.00     70.00                             0.250      0.017        0.358
4326003         1-Nov-31     $      366,000.00     58.10                             0.250      0.017        1.108
4326032         1-Oct-31     $      549,560.17     42.31                             0.250      0.017        0.358
4326049         1-Oct-31     $      870,600.44     42.50                             0.250      0.017        1.108
4326247         1-Oct-31     $      299,760.09     60.73                             0.250      0.017        0.358
4326255         1-Oct-31     $      564,570.08     70.63                             0.250      0.017        0.608
4326338         1-Nov-31     $      345,000.00     55.65                             0.250      0.017        0.108
4326357         1-Nov-31     $      311,200.00     77.99                             0.250      0.017        0.108
4326362         1-Oct-31     $      329,742.56     66.13                             0.250      0.017        0.483
4326408         1-Oct-31     $      347,714.74     48.67                             0.250      0.017        0.233
4326462         1-Oct-31     $      357,206.96     59.09                             0.250      0.017        0.233
4326472         1-Oct-31     $      311,774.18     80.00                             0.250      0.017        0.858
4326483         1-Sep-31     $      315,529.49     80.00                             0.250      0.017        0.733
4326556         1-Sep-31     $      339,427.08     80.00                             0.250      0.017        0.108
4326599         1-Oct-31     $      573,929.17     80.00                             0.250      0.017        0.233
4326628         1-Oct-31     $      454,662.32     70.00                             0.250      0.017        0.733
4326644         1-Nov-31     $      345,000.00     68.32                             0.250      0.017        0.733
4326689         1-Nov-31     $      340,000.00     49.28                             0.250      0.017        0.000
4326697         1-Nov-31     $      542,500.00     70.00                             0.250      0.017        0.000
4326722         1-Oct-31     $      442,945.49     77.77                             0.250      0.017        0.358
4326723         1-Nov-31     $      426,800.00     80.00                             0.250      0.017        0.108
4326761         1-Oct-31     $      477,367.94     70.00                             0.250      0.017        0.358
4326894         1-Nov-31     $      540,000.00     62.79                             0.250      0.017        0.358
4326903         1-Oct-31     $      359,732.82     67.92                             0.250      0.017        0.733
4326925         1-Oct-31     $      433,669.75     70.00                             0.250      0.017        0.608
4326929         1-Nov-31     $      480,000.00     34.91                             0.250      0.017        0.233
4326949         1-Oct-31     $      534,572.16     67.72                             0.250      0.017        0.358
4326957         1-Nov-31     $      400,000.00     44.44                             0.250      0.017        0.358
4327021         1-Oct-31     $      649,517.60     67.71                             0.250      0.017        0.733
4327049         1-Oct-31     $      389,695.76     75.00                             0.250      0.017        0.483
4327069         1-Oct-31     $      624,512.43     52.08                             0.250      0.017        0.483
4327091         1-Oct-31     $      385,675.71     65.53                             0.250      0.017        0.108
4327111         1-Nov-31     $      325,000.00     65.66                             0.250      0.017        0.000
4327260         1-Oct-31     $      375,514.04     44.21                             0.250      0.017        0.608
4327294         1-Nov-31     $      308,300.00     61.66                             0.250      0.017        0.233
4327312         1-Oct-31     $      343,429.37     69.77                             0.250      0.017        0.483
4327332         1-Oct-31     $      338,201.34     60.61                             0.250      0.017        0.000
4327379         1-Nov-21     $      410,000.00     73.87                             0.250      0.017        0.000
4327426         1-Nov-31     $      495,000.00     52.11                             0.250      0.017        0.108
4327463         1-Oct-31     $      388,696.54     57.21                             0.250      0.017        0.483
4327511         1-Nov-21     $      310,391.00     75.89                             0.250      0.017        0.233
4327566         1-Oct-31     $      637,002.69     70.83                             0.250      0.017        0.483
4327653         1-Nov-31     $      392,000.00     68.17                             0.250      0.017        0.983
4327737         1-Oct-31     $      333,539.60     30.62                             0.250      0.017        0.483
4327747         1-Jul-31     $      391,323.85     69.47                             0.250      0.017        0.733
4327774         1-Nov-31     $      519,000.00     57.67                             0.250      0.017        0.358
4327822         1-Nov-31     $      479,200.00     80.00                             0.250      0.017        0.000
4327828         1-Oct-31     $      543,065.36     79.34                             0.250      0.017        0.358
4327838         1-Oct-31     $      358,433.80     80.00                             0.250      0.017        0.733
4327863         1-Oct-31     $      353,750.15     56.19                             0.250      0.017        0.983
4327930         1-Oct-31     $      588,528.98     45.31                             0.250      0.017        0.358
4327931         1-Aug-31     $      399,010.62     29.41                             0.250      0.017        0.233
4327986         1-Oct-31     $      399,680.12     39.02                             0.250      0.017        0.358
4327993         1-Oct-31     $      399,680.13     67.80                             0.250      0.017        0.358
4328012         1-Nov-31     $      520,000.00     80.00                             0.250      0.017        0.000
4328064         1-Oct-31     $      595,523.38     64.43                             0.250      0.017        0.358
4328070         1-Apr-30     $      422,227.98     67.95                             0.250      0.017        0.733
4328093         1-Oct-31     $      487,619.30     55.77                             0.250      0.017        0.483
4328099         1-Aug-31     $      319,265.02     80.00                             0.250      0.017        0.608
4328155         1-Nov-31     $      557,000.00     49.51                             0.250      0.017        0.233
4328213         1-Nov-31     $      698,830.00     60.77                             0.250      0.017        0.358
4328227         1-Oct-31     $      544,564.17     65.27                             0.250      0.017        0.358
4328248         1-Oct-31     $      830,135.63     54.12                             0.250      0.017        0.358
4328298         1-Nov-31     $      450,000.00     52.94                             0.250      0.017        0.483
4328310         1-Oct-31     $      647,326.94     68.42                             0.250      0.017        0.733
4328317         1-May-29     $      366,788.77     69.26                             0.250      0.017        0.608
4328325         1-Oct-31     $      377,697.72     65.74                             0.250      0.017        0.358
4328329         1-Oct-31     $      309,745.89     76.17                             0.250      0.017        0.233
4328372         1-Jul-31     $      444,194.17     49.78                             0.250      0.017        0.608
4328401         1-Oct-31     $      494,584.14     69.92                             0.250      0.017        0.108
4328444         1-Oct-31     $      614,495.88     61.50                             0.250      0.017        0.233
4328473         1-Aug-31     $      367,175.54     80.00                             0.250      0.017        0.733
4328509         1-Aug-31     $      441,009.75     65.97                             0.250      0.017        0.733
4328526         1-Nov-31     $      285,000.00     53.77                             0.250      0.017        0.108
4328566         1-Sep-31     $      576,481.03     70.00                             0.250      0.017        0.983
4328586         1-Sep-31     $      399,389.37     74.07                             0.250      0.017        0.608
4328590         1-Sep-31     $      411,371.06     67.32                             0.250      0.017        0.608
4328606         1-Sep-31     $      307,529.84     80.00                             0.250      0.017        0.608
4328634         1-Oct-31     $      559,563.14     67.47                             0.250      0.017        0.483
4328687         1-Oct-31     $      453,636.94     67.76                             0.250      0.017        0.358
4328691         1-Nov-31     $      550,000.00     57.89                             0.250      0.017        0.483
4328727         1-Oct-31     $      349,705.95     57.38                             0.250      0.017        0.108
4328794         1-Nov-31     $      600,000.00     27.91                             0.250      0.017        0.000
4328818         1-Nov-31     $      950,000.00     67.86                             0.250      0.017        0.233
4328853         1-Oct-31     $      993,493.45     56.81                             0.250      0.017        0.608
4328923         1-Oct-31     $      909,307.56     70.00                             0.250      0.017        0.608
4328947         1-Oct-31     $      428,648.35     79.01                             0.250      0.017        0.233
4329029         1-Oct-31     $      506,249.77     63.33                             0.250      0.017        0.483
4329036         1-Oct-31     $      602,517.78     64.84                             0.250      0.017        0.358
4329042         1-Nov-31     $      324,000.00     54.00                             0.250      0.017        0.608
4329234         1-Nov-31     $      500,000.00     25.00                             0.250      0.017        0.358
4329238         1-Nov-31     $      322,000.00     38.56                             0.250      0.017        0.108
4329255         1-Nov-31     $      306,000.00     85.00                    13       0.250      0.017        0.233
4329288         1-Oct-31     $      381,686.87     60.16                             0.250      0.017        0.233
4329293         1-Nov-31     $      410,000.00     64.87                             0.250      0.017        0.358
4329318         1-Sep-31     $      474,360.45     61.29                             0.250      0.017        1.233
4329403         1-Oct-31     $      487,100.40     54.17                             0.250      0.017        0.233
4329431         1-Oct-31     $      331,747.37     79.05                             0.250      0.017        0.608
4329437         1-Oct-31     $      423,111.38     79.99                             0.250      0.017        0.358
4329472         1-Oct-31     $      430,655.33     39.18                             0.250      0.017        0.358
4329644         1-Oct-31     $      373,301.23     33.96                             0.250      0.017        0.358
4329647         1-Aug-31     $      619,510.58     79.24                             0.250      0.017        0.733
4329726         1-Oct-31     $      347,707.64     55.24                             0.250      0.017        0.108
4329743         1-Oct-31     $      358,220.33     44.81                             0.250      0.017        0.483
4329790         1-Oct-31     $      423,660.93     70.67                             0.250      0.017        0.358
4329862         1-Oct-31     $      464,119.24     61.93                             0.250      0.017        0.233
4329893         1-Oct-31     $      649,467.20     26.00                             0.250      0.017        0.233
4329898         1-Oct-31     $      575,950.35     62.65                             0.250      0.017        0.483
4329907         1-Oct-31     $      631,506.97     49.57                             0.250      0.017        0.483
4329923         1-Nov-31     $      315,000.00     73.26                             0.250      0.017        0.733
4329924         1-Nov-31     $      493,000.00     38.67                             0.250      0.017        0.000
4329925         1-Jan-29     $      365,240.21     78.94                             0.250      0.017        1.108
4329946         1-Nov-31     $      366,000.00     58.10                             0.250      0.017        0.233
4329964         1-Oct-31     $      584,320.64     63.57                             0.250      0.017        0.233
4329993         1-Sep-31     $      298,523.77     52.47                             0.250      0.017        0.358
4330012         1-Oct-31     $      499,609.95     68.97                             0.250      0.017        0.483
4330019         1-Oct-31     $      449,397.22     67.67                             0.250      0.017        0.358
4330035         1-Oct-31     $      133,382.21     60.00                             0.250      0.017        0.000
4330074         1-Nov-31     $      500,000.00     73.53                             0.250      0.017        0.983
4330131         1-Oct-31     $      382,086.55     80.00                             0.250      0.017        0.233
4330151         1-Oct-31     $      559,540.97     69.14                             0.250      0.017        0.233
4330210         1-Oct-31     $      319,737.70     49.23                             0.250      0.017        0.233
4330311         1-Oct-31     $      351,704.28     79.10                             0.250      0.017        0.108
4330314         1-Nov-31     $      337,000.00     76.59                             0.250      0.017        0.108
4330327         1-Nov-31     $      338,000.00     61.45                             0.250      0.017        0.358
4330333         1-Nov-31     $      460,000.00     63.45                             0.250      0.017        0.483
4330344         1-Nov-31     $      364,000.00     76.63                             0.250      0.017        0.233
4330371         1-Nov-31     $      425,000.00     65.89                             0.250      0.017        0.358
4330423         1-Oct-31     $      491,625.63     66.49                             0.250      0.017        0.608
4330434         1-Nov-31     $      320,000.00     69.57                             0.250      0.017        0.608
4330472         1-Sep-31     $      439,344.88     64.23                             0.250      0.017        0.733
4330520         1-Sep-31     $      303,409.26     62.45                             0.250      0.017        0.608
4330524         1-Sep-31     $      392,353.84     71.07                             0.250      0.017        0.233
4330559         1-Oct-31     $      295,269.47     47.66                             0.250      0.017        0.483
4330602         1-Nov-31     $      436,000.00     80.00                             0.250      0.017        0.483
4330704         1-Oct-31     $      714,413.92     32.50                             0.250      0.017        0.233
4330848         1-Nov-31     $      638,000.00     63.80                             0.250      0.017        0.233
4330956         1-Nov-31     $      400,500.00     58.90                             0.250      0.017        0.358
4331000         1-Oct-31     $      479,596.74     56.07                             0.250      0.017        0.108
4331036         1-Jul-31     $      408,610.30     78.72                             0.250      0.017        0.108
4331042         1-Jul-30     $      327,429.10     85.00                    13       0.250      0.017        0.983
4331060         1-Oct-31     $      539,599.24     69.23                             0.250      0.017        0.733
4331077         1-Aug-31     $      319,837.87     80.00                             0.250      0.017        0.483
4331092         1-Aug-31     $      498,851.59     76.92                             0.250      0.017        0.608
4331119         1-Aug-31     $      572,979.25     80.00                             0.250      0.017        0.233
4331132         1-Aug-31     $      339,238.27     80.00                             0.250      0.017        0.733
4331136         1-Oct-31     $      399,687.96     54.05                             0.250      0.017        0.483
4331148         1-Apr-31     $      429,769.14     79.70                             0.250      0.017        0.858
4331183         1-Jul-31     $      498,464.06     78.74                             0.250      0.017        0.608
4331210         1-Nov-31     $      450,000.00     69.23                             0.250      0.017        0.233
4331308         1-Nov-31     $      450,000.00     66.67                             0.250      0.017        0.000
4331340         1-Oct-31     $      649,492.93     65.66                             0.250      0.017        0.483
4331378         1-Nov-31     $      468,750.00     75.00                             0.250      0.017        0.483
4331388         1-Nov-31     $      515,000.00     60.59                             0.250      0.017        0.358
4331432         1-Nov-31     $      400,750.00     70.00                             0.250      0.017        0.000
4331532         1-Oct-31     $      315,241.39     68.59                             0.250      0.017        0.233
4331558         1-Oct-31     $      557,043.02     48.48                             0.250      0.017        0.233
4331563         1-Aug-31     $      341,194.78     95.00                    13       0.250      0.017        0.483
4331585         1-Oct-31     $      381,206.39     64.12                             0.250      0.017        0.483
4331616         1-Oct-31     $      809,368.12     68.94                             0.250      0.017        0.483
4331660         1-Nov-31     $      392,000.00     73.27                             0.250      0.017        0.233
4331668         1-Nov-31     $      380,000.00     78.35                             0.250      0.017        0.358
4331689         1-Oct-31     $      307,747.53     43.69                             0.250      0.017        0.233
4331709         1-Oct-31     $      377,926.27     79.99                             0.250      0.017        0.858
4331731         1-Oct-31     $      327,731.13     79.23                             0.250      0.017        0.233
4331739         1-Oct-31     $      350,932.76     80.00                             0.250      0.017        0.608
4331753         1-Nov-31     $      600,000.00     75.47                             0.250      0.017        0.000
4331755         1-Nov-31     $      400,000.00     77.19                             0.250      0.017        0.108
4331783         1-Oct-31     $      356,441.82     67.94                             0.250      0.017        0.858
4331897         1-Nov-31     $      328,000.00     80.00                             0.250      0.017        0.233
4331952         1-Nov-31     $      361,000.00     79.17                             0.250      0.017        0.608
4331972         1-Nov-31     $      412,000.00     80.00                             0.250      0.017        0.108
4332017         1-Nov-31     $      536,000.00     80.00                             0.250      0.017        0.108
4332162         1-Oct-31     $      539,578.74     69.68                             0.250      0.017        0.483
4332195         1-Oct-31     $      456,125.81     73.04                             0.250      0.017        0.233
4332232         1-Oct-31     $      649,467.20     69.97                             0.250      0.017        0.233
4332240         1-Oct-31     $      494,844.05     80.00                             0.250      0.017        0.233
4332290         1-Oct-31     $      334,757.54     53.60                             0.250      0.017        0.858
4332363         1-Oct-31     $      546,562.56     66.71                             0.250      0.017        0.358
4332376         1-Nov-31     $      298,000.00     67.88                             0.250      0.017        0.483
4332382         1-Nov-31     $      300,000.00     64.79                             0.250      0.017        0.733
4332428         1-Oct-31     $      443,636.05     59.20                             0.250      0.017        0.233
4332492         1-Oct-31     $      639,513.01     60.95                             0.250      0.017        0.608
4332533         1-Oct-31     $      351,725.40     88.93                    24       0.250      0.017        0.483
4332536         1-Nov-31     $      425,000.00     59.03                             0.250      0.017        0.358
4332553         1-Nov-31     $      336,000.00     80.00                             0.250      0.017        0.000
4332592         1-Oct-31     $      349,705.95     65.91                             0.250      0.017        0.108
4332653         1-Nov-31     $      400,000.00     45.98                             0.250      0.017        0.233
4332654         1-Oct-31     $      424,152.04     31.44                             0.250      0.017        0.233
4332804         1-Nov-31     $      382,500.00     72.86                             0.250      0.017        0.000
4332808         1-Oct-31     $      399,695.63     47.62                             0.250      0.017        0.608
4332825         1-Oct-31     $      339,741.28     79.81                             0.250      0.017        0.608
4332866         1-Nov-31     $      412,000.00     80.00                             0.250      0.017        0.108
4332880         1-Oct-31     $      385,667.66     50.46                             0.250      0.017        0.000
4332937         1-Oct-31     $      627,497.80     76.12                             0.250      0.017        0.358
4332956         1-Oct-31     $      409,663.92     56.16                             0.250      0.017        0.233
4332969         1-Oct-31     $      344,217.61     58.89                             0.250      0.017        0.233
4333013         1-Nov-31     $      545,000.00     56.77                             0.250      0.017        0.733
4333047         1-Jul-31     $      662,010.29     80.00                             0.250      0.017        0.733
4333062         1-Nov-31     $      114,000.00     75.00                             0.250      0.017        0.483
4333211         1-Nov-31     $      455,600.00     53.60                             0.250      0.017        0.608
4333259         1-Jul-31     $      394,582.75     90.00                    06       0.250      0.017        0.233
4333285         1-Oct-31     $      419,664.13     63.64                             0.250      0.017        0.358
4333302         1-Oct-31     $      318,763.25     78.77                             0.250      0.017        0.733
4333305         1-Oct-31     $      335,744.33     30.55                             0.250      0.017        0.608
4333317         1-Nov-31     $      650,000.00     63.91                             0.250      0.017        0.108
4333321         1-Jul-31     $      989,873.23     58.41                             0.250      0.017        0.483
4333334         1-Oct-31     $      378,704.34     75.80                             0.250      0.017        0.483
4333346         1-Jul-31     $      380,757.26     79.58                             0.250      0.017        0.483
4333362         1-Oct-31     $      570,054.95     72.22                             0.250      0.017        0.483
4333375         1-Oct-31     $      549,549.16     61.11                             0.250      0.017        0.233
4333376         1-Oct-31     $      609,524.14     34.86                             0.250      0.017        0.483
4333535         1-Oct-31     $      479,652.59     74.42                             0.250      0.017        0.858
4333580         1-Oct-31     $      326,725.28     78.61                             0.250      0.017        0.108
4333680         1-Nov-31     $      297,000.00     62.53                             0.250      0.017        0.483
4333693         1-Aug-31     $      383,073.28     80.00                             0.250      0.017        0.358
4333723         1-Aug-31     $      516,468.98     80.00                             0.250      0.017        0.858
4333725         1-Nov-31     $      580,000.00     49.36                             0.250      0.017        0.000
4333727         1-Nov-31     $      396,000.00     80.00                             0.250      0.017        0.358
4333728         1-Jul-31     $      440,708.12     73.67                             0.250      0.017        0.858
4333751         1-Aug-31     $      376,732.73     80.00                             0.250      0.017        0.608
4333759         1-Aug-31     $      381,853.16     77.02                             0.250      0.017        0.233
4333771         1-Nov-31     $      520,000.00     80.00                             0.250      0.017        0.000
4333780         1-Aug-31     $      638,566.17     80.00                             0.250      0.017        0.733
4333789         1-Aug-31     $      553,558.36     66.47                             0.250      0.017        0.000
4333823         1-Aug-31     $      387,152.18     80.00                             0.250      0.017        0.858
4333833         1-Aug-31     $      336,685.50     90.00                    06       0.250      0.017        0.358
4333856         1-Aug-31     $      349,215.87     77.78                             0.250      0.017        0.733
4333864         1-Aug-31     $      284,295.07     73.72                             0.250      0.017        0.233
4333866         1-Oct-31     $      399,680.12     50.00                             0.250      0.017        0.358
4333879         1-Aug-31     $      337,822.29     66.92                             0.250      0.017        0.608
4333890         1-Sep-31     $      329,357.42     45.21                             0.250      0.017        0.233
4333906         1-Aug-31     $      470,832.53     80.00                             0.250      0.017        0.233
4333923         1-Sep-31     $      621,573.15     75.00                             0.250      0.017        0.733
4333931         1-Oct-31     $      436,691.56     79.45                             0.250      0.017        0.983
4333972         1-Aug-31     $      349,196.13     70.00                             0.250      0.017        0.608
4333999         1-Oct-31     $      356,707.37     63.75                             0.250      0.017        0.233
4334028         1-Aug-31     $      352,249.05     80.00                             0.250      0.017        0.733
4334038         1-Oct-31     $      431,695.86     80.00                             0.250      0.017        0.233
4334057         1-Oct-31     $      418,406.75     67.00                             0.250      0.017        0.233
4334186         1-Oct-31     $      441,637.69     79.99                             0.250      0.017        0.233
4334244         1-Aug-31     $      333,669.30     80.00                             0.250      0.017        0.858
4334246         1-Oct-31     $      323,734.41     62.31                             0.250      0.017        0.233
4334284         1-Mar-31     $      294,796.64     79.53                             0.250      0.017        0.733
4334356         1-Sep-31     $      419,374.65     80.00                             0.250      0.017        0.733
4334402         1-Nov-31     $      810,000.00     40.50                             0.250      0.017        0.108
4334409         1-Oct-31     $      299,747.96     57.69                             0.250      0.017        0.108
4334414         1-Oct-31     $      343,718.02     50.96                             0.250      0.017        0.233
4334461         1-Oct-31     $      314,042.37     70.00                             0.250      0.017        0.233
4334513         1-Oct-31     $      395,659.05     80.00                             0.250      0.017        0.000
4334565         1-Aug-31     $      361,368.08     80.00                             0.250      0.017        0.608
4334613         1-Sep-31     $      359,450.46     80.00                             0.250      0.017        0.608
4334620         1-Oct-31     $      449,640.14     60.00                             0.250      0.017        0.358
4334624         1-Aug-31     $      339,238.28     80.00                             0.250      0.017        0.733
4334634         1-Nov-31     $      695,700.00     66.26                             0.250      0.017        0.733
4334638         1-Jul-31     $      398,801.38     66.67                             0.250      0.017        0.733
4334661         1-Aug-31     $      316,888.44     77.84                             0.250      0.017        0.733
4334676         1-Sep-31     $      391,444.87     80.00                             0.250      0.017        0.983
4334696         1-Nov-31     $      295,000.00     69.41                             0.250      0.017        0.358
4334808         1-Nov-31     $      490,900.00     67.25                             0.250      0.017        0.358
4334818         1-Nov-31     $      705,000.00     35.25                             0.250      0.017        0.108
4334838         1-Oct-31     $      407,589.63     80.00                             0.250      0.017        0.608
4334860         1-Nov-31     $      452,000.00     43.25                             0.250      0.017        0.233
4335005         1-Oct-31     $      317,339.67     80.00                             0.250      0.017        0.233
4335061         1-Aug-31     $      310,819.33     89.64                    06       0.250      0.017        0.858
4335095         1-Nov-31     $      550,000.00     51.16                             0.250      0.017        0.108
4335126         1-Aug-31     $      311,301.01     80.00                             0.250      0.017        0.733
4335141         1-Aug-31     $      351,690.38     78.33                             0.250      0.017        0.608
4335250         1-Aug-31     $      415,090.96     80.00                             0.250      0.017        0.858
4335265         1-Oct-31     $      390,887.16     80.00                             0.250      0.017        0.358
4335313         1-Oct-31     $      609,499.98     42.07                             0.250      0.017        0.233
4335334         1-Nov-31     $      361,000.00     64.46                             0.250      0.017        0.608
4335404         1-Oct-31     $      400,912.90     75.00                             0.250      0.017        0.108
4335455         1-Sep-31     $      337,009.91     75.00                             0.250      0.017        0.858
4335478         1-Sep-31     $      421,339.61     56.27                             0.250      0.017        0.483
4335727         1-Oct-31     $      449,631.14     62.40                             0.250      0.017        0.233
4335737         1-Nov-31     $      650,000.00     16.67                             0.250      0.017        0.108
4335973         1-Sep-31     $      310,071.23     90.00                    06       0.250      0.017        1.108
4335977         1-Oct-31     $      334,732.10     84.81                    11       0.250      0.017        0.358
4336016         1-Sep-31     $      404,366.23     77.88                             0.250      0.017        0.483
4336113         1-Nov-31     $      450,000.00     59.60                             0.250      0.017        0.233
4336224         1-Oct-31     $      319,737.70     79.93                             0.250      0.017        0.233
4336225         1-Oct-31     $      331,734.50     60.36                             0.250      0.017        0.358
4336254         1-Oct-31     $      319,756.50     49.23                             0.250      0.017        0.608
4336437         1-Oct-31     $      537,559.00     43.04                             0.250      0.017        0.233
4336482         1-Oct-31     $      323,747.25     90.00                    01       0.250      0.017        0.483
4336561         1-Oct-31     $      499,619.54     50.00                             0.250      0.017        0.608
4336609         1-Nov-31     $      868,700.00     69.22      GD 3YR                 0.250      0.017        0.108
4336643         1-Oct-31     $      306,941.91     61.44                             0.250      0.017        0.108
4336653         1-Oct-31     $      586,506.84     67.47                             0.250      0.017        0.108
4336683         1-Sep-31     $      337,509.16     79.16                             0.250      0.017        0.858
4336708         1-Aug-31     $      312,931.70     80.00                             0.250      0.017        0.983
4336733         1-Nov-31     $      879,000.00     67.62                             0.250      0.017        0.108
4336747         1-Aug-31     $      310,569.87     75.00                             0.250      0.017        0.858
4336755         1-Oct-31     $      299,747.96     80.00                             0.250      0.017        0.108
4336794         1-Jul-31     $      472,579.63     80.00                             0.250      0.017        0.733
4336825         1-Aug-31     $      575,142.65     76.56                             0.250      0.017        0.483
4336831         1-Nov-31     $      370,000.00     22.42                             0.250      0.017        0.108
4336842         1-Aug-31     $      295,336.84     80.00                             0.250      0.017        0.733
4336868         1-Aug-31     $      387,085.93     80.00                             0.250      0.017        0.608
4336880         1-Nov-31     $      451,375.00     75.86                             0.250      0.017        0.233
4336909         1-Nov-31     $      661,300.00     64.45                             0.250      0.017        0.000
4336911         1-Oct-31     $      349,713.11     70.00                             0.250      0.017        0.233
4336927         1-May-31     $      317,235.33     85.00                    01       0.250      0.017        0.483
4336956         1-Aug-31     $      446,945.21     80.00                             0.250      0.017        0.483
4336979         1-Oct-31     $      549,560.17     68.75                             0.250      0.017        0.358
4336991         1-Oct-31     $      299,771.72     48.00                             0.250      0.017        0.608
4337020         1-Nov-31     $      550,000.00     58.82                             0.250      0.017        0.358
4337141         1-Oct-31     $      514,588.16     79.33                             0.250      0.017        0.358
4337157         1-Oct-31     $      449,612.55     75.00                             0.250      0.017        0.000
4337165         1-Oct-31     $      429,647.53     58.90                             0.250      0.017        0.233
4337196         1-Nov-31     $      313,000.00     35.65                             0.250      0.017        0.000
4337203         1-Oct-31     $      808,368.90     53.93                             0.250      0.017        0.483
4337301         1-Oct-31     $      194,836.17     57.35                             0.250      0.017        0.108
4337370         1-Jul-31     $      518,362.63     77.04                             0.250      0.017        0.483
4337372         1-Jun-31     $      480,897.20     66.62                             0.250      0.017        0.000
4337383         1-Jul-31     $      586,692.24     66.50                             0.250      0.017        0.608
4337571         1-Nov-31     $      373,275.00     85.61      GD 3YR        06       0.250      0.017        0.358
4337636         1-Oct-31     $      345,566.51     79.99                             0.250      0.017        0.233
4337638         1-Nov-31     $      460,000.00     67.15                             0.250      0.017        0.233
4337690         1-Nov-31     $      563,000.00     76.08                             0.250      0.017        0.108
4337693         1-Nov-31     $      401,110.00     56.10                             0.250      0.017        0.108
4337765         1-Oct-31     $      331,699.86     57.74                             0.250      0.017        0.000
4337816         1-Oct-31     $      449,640.14     62.94                             0.250      0.017        0.358
4337834         1-Nov-31     $      847,500.00     75.00                             0.250      0.017        0.608
4337841         1-Nov-31     $      400,000.00     67.23                             0.250      0.017        0.358
4337990         1-Nov-31     $    1,000,000.00     12.50                             0.250      0.017        0.358
4338033         1-Oct-31     $      299,747.96     54.55                             0.250      0.017        0.108
4338058         1-Nov-31     $      332,500.00     95.00                    12       0.250      0.017        0.858
4338110         1-Oct-31     $      314,715.36     48.31                             0.250      0.017        0.108
4338151         1-Oct-31     $      339,714.36     52.31                             0.250      0.017        0.108
4338153         1-Nov-31     $      372,000.00     80.00                             0.250      0.017        0.000
4338267         1-Oct-31     $      603,516.99     50.33                             0.250      0.017        0.358
4338269         1-Nov-31     $      490,000.00     69.60                             0.250      0.017        0.108
4338283         1-Aug-31     $      366,655.92     75.00                             0.250      0.017        0.608
4338340         1-Aug-31     $      533,801.39     74.83                             0.250      0.017        0.733
4338359         1-Aug-31     $      349,254.14     76.09                             0.250      0.017        0.983
4338365         1-Oct-31     $      274,763.23     11.46                             0.250      0.017        0.000
4338419         1-Nov-31     $      293,981.00     61.89                             0.250      0.017        0.233
4338429         1-Aug-31     $      330,400.70     80.00                             0.250      0.017        0.358
4338485         1-Oct-31     $      415,659.01     80.00                             0.250      0.017        0.233
4338488         1-Oct-31     $      321,579.60     79.99                             0.250      0.017        0.108
4338501         1-Oct-31     $      327,731.14     80.00                             0.250      0.017        0.233
4338504         1-Nov-31     $      344,000.00     64.91                             0.250      0.017        0.233
4338544         1-Oct-31     $      479,135.14     70.00                             0.250      0.017        0.608
4338549         1-Oct-31     $      354,709.01     70.30                             0.250      0.017        0.233
4338550         1-Nov-31     $      483,700.00     79.95                             0.250      0.017        0.608
4338551         1-Oct-31     $      328,623.69     79.99                             0.250      0.017        0.108
4338582         1-Nov-31     $      330,000.00     69.47                             0.250      0.017        0.983
4338587         1-Oct-31     $      522,602.03     69.27                             0.250      0.017        0.608
4338635         1-Oct-31     $      324,776.33     58.56                             0.250      0.017        1.108
4338658         1-Oct-31     $      624,474.92     65.10                             0.250      0.017        0.108
4338675         1-Nov-31     $      895,000.00     44.75                             0.250      0.017        0.233
4338690         1-Oct-31     $      734,481.24     63.91                             0.250      0.017        0.983
4338749         1-Oct-31     $      360,347.01     58.83                             0.250      0.017        0.108
4338792         1-Oct-31     $      288,757.20     78.75                             0.250      0.017        0.108
4338841         1-Nov-31     $      394,900.00     45.13                             0.250      0.017        0.358
4338899         1-Oct-31     $      426,132.78     66.12                             0.250      0.017        0.000
4338922         1-Oct-31     $      294,046.62     72.85                             0.250      0.017        0.000
4338951         1-Nov-31     $      500,000.00     35.71                             0.250      0.017        0.358
4338972         1-Oct-31     $      349,713.11     80.00                             0.250      0.017        0.233
4338991         1-Oct-31     $      332,713.29     41.11                             0.250      0.017        0.000
4338994         1-Nov-31     $      325,000.00     63.11                             0.250      0.017        0.108
4339001         1-Oct-31     $      441,969.14     36.86                             0.250      0.017        0.000
4339052         1-Jul-31     $      366,924.41     80.00                             0.250      0.017        0.858
4339078         1-Aug-31     $      399,103.85     80.00                             0.250      0.017        0.733
4339086         1-Oct-31     $      574,540.17     58.55                             0.250      0.017        0.358
4339090         1-Oct-31     $      414,668.12     78.30                             0.250      0.017        0.358
4339104         1-Aug-31     $      414,891.24     80.00                             0.250      0.017        0.233
4339111         1-Oct-31     $      301,752.45     72.60                             0.250      0.017        0.233
4339143         1-Aug-31     $      303,352.16     95.00                    13       0.250      0.017        0.983
4339224         1-Oct-31     $      339,341.58     76.31                             0.250      0.017        0.608
4339262         1-Oct-31     $      399,672.12     56.34                             0.250      0.017        0.233
4339332         1-Nov-31     $      540,000.00     43.72                             0.250      0.017        0.000
4339334         1-Oct-31     $      311,756.61     80.00                             0.250      0.017        0.483
4339343         1-Oct-31     $      415,051.01     78.38                             0.250      0.017        0.108
4339409         1-Oct-31     $      306,154.98     80.00                             0.250      0.017        0.358
4339414         1-Nov-31     $      461,000.00     57.63                             0.250      0.017        0.358
4339417         1-Oct-31     $      676,458.62     64.48                             0.250      0.017        0.358
4339419         1-Sep-31     $      457,009.47     79.99                             0.250      0.017        0.000
4339425         1-Nov-31     $      320,000.00     40.76                             0.250      0.017        0.233
4339467         1-Oct-31     $      297,044.03     66.07                             0.250      0.017        0.000
4339471         1-Oct-31     $      334,697.15     79.24                             0.250      0.017        0.000
4339499         1-Nov-31     $      500,000.00     62.50                             0.250      0.017        0.108
4339512         1-Oct-31     $      297,749.64     79.89                             0.250      0.017        0.108
4339516         1-Oct-31     $      409,062.73     69.41                             0.250      0.017        0.983
4339631         1-Nov-31     $      504,000.00     78.75                             0.250      0.017        0.358
4339717         1-Nov-31     $      412,500.00     77.83                             0.250      0.017        0.233
4339724         1-Nov-31     $      342,500.00     61.16                             0.250      0.017        0.108
4339769         1-Oct-31     $      979,176.67     70.00                             0.250      0.017        0.108
4339791         1-Nov-31     $      332,700.00     62.77                             0.250      0.017        0.108
4339884         1-Oct-31     $      340,956.18     75.00                             0.250      0.017        0.000
4339890         1-Nov-31     $      390,000.00     72.56                             0.250      0.017        0.108
4339921         1-Nov-31     $      300,000.00     59.41                             0.250      0.017        0.358
4339928         1-Oct-31     $      319,703.61     70.64                             0.250      0.017        0.000
4339963         1-Oct-31     $      299,754.09     51.72                             0.250      0.017        0.233
4339964         1-Oct-31     $      601,506.54     63.37                             0.250      0.017        0.233
4340002         1-Oct-31     $      389,472.36     69.03                             0.250      0.017        0.108
4340007         1-Oct-31     $      399,672.12     61.54                             0.250      0.017        0.233
4340021         1-Oct-31     $      299,745.20     68.18                             0.250      0.017        0.108
4340034         1-Oct-31     $      399,695.62     65.00                             0.250      0.017        0.608
4340075         1-Oct-31     $      363,216.44     67.69                             0.250      0.017        0.483
4340109         1-Oct-31     $      400,679.32     48.02                             0.250      0.017        0.358
4340142         1-Oct-31     $      449,612.55     60.00                             0.250      0.017        0.000
4340192         1-Oct-31     $      414,659.82     51.68                             0.250      0.017        0.233
4340217         1-Oct-31     $      564,548.18     77.14                             0.250      0.017        0.358
4340227         1-Oct-31     $      341,183.64     80.00                             0.250      0.017        0.483
4340233         1-Oct-31     $      334,718.57     72.69                             0.250      0.017        0.108
4340245         1-Oct-31     $      561,539.32     59.79                             0.250      0.017        0.233
4340260         1-Nov-31     $      310,000.00     75.61                             0.250      0.017        0.608
4340301         1-Oct-31     $      444,626.14     79.89                             0.250      0.017        0.108
4340305         1-Oct-31     $      432,145.48     70.33                             0.250      0.017        0.233
4340421         1-Nov-31     $      437,000.00     62.43                             0.250      0.017        0.233
4340479         1-Nov-31     $      580,496.00     80.00                             0.250      0.017        0.000
4340499         1-Nov-31     $      550,000.00     45.83                             0.250      0.017        0.000
4340510         1-Oct-31     $      439,585.62     64.71                             0.250      0.017        0.358
4340514         1-Nov-31     $      600,000.00     54.55                             0.250      0.017        0.233
4340540         1-Nov-31     $      647,000.00     68.32                             0.250      0.017        0.108
4340575         1-Oct-31     $      299,735.32     66.45                             0.250      0.017        0.000
4340601         1-Oct-31     $      424,792.83     79.99                             0.250      0.017        0.108
4340640         1-Oct-31     $      626,534.68     75.00                             0.250      0.017        0.733
4340660         1-Oct-31     $      318,731.99     58.11                             0.250      0.017        0.108
4340677         1-Oct-31     $      434,660.66     66.92                             0.250      0.017        0.483
4340682         1-Oct-31     $      511,610.41     59.19                             0.250      0.017        0.608
4340686         1-Oct-31     $      590,503.49     69.94                             0.250      0.017        0.108
4340726         1-Nov-31     $      501,000.00     60.73                             0.250      0.017        0.358
4340754         1-Nov-31     $      500,000.00     60.61                             0.250      0.017        0.358
4340828         1-Nov-31     $      340,000.00     45.33                             0.250      0.017        0.358
4340839         1-Sep-31     $      648,957.30     76.47                             0.250      0.017        0.358
4340877         1-Oct-31     $      449,648.95     46.15                             0.250      0.017        0.483
4340920         1-Nov-31     $      283,000.00     64.32                             0.250      0.017        0.108
4340946         1-Nov-31     $      649,000.00     52.00                             0.250      0.017        0.233
4340996         1-Oct-31     $      307,753.69     77.97                             0.250      0.017        0.358
4341036         1-Nov-31     $      800,000.00     47.06                             0.250      0.017        0.358
4341113         1-Nov-31     $      412,700.00     54.30                             0.250      0.017        0.108
4341328         1-Oct-31     $      573,018.19     65.54                             0.250      0.017        0.108
4341334         1-Nov-31     $      317,000.00     41.17                             0.250      0.017        0.483
4341337         1-Oct-31     $      311,368.74     87.77                    01       0.250      0.017        0.733
4341411         1-Nov-31     $      533,000.00     53.30                             0.250      0.017        0.108
4341416         1-Nov-31     $      612,000.00     80.00                             0.250      0.017        0.233
4341430         1-Nov-31     $      620,000.00     77.50                             0.250      0.017        0.483
4341443         1-Aug-31     $      447,068.98     80.00                             0.250      0.017        1.108
4341504         1-Nov-31     $      438,000.00     44.20                             0.250      0.017        0.358
4341529         1-Nov-31     $      425,000.00     48.57                             0.250      0.017        0.233
4341538         1-Aug-31     $      648,352.35     76.83                             0.250      0.017        0.108
4341540         1-Aug-31     $      379,127.20     72.38                             0.250      0.017        0.608
4341553         1-Oct-31     $      453,218.92     84.99                    24       0.250      0.017        0.108
4341567         1-Jul-31     $      334,170.33     79.81                             0.250      0.017        0.608
4341568         1-Aug-31     $      472,883.98     75.84                             0.250      0.017        0.483
4341586         1-Jul-31     $      398,740.48     77.18                             0.250      0.017        0.483
4341589         1-Aug-31     $      423,798.41     79.84                             0.250      0.017        0.733
4341596         1-Oct-31     $      412,927.63     75.00                             0.250      0.017        0.483
4341614         1-Aug-31     $      310,461.01     72.38                             0.250      0.017        0.108
4341620         1-Nov-31     $      520,000.00     80.00                             0.250      0.017        0.608
4341626         1-Aug-31     $      525,819.32     75.29                             0.250      0.017        0.733
4341661         1-Aug-31     $      306,476.71     80.00                             0.250      0.017        0.483
4341672         1-Aug-31     $      354,224.27     78.02                             0.250      0.017        0.858
4341698         1-Oct-31     $      435,642.61     80.00                             0.250      0.017        0.233
4341700         1-Nov-31     $      300,000.00     18.18                             0.250      0.017        0.358
4341706         1-Jul-31     $      422,636.27     80.00                             0.250      0.017        0.608
4341714         1-Jul-31     $      338,981.18     72.34                             0.250      0.017        0.733
4341748         1-Aug-31     $      294,339.07     79.95                             0.250      0.017        0.733
4341753         1-Jul-31     $      311,041.58     80.00                             0.250      0.017        0.608
4341763         1-Oct-31     $      467,497.14     80.00                             0.250      0.017        0.000
4341786         1-Nov-31     $      462,000.00     48.63                             0.250      0.017        0.108
4341787         1-Aug-31     $      369,171.05     65.14                             0.250      0.017        0.733
4341810         1-Aug-31     $      357,197.94     59.17                             0.250      0.017        0.733
4341831         1-Oct-31     $      456,016.57     80.00                             0.250      0.017        0.108
4341852         1-Aug-31     $      299,360.68     63.16                             0.250      0.017        0.983
4341882         1-Jun-31     $      466,284.75     80.00                             0.250      0.017        0.858
4341893         1-Nov-31     $      418,850.00     79.99                             0.250      0.017        0.108
4341903         1-Sep-31     $      449,241.73     32.37                             0.250      0.017        0.108
4341951         1-Aug-31     $      458,943.46     76.03                             0.250      0.017        0.608
4341979         1-Aug-31     $      327,283.29     80.00                             0.250      0.017        0.858
4341987         1-Oct-31     $      325,576.25     66.50                             0.250      0.017        0.108
4341991         1-Nov-31     $      554,000.00     48.17                             0.250      0.017        0.233
4342023         1-Nov-31     $      570,000.00     77.03                             0.250      0.017        0.608
4342031         1-Aug-31     $      471,830.04     65.69                             0.250      0.017        0.233
4342084         1-Nov-31     $      340,000.00     80.00                             0.250      0.017        0.108
4342099         1-Oct-31     $      331,747.38     80.00                             0.250      0.017        0.608
4342146         1-Oct-31     $      649,467.20     59.09                             0.250      0.017        0.233
4342156         1-Nov-31     $      580,000.00     68.24                             0.250      0.017        0.483
4342161         1-Oct-31     $      377,690.15     70.00                             0.250      0.017        0.233
4342175         1-Oct-31     $      393,427.24     75.00                             0.250      0.017        0.233
4342271         1-Oct-31     $      335,724.58     79.89                             0.250      0.017        0.233
4342279         1-Oct-31     $      303,563.00     69.84                             0.250      0.017        0.483
4342306         1-Nov-31     $      358,000.00     36.53                             0.250      0.017        0.108
4342436         1-Nov-31     $      472,500.00     75.60                             0.250      0.017        0.233
4342467         1-Oct-31     $      565,547.38     65.43                             0.250      0.017        0.358
4342485         1-Nov-31     $      400,000.00     72.73                             0.250      0.017        0.000
4342487         1-Nov-31     $      504,000.00     80.00                             0.250      0.017        0.108
4342520         1-Nov-31     $      472,220.00     50.67                             0.250      0.017        0.483
4342526         1-Oct-31     $      319,731.15     69.57                             0.250      0.017        0.108
4342575         1-Nov-31     $      319,800.00     49.20                             0.250      0.017        0.358
4342589         1-Nov-31     $      283,920.00     80.00                             0.250      0.017        0.358
4342727         1-Oct-31     $      330,578.81     69.51                             0.250      0.017        0.233
4342735         1-Oct-31     $      843,308.19     48.23                             0.250      0.017        0.233
4342748         1-Oct-31     $      336,730.50     62.41                             0.250      0.017        0.358
4342758         1-Nov-31     $      356,000.00     80.00                             0.250      0.017        0.108
4342826         1-Nov-31     $      445,000.00     49.44                             0.250      0.017        0.233
4342865         1-Nov-31     $      350,250.00     75.00                             0.250      0.017        0.233
4342868         1-Oct-31     $      314,741.80     61.17                             0.250      0.017        0.233
4342881         1-Sep-31     $      367,379.90     80.00                             0.250      0.017        0.108
4342918         1-Oct-31     $      427,631.50     79.26                             0.250      0.017        0.000
4342966         1-Nov-31     $      400,000.00     79.84                             0.250      0.017        0.108
4342970         1-Nov-31     $    1,000,000.00     50.00                             0.250      0.017        0.108
4343021         1-Nov-31     $      339,750.00     90.00                    11       0.250      0.017        0.358
4343024         1-Oct-31     $      419,655.73     61.50                             0.250      0.017        0.233
4343068         1-Nov-31     $      425,000.00     68.00                             0.250      0.017        0.483
4343073         1-Oct-31     $      366,076.73     80.00                             0.250      0.017        0.000
4343090         1-Nov-31     $      425,000.00     47.22                             0.250      0.017        0.000
4343100         1-Nov-31     $      332,000.00     73.45                             0.250      0.017        0.000
4343144         1-Nov-31     $      227,000.00     52.79                             0.250      0.017        0.233
4343168         1-Nov-31     $      695,000.00     53.46                             0.250      0.017        0.358
4343192         1-Nov-31     $      680,000.00     67.33                             0.250      0.017        0.483
4343252         1-Oct-31     $      307,759.72     67.69                             0.250      0.017        0.483
4343256         1-Nov-31     $      625,000.00     69.44                             0.250      0.017        0.108
4343263         1-Oct-31     $      619,479.13     78.43                             0.250      0.017        0.108
4343309         1-Oct-31     $      608,475.66     58.00                             0.250      0.017        0.000
4343313         1-Nov-31     $      399,000.00     79.96                             0.250      0.017        0.108
4343322         1-Oct-31     $      426,450.15     80.00                             0.250      0.017        0.233
4343333         1-Nov-31     $      425,600.00     80.00                             0.250      0.017        0.233
4343445         1-Nov-31     $      401,000.00     61.69                             0.250      0.017        0.358
4343496         1-Nov-31     $      400,000.00     64.00                             0.250      0.017        0.233
4343511         1-Nov-31     $      600,000.00     65.22                             0.250      0.017        0.233
4343519         1-Nov-31     $      420,400.00     80.00                             0.250      0.017        0.108
4343579         1-Oct-31     $      331,253.98     63.14                             0.250      0.017        0.733
4343589         1-Nov-31     $      470,000.00     54.65                             0.250      0.017        0.108
4343593         1-Nov-31     $      734,000.00     64.73                             0.250      0.017        0.233
4343642         1-Aug-31     $      305,314.44     79.48                             0.250      0.017        0.733
4343652         1-Aug-31     $      646,543.73     77.84                             0.250      0.017        0.733
4343673         1-Aug-31     $      349,196.10     77.78                             0.250      0.017        0.608
4343691         1-Nov-31     $      332,000.00     65.10                             0.250      0.017        0.358
4343749         1-Oct-31     $      554,721.98     80.00                             0.250      0.017        0.000
4343805         1-Nov-31     $      410,000.00     66.34                             0.250      0.017        0.358
4343812         1-Sep-31     $      294,726.46     88.12                    06       0.250      0.017        0.358
4343831         1-Nov-31     $      376,000.00     62.67                             0.250      0.017        0.000
4343839         1-Oct-31     $      368,212.54     79.99                             0.250      0.017        0.483
4343843         1-Nov-31     $      378,000.00     74.12                             0.250      0.017        0.108
4343886         1-Nov-31     $      560,000.00     70.00                             0.250      0.017        0.233
4343925         1-Nov-31     $      450,000.00     69.77                             0.250      0.017        0.000
4344067         1-Nov-31     $      409,050.00     65.45                             0.250      0.017        0.483
4344106         1-Oct-31     $      499,590.15     78.25                             0.250      0.017        0.233
4344153         1-Nov-31     $      360,000.00     60.00                             0.250      0.017        0.233
4344249         1-Sep-31     $      823,708.94     55.00                             0.250      0.017        0.483
4344369         1-Nov-31     $      347,000.00     28.92                             0.250      0.017        0.358
4344435         1-Nov-31     $      350,200.00     85.00                    24       0.250      0.017        0.733
4344445         1-Nov-31     $      699,750.00     75.00                             0.250      0.017        0.108
4344531         1-Oct-31     $      320,736.88     57.22                             0.250      0.017        0.233
4344548         1-Nov-31     $      487,500.00     75.00                             0.250      0.017        0.233
4344606         1-Nov-31     $      645,000.00     64.50                             0.250      0.017        0.108
4344682         1-Oct-31     $      365,978.28     80.00                             0.250      0.017        0.483
4344737         1-Oct-31     $      331,721.07     80.00                             0.250      0.017        0.108
4344844         1-Nov-31     $      395,000.00     79.80                             0.250      0.017        0.233
4344879         1-Oct-31     $      301,758.50     40.27                             0.250      0.017        0.358
4344910         1-Nov-31     $      350,000.00     38.89                             0.250      0.017        0.108
4344981         1-Nov-31     $      462,000.00     49.68                             0.250      0.017        0.233
4345096         1-Nov-31     $      350,000.00     77.78                             0.250      0.017        0.108
4345162         1-Nov-31     $      480,000.00     66.85                             0.250      0.017        0.000
4345274         1-Oct-31     $      474,591.04     49.07                             0.250      0.017        0.000
4345319         1-Oct-31     $      296,795.60     90.00                    06       0.250      0.017        1.108
4345323         1-Oct-31     $      606,582.26     61.94                             0.250      0.017        1.108
4345326         1-Oct-31     $      367,712.92     69.70                             0.250      0.017        0.483
4345352         1-Nov-31     $      400,000.00     66.67                             0.250      0.017        0.108
4345355         1-Nov-31     $      360,000.00     75.00                             0.250      0.017        0.608
4345386         1-Nov-31     $      485,000.00     60.63                             0.250      0.017        0.000
4345400         1-Nov-31     $      325,000.00     40.12                             0.250      0.017        0.108
4345491         1-Nov-31     $      326,900.00     70.00                             0.250      0.017        0.108
4345554         1-Nov-31     $      371,659.00     79.33                             0.250      0.017        0.108
4345571         1-Nov-31     $      365,000.00     54.72                             0.250      0.017        0.000
4345701         1-Oct-31     $      399,710.50     61.60                             0.250      0.017        0.858
4345764         1-Nov-31     $      333,000.00     65.29                             0.250      0.017        0.358
4345903         1-Oct-31     $      509,602.15     68.00                             0.250      0.017        0.483
4345929         1-Oct-31     $      330,735.30     78.81                             0.250      0.017        0.358
4345996         1-Nov-31     $      580,000.00     80.00                             0.250      0.017        0.000
4346031         1-Oct-31     $      326,039.07     41.65                             0.250      0.017        0.358
4346083         1-Oct-31     $      309,737.50     62.00                             0.250      0.017        0.733
4346091         1-Nov-31     $    1,000,000.00     60.61                             0.250      0.017        0.000
4346213         1-Oct-31     $      449,640.15     51.14                             0.250      0.017        0.358
4346305         1-Nov-31     $      425,000.00     48.57                             0.250      0.017        0.108
4346340         1-Nov-31     $      325,000.00     66.33                             0.250      0.017        0.483
4346352         1-Oct-31     $      499,579.94     67.09                             0.250      0.017        0.108
4346431         1-Nov-31     $      325,000.00     67.71                             0.250      0.017        0.983
4346437         1-Oct-31     $       89,934.86     64.29                             0.250      0.017        0.858
4346453         1-Aug-31     $      329,659.80     80.00                             0.250      0.017        0.733
4346472         1-Jul-31     $      408,676.77     58.57                             0.250      0.017        0.358
4346502         1-Oct-31     $      359,704.91     52.55                             0.250      0.017        0.233
4346525         1-Aug-31     $      351,171.21     80.00                             0.250      0.017        0.483
4346538         1-Oct-31     $      419,638.39     80.00                             0.250      0.017        0.000
4346549         1-Aug-31     $      332,964.19     75.00                             0.250      0.017        0.483
4346598         1-Jul-31     $      398,801.38     83.86                    11       0.250      0.017        0.733
4346659         1-Aug-31     $      311,301.01     80.00                             0.250      0.017        0.733
4346676         1-Aug-31     $      373,518.49     80.00                             0.250      0.017        0.483
4346686         1-Nov-31     $      648,000.00     36.00                             0.250      0.017        0.000
4346728         1-Aug-31     $      357,576.83     80.00                             0.250      0.017        0.608
4346785         1-Nov-31     $      468,000.00     50.59                             0.250      0.017        0.108
4346820         1-Nov-31     $      600,000.00     46.15                             0.250      0.017        0.108
4346957         1-Nov-31     $      141,400.00     70.00                             0.250      0.017        0.233
4346977         1-Oct-31     $      419,672.35     76.36                             0.250      0.017        0.483
4347095         1-Oct-31     $      605,490.89     80.00                             0.250      0.017        0.108
4347172         1-Oct-31     $      316,733.69     68.91                             0.250      0.017        0.108
4347403         1-Sep-31     $      374,583.10     80.00                             0.250      0.017        0.233
4347417         1-Nov-31     $      450,000.00     67.16                             0.250      0.017        0.233
4347440         1-Jul-31     $      294,071.09     73.75                             0.250      0.017        0.483
4347471         1-Aug-31     $      450,936.97     80.00                             0.250      0.017        0.983
4347501         1-Aug-31     $      362,881.60     77.39                             0.250      0.017        0.608
4347502         1-Sep-31     $      638,998.46     76.19                             0.250      0.017        0.483
4347508         1-Aug-31     $      498,879.83     77.52                             0.250      0.017        0.733
4347521         1-Aug-31     $      324,289.83     62.56                             0.250      0.017        0.858
4347532         1-Aug-31     $      438,884.67     80.00                             0.250      0.017        0.108
4347539         1-Aug-31     $      349,235.20     79.56                             0.250      0.017        0.858
4347542         1-Aug-31     $      369,150.18     71.84                             0.250      0.017        0.608
4347550         1-Sep-31     $      511,158.19     77.40                             0.250      0.017        0.233
4347559         1-Aug-31     $      359,193.46     80.00                             0.250      0.017        0.733
4347580         1-Jul-31     $      359,918.28     66.48                             0.250      0.017        0.733
4347581         1-Jul-31     $      534,270.12     80.00                             0.250      0.017        0.358
4347598         1-Aug-31     $      455,052.36     80.00                             0.250      0.017        1.108
4347603         1-Aug-31     $      382,341.49     80.00                             0.250      0.017        0.733
4347612         1-Aug-31     $      306,611.53     86.56                    06       0.250      0.017        0.733
4347622         1-Aug-31     $      380,847.83     80.00                             0.250      0.017        0.733
4347623         1-Sep-31     $      315,417.78     80.00                             0.250      0.017        0.608
4347638         1-Aug-31     $      411,053.72     77.01                             0.250      0.017        0.608
4347641         1-Sep-31     $      383,741.93     90.00                    11       0.250      0.017        0.858
4347643         1-Aug-31     $      359,152.42     56.25                             0.250      0.017        0.483
4347653         1-Jul-31     $      392,570.11     75.00                             0.250      0.017        0.733
4347659         1-Aug-31     $      439,014.25     80.00                             0.250      0.017        0.733
4347672         1-May-31     $      326,767.95     80.00                             0.250      0.017        0.608
4347679         1-Nov-31     $      537,000.00     79.79                             0.250      0.017        0.000
4347695         1-Aug-31     $      642,557.20     78.06                             0.250      0.017        0.733
4347703         1-Sep-31     $      398,959.00     80.00                             0.250      0.017        0.358
4347715         1-Nov-31     $      400,000.00     71.83                             0.250      0.017        0.358
4347732         1-Aug-31     $      383,039.93     80.00                             0.250      0.017        0.733
4347802         1-Oct-31     $      434,669.00     43.50                             0.250      0.017        0.608
4347856         1-Aug-31     $      542,781.23     80.00                             0.250      0.017        0.733
4347912         1-Nov-31     $      539,200.00     68.69                             0.250      0.017        0.108
4347931         1-Nov-31     $      580,000.00     68.24                             0.250      0.017        0.108
4348004         1-Oct-31     $      354,716.10     53.38                             0.250      0.017        0.358
4348080         1-Oct-31     $      509,571.54     61.82                             0.250      0.017        0.108
4348092         1-Nov-31     $      780,000.00     65.00                             0.250      0.017        0.233
4348179         1-Nov-31     $      241,000.00     73.48                             0.250      0.017        0.358
4348183         1-Nov-31     $      305,000.00     77.22                             0.250      0.017        0.483
4348255         1-Oct-31     $      539,546.33     69.68                             0.250      0.017        0.108
4348288         1-Oct-31     $      499,590.15     51.58                             0.250      0.017        0.233
4348440         1-Nov-31     $      496,000.00     80.00                             0.250      0.017        0.233
4348443         1-Oct-31     $      305,736.53     77.25                             0.250      0.017        0.000
4348539         1-Oct-31     $      499,619.54     71.43                             0.250      0.017        0.608
4348551         1-Oct-31     $      379,688.52     66.67                             0.250      0.017        0.233
4348563         1-Nov-31     $      280,000.00     70.89                             0.250      0.017        0.108
4348601         1-Nov-31     $      448,000.00     80.00                             0.250      0.017        0.233
4348614         1-Nov-31     $      431,100.00     72.45                             0.250      0.017        0.358
4348626         1-Nov-31     $      478,000.00     79.67                             0.250      0.017        0.733
4348649         1-Nov-31     $      399,500.00     62.81                             0.250      0.017        0.233
4348708         1-Nov-31     $      384,000.00     61.74                             0.250      0.017        0.358
4348893         1-Oct-31     $      649,455.44     68.42                             0.250      0.017        0.608
4348902         1-Oct-31     $      379,688.52     63.33                             0.250      0.017        0.233
4348917         1-Oct-31     $      317,745.70     66.95                             0.250      0.017        0.358
4348941         1-Oct-31     $      333,089.96     80.00                             0.250      0.017        0.483
4348964         1-Oct-31     $      314,685.40     72.40                             0.250      0.017        0.108
4349003         1-Nov-31     $      555,100.00     75.52                             0.250      0.017        0.000
4349053         1-Nov-31     $      395,000.00     73.15                             0.250      0.017        0.233
4349127         1-Nov-31     $      352,000.00     80.00                             0.250      0.017        0.483
4349178         1-Oct-31     $      364,685.74     69.52                             0.250      0.017        0.000
4349423         1-Nov-31     $      356,400.00     90.00                    11       0.250      0.017        0.608
4349485         1-Nov-31     $      336,500.00     69.38                             0.250      0.017        0.233
4349672         1-Nov-31     $      359,200.00     80.00                             0.250      0.017        0.233
4349847         1-Nov-31     $      315,500.00     79.87                             0.250      0.017        0.233
4349911         1-Nov-31     $      340,000.00     73.91                             0.250      0.017        0.483
4349937         1-Oct-31     $      331,021.66     74.45                             0.250      0.017        0.108
4349944         1-Oct-31     $      403,660.59     70.88                             0.250      0.017        0.108
4349998         1-Nov-31     $      500,000.00     80.00                             0.250      0.017        0.108
4350017         1-Nov-31     $      298,000.00     66.22                             0.250      0.017        0.108
4350114         1-Nov-31     $      469,000.00     70.00                             0.250      0.017        0.000
4350303         1-Sep-31     $      305,183.41     59.93                             0.250      0.017        0.608
4350327         1-Sep-31     $      337,484.02     80.00                             0.250      0.017        0.608
4350357         1-Sep-31     $      495,622.26     79.80                             0.250      0.017        0.608
4350373         1-Nov-31     $      373,500.00     90.00                    33       0.250      0.017        0.608
4350410         1-Sep-31     $      349,851.65     80.00                             0.250      0.017        0.483
4350418         1-Sep-31     $      359,422.51     74.88                             0.250      0.017        0.358
4350441         1-Sep-31     $      289,609.54     64.44                             0.250      0.017        1.233
4350442         1-Sep-31     $      424,367.21     69.90                             0.250      0.017        0.733
4350475         1-Nov-31     $      325,000.00     73.86                             0.250      0.017        0.358
4350479         1-Aug-31     $      317,003.38     95.00                    13       0.250      0.017        0.858
4350499         1-Aug-31     $      522,766.25     74.86                             0.250      0.017        0.483
4350509         1-Sep-31     $      299,530.53     80.00                             0.250      0.017        0.483
4350510         1-Oct-31     $      379,680.76     66.09                             0.250      0.017        0.108
4350557         1-Jul-31     $      389,140.05     78.87                             0.250      0.017        0.358
4350588         1-Aug-31     $      334,230.57     69.79                             0.250      0.017        0.608
4350589         1-Aug-31     $      321,228.71     75.75                             0.250      0.017        0.733
4350610         1-Jun-31     $      361,398.39     78.91                             0.250      0.017        0.858
4350615         1-Sep-31     $      383,384.02     73.14                             0.250      0.017        0.358
4350618         1-Sep-31     $      361,946.64     73.98                             0.250      0.017        0.608
4350644         1-Aug-31     $      434,624.25     75.77                             0.250      0.017        0.483
4350654         1-Sep-31     $      311,523.72     80.00                             0.250      0.017        0.608
4350661         1-Aug-31     $      377,851.56     72.13                             0.250      0.017        0.733
4350664         1-Aug-31     $      603,445.02     79.89                             0.250      0.017        0.733
4350699         1-Sep-31     $      332,504.18     59.20                             0.250      0.017        0.733
4350741         1-Aug-31     $      389,126.25     79.44                             0.250      0.017        0.733
4350743         1-Sep-31     $      636,760.92     80.00                             0.250      0.017        0.358
4350789         1-Sep-31     $      344,486.32     67.51                             0.250      0.017        0.733
4350808         1-Nov-31     $      488,200.00     46.50                             0.250      0.017        0.108
4350810         1-Sep-31     $      339,467.93     80.00                             0.250      0.017        0.483
4350820         1-Sep-31     $      346,270.61     85.00                    06       0.250      0.017        0.608
4351055         1-Nov-31     $      345,000.00     58.47                             0.250      0.017        0.233
4351354         1-Sep-31     $      299,542.04     47.24                             0.250      0.017        0.608
4351373         1-Sep-31     $      366,396.60     80.66                    06       0.250      0.017        0.233
4351389         1-Sep-31     $      556,106.49     48.43                             0.250      0.017        0.358
4351439         1-Sep-31     $      319,499.25     47.20                             0.250      0.017        0.483
4351450         1-Oct-31     $      338,435.78     78.77                             0.250      0.017        0.483
4351460         1-Sep-31     $      473,376.27     79.98                             0.250      0.017        0.608
4351489         1-Sep-31     $      453,770.93     79.04                             0.250      0.017        0.358
4351522         1-Nov-31     $      384,000.00     80.00                             0.250      0.017        0.733
4351546         1-Sep-31     $      384,397.52     75.49                             0.250      0.017        0.483
4351585         1-Oct-31     $      529,606.66     58.89                             0.250      0.017        0.733
4351629         1-Sep-31     $      321,995.32     75.00                             0.250      0.017        0.483
4351742         1-Nov-31     $      312,000.00     80.00                             0.250      0.017        0.108
4351782         1-Oct-31     $      379,703.56     80.00                             0.250      0.017        0.483
4351798         1-Sep-31     $      344,904.29     78.75                             0.250      0.017        0.233
4351828         1-Oct-31     $      472,122.15     69.49                             0.250      0.017        0.358
4351897         1-Sep-31     $      313,733.33     74.56                             0.250      0.017        0.233
4352026         1-Nov-31     $      373,000.00     53.29                             0.250      0.017        0.000
4352075         1-Nov-31     $      305,000.00     41.55                             0.250      0.017        0.233
4352185         1-Oct-31     $      343,718.03     80.00                             0.250      0.017        0.233
4352320         1-Sep-31     $      329,508.65     65.35                             0.250      0.017        0.733
4352339         1-Sep-31     $      456,302.38     78.12                             0.250      0.017        0.608
4352346         1-Aug-31     $      389,147.80     67.36                             0.250      0.017        0.858
4352367         1-Sep-31     $      299,542.04     88.76                    01       0.250      0.017        0.608
4352369         1-Sep-31     $      314,519.14     75.00                             0.250      0.017        0.608
4352387         1-Aug-31     $      357,896.37     85.00                    11       0.250      0.017        0.733
4352396         1-Aug-31     $      598,655.77     63.56                             0.250      0.017        0.733
4352427         1-Sep-31     $      521,952.01     80.00                             0.250      0.017        0.608
4352440         1-Aug-31     $      374,159.85     55.56                             0.250      0.017        0.733
4352457         1-Aug-31     $      356,778.64     79.88                             0.250      0.017        0.608
4352466         1-Sep-31     $      649,007.77     75.14                             0.250      0.017        0.608
4352470         1-Nov-31     $      370,000.00     67.27                             0.250      0.017        0.358
4352479         1-Aug-31     $      421,953.73     59.58                             0.250      0.017        0.233
4352488         1-Nov-31     $      421,000.00     68.90                             0.250      0.017        0.233
4352501         1-Aug-31     $      324,234.78     73.86                             0.250      0.017        0.483
4352503         1-Oct-31     $      341,676.55     89.99                    11       0.250      0.017        0.358
4352504         1-Aug-31     $      434,998.57     70.32                             0.250      0.017        0.608
4352509         1-Aug-31     $      298,562.67     95.00                    33       0.250      0.017        0.608
4352521         1-Sep-31     $      369,449.08     80.00                             0.250      0.017        0.733
4352537         1-Sep-31     $      328,497.76     78.61                             0.250      0.017        0.608
4352544         1-Aug-31     $      349,215.84     94.81                    33       0.250      0.017        0.733
4352559         1-Sep-31     $      402,399.95     36.64                             0.250      0.017        0.733
4352582         1-Aug-31     $      598,621.92     69.77                             0.250      0.017        0.608
4352626         1-Aug-31     $      391,143.44     80.00                             0.250      0.017        0.858
4352631         1-Aug-31     $      643,255.63     70.00                             0.250      0.017        0.733
4352653         1-Aug-31     $      317,387.31     63.62                             0.250      0.017        0.733
4352656         1-Aug-31     $      304,350.02     93.85                    11       0.250      0.017        0.983
4352665         1-Aug-31     $      357,197.94     68.85                             0.250      0.017        0.733
4352747         1-Oct-31     $      374,700.11     24.51                             0.250      0.017        0.358
4353279         1-Nov-31     $      360,000.00     75.00                             0.250      0.017        0.983
4353295         1-Nov-31     $      476,000.00     57.01                             0.250      0.017        0.108
4353326         1-Nov-31     $      500,000.00     24.39                             0.250      0.017        0.233
4353412         1-Nov-31     $      350,000.00     67.31                             0.250      0.017        0.233
4353481         1-Oct-31     $      343,718.03     80.00                             0.250      0.017        0.233
4353483         1-Oct-31     $      419,655.73     80.00                             0.250      0.017        0.233
4353518         1-Oct-31     $      435,642.62     69.76                             0.250      0.017        0.233
4353683         1-Sep-31     $      424,933.99     58.95                             0.250      0.017        0.483
4353696         1-Oct-31     $      527,498.32     80.00                             0.250      0.017        0.608
4353721         1-Nov-31     $      465,000.00     69.92                             0.250      0.017        0.358
4353732         1-Nov-31     $      525,000.00     47.73                             0.250      0.017        0.108
4353972         1-Nov-31     $      550,000.00     67.40                             0.250      0.017        0.000
4354003         1-Oct-31     $      421,912.33     80.00                             0.250      0.017        0.358
4354067         1-Nov-31     $      197,000.00     62.54                             0.250      0.017        0.483
4354382         1-Oct-31     $      363,708.91     48.40                             0.250      0.017        0.358
4354433         1-Nov-31     $      308,665.63     75.41                             0.250      0.017        0.108
4354500         1-Oct-31     $      303,051.39     90.00                    01       0.250      0.017        0.233
4354638         1-Nov-31     $      175,000.00     61.40                             0.250      0.017        0.983
4354731         1-Sep-31     $      508,160.10     53.68                             0.250      0.017        0.483
4354922         1-Nov-31     $      283,500.00     70.00                             0.250      0.017        0.108
4355187         1-Nov-31     $      422,250.00     64.96                             0.250      0.017        0.000
4355200         1-Oct-31     $      342,032.97     79.60                             0.250      0.017        0.483
4355441         1-Nov-31     $      486,000.00     67.97                             0.250      0.017        0.358
4355493         1-Nov-31     $      400,000.00     50.00                             0.250      0.017        0.000
4355563         1-Nov-31     $      297,000.00     90.00                    24       0.250      0.017        0.108
4355714         1-Nov-31     $      440,000.00     58.67                             0.250      0.017        0.000
4355725         1-Nov-31     $      475,500.00     65.14                             0.250      0.017        0.108
4355834         1-Nov-31     $      332,000.00     67.76                             0.250      0.017        0.233
4355930         1-Nov-31     $      621,700.00     67.21                             0.250      0.017        0.733
4356072         1-Nov-31     $      350,000.00     49.30                             0.250      0.017        0.000
4356099         1-Jun-31     $      380,628.28     79.99                             0.250      0.017        0.608
4356109         1-Jul-31     $      370,991.57     80.00                             0.250      0.017        1.233
4356296         1-Nov-31     $      995,400.00     59.25                             0.250      0.017        0.608
4356356         1-Nov-31     $      396,000.00     47.14                             0.250      0.017        0.233
4356513         1-Oct-31     $      356,035.40     68.21                             0.250      0.017        0.358
4356605         1-Nov-31     $      387,000.00     69.48                             0.250      0.017        0.233
4356647         1-Nov-31     $      422,000.00     37.51                             0.250      0.017        0.000
4356674         1-Oct-31     $      323,328.14     77.60                             0.250      0.017        0.108
4356677         1-Oct-31     $      489,617.76     32.67                             0.250      0.017        0.483
4356686         1-Oct-31     $      399,663.95     53.33                             0.250      0.017        0.108
4356701         1-Oct-31     $      313,117.45     69.63                             0.250      0.017        0.733
4356886         1-Oct-31     $      457,624.58     64.06                             0.250      0.017        0.233
4357012         1-Sep-31     $      349,478.86     48.28                             0.250      0.017        0.733
4357044         1-Oct-31     $      314,748.10     49.61                             0.250      0.017        0.358
4357336         1-Nov-31     $      500,000.00     50.00                             0.250      0.017        0.358
4357375         1-Nov-31     $      478,800.00     54.10                             0.250      0.017        0.108
4357381         1-Sep-31     $      314,482.07     76.64                             0.250      0.017        0.233
4357527         1-Oct-31     $      426,641.26     70.00                             0.250      0.017        0.108
4357589         1-Nov-31     $      591,500.00     70.00                             0.250      0.017        0.000
4357615         1-Nov-31     $      482,000.00     26.41                             0.250      0.017        0.000
4357629         1-Sep-31     $      643,939.50     46.07                             0.250      0.017        0.233
4357761         1-Sep-31     $      552,775.73     77.97                             0.250      0.017        0.733
4357766         1-Sep-31     $      339,467.93     80.00                             0.250      0.017        0.483
4357798         1-Oct-31     $      451,656.07     80.00                             0.250      0.017        0.608
4357981         1-Nov-31     $      356,000.00     55.63                             0.250      0.017        0.000
4357991         1-Nov-31     $      470,000.00     48.21                             0.250      0.017        0.233
4358067         1-Nov-31     $      563,000.00     69.76                             0.250      0.017        0.000
4358079         1-Nov-31     $      348,000.00     64.44                             0.250      0.017        0.483
4358143         1-Nov-31     $      600,000.00     80.00                             0.250      0.017        0.233
4358218         1-Nov-31     $      525,000.00     50.00                             0.250      0.017        0.000
4358273         1-Nov-31     $      435,000.00     62.14                             0.250      0.017        0.358
4358309         1-Oct-31     $      383,677.39     80.00                             0.250      0.017        0.108
4358380         1-Nov-31     $      344,000.00     63.70                             0.250      0.017        0.233
4358415         1-Nov-31     $      650,000.00     60.47                             0.250      0.017        0.608
4358423         1-Nov-31     $      336,000.00     60.00                             0.250      0.017        0.000
4358434         1-Oct-31     $      321,030.08     79.93                             0.250      0.017        0.108
4358558         1-Oct-31     $      999,200.31     58.82                             0.250      0.017        0.358
4358640         1-Nov-31     $      451,500.00     68.93                             0.250      0.017        0.733
4358666         1-Nov-31     $      415,000.00     48.82                             0.250      0.017        0.358
4358676         1-Nov-31     $      530,000.00     65.03                             0.250      0.017        0.233
4358764         1-Nov-31     $      599,150.00     69.67                             0.250      0.017        0.108
4358879         1-Nov-31     $      485,000.00     51.05                             0.250      0.017        0.233
4358900         1-Nov-31     $      405,000.00     63.28                             0.250      0.017        0.000
4359074         1-Oct-31     $      476,609.01     65.84                             0.250      0.017        0.233
4359198         1-Oct-31     $      304,867.84     80.00                             0.250      0.017        0.608
4359480         1-Oct-31     $      415,675.49     80.00                             0.250      0.017        0.483
4359487         1-Nov-31     $      390,000.00     77.53                             0.250      0.017        0.108
4359522         1-Nov-31     $      492,000.00     74.55                             0.250      0.017        0.233
4359538         1-Nov-31     $      450,000.00     62.10                             0.250      0.017        0.000
4359541         1-Nov-31     $      400,000.00     39.02                             0.250      0.017        0.108
4359544         1-Nov-31     $      390,000.00     60.00                             0.250      0.017        0.233
4359711         1-Oct-31     $      299,782.87     54.84                             0.250      0.017        0.858
4359731         1-Nov-31     $      335,000.00     60.36                             0.250      0.017        0.000
4359751         1-Nov-31     $      650,000.00     36.11                             0.250      0.017        0.000
4359762         1-Nov-31     $      400,000.00     44.69                             0.250      0.017        0.483
4359767         1-Nov-31     $      400,000.00     80.00                             0.250      0.017        0.608
4359852         1-Oct-31     $      329,722.76     66.94                             0.250      0.017        0.108
4359920         1-Sep-31     $      465,732.99     69.11                             0.250      0.017        0.233
4360125         1-Nov-31     $      589,000.00     49.08                             0.250      0.017        0.358
4360213         1-Sep-31     $      355,414.67     41.16                             0.250      0.017        0.233
4360218         1-Nov-31     $      650,000.00     56.52                             0.250      0.017        0.108
4360238         1-Nov-31     $      410,500.00     64.14                             0.250      0.017        0.483
4360246         1-Oct-31     $      394,691.86     59.85                             0.250      0.017        0.483
4360279         1-Oct-31     $      347,714.75     56.59                             0.250      0.017        0.233
4360336         1-Oct-31     $      351,711.47     44.28                             0.250      0.017        0.233
4360346         1-Oct-31     $      339,714.36     54.84                             0.250      0.017        0.108
4360373         1-Oct-31     $      401,670.48     67.00                             0.250      0.017        0.233
4360424         1-Nov-31     $      289,000.00     64.08                             0.250      0.017        0.483
4360501         1-Oct-31     $      349,726.96     56.00                             0.250      0.017        0.483
4360510         1-Oct-31     $      330,907.79     59.14                             0.250      0.017        0.000
4360528         1-Oct-31     $      285,863.59     90.00                    11       0.250      0.017        0.233
4360662         1-Nov-31     $      740,000.00     69.48                             0.250      0.017        0.000
4360961         1-Oct-31     $      649,480.20     77.38                             0.250      0.017        0.358
4360993         1-Oct-31     $      445,169.37     90.00                    24       0.250      0.017        0.733
4361033         1-Sep-31     $      481,963.16     70.99                             0.250      0.017        0.608
4361040         1-Aug-31     $      489,378.28     89.25                    06       0.250      0.017        0.858
4361250         1-Nov-31     $      500,000.00     68.03                             0.250      0.017        0.358
4361266         1-Oct-31     $      319,731.16     80.00                             0.250      0.017        0.108
4361284         1-Sep-31     $      323,541.16     75.35                             0.250      0.017        0.983
4361289         1-Oct-31     $      389,751.31     70.91                             0.250      0.017        1.483
4361398         1-Nov-31     $      350,000.00     72.92                             0.250      0.017        0.108
4361407         1-Nov-31     $      402,145.00     77.78                             0.250      0.017        0.108
4361445         1-Sep-31     $      395,744.20     84.35                    01       0.250      0.017        0.608
4361539         1-Nov-31     $    1,000,000.00     62.50                             0.250      0.017        0.108
4361605         1-Oct-31     $      569,920.79     80.00                             0.250      0.017        0.108
4361615         1-Jul-31     $      422,697.50     50.00                             0.250      0.017        0.608
4361667         1-Oct-31     $      334,732.10     44.67                             0.250      0.017        0.358
4361690         1-Oct-31     $      649,492.93     74.29                             0.250      0.017        0.483
4361709         1-Oct-31     $      309,745.89     73.81                             0.250      0.017        0.233
4361847         1-Oct-31     $      334,745.09     45.58                             0.250      0.017        0.608
4361932         1-Nov-31     $      450,000.00     62.07                             0.250      0.017        0.000
4362156         1-Sep-31     $      299,390.19     63.16                             0.250      0.017        0.483
4362189         1-Oct-31     $      350,126.65     80.00                             0.250      0.017        0.483
4362370         1-Nov-31     $      402,000.00     44.67                             0.250      0.017        0.108
4362482         1-Nov-21     $      473,000.00     68.55                             0.250      0.017        0.000
4362485         1-Oct-31     $      349,705.96     70.00                             0.250      0.017        0.108
4362515         1-Oct-31     $      449,640.14     55.90                             0.250      0.017        0.358
4362524         1-Oct-31     $      454,627.04     39.74                             0.250      0.017        0.233
4362747         1-Oct-31     $      329,736.10     66.00                             0.250      0.017        0.358
4362783         1-Nov-31     $      353,000.00     38.62                             0.250      0.017        0.608
4363117         1-Nov-31     $      545,000.00     67.27                             0.250      0.017        0.000
4363125         1-Nov-31     $      314,000.00     60.04                             0.250      0.017        0.233
4363151         1-Oct-31     $      335,001.19     90.00                    06       0.250      0.017        0.733
4363323         1-Sep-31     $      339,559.73     76.28                             0.250      0.017        0.108
4363359         1-Oct-31     $      341,533.36     80.00                             0.250      0.017        0.483
4363377         1-Nov-31     $      445,000.00     74.17                             0.250      0.017        0.233
4363414         1-Aug-31     $      453,928.73     76.47                             0.250      0.017        0.483
4363444         1-Oct-31     $      345,736.72     65.90                             0.250      0.017        0.608
4363534         1-Nov-31     $      430,000.00     51.19                             0.250      0.017        0.000
4363556         1-Oct-31     $      447,650.52     80.00                             0.250      0.017        0.483
4363624         1-Nov-31     $      480,000.00     75.00                             0.250      0.017        0.000
4363743         1-Nov-31     $      393,300.00     69.61                             0.250      0.017        0.608
4363977         1-Oct-31     $      398,085.22     63.24                             0.250      0.017        0.483
4364088         1-Nov-31     $      306,500.00     60.57                             0.250      0.017        0.108
4364626         1-Oct-31     $      398,173.34     49.20                             0.250      0.017        0.233
4364910         1-Oct-31     $      429,672.81     63.70                             0.250      0.017        0.608
4364924         1-Oct-31     $      440,180.45     57.34                             0.250      0.017        0.858
4364969         1-Nov-31     $      650,000.00     62.20                             0.250      0.017        0.108
4365124         1-Nov-31     $      662,000.00     39.64                             0.250      0.017        0.358
4365210         1-Oct-31     $      324,726.96     59.96                             0.250      0.017        0.108
4365292         1-Nov-31     $      299,500.00     82.05                    06       0.250      0.017        0.108
4365293         1-Oct-31     $      329,742.57     70.21                             0.250      0.017        0.483
4365793         1-Nov-31            $90,000.00     50.00                             0.250      0.017        0.108
4365837         1-Oct-31     $      384,849.54     89.99                    24       0.250      0.017        0.483
4366435         1-Nov-31     $      788,000.00     43.78                             0.250      0.017        0.358
4366458         1-Oct-31     $      714,469.36     65.00                             0.250      0.017        0.733
4366567         1-Nov-31     $      388,000.00     74.62                             0.250      0.017        0.108
4366853         1-Oct-31     $      323,727.80     80.00                             0.250      0.017        0.108
4366920         1-Aug-31     $      299,173.92     75.00                             0.250      0.017        1.108
4366926         1-Oct-31     $      283,772.88     80.00                             0.250      0.017        0.358
4367312         1-Nov-31     $      369,500.00     69.98                             0.250      0.017        0.233
4367611         1-Nov-31     $      287,000.00     78.31                             0.250      0.017        0.000
4367903         1-Sep-31     $      293,539.91     68.37                             0.250      0.017        0.483
4367922         1-Nov-31     $      350,000.00     67.31                             0.250      0.017        0.000
4368018         1-Nov-31     $      500,000.00     46.51                             0.250      0.017        0.000
4368273         1-Nov-31     $      350,000.00     56.82                             0.250      0.017        0.108
4368600         1-Nov-31     $      414,500.00     63.77                             0.250      0.017        0.108
4368736         1-Nov-31     $      525,000.00     55.26                             0.250      0.017        0.233
4369347         1-Nov-31     $      358,500.00     75.00                             0.250      0.017        0.233
4369490         1-Oct-31     $      638,476.21     55.57                             0.250      0.017        0.233
4369677         1-Aug-31     $      520,770.93     65.66                             0.250      0.017        0.483
4369688         1-Nov-31     $      304,000.00     80.00                             0.250      0.017        0.233
4370232         1-Oct-31     $      623,475.76     49.92                             0.250      0.017        0.108
4370251         1-Oct-31     $      378,097.39     80.00                             0.250      0.017        0.358
4370256         1-Oct-31     $      399,672.12     59.79                             0.250      0.017        0.233
4370371         1-Oct-31     $      649,480.21     64.36                             0.250      0.017        0.358
4370412         1-Oct-31     $      456,425.39     60.13                             0.250      0.017        0.233
4370608         1-Nov-31     $      920,000.00     61.33                             0.250      0.017        0.000
4370644         1-Sep-31     $      333,502.69     73.41                             0.250      0.017        0.733
4370648         1-Sep-31     $      577,659.94     57.85                             0.250      0.017        0.858
4370667         1-Sep-31     $      318,700.48     80.00                             0.250      0.017        0.483
4370697         1-Sep-31     $      415,348.98     80.00                             0.250      0.017        0.483
4370699         1-Sep-31     $      539,090.06     80.00                             0.250      0.017        0.108
4370723         1-Sep-31     $      427,346.66     80.00                             0.250      0.017        0.608
4370729         1-Sep-31     $      464,235.46     75.00                             0.250      0.017        0.233
4370740         1-Oct-31     $      299,777.35     74.07                             0.250      0.017        0.733
4370749         1-Sep-31     $      701,644.48     80.00                             0.250      0.017        0.233
4370762         1-Sep-31     $      491,248.94     80.00                             0.250      0.017        0.608
4370766         1-Aug-31     $      698,268.58     80.00                             0.250      0.017        0.233
4370777         1-Sep-31     $      315,491.19     89.00                    11       0.250      0.017        0.858
4370788         1-Aug-31     $      730,318.71     80.00                             0.250      0.017        0.608
4370809         1-Jun-31     $      673,459.95     77.26                             0.250      0.017        0.733
4370814         1-Sep-31     $      423,352.74     80.00                             0.250      0.017        0.608
4370820         1-Sep-31     $      299,373.86     80.00                             0.250      0.017        0.983
4370831         1-Sep-31     $      335,194.96     80.00                             0.250      0.017        0.608
4370836         1-Sep-31     $      299,506.75     31.51                             0.250      0.017        0.233
4370852         1-Sep-31     $      299,553.31     75.00                             0.250      0.017        0.733
4370857         1-Sep-31     $      481,282.32     79.67                             0.250      0.017        0.733
4370869         1-Sep-31     $      381,371.92     63.77                             0.250      0.017        0.233
4370874         1-Sep-31     $      339,506.27     77.27                             0.250      0.017        0.858
4370879         1-Sep-31     $      319,460.76     80.00                             0.250      0.017        0.108
4370880         1-Sep-31     $      301,561.45     77.44                             0.250      0.017        0.858
4370887         1-Sep-31     $      411,322.59     80.00                             0.250      0.017        0.233
4370891         1-Aug-31     $      411,004.02     80.00                             0.250      0.017        0.733
4370944         1-Oct-31     $      358,006.30     79.99                             0.250      0.017        0.233
4371042         1-Nov-31     $      413,000.00     70.00                             0.250      0.017        0.233
4371302         1-Nov-31     $      600,000.00     63.49                             0.250      0.017        0.108
4371485         1-Nov-31     $      350,000.00     58.63                             0.250      0.017        0.233
4371850         1-Oct-31     $      299,754.09     61.22                             0.250      0.017        0.233
4371911         1-Oct-31     $      549,537.93     66.67                             0.250      0.017        0.108
4371938         1-Nov-31     $      358,600.00     89.65                    33       0.250      0.017        1.108
4372275         1-Oct-31     $      488,848.97     57.56                             0.250      0.017        0.233
4372287         1-Oct-31     $      460,113.12     68.02                             0.250      0.017        0.108
4372294         1-Oct-31     $      426,075.55     80.00                             0.250      0.017        0.608
4372300         1-Oct-31     $      328,250.04     90.00                    01       0.250      0.017        0.608
4372317         1-Oct-31     $      569,555.34     31.84                             0.250      0.017        0.483
4372515         1-Sep-31     $      501,573.97     80.00                             0.250      0.017        0.233
4372561         1-Sep-31     $      364,428.80     43.20                             0.250      0.017        0.483
4372587         1-Oct-31     $      446,624.47     60.82                             0.250      0.017        0.108
4372595         1-Sep-31     $      379,434.20     80.00                             0.250      0.017        0.733
4372622         1-Sep-31     $      386,220.64     80.00                             0.250      0.017        0.483
4372643         1-Sep-31     $      359,572.27     78.29                             0.250      0.017        0.358
4372656         1-Sep-31     $      411,355.26     80.00                             0.250      0.017        0.483
4372670         1-Sep-31     $      399,404.42     80.00                             0.250      0.017        0.733
4372676         1-Sep-31     $      390,917.08     79.90                             0.250      0.017        0.733
4372687         1-Sep-31     $      449,263.13     74.99                             0.250      0.017        0.608
4372700         1-Sep-31     $      524,218.30     70.00                             0.250      0.017        0.733
4372716         1-Sep-31     $      438,329.85     73.17                             0.250      0.017        0.608
4372720         1-Oct-31     $      639,513.00     80.00                             0.250      0.017        0.608
4372722         1-Sep-31     $      448,297.15     72.74                             0.250      0.017        0.608
4372733         1-Sep-31     $      339,506.27     80.00                             0.250      0.017        0.858
4372735         1-Aug-31     $      390,323.56     80.00                             0.250      0.017        0.733
4372742         1-Sep-31     $      414,581.79     80.00                             0.250      0.017        0.733
4372758         1-Aug-31     $      434,025.41     52.73                             0.250      0.017        0.733
4373126         1-Oct-31     $      315,259.93     75.12                             0.250      0.017        0.608
4373135         1-Oct-31     $      425,450.97     75.00                             0.250      0.017        0.233
4373240         1-Oct-31     $      308,540.57     80.00                             0.250      0.017        0.108
4373321         1-Oct-31     $      403,684.84     80.00                             0.250      0.017        0.483
4373361         1-Oct-31     $      339,747.67     79.44                             0.250      0.017        0.733
4373388         1-Oct-31     $      448,458.50     59.84                             0.250      0.017        0.608
4373621         1-Oct-31     $      519,563.14     47.27                             0.250      0.017        0.108
4373664         1-Nov-31     $      305,000.00     79.84                             0.250      0.017        0.000
4374210         1-Sep-31     $      424,398.12     70.83                             0.250      0.017        0.983
4374243         1-Aug-31     $      399,147.56     74.77                             0.250      0.017        0.983
4374272         1-Sep-31     $      356,455.01     73.01                             0.250      0.017        0.608
4374326         1-Sep-31     $      359,463.97     80.00                             0.250      0.017        0.733
4374366         1-Oct-31     $      624,524.43     69.44                             0.250      0.017        0.608
4374378         1-Nov-31     $      500,000.00     62.50                             0.250      0.017        0.000
4374405         1-Nov-31     $      400,000.00     33.61                             0.250      0.017        0.233
4374444         1-Nov-31     $      333,750.00     75.00                             0.250      0.017        0.483
4374525         1-Nov-31     $      420,000.00     60.09                             0.250      0.017        0.108
4374639         1-Oct-31     $      559,540.98     74.67                             0.250      0.017        0.233
4374656         1-Oct-31     $      449,249.25     80.00                             0.250      0.017        0.483
4374694         1-Oct-31     $      352,738.02     79.68                             0.250      0.017        0.733
4374728         1-Nov-31     $      442,500.00     45.15                             0.250      0.017        0.233
4374798         1-Sep-31     $      487,255.04     80.00                             0.250      0.017        0.608
4374861         1-Nov-31     $      674,700.00     65.00                             0.250      0.017        0.000
4375177         1-Oct-31     $      463,638.03     80.00                             0.250      0.017        0.483
4375181         1-Oct-31     $      329,755.09     62.74                             0.250      0.017        0.733
4375186         1-Oct-31     $      425,659.33     79.94                             0.250      0.017        0.358
4375189         1-Oct-31     $      399,680.12     52.63                             0.250      0.017        0.358
4375194         1-Oct-31     $      549,560.17     61.11                             0.250      0.017        0.358
4375709         1-Nov-31     $      324,000.00     80.00                             0.250      0.017        0.108
4376150         1-Oct-31     $      419,655.73     58.74                             0.250      0.017        0.233
4376597         1-Oct-31     $      297,743.42     66.22                             0.250      0.017        0.000
4376628         1-Oct-31     $      349,705.95     57.85                             0.250      0.017        0.108
4376740         1-Oct-31     $      499,579.93     65.79                             0.250      0.017        0.108
4376942         1-Jul-31     $      426,749.04     80.00                             0.250      0.017        0.858
4378423         1-Oct-31     $      387,665.94     80.00                             0.250      0.017        0.000
4378707         1-Nov-31     $      532,000.00     46.26                             0.250      0.017        0.483
4378968         1-Oct-31     $      358,933.42     78.95                             0.250      0.017        0.733
4379025         1-Oct-31     $      283,304.90     90.00                    06       0.250      0.017        1.108
4379027         1-Sep-31     $      556,191.16     71.87                             0.250      0.017        0.858
4379117         1-Sep-31     $      305,509.15     76.88                             0.250      0.017        0.358
4379134         1-Oct-31     $      423,669.24     80.00                             0.250      0.017        0.483
4379174         1-Sep-31     $      345,880.12     65.23                             0.250      0.017        0.358
4379206         1-Nov-31     $      640,000.00     69.19                             0.250      0.017        0.108
4379213         1-Sep-31     $      334,049.61     75.00                             0.250      0.017        1.233
4379371         1-Oct-31     $      493,624.11     74.85                             0.250      0.017        0.608
4379432         1-Sep-31     $      314,494.71     84.00                    11       0.250      0.017        0.358
4379473         1-Oct-31     $      649,505.41     67.71                             0.250      0.017        0.608
4379511         1-Oct-31     $      399,314.24     70.00                             0.250      0.017        0.108
4379537         1-Sep-31     $      397,046.12     67.18                             0.250      0.017        0.233
4379598         1-Sep-31     $      648,957.33     73.86                             0.250      0.017        0.358
4379694         1-Oct-31     $      407,681.72     74.86                             0.250      0.017        0.483
4379804         1-Sep-31     $      443,287.78     80.00                             0.250      0.017        0.358
4380115         1-Oct-31     $      647,468.84     80.00                             0.250      0.017        0.233
4381304         1-Oct-31     $      304,829.01     74.39                             0.250      0.017        2.108
4381306         1-Sep-31     $      649,056.11     72.22                             0.250      0.017        0.858
4381330         1-Sep-31     $      479,230.03     49.23                             0.250      0.017        0.358
4381337         1-Oct-31     $      542,565.78     67.62                             0.250      0.017        0.358
4381369         1-Oct-31     $      341,333.53     80.00                             0.250      0.017        0.483
4381376         1-Oct-31     $      619,439.52     68.89                             0.250      0.017        0.000
4381391         1-Oct-31     $      504,406.21     80.00                             0.250      0.017        0.483
4381402         1-Oct-31     $      417,648.84     73.33                             0.250      0.017        0.108
4381413         1-Sep-31     $      317,778.97     80.00                             0.250      0.017        0.733
4381443         1-Oct-31     $      999,219.91     66.23                             0.250      0.017        0.483
4381463         1-Oct-31     $      407,689.55     44.11                             0.250      0.017        0.608
4381500         1-Oct-31     $      479,616.15     80.00                             0.250      0.017        0.358
4381802         1-Oct-31     $      349,713.11     56.54                             0.250      0.017        0.233
4382367         1-Oct-31     $      493,584.98     47.96                             0.250      0.017        0.108
4382387         1-Oct-31     $      417,673.92     67.97                             0.250      0.017        0.483
4382415         1-Oct-31     $      559,529.53     63.64                             0.250      0.017        0.108
4382440         1-Oct-31     $      354,709.01     89.87                    11       0.250      0.017        0.233
4382861         1-Nov-31     $      523,000.00     77.48                             0.250      0.017        0.108
4382945         1-Nov-31     $      337,500.00     75.00                             0.250      0.017        0.483
4382953         1-Oct-31     $      285,771.30     76.27                             0.250      0.017        0.358
4382961         1-Oct-31     $      489,617.76     49.00                             0.250      0.017        0.483
4382986         1-Oct-31     $      431,154.93     43.15                             0.250      0.017        0.358
4382989         1-Oct-31     $      459,603.95     34.07                             0.250      0.017        0.000
4383066         1-Nov-31     $      425,000.00     55.85                             0.250      0.017        0.000
4385165         1-Nov-31     $      332,000.00     80.00                             0.250      0.017        0.233
4385276         1-Oct-31     $      367,705.71     77.47                             0.250      0.017        0.358
4385321         1-Oct-31     $      295,769.09     80.00                             0.250      0.017        0.483
4385659         1-Oct-31     $      455,653.02     80.00                             0.250      0.017        0.608
4385695         1-Oct-31     $      293,770.65     65.92                             0.250      0.017        0.483
4385866         1-Oct-31     $      503,606.83     80.00                             0.250      0.017        0.483
4386136         1-Oct-31     $      343,711.00     80.00                             0.250      0.017        0.108
4386213         1-Oct-31     $      344,717.20     41.82                             0.250      0.017        0.233
4386244         1-Nov-31     $      320,550.00     79.99                             0.250      0.017        0.108
4386299         1-Oct-31     $      429,647.54     59.31                             0.250      0.017        0.233
4387143         1-Oct-31     $      331,997.19     84.97                    06       0.250      0.017        0.608
4387194         1-Oct-31     $      367,690.84     76.67                             0.250      0.017        0.108
4387418         1-Oct-31     $      298,772.49     61.40                             0.250      0.017        0.608
4387456         1-Oct-31     $      281,291.09     89.37                    01       0.250      0.017        0.733
4387933         1-Oct-31     $      399,687.96     80.00                             0.250      0.017        0.483
4387956         1-Oct-31     $      327,750.43     87.47                    01       0.250      0.017        0.608
4388044         1-Oct-31     $      393,684.93     71.64                             0.250      0.017        0.358
4388087         1-Oct-31     $      389,688.13     55.32                             0.250      0.017        0.358
4388305         1-Oct-31     $      714,428.23     65.00                             0.250      0.017        0.358
4388516         1-Nov-31     $      323,100.00     90.00                    33       0.250      0.017        0.858
4389179         1-Oct-31     $      365,478.56     95.00                    06       0.250      0.017        0.733
4389794         1-Oct-31     $      329,701.67     68.75                             0.250      0.017        0.000
4390049         1-Oct-31     $      434,660.66     60.84                             0.250      0.017        0.483
4392660         1-Oct-31     $      309,733.09     63.92                             0.250      0.017        0.000
4396228         1-Oct-31     $      281,495.38     95.00                    01       0.250      0.017        1.483
4396581         1-Nov-31     $      611,000.00     51.56                             0.250      0.017        0.108
4398135         1-Oct-31     $      579,512.73     52.73                             0.250      0.017        0.108
4398239         1-Nov-31     $      400,000.00     66.67                             0.250      0.017        0.000
4409035         1-Nov-31     $      417,000.00     65.16                             0.250      0.017        0.233
4419395         1-Nov-31     $      370,000.00     51.25                             0.250      0.017        0.108
4587937         1-Oct-31     $      617,505.80     80.00                             0.250      0.017        0.358
4591814         1-Oct-31     $      343,738.24     80.00                             0.250      0.017        0.608
4597613         1-Oct-31     $      456,606.53     65.29                             0.250      0.017        0.000
4607529         1-Oct-31     $      362,687.46     66.00                             0.250      0.017        0.000
4609855         1-Oct-31     $      431,671.28     80.00                             0.250      0.017        0.608
4634276         1-Oct-31     $      374,884.78     80.00                             0.250      0.017        0.108
4711974         1-Oct-31     $      396,682.53     67.29                             0.250      0.017        0.358
5128569         1-Aug-31     $      498,851.58     66.45                             0.250      0.017        0.608
5137269         1-Jun-30     $      332,248.30     80.00                             0.250      0.017        0.608
5145889         1-Jun-30     $      677,233.01     80.00                             0.250      0.017        0.733
5715283         1-May-30     $      469,598.57     61.64                             0.250      0.017        0.608
5716179         1-May-30     $      422,215.48     66.42                             0.250      0.017        0.608
5721082         1-May-30     $      484,108.95     80.00                             0.250      0.017        0.608
5723128         1-Jun-30     $      801,694.29     70.00                             0.250      0.017        0.608
5729584         1-Jun-30     $      635,141.66     67.84                             0.250      0.017        0.608
5730773         1-Jul-30     $      287,719.20     80.00                             0.250      0.017        0.733
5731051         1-Jul-30     $      281,365.52     74.03                             0.250      0.017        0.608
5731475         1-Jun-30     $      412,100.81     65.31                             0.250      0.017        0.608
5732747         1-Jun-30     $      427,827.58     80.00                             0.250      0.017        0.608
5732781         1-Jul-30     $      312,621.73     80.00                             0.250      0.017        0.608
5733674         1-Jul-30     $      315,840.24     80.00                             0.250      0.017        0.608
5733718         1-Jun-30     $      393,938.48     40.40                             0.250      0.017        0.608
5733773         1-Jul-30     $      335,558.07     67.33                             0.250      0.017        0.608
5736087         1-Nov-30     $      639,546.67     85.00                    01       0.250      0.017        0.733
5736116         1-Jun-30     $      276,194.19     70.00                             0.250      0.017        0.608
5736993         1-Jul-30     $      508,256.55     80.00                             0.250      0.017        0.608
5737838         1-Jul-30     $      320,756.67     74.71                             0.250      0.017        0.608
5741354         1-Jul-30     $      394,898.92     57.14                             0.250      0.017        0.608
5741883         1-Jun-30     $      567,184.71     79.58                             0.250      0.017        0.608
5753701         1-Aug-30     $      306,305.29     79.60                             0.250      0.017        0.608
5755062         1-Aug-30     $      704,986.35     80.00                             0.250      0.017        0.608
5761162         1-Sep-30     $      538,412.43     80.00                             0.250      0.017        0.608
5773703         1-Oct-31     $      649,480.21     56.52                             0.250      0.017        0.358
5776366         1-Sep-31     $      611,565.01     70.00                             0.250      0.017        0.608
5799972         1-Nov-31     $      425,000.00     54.84                             0.250      0.017        0.108
5809813         1-Nov-30     $      346,325.57     79.73                             0.250      0.017        0.608
5820205         1-Jan-31     $      644,914.95     73.45                             0.250      0.017        0.358
5830296         1-Oct-31     $      634,778.55     74.74                             0.250      0.017        0.733
5830427         1-Sep-31     $      370,660.95     69.25                             0.250      0.017        0.858
5830428         1-Aug-31     $      513,874.65     68.67                             0.250      0.017        0.858
5847265         1-Jan-31     $      823,606.08     75.00                             0.250      0.017        0.608
5849002         1-Oct-31     $      584,532.18     65.00                             0.250      0.017        0.358
5859114         1-Jan-31     $      291,120.49     73.07                             0.250      0.017        1.608
5867250         1-Oct-31     $      338,667.95     80.00                             0.250      0.017        0.358
5869548         1-Oct-31     $      468,206.32     65.20                             0.250      0.017        0.108
5903237         1-Oct-31     $      374,107.93     79.99                             0.250      0.017        0.483
5907348         1-Oct-31     $      385,198.94     79.97                             0.250      0.017        0.483
5909071         1-May-31     $      338,430.56     48.57                             0.250      0.017        1.108
5910718         1-Aug-31     $      342,421.63     79.99                             0.250      0.017        0.358
5910754         1-Oct-31     $      411,978.37     80.00                             0.250      0.017        0.483
5912402         1-Sep-31     $       46,726.76     90.00                    50       0.250      0.017        0.483
5914976         1-Oct-31     $      415,333.73     79.99                             0.250      0.017        0.608
5920308         1-Oct-31     $      412,564.54     80.00                             0.250      0.017        0.233
5923108         1-Nov-31     $      319,900.00     66.66                             0.250      0.017        0.358
5927560         1-Oct-31     $      749,015.23     80.00                             0.250      0.017        0.483
5929941         1-Oct-31     $      362,152.91     73.66                             0.250      0.017        0.233
5930183         1-Oct-31     $      294,775.52     54.03                             0.250      0.017        0.608
5933167         1-Sep-31     $      358,077.54     95.00                    13       0.250      0.017        0.608
5933902         1-Oct-31     $      318,731.99     60.19                             0.250      0.017        0.108
5949777         1-Nov-31     $      316,000.00     79.82                             0.250      0.017        0.233
5950740         1-Oct-31     $      338,410.97     80.00                             0.250      0.017        0.983
5954752         1-Nov-31     $      519,200.00     80.00                             0.250      0.017        0.358
5954940         1-Oct-31     $      699,440.22     42.68                             0.250      0.017        0.358
5956139         1-Apr-31     $      335,746.27     80.00                             0.250      0.017        0.858
5957478         1-Apr-31     $      366,997.95     90.00                    33       0.250      0.017        0.608
5961450         1-Jun-31     $      463,893.50     80.00                             0.250      0.017        0.858
5962303         1-Nov-31     $      425,000.00     55.92                             0.250      0.017        0.108
5962953         1-Oct-31     $      357,863.59     77.86                             0.250      0.017        0.358
5964001         1-Oct-31     $      327,744.13     65.60                             0.250      0.017        0.483
5969897         1-Nov-31     $      376,000.00     80.00                             0.250      0.017        0.483
5970012         1-Nov-31     $      300,000.00     65.36                             0.250      0.017        0.483
5977048         1-Jun-31     $      348,618.22     72.16                             0.250      0.017        0.483
5977481         1-Oct-31     $      357,420.95     63.09                             0.250      0.017        0.483
5982070         1-Nov-31     $      308,000.00     70.00                             0.250      0.017        0.108
5984306         1-Nov-31     $      650,000.00     59.09                             0.250      0.017        0.108
5984541         1-Sep-31     $      318,101.43     80.00                             0.250      0.017        0.483
5988462         1-Sep-31     $      349,301.40     32.41                             0.250      0.017        0.000
5988578         1-Oct-31     $      499,609.95     49.02                             0.250      0.017        0.483
5992618         1-May-31     $      324,824.12     80.00                             0.250      0.017        0.733
5994945         1-Nov-31     $      490,000.00     29.70                             0.250      0.017        0.233
5995886         1-Oct-31     $      421,754.01     79.99                             0.250      0.017        0.233
5996437         1-Nov-31     $      378,400.00     80.00                             0.250      0.017        0.108
5997313         1-Nov-31     $      785,000.00     23.09                             0.250      0.017        0.233
5997789         1-Oct-31     $      337,240.53     90.00                    33       0.250      0.017        0.733
5998269         1-Aug-31     $      349,955.66     80.00                             0.250      0.017        0.733
5998663         1-Nov-31     $      352,500.00     75.00                             0.250      0.017        0.233
6011843         1-Sep-31     $      351,406.86     46.93                             0.250      0.017        0.108
6011924         1-Nov-31     $      585,000.00     53.18                             0.250      0.017        0.000
6015569         1-Oct-31     $      999,219.90     38.46                             0.250      0.017        0.483
6016200         1-Nov-31     $      550,000.00     63.95                             0.250      0.017        0.233
6016912         1-Oct-31     $      624,993.00     66.22                             0.250      0.017        0.108
6018552         1-Aug-31     $      456,720.10     78.39                             0.250      0.017        0.358
6018643         1-Nov-31     $      625,000.00     66.49                             0.250      0.017        0.358
6019456         1-Apr-31     $      469,855.35     80.00                             0.250      0.017        0.608
6022248         1-Nov-21     $      300,000.00     74.07                             0.250      0.017        0.000
6025533         1-Sep-31     $      623,070.91     80.00                             0.250      0.017        0.733
6026244         1-Sep-31     $      649,065.99     84.97                    24       0.250      0.017        1.108
6028592         1-Sep-31     $      514,213.84     69.59                             0.250      0.017        0.608
6029788         1-Oct-31     $      253,829.56     69.59                             0.250      0.017        1.233
6030991         1-Nov-31     $      335,000.00     49.26                             0.250      0.017        0.000
6032422         1-Nov-31     $      522,100.00     63.28                             0.250      0.017        0.358
6032444         1-Oct-31     $      396,995.39     56.34                             0.250      0.017        0.233
6033028         1-Sep-31     $      412,484.24     90.00                    12       0.250      0.017        0.733
6036029         1-Aug-31     $      379,190.18     50.67                             0.250      0.017        0.983
6040159         1-Nov-31     $      350,400.00     56.98                             0.250      0.017        0.358
6040303         1-Nov-31     $      316,000.00     80.00                             0.250      0.017        0.608
6040425         1-Sep-31     $      415,364.97     78.49                             0.250      0.017        0.608
6041868         1-Jul-31     $      324,026.12     36.19                             0.250      0.017        0.733
7792538         1-Sep-31     $      399,404.42     66.55                             0.250      0.017        0.733
7961238         1-Aug-30     $      278,145.91     67.71                             0.250      0.017        1.233
7982495         1-May-30     $      537,571.21     80.00                             0.250      0.017        0.608
8004480         1-Aug-31     $      350,070.45     80.00                             0.250      0.017        0.483
8006828         1-Jan-30     $       90,009.91     80.00                             0.250      0.017        0.983
8013323         1-Aug-30     $      285,138.42     71.06                             0.250      0.017        0.608
8035965         1-Mar-30     $      335,104.14     68.00                             0.250      0.017        0.608
8037849         1-Apr-30     $      305,472.09     69.66                             0.250      0.017        0.608
8064152         1-Jul-30     $      286,456.86     80.00                             0.250      0.017        0.608
8067419         1-Apr-30     $      345,873.17     90.00                    06       0.250      0.017        0.608
8090571         1-Sep-30     $      357,968.41     82.31                    13       0.250      0.017        0.608
8092860         1-Dec-30     $      346,978.78     53.30                             0.250      0.017        0.608
8099331         1-Jan-31     $      372,066.34     57.67                             0.250      0.017        0.608
8101168         1-Dec-30     $      333,843.12     80.00                             0.250      0.017        0.608
8107240         1-Apr-30     $      305,868.15     70.45                             0.250      0.017        0.608
8115632         1-Jan-31     $      626,063.61     79.99                             0.250      0.017        0.608
8119571         1-Aug-30     $      760,131.45     70.00                             0.250      0.017        0.608
8121211         1-Sep-31     $      399,374.03     77.22                             0.250      0.017        0.483
8124011         1-May-30     $      296,223.15     77.32                             0.250      0.017        0.608
8125917         1-Nov-30     $      346,529.50     52.19                             0.250      0.017        0.358
8127221         1-May-30     $      343,517.23     80.00                             0.250      0.017        0.608
8138442         1-May-30     $      330,163.96     63.81                             0.250      0.017        0.608
8139864         1-Oct-30     $      289,699.63     80.00                             0.250      0.017        0.358
8143805         1-Jun-30     $      287,655.59     24.95                             0.250      0.017        0.608
8145637         1-May-30     $      288,523.87     80.00                             0.250      0.017        0.608
8148004         1-Jul-30     $      193,839.80     48.72                             0.250      0.017        0.608
8150527         1-Jul-30     $      912,619.11     69.29                             0.250      0.017        0.358
8154785         1-Aug-31     $      646,557.38     76.47                             0.250      0.017        0.858
8158006         1-Jun-30     $      379,767.25     79.38                             0.250      0.017        0.608
8158152         1-Jun-30     $      299,656.65     80.00                             0.250      0.017        0.608
8158981         1-Jan-31     $      351,066.16     80.00                             0.250      0.017        0.608
8165179         1-Aug-30     $      335,890.82     71.33                             0.250      0.017        0.608
8165760         1-Jun-30     $      335,683.19     80.00                             0.250      0.017        0.608
8178002         1-Jul-30     $      691,847.75     80.00                             0.250      0.017        0.608
8183701         1-Jul-30     $      581,650.20     58.93                             0.250      0.017        0.733
8194204         1-Sep-30     $      450,943.38     80.00                             0.250      0.017        0.608
8198530         1-Sep-31     $      299,530.53     43.48                             0.250      0.017        0.483
8199099         1-Jul-30     $      292,225.29     80.00                             0.250      0.017        0.608
8199896         1-Sep-31     $      344,393.84     88.46                    01       0.250      0.017        0.358
8203320         1-Sep-31     $      298,532.09     89.95                    01       0.250      0.017        0.483
8208304         1-Jan-31     $      388,854.01     80.00                             0.250      0.017        0.608
8216265         1-Dec-30     $      318,229.76     80.00                             0.250      0.017        0.608
8220201         1-Sep-30     $      360,283.09     75.00                             0.250      0.017        0.608
8227657         1-Feb-31     $      401,285.11     80.00                             0.250      0.017        0.608
8232163         1-Aug-30     $      387,828.30     80.00                             0.250      0.017        0.608
8250204         1-Oct-31     $      999,139.02     55.56                             0.250      0.017        0.000
8278894         1-Dec-30     $      272,725.28     80.00                             0.250      0.017        0.608
8286290         1-Sep-31     $      614,410.66     80.00                             0.250      0.017        0.608
8286671         1-Sep-30     $      296,028.29     80.00                             0.250      0.017        0.608
8301203         1-Nov-30     $      550,312.19     79.97                             0.250      0.017        0.608
8301257         1-Sep-31     $      543,127.36     80.00                             0.250      0.017        0.358
8302625         1-Aug-31     $      299,239.54     57.80                             0.250      0.017        0.108
8325290         1-Sep-31     $      604,029.50     55.00                             0.250      0.017        0.358
8338958         1-Jan-31     $      280,547.97     80.00                             0.250      0.017        0.608
8347586         1-Oct-31     $      649,505.40     79.75                             0.250      0.017        0.608
8357727         1-May-31     $      346,386.59     80.00                             0.250      0.017        0.608
8360231         1-Sep-31     $      499,197.95     61.14                             0.250      0.017        0.358
8364014         1-Sep-31     $      352,048.22     80.00                             0.250      0.017        0.483
8370554         1-Dec-30     $      320,159.68     95.00                    33       0.250      0.017        0.608
8370614         1-Aug-31     $      439,085.59     80.00                             0.250      0.017        1.108
8372522         1-Dec-30     $      401,142.27     90.00                    11       0.250      0.017        0.733
8375599         1-Oct-31     $      356,521.66     79.91                             0.250      0.017        0.483
8377507         1-Nov-30     $      749,248.54     80.00                             0.250      0.017        0.733
8378863         1-Sep-31     $      496,162.52     69.80                             0.250      0.017        0.108
8379957         1-Sep-31     $      306,560.24     93.31                    12       0.250      0.017        0.983
8382110         1-Jul-31     $      333,273.07     80.00                             0.250      0.017        0.608
8397841         1-Sep-31     $      398,359.95     77.75                             0.250      0.017        0.358
8400771         1-Sep-31     $      327,499.31     80.00                             0.250      0.017        0.608
8402399         1-Oct-31     $      499,600.16     78.15                             0.250      0.017        0.358
8406101         1-Dec-30     $      388,762.61     80.00                             0.250      0.017        0.608
8407424         1-Oct-31     $      715,455.19     80.00                             0.250      0.017        0.608
8430166         1-Apr-31     $      397,934.44     29.09                             0.250      0.017        0.858
8443781         1-Oct-31     $      544,530.77     79.39                             0.250      0.017        0.000
8444437         1-Sep-31     $      451,274.93     79.86                             0.250      0.017        0.358
8456009         1-Oct-31     $      396,074.01     79.92                             0.250      0.017        0.358
8465259         1-Jul-31     $      349,803.99     90.00                    01       0.250      0.017        0.608
8474213         1-Sep-31     $      418,068.51     80.00                             0.250      0.017        0.233
8487268         1-Oct-31     $      362,609.80     79.97                             0.250      0.017        0.358
8491158         1-Oct-31     $      310,151.78     80.00                             0.250      0.017        0.358
8491791         1-Sep-31     $      297,631.20     80.00                             0.250      0.017        0.733
8493180         1-Jul-31     $      394,783.56     82.50                    24       0.250      0.017        0.608
8498587         1-Sep-31     $      365,661.85     80.00                             0.250      0.017        0.000
8501992         1-Sep-31     $      534,155.79     79.99                             0.250      0.017        0.000
8505310         1-Sep-31     $      294,350.02     67.25                             0.250      0.017        0.233
8523485         1-Aug-31     $      297,679.85     79.98                             0.250      0.017        0.358
8533688         1-Aug-31     $      410,980.92     80.00                             0.250      0.017        0.233
8534061         1-Sep-31     $      346,732.97     94.99                    01       0.250      0.017        0.733
8552597         1-Sep-31     $      345,258.85     80.00                             0.250      0.017        0.483
8553488         1-Apr-31     $      298,372.29     68.82                             0.250      0.017        0.608
8559588         1-Sep-31     $      359,450.46     78.26                             0.250      0.017        0.608
8568577         1-Oct-31     $      431,795.43     80.00                             0.250      0.017        0.358
8591413         1-Oct-31     $      360,518.54     80.00                             0.250      0.017        0.483
8593021         1-Oct-31     $      494,623.35     79.86                             0.250      0.017        0.608
8598004         1-Sep-31     $      294,384.59     95.00                    12       0.250      0.017        0.483
8604510         1-Oct-31     $      464,618.84     69.92                             0.250      0.017        0.233
8624383         1-Sep-31     $      574,122.25     60.53                             0.250      0.017        0.608
8628701         1-Aug-31     $      584,654.06     71.99                             0.250      0.017        0.608
8641778         1-Sep-31     $      362,246.18     80.00                             0.250      0.017        0.608
8644450         1-Sep-31     $      581,939.31     80.00                             0.250      0.017        0.608
8648997         1-Aug-31     $      428,637.52     80.00                             0.250      0.017        0.733
8649992         1-Sep-31     $      647,507.99     77.89                             0.250      0.017        0.608
8650526         1-Jul-31     $      373,759.68     17.86                             0.250      0.017        0.233
8659367         1-Oct-31     $      414,659.82     53.55                             0.250      0.017        0.233
8659778         1-Aug-31     $      447,055.94     70.00                             0.250      0.017        0.483
8663573         1-Jul-31     $      398,740.47     74.07                             0.250      0.017        0.483
8667850         1-Jul-31     $      437,651.47     69.35                             0.250      0.017        0.608
8675358         1-Jun-31     $      388,640.30     79.75                             0.250      0.017        1.108
8676139         1-Jul-31     $      299,075.41     75.00                             0.250      0.017        0.608
8678158         1-Sep-31     $      487,197.64     80.00                             0.250      0.017        0.233
8678174         1-Sep-31     $      303,569.50     95.00                    01       0.250      0.017        0.983
8678444         1-Aug-31     $      328,244.35     68.26                             0.250      0.017        0.608
8687298         1-Oct-31     $      309,758.17     77.50                             0.250      0.017        0.483
8688858         1-Jul-31     $      372,408.34     79.47                             0.250      0.017        0.858
8689736         1-Jun-31     $      323,684.96     44.83                             0.250      0.017        0.358
8701006         1-Jul-31     $      424,191.31     80.00                             0.250      0.017        0.233
8706693         1-Sep-31     $      473,962.43     79.99                             0.250      0.017        0.233
8707050         1-Aug-31     $      276,256.70     95.00                    12       0.250      0.017        0.358
8707121         1-Oct-31     $      355,568.30     80.00                             0.250      0.017        0.233
8715678         1-Sep-31     $      506,396.29     80.00                             0.250      0.017        0.483
8718036         1-Sep-31     $      366,966.35     75.00                             0.250      0.017        0.858
8727801         1-Jul-31     $      358,947.78     75.00                             0.250      0.017        0.858
8730860         1-Sep-31     $      350,244.20     80.00                             0.250      0.017        0.233
8731729         1-Sep-31     $      329,496.24     87.20                    06       0.250      0.017        0.608
8733283         1-Sep-31     $      333,777.03     76.30                             0.250      0.017        0.608
8741034         1-Sep-31     $      395,709.78     80.00                             0.250      0.017        0.483
8750125         1-Sep-31     $      618,980.61     80.00                             0.250      0.017        0.233
8752870         1-Sep-31     $      402,852.75     83.20                    13       0.250      0.017        0.358
8755174         1-Jul-31     $      358,947.78     61.02                             0.250      0.017        0.858
8760698         1-Jul-31     $      375,748.55     95.00                    16       0.250      0.017        0.858
8762624         1-Sep-31     $      629,061.98     72.83                             0.250      0.017        0.733
8766816         1-Jul-31     $      385,868.88     90.00                    01       0.250      0.017        0.858
8776899         1-Sep-31     $      464,235.46     48.95                             0.250      0.017        0.233
8778031         1-Oct-31     $      399,687.96     66.67                             0.250      0.017        0.483
8778080         1-Aug-31     $      387,173.13     76.53                             0.250      0.017        0.983
8781183         1-Aug-31     $      523,794.19     64.81                             0.250      0.017        0.608
8784181         1-Jul-31     $      513,456.77     62.86                             0.250      0.017        0.733
8785061         1-Sep-31     $      324,491.41     68.42                             0.250      0.017        0.483
8785346         1-Aug-31     $      534,674.24     80.00                             0.250      0.017        0.233
8785485         1-Aug-31     $      361,924.45     80.00                             0.250      0.017        0.358
8788191         1-Aug-31     $      501,374.22     68.93                             0.250      0.017        0.733
8789122         1-Jul-31     $      531,825.91     56.42                             0.250      0.017        1.483
8791884         1-Sep-31     $      564,343.20     75.59                             0.250      0.017        0.608
8792266         1-Jul-31     $      546,231.41     49.82                             0.250      0.017        0.358
8793300         1-Sep-31     $      331,480.44     80.00                             0.250      0.017        0.483
8794635         1-Sep-31     $      419,342.74     80.00                             0.250      0.017        0.483
8794922         1-Aug-31     $      429,083.64     65.15                             0.250      0.017        0.983
8796694         1-Oct-31     $      318,750.37     69.26                             0.250      0.017        0.483
8797274         1-Sep-31     $      385,699.48     80.00                             0.250      0.017        0.483
8802540         1-Sep-31     $      338,495.25     79.95                             0.250      0.017        0.733
8804332         1-Sep-31     $      423,352.76     80.00                             0.250      0.017        0.608
8804884         1-Oct-31     $      528,513.72     75.00                             0.250      0.017        0.983
8807285         1-Sep-31     $      341,477.93     90.00                    01       0.250      0.017        0.608
8807453         1-Oct-31     $      387,674.04     80.00                             0.250      0.017        0.108
8809269         1-Aug-31     $      468,494.35     80.00                             0.250      0.017        0.483
8809673         1-Sep-31     $      399,389.39     80.00                             0.250      0.017        0.608
8812929         1-Sep-26     $      291,958.05     81.33                    01       0.250      0.017        0.358
8814545         1-Sep-31     $      556,969.47     79.80                             0.250      0.017        0.733
8816492         1-Jul-26     $      502,384.14     40.24                             0.250      0.017        0.000
8817802         1-Sep-31     $      642,885.41     70.00                             0.250      0.017        0.483
8818240         1-Oct-31     $      479,606.55     64.00                             0.250      0.017        0.233
8819280         1-Sep-31     $      319,523.54     80.00                             0.250      0.017        0.733
8819570         1-Sep-31     $      495,039.10     80.00                             0.250      0.017        0.483
8820764         1-Sep-31     $      392,353.84     69.56                             0.250      0.017        0.233
8820963         1-Sep-31     $      498,758.14     79.94                             0.250      0.017        0.108
8822874         1-Sep-31     $      598,558.03     46.33                             0.250      0.017        0.483
8823368         1-Sep-31     $      566,044.57     68.31                             0.250      0.017        0.108
8824889         1-Aug-31     $      747,195.00     61.14                             0.250      0.017        0.733
8825025         1-Sep-31     $      311,455.57     80.00                             0.250      0.017        0.733
8827353         1-Sep-31     $      594,045.54     71.26                             0.250      0.017        0.358
8828425         1-Sep-31     $      329,508.65     57.39                             0.250      0.017        0.733
8830764         1-Sep-31     $      305,555.65     79.48                             0.250      0.017        0.858
8831219         1-Sep-31     $      501,211.62     77.35                             0.250      0.017        0.233
8832686         1-Sep-31     $      483,029.73     75.00                             0.250      0.017        0.733
8833323         1-Sep-31     $      423,319.85     69.20                             0.250      0.017        0.358
8833343         1-Oct-31     $      311,762.59     80.00                             0.250      0.017        0.608
8833358         1-Sep-31     $      449,241.73     16.98                             0.250      0.017        0.108
8834195         1-Oct-21     $      314,422.34     70.00                             0.250      0.017        0.608
8837202         1-Sep-31     $      499,197.95     60.42                             0.250      0.017        0.358
8838098         1-Aug-31     $      669,587.93     70.00                             0.250      0.017        0.733
8838140         1-Sep-31     $      411,225.29     80.00                             0.250      0.017        0.358
8839112         1-Sep-31     $      307,563.83     80.00                             0.250      0.017        0.983
8839368         1-Aug-31     $      552,550.32     80.00                             0.250      0.017        0.733
8839515         1-Sep-31     $      404,396.98     90.00                    01       0.250      0.017        0.733
8840967         1-Sep-31     $      346,443.37     77.11                             0.250      0.017        0.358
8841427         1-Sep-31     $      479,210.80     80.00                             0.250      0.017        0.233
8841671         1-Sep-31     $      401,885.58     70.00                             0.250      0.017        0.608
8842992         1-Sep-31     $      611,042.28     61.20                             0.250      0.017        0.483
8843323         1-Aug-31     $      346,659.65     90.00                    12       0.250      0.017        0.983
8843380         1-Aug-31     $      418,857.79     63.64                             0.250      0.017        0.733
8843890         1-Sep-31     $      364,904.08     80.00                             0.250      0.017        0.108
8843956         1-Sep-31     $      461,221.51     80.00                             0.250      0.017        0.108
8845071         1-Sep-31     $      324,491.41     73.20                             0.250      0.017        0.483
8845384         1-Oct-31     $      399,703.14     80.00                             0.250      0.017        0.733
8845898         1-Oct-31     $      310,157.85     80.00                             0.250      0.017        0.483
8847480         1-Sep-31     $      335,499.72     67.33                             0.250      0.017        0.733
8848682         1-Sep-31     $      350,650.41     80.00                             0.250      0.017        0.483
8849555         1-Sep-31     $      409,741.67     80.00                             0.250      0.017        0.358
8850439         1-Sep-31     $      586,147.86     80.00                             0.250      0.017        0.608
8852862         1-Sep-21     $      303,825.60     67.78                             0.250      0.017        0.233
8853586         1-Sep-31     $      346,257.29     80.00                             0.250      0.017        0.483
8853668         1-Sep-31     $      349,380.70     64.81                             0.250      0.017        0.000
8853966         1-Sep-31     $      559,145.16     73.68                             0.250      0.017        0.608
8854756         1-Sep-31     $      564,071.04     45.20                             0.250      0.017        0.233
8855526         1-Sep-31     $      319,486.68     72.75                             0.250      0.017        0.358
8855549         1-Aug-31     $      408,611.51     80.00                             0.250      0.017        0.358
8858308         1-Sep-31     $      314,376.48     74.12                             0.250      0.017        0.233
8858329         1-Sep-31     $      338,807.30     77.47                             0.250      0.017        0.858
8858577         1-Sep-31     $      319,486.68     80.00                             0.250      0.017        0.358
8858754         1-Sep-31     $      406,562.78     80.00                             0.250      0.017        0.483
8858898         1-Sep-31     $      449,295.80     75.00                             0.250      0.017        0.483
8859251         1-Oct-31     $      439,648.14     80.00                             0.250      0.017        0.358
8859286         1-Sep-31     $      499,217.55     52.08                             0.250      0.017        0.483
8859733         1-Sep-31     $      296,557.78     90.00                    12       0.250      0.017        0.733
8860195         1-Aug-31     $      293,272.80     80.00                             0.250      0.017        0.233
8860305         1-Sep-31     $      310,738.26     75.00                             0.250      0.017        0.233
8860644         1-Sep-31     $      286,761.58     80.00                             0.250      0.017        0.608
8860988         1-Sep-31     $      399,288.78     66.67                             0.250      0.017        0.608
8861146         1-Sep-31     $      373,015.36     80.00                             0.250      0.017        0.483
8861206         1-Sep-31     $      354,657.78     80.00                             0.250      0.017        0.608
8861298         1-Sep-31     $      333,389.54     79.71                             0.250      0.017        0.608
8862315         1-Sep-31     $      398,605.63     80.00                             0.250      0.017        0.733
8862927         1-Sep-31     $      599,060.75     30.00                             0.250      0.017        0.483
8863632         1-Sep-21     $      326,811.60     80.00                             0.250      0.017        0.733
8863958         1-Sep-31     $      534,162.78     68.59                             0.250      0.017        0.483
8864017         1-Sep-31     $      365,412.90     61.00                             0.250      0.017        0.358
8864278         1-Sep-31     $      332,491.67     66.20                             0.250      0.017        0.608
8864432         1-Sep-31     $      541,608.03     70.00                             0.250      0.017        0.233
8864554         1-Oct-31     $      351,738.76     80.00                             0.250      0.017        0.733
8864567         1-Sep-31     $      317,549.67     84.80                    01       0.250      0.017        0.983
8864620         1-Sep-31     $      318,287.13     75.00                             0.250      0.017        0.858
8864754         1-Sep-31     $      456,534.45     70.35                             0.250      0.017        0.483
8864783         1-Oct-31     $      411,678.60     80.00                             0.250      0.017        0.483
8864819         1-Oct-31     $      351,711.47     80.00                             0.250      0.017        0.233
8865268         1-Sep-31     $      474,274.90     65.52                             0.250      0.017        0.608
8865575         1-Sep-31     $      302,748.55     80.00                             0.250      0.017        0.733
8865787         1-Sep-31     $      383,827.66     80.00                             0.250      0.017        0.733
8866092         1-Sep-31     $      335,487.09     80.00                             0.250      0.017        0.608
8866838         1-Sep-31     $      556,572.49     69.75                             0.250      0.017        0.233
8866962         1-Sep-31     $      305,920.51     80.00                             0.250      0.017        0.483
8867518         1-Sep-31     $      294,538.35     49.58                             0.250      0.017        0.483
8867642         1-Sep-31     $      399,374.03     61.54                             0.250      0.017        0.483
8867654         1-Sep-31     $      411,870.33     75.00                             0.250      0.017        0.608
8867906         1-Sep-31     $      483,261.16     80.00                             0.250      0.017        0.608
8867933         1-Sep-31     $      374,427.56     54.90                             0.250      0.017        0.608
8868142         1-Oct-31     $      467,652.68     80.00                             0.250      0.017        0.733
8868186         1-Sep-31     $      377,519.75     68.82                             0.250      0.017        0.608
8868205         1-Sep-31     $      402,999.07     80.00                             0.250      0.017        0.733
8868304         1-Aug-31     $      353,186.92     80.00                             0.250      0.017        0.608
8868372         1-Sep-31     $      295,513.32     80.00                             0.250      0.017        0.233
8868476         1-Sep-31     $      424,917.28     68.65                             0.250      0.017        0.358
8869746         1-Sep-31     $      503,696.49     80.00                             0.250      0.017        0.233
8870050         1-Sep-31     $      461,680.23     80.00                             0.250      0.017        0.358
8870150         1-Sep-31     $      960,531.50     64.13                             0.250      0.017        0.608
8870389         1-Sep-21     $      562,889.49     69.75                             0.250      0.017        0.483
8870596         1-Sep-31     $      484,202.58     57.06                             0.250      0.017        0.233
8871175         1-Sep-31     $      359,786.09     72.80                             0.250      0.017        0.483
8871223         1-Oct-31     $      354,716.11     70.16                             0.250      0.017        0.358
8871316         1-Sep-31     $      359,393.39     80.00                             0.250      0.017        0.108
8871462         1-Sep-31     $      768,764.84     66.96                             0.250      0.017        0.358
8871500         1-Sep-31     $      406,363.08     67.83                             0.250      0.017        0.483
8871594         1-Sep-31     $      399,374.03     64.00                             0.250      0.017        0.483
8871846         1-Aug-31     $      486,802.64     80.00                             0.250      0.017        0.358
8872938         1-Sep-31     $      311,511.75     80.00                             0.250      0.017        0.483
8873024         1-Sep-31     $      778,779.36     57.78                             0.250      0.017        0.483
8873377         1-Sep-31     $      350,718.77     73.23                             0.250      0.017        0.608
8873411         1-Aug-31     $      748,098.87     60.98                             0.250      0.017        0.108
8873442         1-Sep-31     $      318,712.75     80.00                             0.250      0.017        0.608
8873966         1-Sep-31     $      451,310.02     80.00                             0.250      0.017        0.608
8874004         1-Oct-31     $      354,694.36     75.53                             0.250      0.017        0.000
8874553         1-Sep-31     $      297,521.98     29.80                             0.250      0.017        0.358
8874724         1-Sep-31     $      486,698.47     75.00                             0.250      0.017        0.233
8874834         1-Sep-31     $      292,529.99     78.13                             0.250      0.017        0.358
8874873         1-Sep-31     $      354,458.08     64.55                             0.250      0.017        0.608
8874942         1-Sep-31     $      626,468.30     67.65                             0.250      0.017        0.233
8875056         1-Sep-31     $      314,482.09     60.00                             0.250      0.017        0.233
8875109         1-Sep-31     $      452,291.10     66.62                             0.250      0.017        0.483
8875465         1-Sep-31     $      359,463.99     77.42                             0.250      0.017        0.733
8875508         1-Sep-31     $      498,037.39     51.02                             0.250      0.017        0.358
8875610         1-Sep-31     $      911,036.25     45.63                             0.250      0.017        0.358
8875631         1-Sep-31     $      305,574.34     87.44                    01       0.250      0.017        0.733
8875761         1-Sep-31     $      556,149.73     42.85                             0.250      0.017        0.608
8875780         1-Sep-31     $      299,542.04     80.00                             0.250      0.017        0.608
8876186         1-Sep-31     $      397,392.44     39.80                             0.250      0.017        0.608
8876684         1-Sep-31     $      287,948.68     80.00                             0.250      0.017        0.483
8876867         1-Sep-31     $      531,125.30     70.00                             0.250      0.017        0.233
8877590         1-Sep-31     $      326,488.27     65.40                             0.250      0.017        0.483
8877758         1-Sep-31     $      474,256.66     67.78                             0.250      0.017        0.483
8878095         1-Sep-31     $      479,285.31     69.57                             0.250      0.017        0.733
8878351         1-Sep-31     $      539,195.98     59.02                             0.250      0.017        0.733
8878435         1-Sep-31     $      503,211.88     79.06                             0.250      0.017        0.483
8878504         1-Sep-31     $      497,239.78     77.81                             0.250      0.017        0.608
8878705         1-Oct-31     $      399,680.13     70.18                             0.250      0.017        0.358
8878938         1-Sep-31     $      299,518.76     80.00                             0.250      0.017        0.358
8879219         1-Sep-21     $      630,363.40     55.03                             0.250      0.017        0.233
8879292         1-Sep-31     $      649,007.76     45.61                             0.250      0.017        0.608
8880124         1-Sep-31     $      493,902.68     80.00                             0.250      0.017        0.358
8880518         1-Oct-31     $      575,516.09     80.00                             0.250      0.017        0.108
8880868         1-Sep-31     $      451,343.62     80.00                             0.250      0.017        0.858
8880949         1-Oct-31     $      363,736.55     80.00                             0.250      0.017        0.858
8881137         1-Sep-31     $      422,504.19     80.00                             0.250      0.017        0.233
8881353         1-Oct-31     $      319,744.10     80.00                             0.250      0.017        0.358
8881523         1-Sep-31     $      313,109.26     80.00                             0.250      0.017        0.483
8881532         1-Sep-31     $      310,475.94     74.40                             0.250      0.017        0.108
8881623         1-Oct-31     $      327,250.80     74.10                             0.250      0.017        0.608
8881743         1-Sep-31     $      419,292.28     70.00                             0.250      0.017        0.108
8882429         1-Sep-31     $      748,883.30     64.94                             0.250      0.017        0.733
8882828         1-Sep-31     $      319,471.46     80.00                             0.250      0.017        0.608
8883071         1-Sep-31     $      359,450.01     80.00                             0.250      0.017        0.733
8883146         1-Sep-31     $      471,261.37     80.00                             0.250      0.017        0.483
8883319         1-Sep-31     $      374,398.46     55.15                             0.250      0.017        0.358
8883895         1-Sep-31     $      399,358.23     80.00                             0.250      0.017        0.358
8884007         1-Oct-31     $      649,517.61     65.00                             0.250      0.017        0.733
8884583         1-Sep-31     $      449,313.06     75.00                             0.250      0.017        0.608
8884585         1-Sep-31     $      511,182.60     80.00                             0.250      0.017        0.483
8884734         1-Sep-31     $      361,533.35     85.00                    24       0.250      0.017        0.483
8884874         1-Oct-31     $      292,366.01     76.03                             0.250      0.017        0.358
8884903         1-Sep-31     $      331,443.27     52.28                             0.250      0.017        0.608
8884922         1-Sep-31     $      486,698.47     75.00                             0.250      0.017        0.233
8885144         1-Sep-31     $      622,999.04     80.00                             0.250      0.017        0.358
8885163         1-Sep-31     $      307,541.41     70.80                             0.250      0.017        0.733
8885437         1-Sep-31     $      329,084.21     80.00                             0.250      0.017        0.483
8885698         1-Oct-31     $      342,564.84     80.00                             0.250      0.017        0.358
8885743         1-Sep-31     $      319,471.58     80.00                             0.250      0.017        0.608
8886192         1-Oct-31     $      455,644.28     80.00                             0.250      0.017        0.483
8886338         1-Sep-31     $      299,509.02     61.22                             0.250      0.017        0.608
8886441         1-Sep-31     $      313,520.39     61.09                             0.250      0.017        0.608
8886627         1-Sep-31     $      649,007.76     68.42                             0.250      0.017        0.608
8886635         1-Sep-31     $      298,839.12     80.00                             0.250      0.017        0.608
8886692         1-Sep-31     $      399,358.36     28.57                             0.250      0.017        0.358
8886801         1-Sep-31     $      328,109.07     80.00                             0.250      0.017        0.358
8886935         1-Sep-31     $      348,089.97     75.00                             0.250      0.017        0.358
8886984         1-Sep-31     $      468,066.37     74.41                             0.250      0.017        0.483
8886999         1-Sep-31     $      655,223.03     75.00                             0.250      0.017        0.483
8887162         1-Sep-31     $      375,550.84     75.00                             0.250      0.017        0.608
8887254         1-Sep-31     $      346,670.00     80.00                             0.250      0.017        0.608
8887396         1-Sep-31     $      467,285.59     80.00                             0.250      0.017        0.608
8887417         1-Sep-31     $      472,812.42     79.58                             0.250      0.017        0.858
8887680         1-Sep-31     $      433,937.97     72.50                             0.250      0.017        0.608
8887711         1-Oct-31     $      439,648.14     80.00                             0.250      0.017        0.358
8887768         1-Sep-31     $      548,912.75     43.65                             0.250      0.017        0.233
8888487         1-Sep-31     $      503,888.14     68.15                             0.250      0.017        0.358
8888584         1-Sep-31     $      384,412.30     60.16                             0.250      0.017        0.608
8888672         1-Sep-31     $      339,398.39     80.00                             0.250      0.017        0.000
8890416         1-Sep-31     $      282,656.98     70.78                             0.250      0.017        0.483
8890723         1-Sep-31     $      431,289.71     80.00                             0.250      0.017        0.233
8891567         1-Sep-31     $      377,437.19     90.00                    01       0.250      0.017        0.733
8891586         1-Sep-31     $      519,145.04     61.18                             0.250      0.017        0.233
8891809         1-Sep-31     $      640,761.96     66.48                             0.250      0.017        0.108
8891878         1-Sep-31     $      534,141.80     68.15                             0.250      0.017        0.358
8891936         1-Sep-31     $      324,465.65     53.72                             0.250      0.017        0.233
8891974         1-Sep-26     $      529,186.42     29.47                             0.250      0.017        0.233
8891989         1-Sep-31     $      519,145.04     35.86                             0.250      0.017        0.233
8892004         1-Sep-31     $      319,499.24     80.00                             0.250      0.017        0.483
8892100         1-Oct-31     $      604,539.65     73.33                             0.250      0.017        0.608
8892264         1-Sep-31     $      374,398.46     77.32                             0.250      0.017        0.358
8892621         1-Sep-31     $      468,962.42     63.51                             0.250      0.017        0.608
8892807         1-Sep-31     $      399,358.36     80.00                             0.250      0.017        0.358
8893055         1-Sep-31     $      356,940.55     47.99                             0.250      0.017        0.483
8893227         1-Oct-31     $      407,657.23     80.00                             0.250      0.017        0.108
8893290         1-Sep-31     $      499,255.54     26.32                             0.250      0.017        0.733
8894085         1-Sep-31     $      360,435.06     73.67                             0.250      0.017        0.483
8894113         1-Oct-31     $      322,127.74     80.00                             0.250      0.017        0.233
8894193         1-Oct-31     $      334,732.10     65.56                             0.250      0.017        0.358
8894236         1-Sep-31     $      399,358.36     66.67                             0.250      0.017        0.358
8894277         1-Sep-31     $      297,762.42     80.00                             0.250      0.017        0.733
8894414         1-Oct-31     $      478,816.79     80.00                             0.250      0.017        0.358
8894443         1-Sep-31     $      292,506.29     67.36                             0.250      0.017        0.108
8894899         1-Sep-31     $      341,464.81     85.50                    12       0.250      0.017        0.483
8895705         1-Sep-31     $      375,411.60     80.00                             0.250      0.017        0.483
8895858         1-Sep-31     $      299,542.04     76.53                             0.250      0.017        0.608
8896012         1-Sep-31     $      387,422.30     79.18                             0.250      0.017        0.733
8896042         1-Sep-31     $      279,516.50     80.00                             0.250      0.017        0.000
8896095         1-Sep-31     $      345,830.46     80.00                             0.250      0.017        0.233
8896448         1-Sep-31     $      442,289.38     72.86                             0.250      0.017        0.358
8896865         1-Sep-31     $      385,645.54     75.00                             0.250      0.017        0.483
8897026         1-Sep-31     $      297,556.30     82.78                    01       0.250      0.017        0.733
8897185         1-Sep-29     $      335,180.34     74.62                             0.250      0.017        0.483
8897263         1-Sep-26     $      349,133.36     87.50                    06       0.250      0.017        0.233
8897428         1-Sep-31     $      359,436.64     57.60                             0.250      0.017        0.483
8897825         1-Oct-31     $      327,750.42     75.40                             0.250      0.017        0.608
8898068         1-Sep-31     $      739,332.09     80.00                             0.250      0.017        0.108
8898707         1-Sep-31     $      323,544.16     80.00                             0.250      0.017        0.358
8898772         1-Sep-31     $      469,227.25     75.20                             0.250      0.017        0.233
8899175         1-Sep-31     $      319,099.85     63.92                             0.250      0.017        0.483
8899513         1-Oct-31     $      384,699.66     59.23                             0.250      0.017        0.483
8899648         1-Sep-31     $      307,505.94     80.00                             0.250      0.017        0.358
8899694         1-Oct-31     $      489,208.47     80.00                             0.250      0.017        0.358
8899994         1-Oct-31     $      315,659.63     90.00                    16       0.250      0.017        0.608
8900439         1-Oct-31     $      342,132.90     80.00                             0.250      0.017        0.483
8900781         1-Oct-31     $      327,243.74     90.00                    01       0.250      0.017        0.483
8901042         1-Sep-31     $      496,296.18     45.18                             0.250      0.017        0.983
8901047         1-Sep-31     $      516,449.47     69.91                             0.250      0.017        0.233
8901060         1-Sep-31     $      308,491.96     67.32                             0.250      0.017        0.233
8901113         1-Sep-31     $      313,483.74     79.90                             0.250      0.017        0.233
8901160         1-Sep-31     $      998,395.87     54.79                             0.250      0.017        0.358
8901585         1-Sep-31     $      364,373.33     61.87                             0.250      0.017        0.358
8901875         1-Sep-31     $      299,506.75     62.89                             0.250      0.017        0.233
8901879         1-Sep-31     $      418,295.04     66.14                             0.250      0.017        0.233
8902031         1-Oct-31     $      291,788.66     70.53                             0.250      0.017        0.858
8902506         1-Sep-31     $      594,068.88     70.00                             0.250      0.017        0.483
8902658         1-Sep-31     $      511,310.63     80.00                             0.250      0.017        1.233
8903108         1-Sep-31     $      609,420.84     68.74                             0.250      0.017        0.358
8903256         1-Sep-31     $      383,399.07     80.00                             0.250      0.017        0.483
8903341         1-Sep-31     $      508,242.14     64.03                             0.250      0.017        0.733
8903436         1-Sep-31     $      352,086.72     67.17                             0.250      0.017        0.608
8904011         1-Oct-31     $      493,124.49     75.92                             0.250      0.017        0.608
8904026         1-Sep-31     $      387,346.21     80.00                             0.250      0.017        0.108
8904227         1-Sep-31     $      444,303.62     68.46                             0.250      0.017        0.483
8904397         1-Sep-31     $      342,635.72     80.00                             0.250      0.017        0.233
8904431         1-Sep-31     $      339,454.61     62.50                             0.250      0.017        0.358
8904491         1-Sep-31     $      411,355.26     80.00                             0.250      0.017        0.483
8904683         1-Sep-31     $      599,061.05     54.55                             0.250      0.017        0.483
8904743         1-Sep-31     $      443,270.00     62.54                             0.250      0.017        0.233
8904754         1-Oct-31     $      477,227.43     80.00                             0.250      0.017        0.483
8904850         1-Oct-31     $      489,636.35     79.67                             0.250      0.017        0.733
8904991         1-Sep-31     $      356,441.33     70.00                             0.250      0.017        0.483
8904993         1-Sep-31     $      303,274.66     75.00                             0.250      0.017        0.483
8905107         1-Sep-31     $      308,204.81     66.82                             0.250      0.017        0.358
8906443         1-Sep-31     $      324,503.90     73.86                             0.250      0.017        0.608
8907083         1-Sep-31     $      399,374.03     80.00                             0.250      0.017        0.483
8907151         1-Sep-31     $      746,387.03     65.00                             0.250      0.017        0.733
8908195         1-Sep-31     $      654,998.61     80.00                             0.250      0.017        0.608
8909223         1-Sep-31     $      559,123.64     80.00                             0.250      0.017        0.483
8909556         1-Oct-31     $      334,684.08     65.05                             0.250      0.017        0.233
8909602         1-Sep-31     $      315,517.63     61.96                             0.250      0.017        0.608
8910287         1-Sep-31     $      579,092.36     80.00                             0.250      0.017        0.483
8910462         1-Sep-21     $      408,421.29     51.25                             0.250      0.017        0.233
8910653         1-Sep-31     $      479,210.80     80.00                             0.250      0.017        0.233
8911218         1-Sep-31     $      516,153.70     74.94                             0.250      0.017        0.358
8912725         1-Sep-31     $      349,452.27     56.45                             0.250      0.017        0.483
8912825         1-Sep-31     $      539,154.96     59.02                             0.250      0.017        0.483
8912931         1-Sep-31     $      343,953.55     80.00                             0.250      0.017        0.233
8913792         1-Sep-31     $      349,438.57     70.00                             0.250      0.017        0.358
8914532         1-Oct-31     $      517,585.77     52.86                             0.250      0.017        0.358
8915367         1-Sep-31     $      289,511.34     52.45                             0.250      0.017        0.108
8916176         1-Sep-31     $      692,641.06     74.99                             0.250      0.017        0.608
8916764         1-Oct-31     $      559,573.89     80.00                             0.250      0.017        0.608
8917059         1-Sep-31     $      425,832.57     65.62                             0.250      0.017        0.483
8917091         1-Sep-31     $      998,435.10     74.07                             0.250      0.017        0.483
8917385         1-Sep-31     $      409,292.01     55.03                             0.250      0.017        0.000
8917875         1-Sep-31     $      324,478.65     46.43                             0.250      0.017        0.358
8918162         1-Sep-31     $      708,861.08     69.27                             0.250      0.017        0.358
8918320         1-Sep-31     $      576,568.63     75.00                             0.250      0.017        0.358
8918404         1-Sep-31     $      648,957.33     48.15                             0.250      0.017        0.358
8918952         1-Sep-31     $      319,029.39     67.37                             0.250      0.017        0.233
8919437         1-Sep-31     $      434,284.78     74.36                             0.250      0.017        0.233
8919694         1-Oct-31     $      357,759.79     80.00                             0.250      0.017        1.233
8920236         1-Sep-31     $      643,939.52     37.94                             0.250      0.017        0.233
8920303         1-Sep-31     $      424,193.46     80.00                             0.250      0.017        0.358
8920848         1-Sep-31     $      499,197.95     39.22                             0.250      0.017        0.358
8921492         1-Sep-31     $      469,154.77     74.02                             0.250      0.017        0.483
8921582         1-Sep-31     $      998,394.88     45.35                             0.250      0.017        0.358
8921657         1-Oct-31     $      395,889.25     60.15                             0.250      0.017        0.358
8922025         1-Sep-31     $      328,232.23     80.00                             0.250      0.017        0.000
8922162         1-Sep-31     $      419,752.73     90.00                    01       0.250      0.017        0.233
8922199         1-Sep-31     $      356,220.99     79.33                             0.250      0.017        0.608
8922447         1-Sep-31     $      409,358.39     67.88                             0.250      0.017        0.483
8922553         1-Oct-31     $      417,689.78     80.00                             0.250      0.017        0.733
8922907         1-Oct-31     $      314,754.27     72.41                             0.250      0.017        0.483
8923074         1-Oct-31     $      302,751.63     79.95                             0.250      0.017        0.233
8923213         1-Sep-31     $      454,251.90     61.49                             0.250      0.017        0.233
8923525         1-Sep-31     $      291,507.97     80.00                             0.250      0.017        0.108
8923946         1-Sep-31     $      369,391.65     69.81                             0.250      0.017        0.233
8924019         1-Sep-31     $      383,399.07     60.00                             0.250      0.017        0.483
8924442         1-Sep-31     $      314,494.71     62.87                             0.250      0.017        0.358
8924502         1-Oct-31     $      419,655.73     80.00                             0.250      0.017        0.233
8924828         1-Oct-31     $      314,754.27     90.00                    13       0.250      0.017        0.483
8924887         1-Sep-31     $      548,972.11     44.00                             0.250      0.017        0.733
8924971         1-Sep-31     $      288,524.84     76.25                             0.250      0.017        0.233
8925263         1-Sep-31     $      406,562.78     80.00                             0.250      0.017        0.483
8925310         1-Sep-31     $      326,700.53     80.00                             0.250      0.017        0.608
8925327         1-Oct-31     $      319,756.51     80.00                             0.250      0.017        0.608
8926114         1-Sep-31     $      438,313.01     79.96                             0.250      0.017        0.483
8926452         1-Oct-31     $      519,584.16     80.00                             0.250      0.017        0.358
8926903         1-Sep-31     $      998,355.82     52.63                             0.250      0.017        0.233
8926971         1-Oct-31     $      326,879.13     76.97                             0.250      0.017        0.983
8927480         1-Sep-31     $      318,712.75     80.00                             0.250      0.017        0.608
8928885         1-Oct-31     $      999,180.30     56.44                             0.250      0.017        0.233
8928906         1-Oct-31     $      394,691.86     73.15                             0.250      0.017        0.483
8930250         1-Oct-31     $      386,223.16     80.00                             0.250      0.017        0.233
8931078         1-Oct-31     $      889,322.78     68.46                             0.250      0.017        0.608
8931302         1-Oct-31     $      489,617.76     70.00                             0.250      0.017        0.483
8932180         1-Sep-31     $      351,382.80     80.00                             0.250      0.017        0.608
8932950         1-Oct-31     $      366,706.51     73.40                             0.250      0.017        0.358
8934466         1-Oct-31     $      431,654.54     80.00                             0.250      0.017        0.358
8934863         1-Sep-31     $      346,152.87     64.86                             0.250      0.017        0.233
8935053         1-Sep-31     $      351,449.16     80.00                             0.250      0.017        0.483
8935182         1-Sep-31     $      343,062.30     80.00                             0.250      0.017        0.483
8935764         1-Oct-31     $      388,673.20     60.78                             0.250      0.017        0.108
8936357         1-Oct-31     $      343,638.09     80.00                             0.250      0.017        0.233
8936554         1-Oct-31     $      481,914.32     70.00                             0.250      0.017        0.358
8937020         1-Oct-31     $      499,600.16     27.03                             0.250      0.017        0.358
9147110         1-Nov-31     $      308,800.00     80.00                             0.250      0.017        0.233
9157983         1-Oct-31     $      323,727.80     67.50                             0.250      0.017        0.108
9159740         1-Oct-31     $      599,483.41     48.00                             0.250      0.017        0.000
9163296         1-Nov-31     $      305,000.00     75.50                             0.250      0.017        1.108
9165070         1-Oct-31     $      324,746.46     67.85                             0.250      0.017        0.483
9183809         1-Nov-31     $      299,000.00     46.00                             0.250      0.017        0.358
9203993         1-Oct-31     $      347,707.63     80.00                             0.250      0.017        0.108
9211632         1-Nov-31     $      310,000.00     51.67                             0.250      0.017        0.358
9215252         1-Oct-31     $      464,646.17     72.66                             0.250      0.017        0.608
9218148         1-Sep-31     $      389,488.04     69.77                             0.250      0.017        1.358
9225067         1-Oct-31     $      497,611.51     79.43                             0.250      0.017        0.483
9231081         1-Oct-31     $      329,736.10     73.50                             0.250      0.017        0.358
9241787         1-Oct-31     $      381,287.20     80.00                             0.250      0.017        0.233
9253576         1-Nov-31     $      439,200.00     79.85                             0.250      0.017        0.108
9259938         1-Oct-31     $      397,799.25     79.99                             0.250      0.017        0.983
9260145         1-Oct-31     $      363,723.02     80.00                             0.250      0.017        0.608
9263397         1-Sep-31     $      833,660.56     35.53                             0.250      0.017        0.358
9267891         1-Nov-31     $      383,200.00     80.00                             0.250      0.017        0.483
9270342         1-Oct-31     $      362,352.74     80.00                             0.250      0.017        0.233
9272905         1-Oct-31     $      319,774.15     67.37                             0.250      0.017        0.983
9287815         1-Sep-31     $      280,381.90     80.00                             0.250      0.017        0.733
9287901         1-Sep-31     $      329,071.27     80.00                             0.250      0.017        0.358
9290363         1-Oct-31     $      341,739.76     69.94                             0.250      0.017        0.608
9292206         1-Sep-31     $      327,499.29     79.04                             0.250      0.017        0.608
9296689         1-Nov-31     $      306,000.00     68.76                             0.250      0.017        0.108
9298779         1-Nov-31     $      280,000.00     80.00                             0.250      0.017        0.108
9302613         1-Nov-31     $      398,500.00     65.33                             0.250      0.017        0.483
9306114         1-Oct-31     $      407,665.56     79.22                             0.250      0.017        0.233
9312950         1-Nov-31     $      333,000.00     65.94                             0.250      0.017        0.108
9318874         1-Nov-31     $      380,000.00     95.00                    12       0.250      0.017        0.733
9325559         1-Oct-31     $      399,710.49     80.00                             0.250      0.017        0.858
9325593         1-Oct-31     $      302,769.44     63.79                             0.250      0.017        0.608
9325632         1-Oct-31     $      546,573.28     79.85                             0.250      0.017        0.483
9325670         1-Oct-31     $      501,598.56     66.93                             0.250      0.017        0.358
9325682         1-Oct-31     $      324,733.59     69.15                             0.250      0.017        0.233
9325684         1-Sep-31     $      407,361.51     80.00                             0.250      0.017        0.483
9325732         1-Oct-31     $      768,215.01     67.74                             0.250      0.017        0.608
9325741         1-Oct-31     $      457,574.61     57.24                             0.250      0.017        0.233
9325807         1-Oct-31     $      434,660.66     79.82                             0.250      0.017        0.483
9325933         1-Sep-31     $      379,204.12     67.26                             0.250      0.017        0.483
9325946         1-Oct-31     $      489,608.16     50.78                             0.250      0.017        0.358
9325963         1-Oct-31     $      299,765.97     68.18                             0.250      0.017        0.483
9326049         1-Sep-31     $      649,007.76     66.67                             0.250      0.017        0.608
9326192         1-Oct-31     $      318,738.51     75.06                             0.250      0.017        0.233
9326389         1-Oct-31     $      881,311.95     68.37                             0.250      0.017        0.483
9326408         1-Oct-31     $      480,106.14     54.60                             0.250      0.017        0.233
9326418         1-Oct-31     $      779,406.48     65.00                             0.250      0.017        0.608
9326467         1-Oct-31     $      479,625.55     58.18                             0.250      0.017        0.483
9326490         1-Oct-31     $      864,341.81     56.17                             0.250      0.017        0.608
9326566         1-Oct-31     $      320,736.87     61.49                             0.250      0.017        0.233
9326576         1-Oct-31     $      349,713.11     56.00                             0.250      0.017        0.233
9326735         1-Oct-31     $      469,543.75     66.20                             0.250      0.017        0.000
9326765         1-Oct-31     $      489,627.15     70.00                             0.250      0.017        0.608
9326771         1-Oct-31     $      340,484.18     79.99                             0.250      0.017        0.483
9326772         1-Oct-31     $      503,576.57     80.00                             0.250      0.017        0.108
9326788         1-Oct-31     $      281,924.37     95.00                    01       0.250      0.017        0.358
9326817         1-Oct-31     $      446,542.62     73.26                             0.250      0.017        0.358
9326856         1-Nov-31     $      475,000.00     73.08                             0.250      0.017        0.000
9326886         1-Oct-31     $      427,666.12     80.00                             0.250      0.017        0.483
9327430         1-Oct-31     $      559,041.38     67.01                             0.250      0.017        0.233
9327489         1-Oct-31     $      336,230.90     54.27                             0.250      0.017        0.358
9327510         1-Oct-31     $      825,339.46     39.33                             0.250      0.017        0.358
9327516         1-Oct-31     $      294,170.34     80.00                             0.250      0.017        0.483
9327663         1-Oct-31     $      411,686.49     50.55                             0.250      0.017        0.608
9328062         1-Oct-31     $      499,579.93     54.95                             0.250      0.017        0.108
9328218         1-Oct-31     $      944,244.30     43.99                             0.250      0.017        0.358
9328275         1-Oct-31     $      324,726.96     54.66                             0.250      0.017        0.108
9328333         1-Oct-31     $      343,251.38     57.25                             0.250      0.017        0.858
9328353         1-Oct-31     $      306,742.07     63.96                             0.250      0.017        0.108
9328367         1-Oct-31     $      397,697.15     75.09                             0.250      0.017        0.608
9328398         1-Oct-31     $      779,344.70     40.52                             0.250      0.017        0.108
9328443         1-Sep-31     $      399,374.03     66.67                             0.250      0.017        0.483
9328466         1-Oct-31     $      403,676.92     62.15                             0.250      0.017        0.358
9328471         1-Oct-31     $      407,657.23     80.00                             0.250      0.017        0.108
9328624         1-Oct-31     $      356,714.51     68.65                             0.250      0.017        0.358
9328900         1-Oct-31     $      365,435.31     94.99                    01       0.250      0.017        0.858
9329008         1-Oct-31     $      484,621.65     40.42                             0.250      0.017        0.483
9329031         1-Oct-31     $      326,731.96     72.67                             0.250      0.017        0.233
9329068         1-Oct-31     $      425,251.14     95.00                    12       0.250      0.017        0.233
9329507         1-Nov-31     $      337,200.00     80.00                             0.250      0.017        0.358
9329702         1-Oct-31     $      345,323.62     90.00                    12       0.250      0.017        0.358
9329721         1-Oct-31     $      339,391.55     77.19                             0.250      0.017        0.608
9329774         1-Oct-31     $      349,713.11     55.12                             0.250      0.017        0.233
9329992         1-Oct-31     $      311,268.82     70.00                             0.250      0.017        0.733
9329999         1-Oct-31     $      790,382.94     70.00                             0.250      0.017        0.483
9330079         1-Oct-31     $      353,716.91     62.11                             0.250      0.017        0.358
9330116         1-Oct-31     $      374,684.95     65.22                             0.250      0.017        0.108
9330124         1-Oct-31     $      424,660.13     57.82                             0.250      0.017        0.358
9330183         1-Oct-31     $      403,676.92     80.00                             0.250      0.017        0.358
9330261         1-Oct-31     $      409,155.96     70.00                             0.250      0.017        0.108
9330588         1-Oct-31     $      425,617.72     74.08                             0.250      0.017        0.483
9330890         1-Oct-31     $      349,713.11     53.85                             0.250      0.017        0.233
9330967         1-Oct-31     $      549,549.16     66.67                             0.250      0.017        0.233
9331003         1-Oct-31     $      366,699.17     52.43                             0.250      0.017        0.233
9331120         1-Oct-31     $      352,231.78     75.00                             0.250      0.017        0.608
9331177         1-Oct-31     $      360,411.47     80.00                             0.250      0.017        0.358
9331220         1-Oct-31     $      303,656.98     79.99                             0.250      0.017        0.358
9331222         1-Nov-31     $      345,000.00     53.08                             0.250      0.017        0.233
9331259         1-Oct-31     $      476,618.55     39.10                             0.250      0.017        0.358
9331271         1-Oct-31     $      292,753.84     63.70                             0.250      0.017        0.108
9331278         1-Oct-31     $      310,132.75     45.65                             0.250      0.017        0.000
9331286         1-Oct-31     $      397,765.54     79.99                             0.250      0.017        0.108
9331379         1-Oct-31     $      374,193.02     74.90                             0.250      0.017        0.233
9331476         1-Oct-31     $      363,833.23     79.69                             0.250      0.017        0.108
9331517         1-Nov-31     $      510,000.00     60.00                             0.250      0.017        0.233
9331545         1-Oct-31     $      332,746.61     85.94                    11       0.250      0.017        0.608
9331911         1-Oct-31     $      319,737.70     69.69                             0.250      0.017        0.233
9332042         1-Oct-31     $      379,688.52     80.00                             0.250      0.017        0.233
9332066         1-Oct-31     $      339,721.30     53.13                             0.250      0.017        0.233
9332143         1-Oct-31     $      360,738.71     58.70                             0.250      0.017        0.858
9332250         1-Oct-31     $      334,725.40     45.58                             0.250      0.017        0.233
9332499         1-Oct-31     $      342,132.89     80.00                             0.250      0.017        0.483
9332546         1-Oct-31     $      595,499.28     54.18                             0.250      0.017        0.108
9332551         1-Oct-31     $      375,706.68     80.00                             0.250      0.017        0.483
9332579         1-Oct-31     $      394,684.12     60.77                             0.250      0.017        0.358
9332590         1-Oct-31     $      759,407.13     54.29                             0.250      0.017        0.483
9332597         1-Oct-31     $      312,767.70     74.52                             0.250      0.017        0.733
9332672         1-Oct-31     $      391,179.09     90.00                    12       0.250      0.017        0.233
9332722         1-Oct-31     $      319,756.51     66.67                             0.250      0.017        0.608
9332817         1-Oct-31     $      385,925.50     75.00                             0.250      0.017        0.108
9332895         1-Oct-31     $      401,686.40     79.60                             0.250      0.017        0.483
9332942         1-Oct-31     $      514,577.86     30.75                             0.250      0.017        0.233
9333189         1-Oct-31     $      576,527.03     64.83                             0.250      0.017        0.233
9333200         1-Nov-31     $      553,000.00     36.87                             0.250      0.017        0.233
9333473         1-Nov-31     $      385,000.00     72.92                             0.250      0.017        0.483
9333827         1-Oct-31     $      582,556.38     66.63                             0.250      0.017        0.608
9333831         1-Oct-31     $      292,360.15     70.00                             0.250      0.017        0.233
9333879         1-Oct-31     $      363,401.87     79.99                             0.250      0.017        0.233
9333958         1-Oct-31     $      406,566.46     73.07                             0.250      0.017        0.233
9334026         1-Oct-31     $      519,573.75     65.00                             0.250      0.017        0.233
9334035         1-Oct-31     $      281,263.50     79.75                             0.250      0.017        0.108
9334135         1-Oct-31     $      899,262.27     56.78                             0.250      0.017        0.233
9334138         1-Oct-31     $      309,755.21     60.19                             0.250      0.017        0.608
9334369         1-Oct-31     $      402,677.72     79.02                             0.250      0.017        0.358
9334597         1-Oct-31     $      388,189.32     70.00                             0.250      0.017        0.358
9334646         1-Oct-31     $      534,561.46     33.44                             0.250      0.017        0.233
9334917         1-Oct-31     $      649,453.92     66.67                             0.250      0.017        0.108
9335358         1-Nov-31     $      290,100.00     61.46                             0.250      0.017        0.608
9335717         1-Oct-31     $      304,743.76     65.59                             0.250      0.017        0.108
9335760         1-Oct-31     $      399,687.96     80.00                             0.250      0.017        0.483
9335762         1-Nov-31     $      325,000.00     69.89                             0.250      0.017        0.233
9335813         1-Oct-31     $      433,178.28     75.00                             0.250      0.017        0.733
9335861         1-Oct-31     $      345,377.21     80.00                             0.250      0.017        0.108
9336251         1-Oct-31     $      349,705.96     59.32                             0.250      0.017        0.108
9336433         1-Oct-31     $      999,159.88     33.33                             0.250      0.017        0.108
9336550         1-Oct-31     $      327,724.44     80.00                             0.250      0.017        0.108
9336621         1-Oct-31     $      554,533.73     69.38                             0.250      0.017        0.108
9336653         1-Oct-31     $      349,705.96     63.64                             0.250      0.017        0.108
9336700         1-Oct-31     $      339,721.30     46.54                             0.250      0.017        0.233
9336705         1-Oct-31     $      344,717.20     38.33                             0.250      0.017        0.233
9336709         1-Oct-31     $      699,426.21     58.33                             0.250      0.017        0.233
9336788         1-Oct-31     $      974,345.79     65.00                             0.250      0.017        1.233
9336795         1-Nov-31     $      315,000.00     70.00                             0.250      0.017        0.233
9336824         1-Oct-31     $      309,758.17     60.19                             0.250      0.017        0.483
9336883         1-Oct-31     $      438,802.95     80.00                             0.250      0.017        0.000
9336906         1-Oct-31     $      467,616.38     60.39                             0.250      0.017        0.233
9336996         1-Oct-31     $      411,670.53     74.91                             0.250      0.017        0.358
9337310         1-Nov-31     $      648,500.00     69.43                             0.250      0.017        0.108
9337471         1-Oct-31     $      466,807.49     80.00                             0.250      0.017        0.108
9337485         1-Nov-31     $      381,000.00     72.57                             0.250      0.017        0.108
9337490         1-Oct-31     $      359,739.44     48.00                             0.250      0.017        0.858
9337503         1-Oct-31     $      349,705.96     55.12                             0.250      0.017        0.108
9337549         1-Oct-31     $      342,904.51     80.00                             0.250      0.017        0.000
9337652         1-Oct-31     $      324,733.59     59.09                             0.250      0.017        0.233
9337780         1-Oct-31     $      573,529.49     57.40                             0.250      0.017        0.233
9337787         1-Oct-31     $      292,735.12     63.28                             0.250      0.017        0.000
9337839         1-Oct-31     $      614,495.89     34.17                             0.250      0.017        0.233
9338050         1-Oct-31     $      769,353.10     70.00                             0.250      0.017        0.108
9338083         1-Oct-31     $      359,697.55     54.14                             0.250      0.017        0.108
9338092         1-Oct-31     $      304,767.92     59.57                             0.250      0.017        0.608
9338176         1-Oct-31     $      457,124.99     75.00                             0.250      0.017        0.233
9338409         1-Oct-31     $      378,704.34     73.59                             0.250      0.017        0.483
9338509         1-Nov-31     $      640,000.00     69.57                             0.250      0.017        0.000
9338827         1-Nov-31     $      527,000.00     58.56                             0.250      0.017        0.108
9338855         1-Nov-31     $      390,000.00     58.21                             0.250      0.017        0.108
9339143         1-Oct-31     $      580,511.89     89.94                    01       0.250      0.017        0.108
9339298         1-Oct-31     $      407,673.72     74.18                             0.250      0.017        0.358
9339340         1-Oct-31     $      415,550.59     67.85                             0.250      0.017        0.108
9339419         1-Oct-31     $      349,712.67     80.00                             0.250      0.017        0.358
9339455         1-Oct-31     $      649,427.08     65.00                             0.250      0.017        0.483
9339486         1-Oct-31     $      298,754.91     75.51                             0.250      0.017        0.233
9339800         1-Oct-31     $      579,500.63     71.60                             0.250      0.017        0.000
9340045         1-Oct-31     $      299,747.96     68.97                             0.250      0.017        0.108
9340170         1-Oct-31     $      361,753.23     79.99                             0.250      0.017        0.233
9341051         1-Oct-31     $      359,704.91     64.86                             0.250      0.017        0.233
9341406         1-Oct-31     $      314,741.79     53.85                             0.250      0.017        0.233
9341919         1-Nov-31     $      475,000.00     54.29                             0.250      0.017        0.233
9342117         1-Oct-31     $      344,164.36     95.00                    12       0.250      0.017        0.108
9342207         1-Oct-31     $      295,757.37     80.00                             0.250      0.017        0.233
9342286         1-Oct-31     $      384,492.28     80.00                             0.250      0.017        0.358
9342589         1-Oct-31     $      363,701.62     80.00                             0.250      0.017        0.233
9343065         1-Oct-31     $      298,255.32     79.60                             0.250      0.017        0.233
9343137         1-Oct-31     $      421,695.42     80.00                             0.250      0.017        0.108
9343618         1-Oct-31     $      328,736.90     70.00                             0.250      0.017        0.358
9350752         1-Oct-31     $      356,478.54     77.55                             0.250      0.017        0.608
9351784         1-Nov-31     $      415,000.00     69.17                             0.250      0.017        0.000

                             $1,157,431,462.97

COUNT:                                       2661
WAC:                                  7.175795693
WAM:                                  357.6153129
WALTV:                                67.50862904

WFMBS
WFMBS   2001-28 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS


  (i)                   (ii)                                        (iii)        (iv)         (v)         (vi)       (vii)
-----           ----------------------     -----        -----     --------     --------    --------    ---------   --------
                                                                                              NET
MORTGAGE                                                                       MORTGAGE    MORTGAGE     CURRENT    ORIGINAL
LOAN                                                     ZIP      PROPERTY     INTEREST    INTEREST     MONTHLY     TERM TO
NUMBER          CITY                       STATE        CODE        TYPE         RATE        RATE       PAYMENT    MATURITY
--------        ----------------------     -----        -----     --------     --------    --------    ---------   --------
4267759         POTOMAC                      MD         20854        SFD        7.500        6.500     $2,847.20      360
4274542         CINCINNATI                   OH         45243        SFD        7.750        6.500     $4,656.68      360
4275167         MORGANVILLE                  NJ         07751        SFD        7.375        6.500     $2,394.27      350
4281616         TRUMBULL                     CT         06611        SFD        7.500        6.500     $2,321.40      360
4282008         KEY WEST                     FL         33040        SFD        7.375        6.500     $2,072.03      360
4282857         NEWBURYPORT                  MA         01950        SFD        6.875        6.500     $2,351.81      360
4282993         FARMINGTON                   CT         06032        SFD        7.250        6.500     $3,410.89      360
4283266         TRUMBULL                     CT         06611        SFD        8.250        6.500     $3,305.57      360
4287008         LINCOLN                      NE         68526        SFD        7.375        6.500     $2,900.84      360
4287342         CARMEL                       IN         46033        SFD        7.750        6.500     $2,274.97      360
4287905         SEATTLE                      WA         98115        SFD        7.375        6.500     $2,063.05      360
4291355         RENO                         NV         89511        SFD        7.500        6.500     $2,226.30      360
4294231         METAIRIE                     LA         70003        SFD        7.625        6.500     $2,055.47      290
4294863         LYONS                        CO         80540        SFD        7.500        6.500     $2,244.48      360
4296032         FAYETTEVILLE                 AR         72701        SFD        7.750        6.500     $4,298.48      360
4296652         FAIRFIELD                    CT         06432        SFD        7.625        6.500     $2,194.17      360
4296762         WILLIAMSBURG                 VA         23185        PUD        7.375        6.500     $2,141.09      360
4297460         MANCHESTER                   MA         01944        SFD        7.375        6.500     $2,707.45      360
4298498         DALLAS                       TX         75240        SFD        7.625        6.500     $3,165.13      351
4302398         SANTA ANA                    CA         92705        SFD        7.625        6.500     $3,220.46      360
4305333         ASHLAND                      MA         01721        SFD        7.875        6.500     $2,938.03      360
4305567         FAYETTEVILLE                 AR         72703        SFD        7.250        6.500     $2,916.30      360
4306307         COLD SPRING HARBOR           NY         11724        SFD        7.625        6.500     $3,362.02      360
4309798         COVINGTON                    LA         70433        SFD        7.000        6.500     $2,497.88      360
4310782         MARRERO                      LA         70072        SFD        7.375        6.500     $2,069.87      350
4313808         MANASQUAN                    NJ         08736        SFD        7.250        6.500     $2,414.90      360
4315053         LONGMONT                     CO         80503        SFD        7.500        6.500     $1,576.03      360
4316615         JAMAICA PLAIN                MA         02130        SFD        7.750        6.500     $2,937.29      360
4318417         ROSEVILLE                    CA         95661        SFD        7.750        6.500     $2,521.77      360
4323405         BATON ROUGE                  LA         70816        SFD        7.000        6.500     $2,017.20      360
4331912         LITTLE ROCK                  AR         72223        SFD        6.750        6.483     $1,783.64      360
4334471         GAINESVILLE                  VA         20155        SFD        7.575        6.500     $2,945.62      360
4334491         MARSHALL                     VA         20115        SFD        7.550        6.500     $2,592.75      360
4334502         LEESBURG                     VA         20175        SFD        7.325        6.500     $3,709.54      360
4334523         VIENNA                       VA         22180        SFD        8.050        6.500     $2,123.29      360
4334539         ASHBURN                      VA         20147        SFD        7.800        6.500     $2,721.11      360
4334639         COLUMBIA                     MD         21044        SFD        7.800        6.500     $2,461.96      360
4334653         RESTON                       VA         20194        SFD        7.675        6.500     $2,221.19      360
4334690         CLARKSVILLE                  MD         21029        SFD        7.800        6.500     $3,374.43      240
4334704         ELLICOTT CITY                MD         21042        SFD        8.025        6.500     $2,349.95      360
4334716         ATLANTA                      GA         30327        SFD        7.925        6.500     $2,180.16      360
4334722         NEW MILFORD                  CT         06776        SFD        7.675        6.500     $2,783.78      360
4334735         RIVER EDGE                   NJ         07661        SFD        7.925        6.500     $2,519.30      360
4334742         SPRING GROVE                 IL         60081        SFD        8.050        6.500     $2,746.27      360
4334759         WOODBRIDGE COURT             VA         22193        SFD        7.925        6.500     $2,203.92      360
4339654         GREENWOOD                    LA         71033        SFD        7.375        6.500     $2,577.88      296
4343267         BOULDER                      CO         80301        SFD        7.125        6.500     $2,236.75      360
4343784         CARROLLTON                   TX         75010        SFD        6.875        6.500     $2,244.07      360
4349772         GROSSE POINTE PARK           MI         48230        SFD        7.375        6.500     $2,704.00      360
4352452         MADISON                      CT         06443        SFD        7.500        6.500     $2,450.75      360
4352471         TULSA                        OK         74137        PUD        7.500        6.500     $2,936.00      360
4352741         BROOKFIELD                   WI         53045        SFD        7.250        6.500     $2,728.71      360
4352765         LUBBOCK                      TX         79416        SFD        7.500        6.500     $2,293.42      360
4352806         WEST LAKE VILLAGE            CA         91361        SFD        7.375        6.500     $2,812.43      360
4352820         PLYMOUTH                     MN         55446        SFD        7.625        6.500     $2,109.23      360
4352825         CHURCHTON                    MD         20733        SFD        7.250        6.500     $2,373.98      360
4352866         OMAHA                        NE         68142        SFD        7.875        6.500     $2,791.52      360
4352903         SPRINGFIELD                  MO         65809        SFD        7.250        6.500     $2,401.26      360
4353001         BOCA RATON                   FL         33433        SFD        7.625        6.500     $2,354.12      360
4353084         WESTERN SPRINGS              IL         60558        SFD        7.750        6.500     $3,044.75      360
4353178         LITTLE NECK                  NY         11363        SFD        7.875        6.500     $2,688.56      360
4353209         BROOKLYN                     NY         11210        SFD        7.625        6.500     $2,070.30      360
4353228         VIRGINIA BEACH               VA         23455        SFD        7.125        6.500     $2,290.65      360
4353242         WALWORTH                     WI         53148        SFD        7.500        6.500     $2,691.98      360
4353296         MONMOUTH JUNCTION            NJ         08852        SFD        7.500        6.500     $2,310.20      360
4353328         SAN JOSE                     CA         95123        SFD        7.500        6.500     $2,254.97      360
4355149         TILLAMOOK                    OR         97141        SFD        7.250        6.500     $1,438.37      360
4355884         CHESTER TWP                  NJ         07930        SFD        7.250        6.500     $2,339.87      360
4364422         SCOTTSDALE                   AZ         85255        SFD        7.125        6.500     $1,630.40      360
4365617         NAPERVILLE                   IL         60564        SFD        7.250        6.500     $2,623.95      360
4365657         WESTERN SPRINGS              IL         60558        SFD        7.375        6.500     $2,134.18      360
4365684         OAK PARK                     IL         60302        SFD        7.125        6.500     $3,065.41      360
4365685         HUNTINGTON BEACH             CA         92648        SFD        6.875        6.500     $2,332.10      360
4365718         NAPERVILLE                   IL         60564        SFD        7.500        6.500     $2,243.66      360
4365720         ROHNERT                      CA         94928        SFD        7.375        6.500     $2,541.69      360
4365857         SAINT CHARLES                IL         60174        SFD        7.375        6.500     $2,900.83      360
4366451         MIDLOTHIAN                   VA         23112        PUD        8.000        6.500     $4,768.74      360
4366485         CROFTON                      MD         21114        SFD        7.250        6.500     $2,062.22      360
4366495         WOODINVILLE                  WA         98072        SFD        7.250        6.500     $2,453.11      360
4366508         ALPHARETTA                   GA         30022        SFD        7.375        6.500     $3,312.13      360
4366515         CRESSKILL                    NJ         07626        SFD        8.250        6.500     $2,366.49      360
4366522         ASHBURN                      VA         20147        SFD        7.625        6.500     $2,656.00      360
4366528         SANTA CRUZ                   CA         95062        SFD        7.375        6.500     $2,189.44      360
4366536         YARDLEY                      PA         19067        SFD        7.625        6.500     $2,293.25      360
4366546         YORK                         ME         03909        SFD        8.125        6.500     $3,341.24      360
4366558         WYNNEWOOD                    PA         19096        SFD        7.375        6.500     $2,992.00      360
4366568         THREE RIVERS                 MI         49093        SFD        7.625        6.500     $4,600.66      360
4366739         CAMBRIDGE                    MA         02138        MF2        7.750        6.500     $4,580.57      360
4368946         SIMSBURY                     CT         06070        SFD        7.500        6.500     $2,796.86      360
4368983         MANASSAS                     VA         20112        PUD        7.500        6.500     $2,071.08      360
4369001         EAST NORTHPORT               NY         11731        SFD        7.250        6.500     $1,951.02      360
4369007         LITITZ                       PA         17543        SFD        7.625        6.500     $2,123.38      360
4369034         BELLEVUE                     WA         98008        SFD        7.375        6.500     $2,072.03      360
4369037         WASHINGTON TWP               MI         48094        SFD        7.625        6.500     $4,190.14      360
4369063         ZIONSVILLE                   IN         46077        PUD        7.500        6.500     $2,580.10      360
4369075         KEENE                        TX         76059        SFD        7.625        6.500     $1,981.82      360
4369090         BELMONT                      MA         02478        SFD        7.625        6.500     $2,866.56      360
4369097         HOLLAND                      MI         49424        SFD        7.625        6.500     $2,654.23      360
4369125         SAN JOSE                     CA         95133        SFD        8.250        6.500     $2,854.81      360
4369136         BROOKFIELD                   WI         53045        SFD        7.250        6.500     $2,755.99      360
4369163         AUBURN                       AL         36830        SFD        7.250        6.500     $2,086.78      360
4372259         HUTCHINSON                   KS         67502        SFD        7.500        6.500     $2,657.02      360
4372776         DAVIDSONVILLE                MD         21035        SFD        7.875        6.500     $2,314.43      360
4372782         PRINCE FREDERICK             MD         20678        SFD        7.900        6.500     $2,943.57      360
4377092         LOS ANGELES                  CA         90024        SFD        8.125        6.500     $4,293.12      360
4377822         CLARENDON HILLS              IL         60514        SFD        8.250        6.500     $4,131.97      360
4377855         MAPLE GROVE                  MN         55369        SFD        7.750        6.500     $3,124.27      360
4377873         WAUKESHA                     WI         53189        SFD        7.625        6.500     $2,300.33      360
4377943         CANTON                       OH         44709        SFD        7.750        6.500     $2,835.56      360
4377965         PINCKNEY                     MI         48169        SFD        7.500        6.500     $2,574.51      360
4377982         LAS VEGAS                    NV         89144        SFD        7.375        6.500     $2,099.65      360
4986896         SAINT LOUIS                  MO         63138        SFD        7.000        6.500      $289.41       360
5941872         SCOTTSDALE                   AZ         85259        SFD        7.500        6.500     $2,511.58      360
5951573         ASTORIA                      OR         97103        SFD        7.125        6.500      $808.46       360
5959331         TILLAMOOK                    OR         97141        SFD        6.875        6.500     $1,179.19      360
6025849         SANTA FE                     NM         87501        SFD        7.625        6.500     $2,144.62      360
6027152         LA CANADA FLINTRIDGE AREA    CA         91011        SFD        7.375        6.500     $2,512.33      360



TABLE (CONTINUED)

  (i)             (viii)              (ix)              (x)        (xi)        (xii)       (xiii)       (xv)        (xvi)
-----           ---------        --------------        -----      -------    ---------    -------      -------    --------
                                    CUT-OFF
MORTGAGE        SCHEDULED            DATE                                     MORTGAGE                  MASTER      FIXED
 LOAN            MATURITY           PRINCIPAL                                INSURANCE    SERVICE      SERVICE    RETAINED
NUMBER            DATE              BALANCE             LTV       SUBSIDY      CODE         FEE          FEE        YIELD
--------       ----------        --------------        -----      -------    ---------    -------      -------    --------
4267759         1-Aug-31         $   406,287.72        80.00                               0.250        0.017       0.733
4274542         1-Sep-31         $   649,079.51        73.03                               0.250        0.017       0.983
4275167         1-Jul-30         $   342,236.97        55.43                               0.250        0.017       0.608
4281616         1-May-31         $   330,498.30        80.00                               0.250        0.017       0.733
4282008         1-Jul-31         $   299,078.44        74.07                               0.250        0.017       0.608
4282857         1-May-31         $   356,169.35        74.35                               0.250        0.017       0.108
4282993         1-Jun-31         $   497,820.94        76.92                               0.250        0.017       0.483
4283266         1-Jul-31         $   438,866.09        80.00                               0.250        0.017       1.483
4287008         1-Sep-31         $   419,358.86        80.00                               0.250        0.017       0.608
4287342         1-Jul-31         $   314,198.87        79.99                               0.250        0.017       0.983
4287905         1-Jul-31         $   297,679.27        64.93                               0.250        0.017       0.608
4291355         1-Jul-31         $   317,445.90        79.60                               0.250        0.017       0.733
4294231         1-Nov-25         $   271,290.99        69.73                               0.250        0.017       0.858
4294863         1-Oct-31         $   320,761.77        74.83                               0.250        0.017       0.733
4296032         1-Jul-31         $   598,289.59        80.00                               0.250        0.017       0.983
4296652         1-Jul-31         $   309,093.90        79.49                               0.250        0.017       0.858
4296762         1-Jul-31         $   309,047.74        74.70                               0.250        0.017       0.608
4297460         1-Sep-31         $   391,364.76        80.00                               0.250        0.017       0.608
4298498         1-Dec-30         $   443,506.90        79.32                               0.250        0.017       0.858
4302398         1-Aug-31         $   454,005.77        56.88                               0.250        0.017       0.858
4305333         1-Jul-31         $   404,080.53        79.95                               0.250        0.017       1.108
4305567         1-May-31         $   425,468.61        90.00                         13    0.250        0.017       0.483
4306307         1-Aug-31         $   473,903.85        60.90                               0.250        0.017       0.858
4309798         1-Oct-31         $   375,142.24        44.17                               0.250        0.017       0.233
4310782         1-Nov-30         $   296,856.63        78.25                               0.250        0.017       0.608
4313808         1-Sep-31         $   353,345.33        78.67                               0.250        0.017       0.483
4315053         1-Sep-31         $   225,064.39        70.00                               0.250        0.017       0.733
4316615         1-Sep-31         $   409,419.39        72.57                               0.250        0.017       0.983
4318417         1-Sep-31         $   351,501.52        80.00                               0.250        0.017       0.983
4323405         1-Oct-31         $   302,951.47        80.00                               0.250        0.017       0.233
4331912         1-Oct-31         $   274,763.24        66.27                               0.250        0.017       0.000
4334471         1-Jul-31         $   416,965.45        85.00                          6    0.450        0.017       0.608
4334491         1-Jul-31         $   367,905.23        90.00                         33    0.550        0.017       0.483
4334502         1-Aug-31         $   538,497.93        85.00                          6    0.450        0.017       0.358
4334523         1-Jul-31         $   287,227.10        90.00                         33    0.550        0.017       0.983
4334539         1-Jul-31         $   376,933.22        90.00                         12    0.550        0.017       0.733
4334639         1-Aug-31         $   341,278.45        90.00                         33    0.550        0.017       0.733
4334653         1-Aug-31         $   311,624.39        90.00                          6    0.550        0.017       0.608
4334690         1-Aug-21         $   407,348.04        94.79                         11    0.800        0.017       0.483
4334704         1-Jul-31         $   318,560.88        90.00                         11    0.650        0.017       0.858
4334716         1-Apr-31         $   297,794.38        95.00                         12    0.550        0.017       0.858
4334722         1-Apr-31         $   389,398.78        95.00                         33    0.550        0.017       0.608
4334735         1-Jul-31         $   344,848.31        95.00                          6    0.800        0.017       0.608
4334742         1-Jul-31         $   371,490.26        87.65                         33    0.550        0.017       0.983
4334759         1-Jul-31         $   301,573.52        95.00                         33    0.800        0.017       0.608
4339654         1-May-26         $   350,187.01        69.31                               0.250        0.017       0.608
4343267         1-Oct-31         $   331,734.50        54.43                               0.250        0.017       0.358
4343784         1-Oct-31         $   341,313.01        79.83                               0.250        0.017       0.108
4349772         1-Oct-31         $   391,202.09        90.00                          6    0.250        0.017       0.608
4352452         1-Sep-31         $   349,978.13        73.79                               0.250        0.017       0.733
4352471         1-Aug-31         $   418,959.28        80.00                               0.250        0.017       0.733
4352741         1-Aug-31         $   399,058.20        52.36                               0.250        0.017       0.483
4352765         1-Aug-31         $   327,265.17        80.00                               0.250        0.017       0.733
4352806         1-Sep-31         $   406,578.40        80.00                               0.250        0.017       0.608
4352820         1-Jul-31         $   297,128.98        66.52                               0.250        0.017       0.858
4352825         1-Aug-31         $   347,179.93        80.00                               0.250        0.017       0.483
4352866         1-Aug-31         $   384,199.89        71.96                               0.250        0.017       1.108
4352903         1-Sep-31         $   351,240.03        80.00                               0.250        0.017       0.483
4353001         1-Sep-31         $   331,881.02        80.00                               0.250        0.017       0.858
4353084         1-Aug-31         $   424,094.29        68.00                               0.250        0.017       0.983
4353178         1-Sep-31         $   370,287.96        80.00                               0.250        0.017       1.108
4353209         1-Aug-31         $   291,859.96        90.00                         11    0.250        0.017       0.858
4353228         1-Aug-31         $   338,978.26        80.00                               0.250        0.017       0.358
4353242         1-Jul-31         $   383,846.32        72.64                               0.250        0.017       0.733
4353296         1-Sep-31         $   329,908.07        73.42                               0.250        0.017       0.733
4353328         1-Sep-31         $   322,014.76        75.00                               0.250        0.017       0.733
4355149         1-Jul-31         $   210,186.08        87.49                         38    0.250        0.017       0.483
4355884         1-Oct-31         $   342,732.42        70.00                               0.250        0.017       0.483
4364422         1-Oct-31         $   241,806.48        48.40                               0.250        0.017       0.358
4365617         1-Sep-31         $   384,043.08        78.98                               0.250        0.017       0.483
4365657         1-Sep-31         $   308,528.32        75.00                               0.250        0.017       0.608
4365684         1-Sep-31         $   454,270.14        75.83                               0.250        0.017       0.358
4365685         1-Sep-31         $   354,401.82        67.62                               0.250        0.017       0.108
4365718         1-Aug-31         $   320,165.13        51.68                               0.250        0.017       0.733
4365720         1-Sep-31         $   367,438.26        80.00                               0.250        0.017       0.608
4365857         1-Sep-31         $   419,358.88        75.00                               0.250        0.017       0.608
4366451         1-Aug-31         $   648,583.04        68.63                               0.250        0.017       1.233
4366485         1-Sep-31         $   301,826.93        79.14                               0.250        0.017       0.483
4366495         1-Aug-31         $   358,629.92        80.00                               0.250        0.017       0.483
4366508         1-Sep-31         $   478,817.96        79.93                               0.250        0.017       0.608
4366515         1-Sep-31         $   313,991.85        90.00                         13    0.250        0.017       1.483
4366522         1-Aug-31         $   374,430.02        80.00                               0.250        0.017       0.858
4366528         1-Sep-31         $   316,516.10        55.13                               0.250        0.017       0.608
4366536         1-Sep-31         $   323,529.51        80.00                               0.250        0.017       0.858
4366546         1-Sep-31         $   449,409.27        67.16                               0.250        0.017       1.358
4366558         1-May-31         $   431,191.62        80.00                               0.250        0.017       0.608
4366568         1-Sep-31         $   649,056.11        72.79                               0.250        0.017       0.858
4366739         1-Sep-31         $   638,469.54        75.00                               0.250        0.017       0.983
4368946         1-Aug-31         $   399,053.80        76.63                               0.250        0.017       0.733
4368983         1-Aug-31         $   295,536.38        80.00                               0.250        0.017       0.733
4369001         1-Sep-31         $   285,552.45        77.30                               0.250        0.017       0.483
4369007         1-Aug-31         $   299,344.46        94.04                         13    0.250        0.017       0.858
4369034         1-Sep-31         $   299,542.04        63.16                               0.250        0.017       0.608
4369037         1-Sep-31         $   591,140.33        80.00                               0.250        0.017       0.858
4369063         1-Sep-31         $   368,450.59        74.55                               0.250        0.017       0.733
4369075         1-Jul-31         $   279,181.63        80.00                               0.250        0.017       0.858
4369090         1-Aug-31         $   404,115.04        65.85                               0.250        0.017       0.858
4369097         1-Sep-31         $   374,455.44        74.26                               0.250        0.017       0.858
4369125         1-Aug-31         $   379,123.35        65.52                               0.250        0.017       1.483
4369136         1-Sep-31         $   403,367.78        80.00                               0.250        0.017       0.483
4369163         1-Aug-31         $   305,179.76        76.48                               0.250        0.017       0.483
4372259         1-Oct-31         $   379,717.98        79.83                               0.250        0.017       0.733
4372776         1-Aug-31         $   318,536.63        95.00                         12    0.800        0.017       0.558
4372782         1-Aug-31         $   404,071.73        90.00                               0.650        0.017       0.733
4377092         1-Sep-31         $   577,440.99        77.09                               0.250        0.017       1.358
4377822         1-Sep-31         $   549,296.15        73.33                               0.250        0.017       1.483
4377855         1-Aug-31         $   435,170.65        83.07                         33    0.250        0.017       0.983
4377873         1-Sep-31         $   324,528.05        52.85                               0.250        0.017       0.858
4377943         1-Sep-31         $   395,239.49        86.99                          6    0.250        0.017       0.983
4377965         1-Sep-31         $   367,651.77        79.18                               0.250        0.017       0.733
4377982         1-Jul-31         $   303,062.12        78.61                               0.250        0.017       0.608
4986896         1-Jan-29         $    42,132.18       100.00                               0.250        0.017       0.233
5941872         1-Feb-31         $   356,739.92        80.00                               0.250        0.017       0.733
5951573         1-Sep-31         $   119,766.85        72.73                               0.250        0.017       0.358
5959331         1-Sep-31         $   178,891.59        48.51                               0.250        0.017       0.108
6025849         1-Jul-31         $   302,114.38        50.08                               0.250        0.017       0.858
6027152         1-Apr-31         $   361,264.03        75.00                               0.250        0.017       0.608

                                 $43,005,970.08


COUNT:                              117
WAC:                        7.551374696
WAM:                        354.6983193
WALTV:                      76.63240284

WFMBS
WFMBS   2001-28 EXHIBIT F-2 (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS

  (i)                 (xvii)                                  (xviii)
--------        -----------------------------          --------------------------

MORTGAGE                                                        NMI
 LOAN                                                          LOAN
NUMBER                SERVICER                                SELLER
--------        -----------------------------          --------------------------
4267759         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4274542         HSBC MORTGAGE CORP (USA)               HSBC MORTGAGE CORP (USA)
4275167         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4281616         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4282008         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4282857         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4282993         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4283266         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4287008         CENTRAL NATIONAL BANK                  CENTRAL NATIONAL BANK
4287342         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4287905         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4291355         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4294231         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4294863         COLONIAL SAVINGS & LOAN                COLONIAL SAVINGS & LOAN
4296032         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4296652         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4296762         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4297460         HSBC MORTGAGE CORP (USA)               HSBC MORTGAGE CORP (USA)
4298498         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4302398         COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4305333         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4305567         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4306307         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4309798         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4310782         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4313808         HSBC MORTGAGE CORP (USA)               HSBC MORTGAGE CORP (USA)
4315053         COLONIAL SAVINGS & LOAN                COLONIAL SAVINGS & LOAN
4316615         HSBC MORTGAGE CORP (USA)               HSBC MORTGAGE CORP (USA)
4318417         COUNTRYWIDE FUNDING CORP.              COUNTRYWIDE FUNDING CORP.
4323405         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4331912         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4334471         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334491         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334502         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334523         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334539         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334639         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334653         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334690         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334704         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334716         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334722         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334735         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334742         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4334759         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4339654         HIBERNIA NATIONAL BANK                 HIBERNIA NATIONAL BANK
4343267         COLONIAL SAVINGS & LOAN                COLONIAL SAVINGS & LOAN
4343784         COLONIAL SAVINGS & LOAN                COLONIAL SAVINGS & LOAN
4349772         HUNTINGTON MORTGAGE COMPANY            HUNTINGTON MORTGAGE COMPANY
4352452         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352471         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352741         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352765         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352806         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352820         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352825         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352866         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4352903         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353001         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353084         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353178         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353209         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353228         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353242         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353296         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4353328         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4355149         CUNA MUTUAL MORTGAGE CORP              CUNA MUTUAL MORTGAGE CORP
4355884         HUNTINGTON MORTGAGE COMPANY            HUNTINGTON MORTGAGE COMPANY
4364422         COLONIAL SAVINGS & LOAN                COLONIAL SAVINGS & LOAN
4365617         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4365657         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4365684         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4365685         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4365718         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4365720         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4365857         MID AMERICA BANK FSB                   MID AMERICA BANK FSB
4366451         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366485         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366495         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366508         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366515         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366522         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366528         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366536         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366546         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366558         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366568         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4366739         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4368946         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4368983         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369001         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369007         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369034         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369037         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369063         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369075         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369090         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369097         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369125         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369136         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4369163         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4372259         COLONIAL SAVINGS & LOAN                COLONIAL SAVINGS & LOAN
4372776         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4372782         CHEVY CHASE SAVINGS BANK               CHEVY CHASE SAVINGS BANK
4377092         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4377822         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4377855         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4377873         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4377943         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4377965         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4377982         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
4986896         CENDANT MORTGAGE CORP.                 CENDANT MORTGAGE CORP.
5941872         HOMESIDE LENDING, INC.                 HOMESIDE LENDING, INC.
5951573         CUNA MUTUAL MORTGAGE CORP              CUNA MUTUAL MORTGAGE CORP
5959331         CUNA MUTUAL MORTGAGE CORP              CUNA MUTUAL MORTGAGE CORP
6025849         COLONIAL SAVINGS & LOAN                COLONIAL SAVINGS & LOAN
6027152         NATIONAL CITY MORTGAGE C               NATIONAL CITY MORTGAGE C

COUNT:                                             117
WAC:                                       7.551374696
WAM:                                       354.6983193
WALTV:                                     76.63240284

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

        Name of Mortgagor:
                                        ----------------------------------------

        Servicer
        Loan No.:
                                        ----------------------------------------

Custodian/Trustee

        Name:
                                        ----------------------------------------


                                        ----------------------------------------
        Address:
                                        ----------------------------------------



        Custodian/Trustee
        Mortgage File No.:
                                        ----------------------------------------

Seller

        Name:
                                        ----------------------------------------


                                        ----------------------------------------
        Address:
                                        ----------------------------------------

        Certificates:                   Mortgage Pass-Through Certificates,
                                        Series 2001-28

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-28, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 28, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

      ( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

      ( )   Mortgage recorded on _____________________ as instrument no.
            ______________ in the County Recorder's Office of the County of
            ____________________, State of _______________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( )   Deed of Trust recorded on ____________________ as instrument no.
            _________________ in the County Recorder's Office of the County of
            ___________________, State of _________________ in book/reel/docket
            ____________________ of official records at page/image ____________.

      ( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
            ______________________________ as instrument no. ______________ in the County Recorder's Office of the County of ______________________, State of _____________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

            ( )   ---------------------------------------------

            ( )   ---------------------------------------------

            ( )   ---------------------------------------------

            ( )   ---------------------------------------------

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By:
                                          ------------------------------------


                                       Title:
                                             ---------------------------------

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT PURSUANT TO SECTION
                                            860E(e)(4) OF THE INTERNAL
                                            REVENUE CODE OF 1986, AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS


STATE OF                )
                        )  ss.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That  the  Purchaser's  Taxpayer  Identification  Number  is
[             ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-28, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                        [Name of Purchaser]



                                       By:
                                          --------------------------------------
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of___________, 20__.



----------------------------------------
Notary Public

COUNTY OF
         -------------------------------

STATE OF
         -------------------------------

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

      Re:   Wells Fargo Asset Securities Corporation, Series 2001-28, Class A-R
            -------------------------------------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                       Very truly yours,


                                       [Transferor]


                                       ---------------------------------------

                                    EXHIBIT J




                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-28
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER
                               -------------------


                                                    ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-28, Class [B-4][B-5][B-6] Certificates (the "Class [B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 28, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-28.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c)__The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 20__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By:
                                          ------------------------------------


                                       Its:
                                           -----------------------------------

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

               Wells Fargo Home Mortgage, Inc. Servicing Agreement

                   HomeSide Lending, Inc. Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                  Mid America Bank, F.S.B. Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                   Colonial Savings, F.A. Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

                    Central National Bank Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                Cendant Mortgage Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-28, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of November 28, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:
ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms.
                        --------------

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to either Fitch or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.2 Definitions Incorporated by Reference.
                        --------------------------------------

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                          SPECIAL SERVICING PROCEDURES

            Section 1.3 Reports and Notices.
                        --------------------

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 1.4 Purchaser's Election to Delay Foreclosure Proceedings.
                        ------------------------------------------------------

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 1.5 Purchaser's Election to Commence Foreclosure
                        Proceedings.
                        --------------------------------------------

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 1.6 Termination.
                        ------------

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                       COLLATERAL FUND; SECURITY INTEREST

            Section 1.7 Collateral Fund.
                        ----------------

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-28." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 1.8 Collateral Fund Permitted Investments.
                        --------------------------------------

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 1.9 Grant of Security Interest.
                        ---------------------------

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 1.10 Collateral Shortfalls.
                         ----------------------

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                            MISCELLANEOUS PROVISIONS

            Section 1.11 Amendment.
                         ----------

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 1.12 Counterparts.
                         -------------

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.13 Governing Law.
                         --------------

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 1.14 Notices.
                         --------
            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:  301-815-6365

            (b) in the case of the Purchaser,

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------

                  Attention:
                            -------------------------

            Section 1.15 Severability of Provisions.
                         ---------------------------

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 1.16 Successors and Assigns.
                         -----------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 1.17 Article and Section Headings.
                         -----------------------------

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 1.18 Confidentiality.
                         ----------------

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 1.19 Indemnification.
                         ----------------

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 2001-28
                 Applicable Unscheduled Principal Receipt Period

                                         Full Unscheduled    Partial Unscheduled
Servicer                                Principal Receipts    Principal Receipts
----------------------------------      ------------------   -------------------
WFHM (Type 1)                                Mid-Month             Mid-Month
HomeSide Lending, Inc.                      Prior Month           Prior Month
Chevy Chase Bank, F.S.B.                     Mid-Month            Prior Month
Mid America Bank, FSB                        Mid-Month            Prior Month
Hibernia National Bank                       Mid-Month            Prior Month
Colonial Savings, F.A.                       Mid-Month            Prior Month
HSBC Mortgage Corporation (USA)              Mid-Month            Prior Month
Countrywide Home Loans, Inc.                Prior Month           Prior Month
The Huntington Mortgage Company              Mid-Month            Prior Month
CUNA Mutual Mortgage Corporation             Mid-Month            Prior Month
National City Mortgage Co.                   Mid-Month            Prior Month
Central National Bank                        Mid-Month            Prior Month
Cendant Mortgage Corporation                Prior Month           Prior Month